                                                                  EXECUTION COPY


================================================================================

                                CREDIT AGREEMENT
                          Dated as of February 27, 1997

                                      among


                                   GFSI, INC.


                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent

================================================================================

                                                 TABLE OF CONTENTS


ARTICLE I:  DEFINITIONS...........................................................................................1
         1.2       References....................................................................................36
         1.3       Supplemental Disclosure.......................................................................36

ARTICLE II:  THE CREDITS.........................................................................................37
         (a) Term Loan A.........................................................................................37
                  (i)  Amount of Term Loan A.....................................................................37
                  (ii)  Borrowing Notice.........................................................................37
                  (iii)  Making of Term Loans....................................................................37
                  (iv)  Repayment of the A Term Loans............................................................37
         (b) Term Loan B.........................................................................................39
                  (i)  Amount of Term Loan B.....................................................................39
                  (ii)  Borrowing Notice.........................................................................39
                  (iii)  Making of Term Loans....................................................................39
                  (iv)  Repayment of the B Term Loans............................................................39
         2.2  Revolving Loans....................................................................................41
         2.3  Swing Line Loans...................................................................................41
         2.4  Rate Options for all Advances......................................................................43
         2.5  Optional Payments; Mandatory Prepayments...........................................................43
                  (A)  Optional Payments.........................................................................43
                  (B)  Mandatory Prepayments.....................................................................43
         2.6  Reduction of Commitments...........................................................................45
         2.7  Method of Borrowing................................................................................46
         2.8  Method of Selecting Types and Interest Periods for Advances........................................46
         2.9  Minimum Amount of Each Advance.....................................................................46
         2.10  Method of Selecting Types and Interest Periods for Conversion and
                  Continuation of Advances.......................................................................46
                  (A)  Right to Convert..........................................................................46
                  (B)  Automatic Conversion and Continuation.....................................................46
                  (C)  No Conversion Post-Default or Post-Unmatured Default......................................47
                  (D)  Conversion/Continuation Notice............................................................47
         2.11  Default Rate......................................................................................47
         2.12  Collections Account Arrangements..................................................................47
         2.13  Method of Payment.................................................................................47
         2.14  Notes, Telephonic Notices.........................................................................48
         2.15  Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis;
                   Taxes; Loan and Control Accounts..............................................................48
                  (A)  Promise to Pay............................................................................48
                  (B)  Interest Payment Dates....................................................................48
                  (C)  Commitment Fees...........................................................................49

                  (D)  Interest and Fee Basis; Applicable Eurodollar Margin; Applicable Floating
                           Rate Margin and Applicable Commitment Fee Percentage..................................49
                  (E)  Taxes.....................................................................................51
                  (F)  Loan Account..............................................................................54
                  (G)  Control Account...........................................................................54
                  (H)  Entries Binding...........................................................................54
         2.16  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving
                   Loan Commitment Reductions....................................................................54
         2.17  Lending Installations.............................................................................54
         2.18  Non-Receipt of Funds by the Agent.................................................................54
         2.19  Termination Date..................................................................................55
         2.20  Replacement of Certain Lenders....................................................................55
         2.21  Letter of Credit Facility.........................................................................56
         2.22  Letter of Credit Participation....................................................................57
         2.23  Reimbursement Obligation..........................................................................58
         2.24  Cash Collateral...................................................................................58
         2.25  Letter of Credit Fees.............................................................................59
         2.26  Indemnification; Exoneration......................................................................59
         2.27  Issuing Lender Reporting Requirements.............................................................60

ARTICLE III:  CHANGE IN CIRCUMSTANCES............................................................................60
         3.1  Yield Protection...................................................................................60
         3.2  Changes in Capital Adequacy Regulations............................................................61
         3.3  Availability of Types of Advances..................................................................62
         3.4  Funding Indemnification............................................................................62
         3.5  Lenders' Duty to Mitigate; Lender Statements; Survival of Indemnity................................63

ARTICLE IV:  CONDITIONS PRECEDENT................................................................................63
         4.1  Initial Advances and Letters of Credit.............................................................63
         4.2  Each Advance and Letter of Credit..................................................................65

ARTICLE V:  REPRESENTATIONS AND WARRANTIES.......................................................................65
         5.1   Organization; Corporate Powers....................................................................65
         5.2   Authority.........................................................................................66
         5.3   No Conflict; Governmental Consents................................................................66
         5.4   Financial Statements..............................................................................67
         5.5   No Material Adverse Change........................................................................67
         5.6   Taxes.............................................................................................68
                  (A)  Tax Examinations..........................................................................68
                  (B)  Payment of Taxes..........................................................................68
         5.7   Litigation; Loss Contingencies and Violations.....................................................68
         5.8   Subsidiaries......................................................................................69
         5.9   ERISA.............................................................................................69
         5.10  Accuracy of Information...........................................................................70
         5.11  Securities Activities.............................................................................70
         5.12  Material Agreements...............................................................................71

         5.13  Compliance with Laws..............................................................................71
         5.14  Assets and Properties.............................................................................71
         5.15  Statutory Indebtedness Restrictions...............................................................71
         5.16  Post-Retirement Benefits..........................................................................71
         5.17  Insurance.........................................................................................71
         5.18  Indebtedness of Target; Refinanced Indebtedness; Contingent Obligations...........................72
         5.19  Labor Matters.....................................................................................72
         5.20  The Stock Acquisition; Minimum Equity Contributions...............................................73
         5.21  Environmental Matters.............................................................................73
         5.22  Capitalization....................................................................................74
         5.23  The Offering and Sale of the Senior Subordinated Notes............................................74
         5.24  Solvency..........................................................................................75

ARTICLE VI:  COVENANTS...........................................................................................75
         6.1  Reporting..........................................................................................75
                  (A)  Financial Reporting.......................................................................75
                  (B)  Notice of Default.........................................................................77
                  (C)  Lawsuits..................................................................................77
                  (D)  Insurance.................................................................................78
                  (E)  ERISA Notices.............................................................................78
                  (F)  Labor Matters.............................................................................79
                  (G)  Other Indebtedness........................................................................79
                  (H)  Other Reports.............................................................................80
                  (I)  Environmental Notices.....................................................................80
                  (J)  Borrowing Base Certificate................................................................80
                  (K)  Other Information.........................................................................80
         6.2  Affirmative Covenants..............................................................................81
                  (A)  Corporate Existence, Etc..................................................................81
                  (B)  Corporate Powers; Conduct of Business.....................................................81
                  (C)  Compliance with Laws, Etc.................................................................81
                  (D)  Payment of Taxes and Claims; Tax Consolidation............................................81
                  (E)  Insurance.................................................................................81
                  (F)  Inspection of Property; Books and Records; Discussions....................................82
                  (G)  Insurance and Condemnation Proceeds.......................................................82
                  (H)  ERISA Compliance..........................................................................83
                  (I)  Maintenance of Property...................................................................83
                  (J)  Environmental Compliance..................................................................84
                  (K)  Use of Proceeds...........................................................................84
                  (L)  Hedging Agreements........................................................................84
                  (M)  Separate Corporate Existence..............................................................84
                  (N)  Future Liens on Real Property.............................................................85
                  (O)  Appraisals; Title Policy Endorsements.....................................................86
         6.3  Negative Covenants.................................................................................86
                  (A)  Indebtedness..............................................................................86
                  (B)  Sales of Assets...........................................................................88
                  (C)  Liens.....................................................................................90

                  (D)  Investments...............................................................................91
                  (E)  Contingent Obligations....................................................................92
                  (F)  Restricted Payments.......................................................................93
                  (G)  Conduct of Business; Subsidiaries; Acquisitions...........................................96
                  (H)  Transactions with Shareholders and Affiliates.............................................98
                  (I)  Restriction on Fundamental Changes........................................................99
                  (J)  Sales and Leasebacks; Off Balance Sheet Liabilities.......................................99
                  (K)  Margin Regulations........................................................................99
                  (L)  ERISA.....................................................................................99
                  (M)  Issuance of Capital Stock................................................................100
                  (N)  Corporate Documents......................................................................100
                  (O)  Other Indebtedness.......................................................................101
                  (P)  Fiscal Year..............................................................................102
                  (Q)  Subsidiary Covenants.....................................................................102
                  (R)  Hedging Obligations......................................................................102
                  (S)  Change of Deposit Accounts...............................................................102
         6.4  Financial Covenants...............................................................................102
                  (A)  Defined Terms for Financial Covenants....................................................102
                  (B)  Interest Expense Coverage Ratio..........................................................104
                  (C)  Fixed Charge Coverage Ratio..............................................................105
                  (D)  Maximum Leverage Ratio...................................................................106

ARTICLE VII:  DEFAULTS..........................................................................................107
         7.1  Defaults..........................................................................................107

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
         AMENDMENTS AND REMEDIES................................................................................112
         8.1  Termination of Commitments; Acceleration..........................................................112
         8.2  Defaulting Lender.................................................................................112
         8.3  Amendments........................................................................................114
         8.4  Preservation of Rights............................................................................115

ARTICLE IX:  GENERAL PROVISIONS.................................................................................115
         9.1  Survival of Representations.......................................................................115
         9.2  Governmental Regulation...........................................................................115
         9.3  Performance of Obligations........................................................................115
         9.4  Headings..........................................................................................116
         9.5  Entire Agreement..................................................................................116
         9.6  Several Obligations; Benefits of this Agreement...................................................116
         9.7  Expenses; Indemnification.........................................................................116
                  (A)  Expenses.................................................................................116
                  (B)  Indemnity................................................................................117
                  (C)  Waiver of Certain Claims; Settlement of Claims...........................................118
                  (D)  Survival of Agreements...................................................................118
         9.8   Accounting.......................................................................................118
         9.9   Severability of Provisions.......................................................................118

         9.10 Nonliability of Lenders...........................................................................118
         9.11 GOVERNING LAW.....................................................................................118
         9.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER
                  OF BOND.......................................................................................119
                  (A)  EXCLUSIVE JURISDICTION...................................................................119
                  (B)  OTHER JURISDICTIONS......................................................................119
                  (C)  SERVICE OF PROCESS; WAIVERS..............................................................119
                  (D)  WAIVER OF BOND...........................................................................120
         9.13 JURY TRIAL WAIVER; ADVICE OF COUNSEL..............................................................120
                  (A)  WAIVER OF JURY TRIAL.....................................................................120
                  (B)  ADVICE OF COUNSEL........................................................................120
         9.14  Subordination of Intercompany Indebtedness.......................................................120
         9.15  No Strict Construction...........................................................................121

ARTICLE X:  THE AGENT...........................................................................................122
         10.1   Appointment; Nature of Relationship.............................................................122
         10.2   Powers..........................................................................................122
         10.3   General Immunity................................................................................122
         10.4   No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc........................122
         10.5   Action on Instructions of Lenders...............................................................123
         10.6   Employment of Agents and Counsel................................................................123
         10.7   Reliance on Documents; Counsel..................................................................123
         10.8   The Agent's Reimbursement and Indemnification...................................................123
         10.9   Rights as a Lender..............................................................................124
         10.10  Lender Credit Decision..........................................................................124
         10.11  Successor Agent.................................................................................124
         10.12  Collateral Documents............................................................................124

ARTICLE XI:  SETOFF; RATABLE PAYMENTS...........................................................................125
         11.1  Setoff...........................................................................................125
         11.2  Ratable Payments.................................................................................125
         11.3  Application of Payments..........................................................................126
         11.4  Relations Among Lenders..........................................................................127

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS;
          PARTICIPATIONS........................................................................................127
         12.1  Successors and Assigns...........................................................................127
         12.2  Participations...................................................................................128
                  (A)  Permitted Participants; Effect...........................................................128
                  (B)  Voting Rights............................................................................128
                  (C)  Benefit of Setoff........................................................................128
         12.3  Assignments......................................................................................129
                  (A)  Permitted Assignments....................................................................129
                  (B)  Effect; Effective Date...................................................................129
                  (C)  The Register.............................................................................130
         12.4  Confidentiality..................................................................................130

         12.5  Dissemination of Information.....................................................................130

ARTICLE XIII:  NOTICES..........................................................................................131
         13.1  Giving Notice....................................................................................131
         13.2  Change of Address................................................................................131

ARTICLE XIV:  COUNTERPARTS......................................................................................131

                             EXHIBITS AND SCHEDULES


                                    Exhibits


EXHIBIT A         --       Borrowing Base Certificate
                           (Definitions)

EXHIBIT B         --       Commitments
                           (Definitions)

EXHIBIT C         --       Form of Revolving Note
                           (Definitions)

EXHIBIT C-1       --       Form of Swing Line Note
                           (Definitions)

EXHIBIT D         --       Stock Purchase Agreement for Stock Acquisition
                           (Definitions)

EXHIBIT E         --       Form of Term Loan A Note
                           (Definitions)

EXHIBIT F         --       Form of Term Loan B Note
                           (Definitions)

EXHIBIT G         --       Form of Assignment Agreement
                           (ss.ss. 2.19, 12.3)

EXHIBIT H         --       Form of Borrower's Counsel's Opinion
                           (ss. 4.1)

EXHIBIT I         --       List of Closing Documents
                           (ss. 4.1)

EXHIBIT J         --       Form of Officer's Certificate
                           (ss.ss. 4.2, 6.1(A)(iv))


EXHIBIT K         --       Pro Forma Financial Statements
                           (ss. 5.4(A))

EXHIBIT L         --       Money Transfer Instructions
                           (ss. 4.1)
EXHIBIT M         --       Deferred Limited Interest Guaranty

EXHIBIT N         --       MCIT Turnover Agreement

EXHIBIT O         --       Jordan Management Agreement

EXHIBIT P         --       Tax Sharing Agreement

EXHIBIT Q         --       Form of Guaranty

EXHIBIT R         --       Form of Restricted Subsidiary Security Agreement

EXHIBIT S         --       Form of Pledge Agreement

EXHIBIT T         --       Holdings Turnover Agreement

                                    Schedules


Schedule 1.1.1    --     Permitted Existing Contingent Obligations (Definitions)

Schedule 1.1.2    --     Permitted Existing Indebtedness (Definitions)

Schedule 1.1.3    --     Permitted Existing Investments (Definitions)

Schedule 1.1.4    --     Permitted Existing Liens (Definitions)

Schedule 1.1.5    --     Refinanced Indebtedness (Definitions)

Schedule 5.3      --     Conflicts; Governmental Consents (ss.5.3)

Schedule 5.7      --     Litigation; Loss Contingencies (ss.5.7)

Schedule 5.8      --     Subsidiaries (ss.5.8)

Schedule 5.17     --     Insurance (ss.ss.5.17, 6.2(E))

Schedule 5.18     --     Contingent Obligations (ss.ss.5.7, 5.18)

Schedule 5.19     --     Labor Matters; Compensation Agreements
                         (ss. 5.19)

Schedule 5.21     --     Environmental Matters (ss.5.21)

Schedule 6.3(H)   --     Transactions with Shareholders and Affiliates

                                CREDIT AGREEMENT


     This Credit Agreement dated as of February 27, 1997 is entered into among GFSI, Inc., a Delaware corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 12.3, and The First National Bank of Chicago, in its capacity as contractual representative for itself and the other Lenders. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

     1.1 Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

     As used in this Agreement:

     "Accommodation Obligations" is defined in the definition "Contingent Obligation" below.

     "Account Debtor" means the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Restricted Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), a majority (by percentage of voting power), of the membership, ownership or other equity interests in a limited liability company or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership.

     "Acquisition Documents" means the Stock Purchase Agreement and all other documents, instruments and agreements entered into by the Borrower or any of its Affiliates in connection with the Stock Acquisition.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

     "Affected Lender" is defined in Section 2.20 hereof.

     "Affiliate" of any Person means any of the following: (i) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; (ii) any spouse, immediate family member or other relative who has the same principal residence as such Person or as any other affiliate of such Person; and (iii) any trust in which any such Persons described in clauses (i) or (ii) above has a beneficial interest. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than fifteen percent (15%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "Affiliate Notes" means collectively, (i) that certain promissory note in the original principal amount of $700,000, dated August 12, 1996, between Impact Design, Inc. and the Target, together with accrued interest thereon, and (ii) that certain promissory note in the original principal amount of $150,000, dated August 12, 1996, between Kansas Custom Embroidery and the Target, together with all accrued interest thereon.

     "Agent" means First Chicago in its capacity as contractual representative for itself and the Lenders pursuant to Article X hereof and any successor Agent appointed pursuant to Article X hereof.

     "Aggregate Acquisition and Investment Basket" means an initial amount equal to $15,000,000; provided, that if the Borrower shall have a Leverage Ratio of less than 4.25 to 1.0 for two consecutive fiscal quarters (as reflected in the financial statements (and corresponding compliance certificate) delivered pursuant to Section 6.1(A)(ii) or 6.1(A)(iii)), the Aggregate Acquisition and Investment Basket shall be increased effective as of the date of delivery of such financial statements to $30,000,000.

     "Aggregate Indebtedness Basket" means an initial amount equal to $7,500,000; provided if the Borrower shall have a Leverage Ratio of less than
4.25 to 1.0 for two consecutive fiscal quarters (as reflected in the financial statements (and corresponding compliance certificate) delivered pursuant to
Section 6.1(A)(ii) or 6.1(A)(iii)), the Aggregate Indebtedness Basket shall be increased effective as of the date of delivery of such financial statements to $20,000,000.

     "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Fifty Million and 00/100 Dollars ($50,000,000.00).

     "Aggregate Term Loan A Commitment" means the aggregate of the Term Loan A Commitments of all the Lenders. The Aggregate Term Loan A Commitment is Forty Million and 00/100 Dollars ($40,000,000.00).

     "Aggregate Term Loan B Commitment" means the aggregate of the Term Loan B Commitments of all the Lenders. The Aggregate Term Loan B Commitment is Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

     "Agreement" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4(B)(1) hereof; provided, however, that with respect to the calculation of financial ratios and other financial tests (and each of the components thereof) utilized in or required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4(B)(1) hereof.

     "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

     "Applicable Commitment Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

     "Applicable Eurodollar Margin" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

     "Applicable Floating Rate Margin" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

     "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum: (i) for standby Letters of Credit, equal to the Applicable Eurodollar Margin for Revolving Loans in effect on such date and (ii) for commercial letters of credit, equal to the lesser of (y) one-half of the Applicable Eurodollar Margin for Revolving Loans in effect on such date and (z) one percent (1.00%) per annum.

     "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, assignment, disposition or other transfer by such Person of any of its assets, whether owned as of the Closing Date or thereafter acquired (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

     "A Term Loans" is defined in Section 2.1(a) hereof.

     "Authorized Officer" means any of the Chairman, President, any Vice President, Treasurer, Controller and Secretary of the Borrower or, if applicable, any Restricted Subsidiary , and any other Person designated to the Agent in writing by any of the foregoing, acting individually on behalf of the Borrower.

     "Backstop Letter of Credit" means that certain Letter of Credit issued by First Chicago to Boatmen's National Bank on the Closing Date.

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrower" means GFSI, Inc., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

     "Borrowing Base" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to: (i) eighty-five percent (85%) of the Gross Amount of Eligible Receivables; plus (ii) sixty-five percent ( 65%) of the Gross Amount of Eligible Inventory; minus (iii) such reserves as the Agent reasonably deems appropriate. The Agent shall give the Borrower commercially reasonable prior written notice, taking into account all facts and circumstances known by the Agent at such time, of the establishment by the Agent of any reserves hereunder which, in any such case, might decrease the amount of the Borrowing Base.

     "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit A attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

     "Borrowing Date" means a date on which an Advance or Swing Line Loan is made hereunder.

     "Borrowing Notice" is defined in Section 2.8 hereof.

     "B Term Loans" is defined in Section 2.1(b) hereof.

     "Business Activity Report" means (A) a Notice of Business Activities Report from the State of Minnesota, Department of Revenue, (B) a Notice of Business Activities Report from the State of New Jersey, Division of Taxation, or (C) any similar report required by any other State relating to the ability of the Borrower or its Subsidiaries to enforce their accounts receivable claims against account debtors located in any such state.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

     "Capital Expenditures" is defined in Section 6.4(A) hereof.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation); (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; (v) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; (vi) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (i), (ii) and
(iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above; (vii) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such date, commonwealth or territory, the securities of which states, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; and (viii) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iv) above; provided that (other than as set forth in clause (iii)) the maturities of such Cash Equivalents shall not exceed 365 days.

     "Cash Flow Period" means each 12-month period ending on June 30 of each calendar year commencing with the year ending June 30, 1998.

     "Change" is defined in Section 3.2 hereof.

     "Change of Board" means any transaction or event as a result of which any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder) other than the holders as of the Closing Date of the Voting Stock of Holdings and their "Permitted Transferees" (as defined in the Stockholders Agreement) shall be entitled, by virtue of ownership of voting securities or by agreement or otherwise, to nominate directors of Holdings having, in the aggregate, at least a majority of the voting power at the time represented by all members of the Board of Directors of Holdings.

     "Change of Control" means any transaction or event as a result of which (i) the Jordan Stockholders shall cease to own of record and beneficially, in the aggregate, at least twenty percent (20%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of Holdings, (ii) the Management Stockholders, collectively, shall cease to own of record and beneficially , in the aggregate, at least twenty percent (20%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of Holdings, (iii) the Jordan Stockholders and the Management Stockholders shall cease to own, in the aggregate, more than fifty percent (50%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of Holdings, (iv) after the first sale of Voting Stock by Holdings pursuant to a registration statement under the Securities Act of 1933 that results in at least twenty percent (20%) of the then issued and outstanding Voting Stock of Holdings being held by the public, any Person or any group of affiliated Persons shall own, of record and beneficially, in the aggregate, an equal or greater percentage of the total shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of Holdings then owned, of record and beneficially, by the Jordan Stockholders and by the Management Stockholders, (v) a Change of Board shall have occurred, (vi) Holdings shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Voting Stock of the Borrower or shall cease to have the power, directly or indirectly, to elect a majority of the board of directors of the Borrower, or (vii) any other event occurs which would constitute a Change of Control under and as defined in the Indenture or the Purchase Agreement with respect to the Holdings Subordinated Notes, each as in effect as of the date hereof or as amended.

     "Closing Date" means the date on which the Term Loans and the initial Revolving Loans are advanced hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time or any successor statute.

     "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

     "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement, the Collection Account Agreement(s), the Guaranties, the Restricted Subsidiary Security Agreements, the Pledge Agreements, the Intellectual Property Agreements, the Mortgage and all other security agreements, mortgages, deeds of trust, guarantees, subordination agreements, pledges, assignments, leases and financing statements whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Restricted Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "Collection Account" means each lock-box and blocked depository account maintained by the Borrower, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

     "Collection Account Agreement" means a written agreement among the Borrower, the Agent or any Restricted Subsidiary, and, as applicable, each of the banks at which the Borrower or any Restricted Subsidiary maintains a Collection Account, in form and substance acceptable to the Agent.

     "Collection Account Blockage Date" means the date, following the occurrence of a Default on which the Agent or the Required Lenders, in the Agent's or the Required Lenders' sole discretion, instruct(s) any financial institution party to a Collection Account Agreement as described in the application Collection Account Agreement to remit, during the continuance of such Default, all amounts deposited in the Collection Account to the Agent or as the Agent shall direct.

     "Commission" means the United States Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment and Term Loan Commitments.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

     "Contingent Obligation", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another, including, without limitation, any such Indebtedness of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (such obligations under this definition being sometimes referred to as "Accommodation Obligations"). The amount of any Contingent Obligation or Accommodation Obligation with respect to any Person shall be limited to an amount equal to the stated or determinable amount of such Person's share of the obligation in respect of such Contingent Obligation or Accommodation Obligation is made or, if not stated or determinable, the maximum liability in respect thereof (assuming such Person is required to fully perform thereunder).

     "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Conversion/Continuation Notice" is defined in Section 2.10(D) hereof.

     "Corporate Base Rate" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Cure Loan" is defined in Section 8.2(iii) hereof.

     "Customary Permitted Liens" means:

          (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Restricted Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $2,500,000;

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case or in the aggregate materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

          (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Restricted Subsidiaries which do not constitute a Default under
     Section 7.1(h);

          (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

          (vii) Liens arising from leases or subleases granted to others which do not interfere in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; and

          (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

     "Decision Period" is defined in Section 6.2(G) hereof.

     "Decision Reserve" is defined in Section 6.2(G) hereof.

     "Default" means an event described in Article VII hereof.

     "Deferred Limited Interest Guaranty" means that certain Deferred Limited Interest Guaranty, dated as of February 27, 1997, executed by the Borrower for the benefit of the holders of the Holdings Subordinated Notes and to which each Restricted Subsidiary shall become a party, a copy of which is attached hereto as Exhibit M.

     "Designated Default" means Default under Sections 7.1(a), 7.1(e), 7.1(f), 7.1(g), 7.1(m), 7.1(r), 7.1(t), 7.1(u) or 7.1(v) or any breach by the Borrower of any of the terms or provisions of Sections 6.3(A) (Indebtedness), 6.3(B) (Sales of Assets), 6.3(D) (Investments), 6.3(F) (Distributions), 6.3(H) (Transactions with Affiliates), 6.3(O) (Other Indebtedness) or 6.4 (Financial Covenants).

     "Designated Prepayment" is defined in Section 2.5(B)(i)(e) hereof.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "Dollar" and "$" means dollars in the lawful currency of the United States.

     "EBITDA" is defined in Section 6.4(A) hereof.

     "Eligible Inventory" means Inventory of the Borrower which is held for sale or lease or furnished under any contract of service by or under the direction of the Borrower other than the Inventory described in the next sentence. The following inventory is not Eligible Inventory: (i) Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the Borrower's business or does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale; (ii) Inventory consisting of packaging material, supplies, raw materials involved in the embroidery, silk screening or other finishing of blank items of clothing and work in process;
(iii) Inventory which (a) is consigned to a third party for sale, unless the Agent shall have received from such consignee a lien waiver agreement in substantially the form attached to the Security Agreement, or such other documentation (including UCC-1 financing statements naming such consignee as debtor/consignee, the Borrower as secured party/consignor and reflecting the assignment of such UCC to the Agent as secured party) reasonably deemed necessary by the Agent, so that the Agent has a valid and perfected first priority security interest in such consigned Inventory, or (b) is on consignment from a third party to the Borrower for sale; (iv) Inventory which consists of goods in transit, but only to the extent such Inventory exceeds in the aggregate $7,500,000; (v) Inventory which is subject to a Lien in favor of any Person other than the Agent other than Customary Permitted Liens; (vi) Inventory with respect to which the Agent does not have a first and valid fully-perfected security interest; (vii) Inventory (other than Inventory which consists of goods in transit) which is not located either (a) on the Borrower's owned premises in the United States listed on Schedule 2 to the Security Agreement or (b) in other owned or leased premises, warehouses or with bailees in the United States not listed on Schedule 2 to the Security Agreement permitted to be established under the Security Agreement or in connection with a Permitted Acquisition, in connection with which the

Agent shall have received to the extent required by the Security Agreement landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreements, as applicable, in each case in form and substance acceptable to the Agent, but only to the extent such Inventory exceeds in the aggregate $500,000;
(viii) Inventory which is evidenced by a Receivable; and (ix) Inventory which is not in conformity in all material respects with the representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Security Agreement.

     Without limiting the foregoing, Inventory of the Borrower which is acquired pursuant to a Permitted Acquisition shall be treated as Eligible Inventory unless the Agent, after concluding any due diligence it reasonably deems necessary prior to the closing of the Permitted Acquisition (it being understood and agreed that the Borrower shall permit the Agent and/or its authorized representatives to conduct such due diligence no later than thirty (30) days prior to the closing of any such Permitted Acquisition), shall not be reasonably satisfied as to the condition thereof and that such Inventory would otherwise be ineligible under the ineligibility standards set forth herein (including, without limitation, each of perfection and priority of the Agent's security interests in such Inventory) but for the fact that they were acquired by the Borrower outside the ordinary course of business.

     "Eligible Receivables" means Receivables created by the Borrower in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower other than the Receivables described in the next sentence. The following Receivables are not Eligible Receivables:

          (i) Receivables which remain unpaid (a) ninety (90) days after the date such Receivables are due or (b) one-hundred and twenty (120) days after the date of the original applicable invoice;

          (ii) all Receivables owing by a single Account Debtor (including a Receivable which remains unpaid fewer than ninety (90) days after the date such Receivables are due or one-hundred and twenty (120) days after the date of the original applicable invoice) if thirty percent (30%) of the balance owing by such Account Debtor calculated without taking into account any credit balances of such Account Debtor, remains unpaid (a) ninety (90) days after the date such Receivables are due or (b) one-hundred and twenty
     (120) days after the date of the original applicable invoice or has otherwise become, or has been determined by the Agent to be ineligible, but only if the aggregate of all such Receivables exceeds $500,000;

          (iii) with respect to Receivables from any single Account Debtor and its Affiliates which otherwise constitute Eligible Receivables, the excess of such Receivables over twenty percent (20%) of all Eligible Receivables;

          (iv) Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate (other than Receivables arising under an arm's length transaction with an Affiliate) of the Borrower;

          (v) Receivables with respect to which the Account Debtor is any federal Governmental Authority, the United States of America, or, in each case, any department, agency or instrumentality thereof, unless with respect to any such Account, the Borrower has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to the Agent of such Accounts on behalf of the Lenders; provided, however, notwithstanding the foregoing such Receivables up to an aggregate amount not to exceed $7,500,000 shall be Eligible Receivables provided no Default has occurred and is continuing; provided, further, however, after the occurrence and during the continuance of a Default, all such Receivables in connection with which the Borrower has not so complied with the Federal Assignment of Claims Act or other applicable statutes shall not be Eligible Receivables;

          (vi) Receivables with respect to which the Account Debtor is any state or municipal Governmental Authority or any agency or instrumentality thereof, unless with respect to any such Account, the Borrower has complied to the Agent's satisfaction with the provisions of any applicable state or local assignment of claims act or other applicable statutes, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to the Agent of such Accounts on behalf of the Lenders; provided, however, notwithstanding the foregoing such Receivables up to an aggregate amount not to exceed $2,500,000 shall be Eligible Receivables provided no Default has occurred and is continuing; provided, further, however, after the occurrence and during the continuance of a Default, all such Receivables in connection with which the Borrower has not so complied with the applicable state or local assignment of claims act or other applicable statutes shall not be Eligible Receivables;

          (vii) Receivables not denominated in U.S. Dollars or Receivables with respect to which the Account Debtor is neither a resident of the United States nor one of the Provinces of Canada other than Quebec (other than Receivables from Account Debtors located in Quebec up to an aggregate amount not to exceed $1,000,000), but only to the extent such Receivables exceed in the aggregate $1,000,000, unless the Account Debtor has supplied the Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to the Agent, sufficient to cover such Receivable in form and substance satisfactory to the Agent;

          (viii) Receivables with respect to which the Account Debtor has (a) asserted a counterclaim, (b) a right of setoff or (c) a receivable owing from the Borrower but only to the extent of such counterclaim, setoff or receivable and only to the extent such counterclaims, setoffs or receivables exceed, in the aggregate, $250,000;

          (ix) Receivables with respect to which the Agent does not have a first and valid fully perfected and enforceable security interest unless the Account Debtor has supplied the Borrower with an irrevocable standby letter of credit, issued by a financial institution satisfactory to the Agent, sufficient to cover such Receivable in form and substance satisfactory to the Agent and such letter of credit has been delivered to the Agent;

          (x) Receivables with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

          (xi) Receivables with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return Inventory on the basis of the quality of such Inventory) or consignment basis;

          (xii) Receivables with respect to which the Account Debtor is located in New Jersey or Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); provided, however, such Receivables shall nonetheless be eligible if the Borrower has filed a Business Activity Report (or other applicable report) with the applicable state office or is qualified to do business in such jurisdiction and, within ninety (90) days of the date the Receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current Business Activity Report (or other applicable report);

          (xiii) Receivables with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

          (xiv) Receivables with respect to which the Borrower has not yet shipped the applicable goods, performed the applicable service or issued the applicable invoice;

          (xv) any Receivable which is not in conformity in all material respects with the representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Security Agreement;

          (xvi) Receivables in connection with which the Borrower has not complied with all material requirements contained in the charter and by-laws or other organizational or governing documents of the Borrower, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon the Borrower or any of its property or to which the Borrower or any of its property is subject, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Receivable (or any related contracts) or affecting the collectibility of such Receivables; and

          (xvii) Receivables in connection with which the Borrower or any other party to such Receivable, is in default in the performance or observance of any of the terms thereof in any material respect.

Without limiting the foregoing, Receivables of the Borrower which are acquired pursuant to a Permitted Acquisition shall be treated as Eligible Receivables unless the Agent, after concluding any due diligence it reasonably deems necessary prior to the closing of the Permitted Acquisition (it being understood and agreed that the Borrower shall permit the Agent and/or its authorized representatives to conduct such due diligence no later than thirty (30) days prior to the closing of any such Permitted Acquisition), shall not be reasonably satisfied as to the quality and creditworthiness thereof and that such Receivables would otherwise be ineligible under the ineligibility standards set forth herein (including, without limitation, lack of perfection and priority of the Agent's security interests in such Receivables) but for the fact that they were acquired by the Borrower outside of the ordinary course of business.

     "Employment Agreements" means each of (i) that certain Employment Agreement, dated as of February 27, 1997, between the Borrower and Robert M. Wolff, and (ii) that certain Noncompetition Agreement, dated as of February 27, 1997, between Holdings and Robert M. Wolff, respectively, as in effect on the date hereof.

     "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "Equipment" means all of the Borrower's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or any obligations or payments thereunder.

     "Equity Offering" means, with respect to any Person, a public or private offering by such Person for cash of Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than an offering of Redeemable Stock or Incentive Arrangements or obligations or payments thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

     "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Eurodollar Margin, changing when and as the Applicable Eurodollar Margin changes. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Eurodollar Rate Advance" means an Advance which bears interest at the Eurodollar Rate.

     "Eurodollar Rate Loan" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

     "Excess Cash Flow" means, for any Cash Flow Period, an amount, calculated without duplication, equal to the Borrower's and its Subsidiaries' consolidated
(i) Net Income for such period plus (ii) non-cash amortization expense for such period, to the extent deducted in computing Net Income, including, without limitation, amortization of goodwill and other intangible assets, plus (iii) depreciation for such period, to the extent deducted in computing Net Income, plus (iv) all other non-cash charges (including without limitation, those charges relating to purchase accounting adjustments), to the extent deducted in computing Net Income for such period, minus (v) Capital Expenditures, whether paid in cash or accrued during such period, minus (vi) payments made during such period in connection with Permitted Acquisitions, minus (vii) Investments during such period permitted pursuant to
Section 6.3(D)(ix), minus (viii) principal payments made on the Term Loans (excluding mandatory prepayments made from Excess Cash Flow) and principal payments made on all other Indebtedness of the Borrower and its Subsidiaries (other than the Obligations) and principal prepayments on all Indebtedness of the Borrower and its Subsidiaries (except to the extent Net Income is increased by such prepayment) during such period, plus (ix) the net reduction, if any, in Working Capital as of the last day of the applicable period from the Working Capital as of the end of the preceding fiscal year, minus (x) the net increase, if any, in Working Capital as of the last day of the applicable period from the Working Capital as of the end of the preceding fiscal year, minus (xi) the aggregate amount (without duplication) of (y) cash dividends or cash redemptions paid during such period with respect to the Borrower's Capital Stock, and (z) Restricted Payments paid during such period pursuant to Section 6.3(F). All such amounts shall be calculated in accordance with Agreement Accounting Principles and assuming that the Borrower has conducted its business in the ordinary course and in accordance with past practices.

     "Excluded Asset Sales" means Asset Sales permitted under clauses (i) through (xv) of Section 6.3(B) and, solely with respect to assets acquired after the Closing Date which do not constitute replacements or substitutions for assets existing on the Closing Date, Asset Sales permitted under clause (xvi) of
Section 6.3(B).

     "Excluded Proceeds" is defined in Section 6.2(G) hereof.

     "Existing First Chicago Hedging Agreement" is defined in Section 6.3(R) hereof.

     "Existing Letters of Credit" is defined in Section 2.21(b).

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fees" is defined in Section 6.4(A) hereof.

     "Financing" means, with respect to any Person, the consummation by such Person of an Equity Offering or the issuance or sale by such Person of any Indebtedness consisting of debt securities of such Person pursuant to a registered offering or private placement.

     "First Chicago" means The First National Bank of Chicago, in its individual capacity, and its successors.

     "Fixed Charge Coverage Ratio" is defined in Section 6.4(C) hereof.

     "Floating Rate" means, for any day for any Loan, a rate per annum equal to
(i) the Alternate Base Rate for such day plus (ii) the then Applicable Floating Rate Margin applicable to such Loan, changing when and as the Alternate Base Rate and/or Applicable Floating Rate Margin changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan, or portion thereof, which bears interest at the Floating Rate.

     "Foreign Employee Benefit Plan" means a plan which would be a Benefit Plan except that such plan is maintained or contributed to by an entity which is not a U.S. business entity.

     "Governmental Acts" is defined in Section 2.26(a) hereof.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof, any self-regulatory authority and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Amount of Eligible Inventory" means Eligible Inventory valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with Agreement Accounting Principles, consistently applied) or market value.

     "Gross Amount of Eligible Receivables" means the outstanding face amount of Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied, less fifty percent (50%) of the amount of all accrued advertising incentives.

     "Gross Negligence" means the absence of care or the disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any Indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

     "Guaranty" means each of those certain Guaranties executed from time to time by each of the Restricted Subsidiaries in favor of the Agent for the benefit of itself and the Holders of Secured Obligations and in favor of the Trustee for the benefit of itself and the holders of the Senior Subordinated Notes, pursuant to Section 6.3(G)(ii) of this Agreement as amended, restated or otherwise modified from time to time in substantially the form of Exhibit P attached hereto.

     "Hedging Agreements" is defined in Section 6.3(R) hereof.

     "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency, interest rate options, puts and warrants or any similar derivative agreement, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the Issuing Lender in respect of Reimbursement Obligations,
(iii) the Agent, the Lenders, the Swing Line Bank and the Issuing Lender in respect of all other present and future obligations and liabilities of the Borrower, any of its Subsidiaries or Holdings of every type and description arising under or in connection with this Agreement or any other Loan Document,
(iv) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Person hereunder, (v) each Lender (or affiliate thereof), in respect of all Hedging Obligations of the Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, and
(vi) their respective successors, transferees and assigns.

     "Holdings" means GSFI Holdings, Inc., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of Holdings.

     "Holdings Subordinated Debt" means all indebtedness represented by the Holdings Subordinated Notes.

     "Holdings Subordinated Notes" means the 12.0% Subordinated Notes due April 30, 2008 of Holdings issued as of the date of this Agreement to MCIT in the original aggregate principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) issued pursuant to the Purchase Agreement, dated as of February 27, 1997, between Holdings and MCIT, and all substitutions, modifications and renewals therefor provided such substitutions, modifications or renewals would be permitted under the terms of Section 6.3(O) as if such Section were applicable thereto (with all references therein to the Borrower and the Restricted Subsidiaries being instead to Holdings, the Borrower and the Restricted Subsidiaries).

     "Holdings Turnover Agreement" means the Holdings Turnover Agreement, dated as of February 27, 1997 executed by Holdings in favor of the Agent and Holders of Secured Obligations and the Trustee and the holders of the Senior Subordinated Notes in the form of Exhibit T hereto.

     "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons by the Borrower or the Restricted Subsidiaries or the retention of consultants, executives, officers or employees by Holdings, the Borrower or any such Restricted Subsidiary.

     "Incentive Compensation Plan" means the incentive compensation plan for providing annual cash bonuses that the Borrower expects to adopt following consummation of the Stock Acquisition.

     "Indebtedness" of any Person means without duplication: (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof provided, that if the amount of recourse to such Person is determinable, such Indebtedness shall be limited to the lesser of recourse to such Person or the amount of such Indebtedness), or evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto, including, in the case of the Borrower, Reimbursement Obligations under the Letters of Credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness); (ii) to the extent not otherwise included, (a) interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (b) any Capitalized Lease Obligations, (c) the maximum fixed repurchase price of any Redeemable Stock, (d) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (e) Contingent Obligations (whether or not such items would appear upon such balance sheet) and (f) Hedging Obligations. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the lesser of (x) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations, and (y) if determinable, the amount of Indebtedness for which such Person is liable at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "Indemnified Matters" is defined in Section 9.7(B) hereof.

     "Indemnitees" is defined in Section 9.7(B) hereof.

     "Indenture" means that certain Indenture dated as of February 27, 1997, between the Borrower and Fleet National Bank, as Trustee, as amended, supplemented or modified in accordance with Section 6.3(O) hereof.

     "Intellectual Property Agreements" means the Trademark Security Agreement of even date herewith executed by the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations and each trademark, patent, copyright or other intellectual property agreement executed from time to time by any of the Restricted Subsidiaries in favor of the Agent for the benefit of the Holders of Secured Obligations, in each case as amended, restated or otherwise modified from time to time.

     "Interest Expense" is defined in Section 6.4(A) hereof.

     "Interest Expense Coverage Ratio" is defined in Section 6.4(B) hereof.

     "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) months, six (6) months or such other period as may be agreed to by the Borrower, the Agent and all of the Lenders commencing on a Business Day selected by the Borrower pursuant to this Agreement; provided, however, notwithstanding anything in this Agreement to the contrary for the period from the Closing Date to the earlier of (y) the date that is 90 days after the Closing Date and (z) the date upon which the Agent confirms that the loan syndication process has been complete (the "Syndication Period"), "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of seven (7) days. Other than during the Syndication Period, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six months or such other agreed upon period thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or the end of such other agreed upon period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the Borrower's business, and shall include all right, title and interest of Borrower in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower.

     "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Issuing Lender" is defined in Section 2.21 hereof.

     "Jordan Stockholders" means The Jordan Company, Jordan/Zalaznick Capital Corporation and MCIT, and their respective affiliates, principals, employees, and partners, family members of any of the foregoing, and trusts for the benefit of any of the foregoing (including, without limitation, Leucadia National Corporation and Jordan Industries, Inc. and their respective subsidiaries.

     "Jordan Management Agreement" means that certain Management Consulting Agreement, dated as of February 27, 1997 between TJC Management Corporation, a Delaware corporation and Holdings in the form attached hereto as Exhibit O.

     "Knowledge" means, at anytime and relative to any matter, knowledge which the Authorized Officers of Holdings, the Borrower or any Restricted Subsidiary would reasonably be expected to have regarding such matter.

     "L/C Documents" is defined in Section 2.21.

     "L/C Draft" means a draft drawn on an Issuing Lender pursuant to a Letter of Credit.

     "L/C Interest" is defined in Section 2.22.

     "L/C Obligations" means, without duplication, an amount equal to the sum of
(i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" means the letters of credit issued by the Issuing Lenders pursuant to Section 2.21 hereof.

     "Leverage Ratio" is defined in Section 6.4(D) below.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan(s)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 or Section 2.2, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.23 hereof, and collectively all Term Loans, Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

     "Loan Account" is defined in Section 2.15(F) hereof.

     "Loan Documents" means this Agreement, the Notes, the Guaranty, the L/C Documents, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Management" means those employees or former employees of the Target holding Equity Interests of Holdings or the Borrower as of the Closing Date and from time to time thereafter.

     "Management Notes" means those certain promissory notes in the original aggregate principal amount not to exceed $900,000 and all accrued interest thereon issued by certain members of Management to Holdings in connection with the Acquisition.

     "Management Stockholders" means the officers, directors and employees of the Borrower on the Closing Date and their family members and trusts for the benefit of any of the foregoing.

     "Margin Stock" shall have the meaning ascribed to such term in Regulation
U.

     "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, or the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Restricted Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agent to enforce in any material respect the Obligations or their rights with respect to the Collateral.

     "Maximum Revolving Credit Amount" means, at any particular time: (i) the lesser of (A) the Aggregate Revolving Loan Commitment at such time minus the aggregate outstanding L/C Obligations at such time and (B) the Borrowing Base at such time minus the aggregate outstanding L/C Obligations in respect of standby Letters of Credit at such time minus (ii) the amount of any Decision Reserve in effect at such time.

     "MCIT" means MCIT PLC, a public company incorporated in England.

     "MCIT Turnover Agreement" means the Turnover Agreement, dated as of February 27, 1997, executed by the holders of the Holdings Subordinated Debt in favor of the Agent and Holders of Secured Obligations and the Trustee and the holders of the Senior Subordinated Notes in the form of Exhibit N hereto.

     "Merger" means the merger of the Target with and into the Borrower with the Borrower as the surviving corporation.

     "Minimum Equity Contributions" is defined in Section 5.22 hereof.

     "Mortgage" means that certain Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases of even date herewith executed by the Borrower in favor of the Agent as amended, restated or otherwise modified from time to time.

     "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

     "Net Cash Proceeds" means, with respect to any Asset Sale of any Person,
(a) cash (freely convertible into U.S. Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all reasonable and customary brokerage commissions, sales commissions, legal, accounting, management, investment banking, advisory and other fees and expenses related to such Asset Sale, (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, determined in good faith in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification and other contractual obligations associated with the assets sold or disposed of in such Asset Sale, (v) deduction of cash expenses, including the payment of principal, interest and premium on Indebtedness (other than the Obligations or the Senior Subordinated Notes) required to be paid as a result of such Asset Sale, and relocation and other similar expenses incurred in connection with such Asset Sale and (vi) deduction of amounts payable by such Person with respect to relocation expenses and pension, severance and shutdown costs incurred as a result of such Asset Sale; and (b) cash payments in respect of any Indebtedness, Capital Stock or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

     "Net Income" is defined in Section 6.4(A) hereof.

     "New Subsidiary" is defined in Section 6.3(G)(ii) hereof.

     "Non Pro Rata Loan" is defined in Section 8.2 hereof.

     "Non-Restricted Subsidiary" means any Subsidiary of the Borrower other than a Restricted Subsidiary.

     "Notes" means the Revolving Notes, the Term Notes, and the Swing Line Note.

     "Notice of Assignment" is defined in Section 12.3(B) hereof.

     "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Affiliate of the Agent or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the L/C Documents, the Collateral Documents, any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto), charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "Off Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any so-called "synthetic" lease transaction, or (c) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "Offering Memorandum" shall mean the Offering Memorandum, dated February 20, 1997, relating to the Borrower's offering and placement of the Senior Subordinated Notes.

     "Officer's Certificate" is defined in Section 6.1(A)(iv) hereof.

     "Other Taxes" is defined in Section 2.15(E)(ii) hereof.

     "Parent" is defined in Section 6.2(M) hereof.

     "Participants" is defined in Section 12.2(A) hereof.

     "Payment Date" means the last Business Day of each calendar quarter.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" is defined in Section 6.3(G).

     "Permitted Existing Contingent Obligations" means the Contingent Obligations of the Borrower and its Restricted Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

     "Permitted Existing Indebtedness" means the Indebtedness of the Borrower and its Restricted Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

     "Permitted Existing Investments" means the Investments of the Borrower and its Restricted Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

     "Permitted Existing Liens" means the Liens on assets of the Borrower or any of its Restricted Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

     "Permitted Holdings Indebtedness" means the following Indebtedness of
Holdings:

          (a) the Holdings Subordinated Debt (which, for purposes of this definition, includes all indebtedness represented by promissory notes issued by Holdings in favor of the holders of the Holdings Subordinated Notes in lieu of any payment of accrued interest on the Holding Subordinated Notes in cash, which promissory notes are in an amount not exceeding the amount of such accrued interest in the form of the Holdings Subordinated Notes);

          (b) Indebtedness in respect of taxes, assessments, and governmental charges, to the extent that non-payment thereof does not result in a Default under Section 7.1(w).

          (c) Indebtedness with respect to dividends due on the Preferred Stock at rates no higher than the rates in effect on the Closing Date;

          (d) Indebtedness with respect to directors' fees not to exceed $150,000 plus out-of-pocket expenses in any fiscal year of Borrower and other obligations of Holdings under the Jordan Management Agreement;

          (e) Indebtedness with respect to Transaction Costs;

          (f) Indebtedness with respect to the Employment Agreements as in effect on the Closing Date;

          (g) Indebtedness to any shareholder of Holdings incurred at a time when no Default has occurred and is continuing in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings ("Repurchase Indebtedness") owned by any member of the Borrower's management, pursuant to the Stockholders Agreement as in effect on the Closing Date or any similar agreement entered into after the Closing Date with members of the management of the

     Borrower or any Restricted Subsidiary acquired after the Closing Date, provided, that such Indebtedness shall be subordinated to the Secured Obligations and Indebtedness evidenced by the Senior Subordinated Notes on terms and conditions reasonably acceptable to the Agent and the Required Lenders (it being understood and agreed that the subordination terms contained in the Non-Negotiable Promissory Notes attached as Exhibit C to the Stockholders Agreement as in effect as of the date hereof shall be acceptable);

          (h) Indebtedness in respect of Plans maintained by Holdings which are established and maintained in accordance with the covenants set forth in this Agreement;

          (i) Indebtedness under the Holdings Turnover Agreement; and

          (j) other Indebtedness incurred for the purpose of financing amounts payable in respect of Indebtedness permitted under clauses (a) through (j) above, the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Agent and the Required Lenders and the terms (including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies) of which are reasonably acceptable to the Agent and the Required Lenders;

     provided, however, no such Indebtedness shall constitute Permitted Holdings Indebtedness unless such Indebtedness is nonrecourse to the Borrower and its Restricted Subsidiaries and the Borrower and its Restricted Subsidiaries have no direct or Contingent Obligations with respect to such Indebtedness.

     "Permitted Purchase Money Indebtedness" is defined in Section 6.3(A)(x) hereof.

     "Permitted Refinancing Indebtedness" means any replacement, renewal, refinancing or extension of any Indebtedness (other than the Senior Subordinated Notes) permitted by this Agreement that (i) does not exceed the aggregate principal amount including unused commitments, of the Indebtedness being replaced, renewed, refinanced or extended (plus accrued interest and any applicable premium and associated fees and expenses), (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and
(iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) materially less favorable to the Borrower, taken as a whole, or less favorable in any respect to the interests of the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "Permitted Subordinated Indebtedness" means Subordinated Indebtedness permitted pursuant to Section 6.3(A)(v).

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "Pledge Agreements" means the Pledge Agreements to be executed by the Borrower (or if such Restricted Subsidiary is to be acquired or established by another Restricted Subsidiary, executed by the applicable Restricted Subsidiary) as of the acquisition or establishment of any Restricted Subsidiary pursuant to the terms of Section 6.3(G)(ii), in favor of the Agent for the benefit of the Holders of Secured Obligations as amended, restated or otherwise modified from time to time, pursuant to which the Borrower and its Restricted Subsidiaries will pledge to the Agent, for the benefit of the Holders of Secured Obligations, all of the issued and outstanding Capital Stock of each Restricted Subsidiary of the Borrower.

     "Preferred Stock" means (a) the Series A 12% Cumulative Preferred Stock, $0.01 par value of Holdings issued to each of the holders of the Series A 12% Cumulative Preferred Stock listed on Schedule 5.8 attached hereto and (b) the Series B 12% Cumulative Preferred Stock $0.01 par value of Holdings issued to each of the holders of the Series B 12% Cumulative Preferred Stock listed on
Schedule 5.8 attached hereto.

     "Pro Rata Share" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Term Loan A Commitments, Aggregate Term Loan B Commitments and the Aggregate Revolving Loan Commitments at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Term Loans and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Term Loans, Revolving Loans and participations in any outstanding Letters of Credit and, in the case of the Swing Line Bank, Swing Line Loans, by
(y) the aggregate amount of all Term Loans, Revolving Loans, Swing Line Loans and L/C Obligations.

     "Purchasers" is defined in Section 12.3(A) hereof.

     "Rate Option" means the Eurodollar Rate or the Floating Rate.

     "Receivable(s)" means and includes all of the Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "Redeemable Stock" means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than in connection with an Equity Offering), in whole or in part, pursuant to a sinking fund obligation or otherwise, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement), or is, by its terms or upon the happening of any event, redeemable pursuant to a sinking fund obligation or otherwise, at the option of the holder thereof, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement).

     "Refinanced Indebtedness" means the all of the outstanding Indebtedness of the Target as of the Closing Date which is being discharged as of the Closing Date as more specifically set forth on Schedule 1.1.5 hereto.

     "Register" is defined in Section 12.3(C) hereof.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the obtaining of credit by borrowers for the purpose of purchasing or carrying margin stock (as defined therein).

     "Reimbursement Obligation" is defined in Section 2.23 hereof.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "Replacement Lender" is defined in Section 2.20 hereof.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Repurchase Indebtedness" is defined in the definitions of Permitted Holdings Indebtedness above.

     "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by the Borrower, or any Swing Line Loan as requested by the Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66-2/3%) or greater of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose ratio of (x) the sum of such Lenders' Term Loans, Revolving Loans and participations in outstanding Letters of Credit, and, in the case of the Swing Line Bank, the Swing Line Loans to (y) the aggregate amount of all Term Loans, Revolving Loans, Swing Line Loans and L/C Obligations is equal to or greater than sixty-six and two-thirds percent (66-2/3%).

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "Reserves" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "Restricted Payment" means:

          (i) any dividend or other distribution, direct or indirect, on account of any now or hereafter outstanding Equity Interests of the Borrower or any Restricted Subsidiary, except a dividend payable solely in shares of that class of Equity Interest or in any junior class of Equity Interest to the holders of that class;

          (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding;

          (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Permitted Subordinated Indebtedness and the Indebtedness evidenced by the Senior Subordinated Notes;

          (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding Equity Interests of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding;

          (v) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Permitted Subordinated Indebtedness, any Indebtedness evidenced by the Senior Subordinated Notes, any Holdings Subordinated Debt or any Equity Interests of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and

          (vi) any payment of management, consulting or investment banking fees (or other fees of a similar nature) (A) by the Borrower or any Restricted Subsidiary to Holdings or (B) by the Borrower to any Jordan Stockholder, or MCIT, or any of their respective Affiliates, any holder of any Senior Subordinated Note, any holder of the Holdings Subordinated Debt or Equity Interests of Holdings or any member of Management or their Affiliates.

     "Restricted Subsidiary" means:

          (a) any Subsidiary of the Borrower incorporated under the laws of one of the states of the United States and all of the assets and operations of which are in the United States or which generated EBITDA during the immediately preceding twelve months in excess of an amount equal to ten percent (10%) of the Borrower's EBITDA during the immediately preceding twelve months;

          (b) any other Subsidiary of the Borrower incorporated under the laws of one of the states of the United States resulting from a Permitted Acquisition after the Closing Date substantially all the assets and operations of which are in the United States and that is designated a "Restricted Subsidiary" by the Borrower pursuant to a resolution approved by a majority of the Board of Directors of the Borrower and delivered to the Agent and the Lenders.

     "Restricted Subsidiary Security Agreements" shall mean each of those certain Security Agreements substantially in the form attached hereto as Exhibit R executed by each Restricted Subsidiary in favor of the Agent for the benefit of the Holders of Secured Obligations, executed pursuant to Section 6.3(G)(ii) of this Agreement, in each case as they may be amended, modified, supplemented or restated and in effect from time to time.

     "Revolving Credit Availability" means, at any particular time, the lesser of (a) (i) the Aggregate Revolving Loan Commitment at such time minus (ii) the Revolving Credit Obligations outstanding at such time and (b) (i) the Borrowing Base at such time, minus (ii) the principal amount of the Revolving Loans outstanding at such time, minus (iii) the principal amount of Swing Line Loans outstanding at such time and minus (iv) the L/C Obligations with respect to standby Letters of Credit (other than the Backstop Letter of Credit) outstanding at such time.

     "Revolving Credit Obligations" means, at any particular time, the sum of
(i) the outstanding principal amount of the Revolving Loans at such time, plus
(ii) the outstanding principal amount of the Swing Line Loans at such time, plus
(iii) the L/C Obligations at such time.

     "Revolving Loan" is defined in Section 2.2.

     "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit B to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or on
Schedule 1 to the Assignment and Acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance.

     "Revolving Loan Termination Date" means December 31, 2002.

     "Revolving Note" means a promissory note, in substantially the form of Exhibit C hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement modification, renewal or replacement of such Revolving Note.

     "Risk-Based Capital Guidelines" is defined in Section 3.2 hereof.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with intent to lease such Property as lessee.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Hedging Agreements to any Lender or any affiliate of any Lender.

     "Security Agreement" means that certain Security Agreement of even date herewith executed by the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations as amended, restated or otherwise modified from time to time.

     "Sellers" is defined in the definition of Stock Acquisition below.

     "Senior Subordinated Notes" means those certain 9 5/8% Senior Subordinated Notes due 2007, issued by the Borrower in the aggregate principal amount of $125,000,000 pursuant to the Indenture, as amended, supplemented or modified in accordance with Section 6.3(O) hereof.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Solvent", when used with respect to any Person, means that at the time of determina tion: (i) the fair market value (i.e., the value of the consideration obtainable in a sale of assets on a going-concern basis in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such assets, neither being under any compulsion to act, determined in good faith) of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets (as determined on a going-concern basis) is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Stock Acquisition" means the acquisition by the Borrower of all of the issued and outstanding Capital Stock of the Target on the terms and conditions set forth in that certain Agreement for Purchase and Sale of Stock ("Stock Purchase Agreement") dated as of January 24, 1997 by and among the Borrower, Holdings and all of the shareholders of the Target (collectively, the "Sellers", and each individually being sometimes referred to herein as "Seller"), in the form attached as Exhibit D hereto.

     "Stock Purchase Agreement" is defined in the definition of Stock Acquisition above.

     "Stockholders Agreement" means that certain Subscription and Stockholders Agreement, dated as of February 27, 1997, among Holdings and each of the "Stockholders" parties thereto, as in effect on the Closing Date.

     "Subordinated Indebtedness" means (a) the Indebtedness evidenced by the Senior Subordinated Notes and (b) any other Indebtedness of the Borrower or any Subsidiary of the Borrower, the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Agent and the Required Lenders.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Swing Line Bank" means the Agent or any successor Agent.

     "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of Two Million and 00/100 Dollars ($2,000,000) at any one time outstanding.

     "Swing Line Loan" means a loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.3 hereof.

     "Swing Line Note" means a promissory note, in substantially the form of Exhibit C-1 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

     "Syndication Period" is defined in the definition of Interest Period above.

     "Target" means Winning Ways, Inc., a Missouri corporation, prior to the consummation of the Merger.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement, dated as of February 27, 1997 initially between Holdings and the Borrower and to which each Restricted Subsidiary shall become a party in the form attached hereto as Exhibit P.

     "Taxes" is defined in Section 2.15(E)(i) hereof.

     "Termination Date" means the earlier of (a) the Revolving Loan Termination Date and (b) the date of termination of the Commitments pursuant to Section 2.6 or Section 8.1.

     "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "Term Loan A" is defined in Section 2.1(a).

     "Term Loan A Commitment" means, for each Lender, the obligation of such Lender to make its Term Loan A pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit B to this Agreement opposite its name thereon under the heading "Term Loan A Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

     "Term Loan A Note" means a promissory note, in substantially the form of Exhibit E hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan A Commitment, including any amendment, restatement modification, renewal or replacement of such Term Loan A Note.

     "Term Loan A Termination Date" means December 31, 2002.

     "Term Loan B" is defined in Section 2.1(b).

     "Term Loan B Commitment" means, for each Lender, the obligation of such Lender to make its Term Loan B pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit B to this Agreement opposite its name thereon under the heading "Term Loan B Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

     "Term Loan B Note" means a promissory note, in substantially the form of Exhibit F hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan B Commitment, including any amendment, restatement modification, renewal or replacement of such Term Loan B Note.

     "Term Loan B Termination Date" means March 31, 2004.

     "Term Loans" means, collectively, the A Term Loans and B Term Loans.

     "Term Notes" means collectively the Term Loan A Notes and Term Loan B Notes, including any amendment, restatement modification, renewal or replacement of such Term Notes.

     "The Jordan Company" means The Jordan Company, a New York general partnership.

     "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents, the consummation of the Stock Acquisition and the offer and sale of the Senior Subordinated Notes.

     "Transaction Documents" means the Loan Documents, the Indenture, the Senior Subordinated Notes, the documents evidencing the Holdings Subordinated Debt, including, without limitation, the Deferred Limited Interest Guaranty, the MCIT Turnover Agreement, the Holdings Turnover Agreement, the Management Notes, the Jordan Management Agreement, the Tax Sharing Agreement and the Acquisition Documents.

     "Transferee" is defined in Section 12.5 hereof.

     "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Liabilities" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to elect the board of directors (or similar governing body).

     "Weighted Average Life to Maturity" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's and its Restricted Subsidiaries' consolidated current assets, except cash and Cash Equivalents, over (ii) the Borrower's and its Restricted Subsidiaries' consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest, associated costs and fees in connection therewith as of such date.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

     1.2 References. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary. All representations and warranties made on and as of the Closing Date to the Borrower shall also be and be deemed to include a reference to the Target after taking into effect the consummation of the Merger.

     1.3 Supplemental Disclosure. At any time at the reasonable request of the Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any baskets, limits or similar restrictions contained in this Agreement or any other Loan Document.


ARTICLE II:  THE CREDITS

     2.1. Term Loans. (a) Term Loan A.

          (i) Amount of Term Loan A. Subject to the terms and conditions set forth in this Agreement, each Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Term Loan A Commitment (each individually, a "Term Loan A" and, collectively, the "A Term Loans"). All A Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan A hereunder nor shall the Term Loan A Commitment of any Lender be increased or decreased as a result of any such failure.

          (ii) Borrowing Notice. The Borrower shall deliver to the Agent a Borrowing Notice, signed by it, on the Closing Date. Such Borrowing Notice shall specify (i) the aggregate amount of the A Term Loans and (ii) instructions for the disbursement of the proceeds of the A Term Loans. The A Term Loans shall initially be Floating Rate Loans

     (unless otherwise agreed between the Borrower and the Lenders) and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Any Borrowing Notice given pursuant to this Section 2.1(a)(ii) shall be irrevocable.

          (iii) Making of Term Loans. Promptly after receipt of the Borrowing Notice under Section 2.1(a)(ii) in respect of the A Term Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Share of the A Term Loans with the Agent at its office in Chicago, Illinois, in immediately available funds, on the Closing Date specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 4.1 and 4.2, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Chicago, Illinois on such Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan A on the Closing Date.

          (iv) Repayment of the A Term Loans.

               (A) The A Term Loans shall be repaid in twenty-two (22) consecutive quarterly installments payable on the last day of each calendar quarter commencing September 30, 1997 and continuing thereafter until the Term Loan A Termination Date, and the A Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amounts set forth below:

                  Installment Date                   Installment Amount
                  ----------------                   ------------------
                  September 30, 1997                 $1,062,500
                  December 31, 1997                  $1,062,500

                  March 31, 1998                     $1,062,500
                  June 30, 1998                      $1,062,500
                  September 30, 1998                 $1,187,500
                  December 31, 1998                  $1,187,500

                  March 31, 1999                     $1,187,500
                  June 30, 1999                      $1,187,500
                  September 30, 1999                 $1,562,500
                  December 31, 1999                  $1,562,500

                  March 31, 2000                     $1,562,500
                  June 30, 2000                      $1,562,500

                  September 30, 2000                 $1,937,500
                  December 31, 2000                  $1,937,500

                  March 31, 2001                     $1,937,500
                  June 30, 2001                      $1,937,500
                  September 30, 2001                 $2,437,500
                  December 31, 2001                  $2,437,500

                  March 31, 2002                     $2,437,500
                  June 30, 2002                      $2,437,500
                  September 30, 2002                 $3,625,000
                  December 31, 2002                  $3,625,000

          Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the A Term Loans. In addition, the then outstanding principal balance of the A Term Loans, if any, shall be due and payable on the Termination Date. No installment of any Term Loan A shall be reborrowed once repaid.

               (B) In addition to the scheduled payments on the A Term Loans, the Borrower (i) may make the voluntary prepayments described in
          Section 2.5(A) for credit against the scheduled payments on the A Term Loans pursuant to Section 2.5(A) and (ii) shall make the mandatory prepayments prescribed in Section 2.5(B), for credit against such scheduled payments on the A Term Loans pursuant to Section 2.5(B).

     (b) Term Loan B.

          (i) Amount of Term Loan B. Subject to the terms and conditions set forth in this Agreement, each Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Term Loan B Commitment (each individually, a "Term Loan B" and, collectively, the "B Term Loans"). All B Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan B hereunder nor shall the Term Loan B Commitment of any Lender be increased or decreased as a result of any such failure.

          (ii) Borrowing Notice. The Borrower shall deliver to the Agent a Borrowing Notice, signed by it, on the Closing Date. Such Borrowing Notice shall specify (i) the aggregate amount of the B Term Loans and (ii) instructions for the disbursement of the proceeds of the B Term Loans. The B Term Loans shall initially be Floating Rate Loans (unless otherwise agreed between the Borrower and the Lenders) and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Any Borrowing Notice given pursuant to this Section 2.1(b)(ii) shall be irrevocable.

          (iii) Making of Term Loans. Promptly after receipt of the Borrowing Notice under Section 2.1(b)(ii) in respect of the B Term Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Share of the B Term Loans with the Agent at its office in Chicago, Illinois, in immediately available funds, on the Closing Date specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 4.1 and 4.2, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Chicago, Illinois on such Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan B on the Closing Date.

          (iv) Repayment of the B Term Loans.

               (A) The B Term Loans shall be repaid in twenty-seven (27) consecutive quarterly installments payable on the last day of each calendar quarter commencing September 30, 1997 and continuing thereafter until the Term Loan B Termination Date, and the B Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amounts set forth below:

                  Installment Date                   Installment Amount
                  ----------------                   ------------------
                  September 30, 1997                 $    62,500
                  December 31, 1997                  $    62,500

                  March 31, 1998                     $    62,500
                  June 30, 1998                      $    62,500
                  September 30, 1998                 $    62,500
                  December 31, 1998                  $    62,500

                  March 31, 1999                     $    62,500
                  June 30, 1999                      $    62,500
                  September 30, 1999                 $    62,500
                  December 31, 1999                  $    62,500

                  March 31, 2000                     $    62,500
                  June 30, 2000                      $    62,500
                  September 30, 2000                 $    62,500
                  December 31, 2000                  $    62,500

                  March 31, 2001                     $    62,500
                  June 30, 2001                      $    62,500
                  September 30, 2001                 $    62,500
                  December 31, 2001                  $    62,500

                  March 31, 2002                     $    62,500
                  June 30, 2002                      $    62,500
                  September 30, 2002                 $    62,500
                  December 31, 2002                  $    62,500

                  March 31, 2003                     $ 3,562,500
                  June 30, 2003                      $ 3,562,500
                  September 30, 2003                 $ 4,125,000
                  December 31, 2003                  $ 4,125,000

                  March 31, 2004                     $ 8,250,000

          Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the B Term Loans. In addition, the then outstanding principal balance of the B Term Loans, if any, shall be due and payable on the Termination Date. No installment of any Term Loan B shall be reborrowed once repaid.

               (B) In addition to the scheduled payments on the B Term Loans, the Borrower (i) may make the voluntary prepayments described in
          Section 2.5(A) for credit against the scheduled payments on the B Term Loans pursuant to Section 2.5(A) and (ii) shall make the mandatory prepayments prescribed in Section 2.5(B), for credit against such scheduled payments on the B Term Loans pursuant to Section 2.5(B).

     2.2 Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall initially be Floating Rate Loans (unless otherwise agreed between the Borrower and the Lenders) and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share. Each Advance under this

Section 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

     2.3 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time, in Dollars, in an amount not to exceed the lesser of (a) the Swing Line Commitment minus the outstanding principal amount of all Swing Line Loans (after giving effect to any concurrent repayment of Loans) and (b) Revolving Credit Availability at such time (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment, and, provided, further, that at no time shall the Revolving Credit Obligations (other than L/C Obligations in respect of commercial Letters of Credit) exceed the Borrowing Base; and provided, further, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.2 (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans (including from the proceeds of another Swing Line
Loan) at any time prior to the Termination Date.

     (b) Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Bank a Borrowing Notice, signed by it, not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $10,000 (and in multiples of $10,000 if in excess thereof). The Agent shall promptly notify each Lender of such request.

     (c) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3(b) in respect of Swing Line Loans, the Agent shall notify the Swing Line Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

     (d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $10,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the

Swing Line Bank) with a Revolving Loan Commitment greater than zero to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.3(d), each Lender with a Revolving Loan Commitment greater than zero shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in
Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 and 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this
Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Bank or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.4 Rate Options for all Advances. The Advances may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.10. The Borrower may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Term Loans; provided that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Loans at any time and; provided, further, however, notwithstanding anything herein to the contrary, the Borrower may not select Interest Periods for Eurodollar Rate Advances made during the Syndication Period which exceed seven days and the Interest Periods with respect to all such Eurodollar Rate Advances made during the Syndication Period shall be required to expire on the same date. The Swing Line Loans shall at all times be Floating Rate Loans.

     2.5 Optional Payments; Mandatory Prepayments.

     (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances, provided that the Borrower may not so prepay Floating Rate Advances consisting of Term Loans unless it shall have provided to the Agent of such prepayment at least one Business Day prior to the making thereof. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 3.4, provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance thereof is being paid in full, repayments or prepayments of Floating Rate Advances (including as a result of any reduction of the Aggregate Revolving Loan Commitment pursuant to Section 2.6) shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Unless the aggregate outstanding principal balance thereof is being paid in full, prepayments of Eurodollar Rate Advances (including as a result of any reduction of the Aggregate Revolving Loan Commitment pursuant to Section 2.6) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each voluntary prepayment of the Term Loans shall be applied pro rata to the unpaid installments of the Term Loans, on a ratable basis based on the respective amounts of such installments.

     (B) Mandatory Prepayments.

     (i) Mandatory Prepayments of Term Loans.

          (a) Within one-hundred and eighty (180) days after the Borrower's or any Restricted Subsidiary's receipt of any Net Cash Proceeds from any Asset Sale (other than Excluded Asset Sales) which when aggregated with the Net Cash Proceeds from other Asset Sales (other than Excluded Asset Sales) consummated during the preceding twelve-month period are greater than $500,000, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 for such twelve-month period; provided, however, that the Net Cash Proceeds which the Borrower or such Restricted Subsidiary shall, within one-hundred and eighty (180) days of the receipt thereof, use to acquire assets of a like nature to those sold in such Asset Sale in replacement thereof shall not be included in determining the Net Cash Proceeds for such Fiscal Year. Notwithstanding the foregoing, during the existence of a Default, if the Borrower or any Subsidiary shall consummate any Asset Sale (other than an Excluded Asset Sale) in which the sale price exceeds $100,000, or shall not have so reinvested proceeds of any such Asset Sale consummated prior to the occurrence of such a Default, then the Borrower shall immediately make or cause to be made a mandatory prepayment in an amount equal to 100% of such Net Cash Proceeds.

          (b) Within thirty (30) days after the required date for delivery of the annual audited financial statements required to be delivered pursuant to Section 6.1(A)(iii) for each Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Cash

     Flow Period and shall make a mandatory prepayment in an amount equal to (i) seventy-five percent (75%) of such Excess Cash Flow in excess of $250,000 if Level 1, Level 2 or Level 3 pricing shall be applicable as of the end of such Cash Flow Period determined by reference to the table set forth in
     Section 2.15(D)(ii), and (ii) fifty percent (50%) of such Excess Cash Flow in excess of $250,000 if Level 4, Level 5 or Level 6 pricing shall be applicable as of the end of such Cash Flow Period determined by reference to the table set forth in Section 2.15(D)(ii).

          (c) Notwithstanding anything contained in the foregoing Section 2.5(B)(i)(a), upon the consummation of any Financing by any Restricted Subsidiary, the Borrower shall immediately upon such Restricted Subsidiary's receipt of Net Cash Proceeds from such Financing, make a mandatory prepayment of the Obligations in an amount equal to the lesser of
     (1) one hundred percent (100%) of such Net Cash Proceeds minus amounts from such Net Cash Proceeds utilized to repay or prepay Indebtedness of such Restricted Subsidiary (other than Indebtedness which is subordinated to the claims of the Lenders with respect to such Restricted Subsidiary) minus the fair market value of any assets acquired with the proceeds of such Financing and (2) the amount of the Borrower's Investment in such Restricted Subsidiary minus the fair market value of any assets acquired with the proceeds of such Financing.

          (d) Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clause (a) above which is not expressly permitted by Section 6.3(B).

          (e) Each mandatory prepayment required by clauses (a), (b) and (c) of this Section 2.5(B) and Section 6.2(G) shall be referred to herein as a "Designated Prepayment". Designated Prepayments shall be allocated and applied to the Obligations as follows:

               (I) the amount of each Designated Prepayment shall be applied pro rata to the unpaid installments of the Term Loans, on a ratable basis based upon the respective amounts of such installments; and

               (II) following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay all outstanding Swing Line Loans and then to repay Revolving Loans and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations; and

               (III) following the payment in full of the amounts set forth in clauses (I) and (II) above, the excess remaining amount, if any, shall be returned to the Borrower.

     (ii) Mandatory Prepayments of Revolving Loans. In addition to repayments under Section 2.5(B)(i)(e)(II), if at any time and for any reason (A) the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment or (B) the Revolving Credit Obligations (other than L/C Obligations in respect of commercial Letters of Credit) are greater than the Borrowing Base, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

     (iii) Subject to the preceding provisions of this Section 2.5(B), all of the mandatory prepayments made under this Section 2.5(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date. The Agent shall hold the remaining portion of such mandatory prepayment as cash collateral in an interest bearing deposit account and shall apply funds from such account to subsequently maturing Eurodollar Rate Loans in order of maturity.

     2.6 Reduction of Commitments. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations; and provided, further, that in addition to the minimum amounts and integrals stated above, if as a result of any such reduction of the Aggregate Revolving Loan Commitment prepayments of the Revolving Loans must be made then unless all of the Revolving Credit Obligations are being paid in full, such prepayments of Floating Rate Advances shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof and such prepayments of Eurodollar Rate Advances shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

     2.7 Method of Borrowing. Not later than 12:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII hereof. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.8 Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and not later than 11:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance, changing (only as to the Applicable Eurodollar Margin portion thereof) with each change in the Applicable Eurodollar Margin.

     2.9 Minimum Amount of Each Advance. Each Eurodollar Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans pursuant to Section 2.3(d) or a Reimbursement Obligation pursuant to
Section 2.23) shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Revolving Credit Availability.

     2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

     (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

     (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

     (D) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

     2.11 Default Rate. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to any outstanding Loan shall be the greater of
(i) two percent (2.0%) per annum above the Alternate Base Rate in effect from time to time and (ii) the Eurodollar Rate applicable to such Loans at such time plus two percent (2.0%) per annum.

     2.12 Collections Account Arrangements. All collections of Receivables included in the Collateral and other proceeds of Collateral shall be deposited in a Collection Account which is subject to a Collection Account Agreement or pursuant to another similar arrangement for the collection of such amounts established by the Borrower and Agent and shall be transferred in accordance with the provisions of the respective Collection Account Agreements. On or prior to the Closing Date, the Borrower shall have entered into and shall thereafter maintain lock-box services agreements with banks which are parties to Collection Account Agreements and to which lock-boxes Account Debtors shall directly remit all payments on Receivables. Any of the foregoing collections received by the Borrower and not so deposited, shall be deemed to have been received by the Borrower as the Agent's trustee and, upon the Borrower's receipt thereof, the Borrower shall immediately transfer all such amounts into a Collection Account in their original form. Such deposits shall be remitted to the Agent, the Borrower or as the Agent may direct, all in accordance with the provisions of the Collection Account Agreements; provided, however, that any provision in any Loan Document (including the Collection Account Agreements) to the contrary notwithstanding, the Agent shall not give Notice (as defined under the Collection Account Agreements) or exercise any remedies under the Collection Account Agreements unless a Designated Default shall have occurred and be continuing.

     2.13 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest, fees and other Obligations as it becomes due hereunder.

     2.14 Notes, Telephonic Notices. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the

Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

     2.15 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

     (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

     (B) Interest Payment Dates. Interest shall accrue on each Floating Rate Loan and shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest shall accrue on each Eurodollar Rate Loan and shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (C) Commitment Fees. (i) The Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, (a) with respect to the Term Loan A Commitments and Term Loan B Commitments, from and after the date of this Agreement until the date on which the Term Loans are funded and (b) with respect to the Aggregate Revolving Loan Commitments, from and after the date of this Agreement until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on (1) the Term Loan A Commitments and Term Loan B Commitments and (2) the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on the last day of each calendar quarter occurring after the Closing Date.

     (ii) The Borrower agrees to pay to the Agent for the sole account of the Agent and its affiliates the fees set forth in the letter agreement between the Agent and the Borrower dated January 3, 1997, as amended, payable at the times and in the amounts set forth therein.

     (D) Interest and Fee Basis; Applicable Eurodollar Margin; Applicable Floating Rate Margin and Applicable Commitment Fee Percentage.

     (i) All computations of interest based on the Alternate Base Rate which are computed by reference to the Corporate Base Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (ii) The Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.15(D)(ii):


====================================================================================================================================

                                              APPLICABLE MARGINS/FEES FOR OBLIGATIONS
------------------------------------------------------------------------------------------------------------------------------------

              LEVERAGE RATIO        APPLICABLE          APPLICABLE           APPLICABLE      APPLICABLE         APPLICABLE
                                    FLOATING            EURODOLLAR           FLOATING        EURODOLLAR         COMMITMENT
                                    RATE MARGIN         RATE MARGIN          RATE            RATE MARGIN        FEE
                                    FOR                 FOR                  MARGIN          FOR B TERM         PERCENTAGE
                                    OBLIGATIONS         OBLIGATIONS          FOR B           LOANS
                                    OTHER THAN B        OTHER THAN B         TERM
                                    TERM LOANS          TERM LOANS           LOANS
------------------------------------------------------------------------------------------------------------------------------------

LEVEL 1       greater than 5.0 to 1.0             1.25%               2.25%              1.75%            2.75%               0.50%
              -
------------------------------------------------------------------------------------------------------------------------------------

              greater than 4.50 to 1.00
              -
LEVEL 2       and less than 5.00 to               1.00%               2.00%              1.50%            2.50%              0.375%
              1.00
------------------------------------------------------------------------------------------------------------------------------------

              greater than 4.00 to 1.00
              -
LEVEL 3       and less than 4.50 to                0.75%               1.75%              1.25%            2.25%              0.375%
              1.00
------------------------------------------------------------------------------------------------------------------------------------

              greater than 3.50 to 1.00
              -
LEVEL 4       and less than 4.00 to               0.50%               1.50%              1.25%            2.25%               0.25%
              1.00
------------------------------------------------------------------------------------------------------------------------------------

              greater than 3.00 to 1.00
              -
LEVEL 5       and less than 3.50 to               0.25%               1.25%              1.25%            2.25%               0.25%
              1.00
------------------------------------------------------------------------------------------------------------------------------------

LEVEL 6       less than 3.00 to 1.00              0.00%               1.00%              1.25%            2.25%               0.25%
====================================================================================================================================


Except as set forth in clause (iii) below, for purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter on a basis consistent with the calculation under Section 6.4. Upon receipt of the financial statements delivered pursuant to Section 6.1(A)(ii), the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the Officer's Certificate required to be delivered in connection therewith pursuant to Section 6.1(A)(iv); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 6.1(A)(ii), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 5.0 to 1.0 and the Level 1 pricing shall be applicable.

     (iii) Notwithstanding anything herein to the contrary, the initial Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be at the Level 1 pricing level and no adjustment which would otherwise be made during the period from the Closing Date through August 27, 1997 shall be made but the Level 1 pricing shall remain in effect for such period. On August 27, 1997, the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall be based upon the Borrower's Leverage Ratio as at the end of the fiscal quarter ended June 30, 1997, which Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage shall remain in effect until adjusted pursuant to the provisions of this Section 2.15 set forth above.

     (E) Taxes.

          (i) Except as provided below, any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and
     (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or such Lender.

          (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

          (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which an indemnification payment has been made hereunder are subsequently refunded to the Lenders, the Lenders will return to the Borrower an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Agent under this Section 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

          (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

          (vi) Without limiting the obligations of the Borrower under this
     Section 2.15(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to
     Section 12.3 hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the
     IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 1998, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

               (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

               (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

               (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

          To the extent that any Lender shall receive a refund of any Taxes or Other Taxes, or its shall be determined by such Lender that the amount of any Taxes or other Taxes paid by the Borrower was greater than the amount payable by such Lender to the Applicable Governmental Authority, such Lender shall promptly remit such refund, or such excess, as applicable, to the Borrower.

          Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

     (F) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (G) Control Account. The Register maintained by the Agent pursuant to
Section 12.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each assignment and acceptance delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (H) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

     2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19 Termination Date. This Agreement shall be effective until the payment in full of all Obligations (other than contingent indemnity obligations) including without limitation, all principal, interest and fees due under this Agreement. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

     2.20 Replacement of Certain Lenders. In the event a Lender ("Affected Lender") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.3(d), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 2.15(E), 3.1 or 3.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 3.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 9.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed assignment and acceptance agreements in substantially the form of Exhibit G five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 12.3(A) (and, if selected by the Borrower is reasonably acceptable to the Agent) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with
Section 12.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 3.1, and 3.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 3.1, 3.2, 3.4, and 9.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 10.8. Upon the replacement of any Affected Lender pursuant to this Section 2.20, the provisions of Section 8.2 shall continue to apply with respect to Borrowings which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

     2.21 Letter of Credit Facility. (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, (i) First Chicago shall issue commercial letters of credit and (ii) First Chicago shall issue or any other Lender, in its sole discretion, may issue standby letters of credit, in each case for the account of the Borrower (First Chicago and each such other Lender in such capacity being referred to as an "Issuing Lender"), on terms as are satisfactory to such Issuing Lender upon three (3) days' notice and receipt of duly executed applications for such Letter of Credit, and such other customary documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents") as the applicable Issuing Lender may require; provided, however, that no Letter of Credit will be issued (or amended) for the account of the Borrower by an Issuing

Lender if on the date of issuance, before or after taking such Letter of Credit into account, (A) the Revolving Loan Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, (B) the Revolving Loan Obligations (other than L/C Obligations in respect of commercial Letters of Credit) at such time would exceed the Borrowing Base at such time, (C) aggregate outstanding amount of the L/C Obligations in respect of standby Letters of Credit exceeds $5,000,000 plus the amount outstanding under the Backstop Letter of Credit only so long as the Backstop Letter of Credit remains outstanding, or
(C) the aggregate outstanding amount of the L/C Obligations in respect of commercial Letters of Credit exceeds $40,000,000; and provided, further, that no Letter of Credit shall be issued (or amended) which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date. There shall be no Issuing Lender other than the Agent with respect to commercial Letters of Credit. The designation of any Lender as an Issuing Lender after the date hereof with respect to standby Letters of Credit shall be subject to the prior written consent of the Agent. If the Borrower applies for a standby Letter of Credit from any Lender other than First Chicago, the Borrower shall simultaneously notify the Agent of the proposed amount, expiration date and nature of such Letter of Credit. The Agent shall promptly notify the Lender to which such application has been made and the Borrower whether the issuance of such Letter of Credit would comply with the terms of this Section 2.21. Each Issuing Lender shall be entitled to assume that the applicable conditions set forth in Article IV hereof have been satisfied unless it shall have received notice to the contrary from the Agent or such Issuing Lender has knowledge that the applicable conditions have not been met. To the extent that any provision of any L/C Document cannot reasonably be construed to be consistent with this Agreement, requires greater collateral security or imposes additional obligations not reasonably related to customary letter of credit arrangements, such provision shall be invalid and this Agreement shall control. All references in the expense, indemnity and similar provisions of this Agreement to the Lenders shall include First Chicago and any other Lender in its capacity as an Issuing Lender. No Issuing Lender shall extend or amend any Letter of Credit unless the requirements of this Section 2.21 are met as though a new Letter of Credit was being requested and issued.

     (b) Schedule 2.21(b) contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date by First Chicago (the "Existing Letters of Credit"). Subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, from and after the Closing Date the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to Section 2.21(a).

     2.22 Letter of Credit Participation. On the Closing Date with respect to the Existing Letters of Credit and immediately upon the issuance of each other Letter of Credit hereunder, each Lender with a Revolving Loan Commitment greater than zero shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the applicable Issuing Lender thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. The Agent will notify each Lender (or in the case of an Issuing Lender other than First Chicago, such Issuing Lender shall notify the Agent who in turn will notify each Lender) with a Revolving Loan

Commitment greater than zero promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the applicable Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand of the Agent, each Lender with a Revolving Loan Commitment greater than zero shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds, in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. Any Issuing Lender may direct the Agent to make such a request with respect to Letters of Credit issued by such Issuing Lender. Upon the Agent's receipt of funds as a result of an Issuing Lender's payment on an L/C Draft or any other draw on a Letter of Credit issued by such Issuing Lender, the Agent shall promptly pay such funds to the Issuing Lender. If an Issuing Lender has not directed the Agent to make such a request and the Borrower fails to repay the amount of any draft in accordance with Section 2.23, then, upon direction from the Issuing Lender, the Agent shall notify each Lender with a Revolving Loan Commitment greater than zero of such failure, and each such Lender shall promptly make payment to the Agent, in immediately available funds, in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. The obligation of each such Lender to reimburse the Agent under this Section 2.22 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.22, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Lender for such amount in accordance with this
Section 2.22.

     2.23 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the applicable Issuing Lenders or the account of Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.23, the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lenders with a Revolving Loan Commitment greater than zero, as of the date of the advance giving rise to the Reimbursement Obligation equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loan shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     2.24 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, at the request of the Required Lenders, deliver to the Agent for the benefit of the Lenders and the Issuing Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts (plus interest which has accrued thereon) shall be applied to reimburse the Agent or each Issuing Lender, as the case may be, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.24 which are not to be applied to reimburse the Agent for amounts actually paid or to be paid by the Agent in respect of a Letter of Credit or L/C Draft, shall be returned promptly to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).

     2.25 Letter of Credit Fees. (a) The Borrower shall pay to the Agent, for the ratable account of the Lenders, based upon the Lenders' respective Pro Rata Shares, a fee with respect to each Letter of Credit, for the period from the issuance date thereof to and including the final expiration date thereof, at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit during such period. The Letter of Credit fees shall be due and payable in arrears on each Payment Date and, to the extent any such fees are then due and unpaid, on the Termination Date. The Agent shall promptly remit such Letter of Credit fees, when paid, to the other Lenders in accordance with their Pro Rata Shares thereof.

     (b) The Borrower shall pay to the Agent for the benefit of each Issuing Lender, all reasonable out-of-pocket costs of issuing and servicing Letters of Credit, any and all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges and commissions in connection with the issuance, amendment, and presentation of Letters of Credit (and L/C Drafts related thereto) and the like, customarily charged by such Issuing Lenders with respect to standby and commercial Letters of Credit, payable at the time of invoice of such amounts.

     2.26 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Lender and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the issuer thereof, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Lender to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

     (b) As among the Borrower, the Lenders, the Issuing Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Lenders nor any of the Lenders shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Lenders and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lenders' rights or powers under this Section 2.26.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Lender, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.26 shall survive the payment in full of all principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     2.27 Issuing Lender Reporting Requirements. Each Issuing Lender other than the Agent shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of any Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Lender. Each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by such Issuing Lender and outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Agent, each Issuing Lender shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Lender is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.


ARTICLE III:  CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation and any state taxation based on the income of any Lender assessed by the State in which the Lender maintains its principal office), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment. A certificate as to an additional amount payable to any Lender or the Agent under this Section 3.1 submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). A certificate as to an additional amount payable to any Lender or the Agent under this Section 3.2 submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. "Change" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

     3.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with any assignment by First Chicago of any portion of the Loans made during the Syndication Period and if, notwithstanding the provisions of Section 2.4, the Borrower has requested and the Agent has consented to the use of an Interest Period in excess of seven days or the expiration of which does not correspond to expiration date of the other Eurodollar Rate Advances, then the Borrower shall be deemed to have repaid all outstanding Eurodollar Rate Advances as of the effective date any such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Rate Advance (chosen in accordance with the provisions of Section 2.4) and the indemnification provisions under this Section 3.4 shall apply.

     3.5 Lenders' Duty to Mitigate; Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall (subject to overall policy considerations of such Lender) designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3; provided that such designation is made on such terms that such Lender and its Lending Installation suffer no economic, legal or regulatory disadvantage. Each Lender requiring compensation pursuant to Section 2.15(E) or to this Article III shall use its best efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2 or 3.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be obligated to pay any amount or amounts under Section 2.15(E) or this Article III to the extent such amount or amounts result from a Change, law, policy, rule, guideline or directive which took effect more than ninety (90) days prior to the date of delivery of the notice described above; provided, that such ninety (90) day period shall run from the date of passage of such Change, law, policy, rule, guideline or directive without giving effect to any retroactive application thereof. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV:  CONDITIONS PRECEDENT

     4.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans, issue any Letters of Credit or purchase any participations therein unless:

     (a) such Loans are made not later than March 31, 1997;

     (b) the Stock Acquisition has been consummated and all documents necessary to consummate the Merger have been signed and submitted for filing;

     (c) all of the conditions precedent set forth in that certain Term Sheet, dated January 3, 1997 among First Chicago, First Chicago Capital Markets, Inc., Holdings and the Borrower shall have been met to the satisfaction of the Agent and each of the Lenders;

     (d) the Senior Subordinated Notes have been issued and the Borrower has received the net proceeds thereof;

     (e) the Holdings Subordinated Notes have been issued and Holdings has received the net proceeds thereof;

     (f) the Borrower shall have received from Holdings a capital contribution to the common equity of the Borrower in an amount not less than $51,300,000;

     (g) the Borrower shall have made all necessary arrangements for the payment in full of all Indebtedness and liabilities in connection with the Refinanced Indebtedness and release of all Liens in connection therewith pursuant to payoff, estoppel and release documentation reasonably acceptable to the Agent; and

     (h) the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders:

          (1) Copies of the Certificate of Incorporation for each of Holdings, the Borrower and the Target (including, without limitation, the proposed articles of merger with respect to the Merger), together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

          (2) Copies, certified by the Secretary or Assistant Secretary of Holdings, the Borrower and the Target, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Transaction Documents;

          (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of Holdings, the Borrower and the Target, which shall identify by name and title and bear the signature of the officers of such entities authorized to sign the Transaction Documents and, with respect to the Borrower, to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (4) An Officer's Certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of the Borrower, stating that on Closing Date no Default or Unmatured Default has occurred and is continuing;

          (5) A written opinion of the Borrower's counsel, addressed to the Lenders addressing the issues identified in Exhibit H hereto containing such assumptions and qualifications and otherwise in form and substance reasonably acceptable to the Agent and the Lenders;

          (6) Notes payable to the order of each of the Lenders;

          (7) Written money transfer instructions in substantially the form of Exhibit L hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested; and

          (8) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation all of the documents reflected on the List of Closing Documents attached as Exhibit I to this Agreement.

     4.2 Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, issue any Letter of Credit or purchase any participation therein, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

          (i) There exists no Default or Unmatured Default; and

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement as set forth in Section 1.3 above.

     Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. The Agent may require a duly completed Officer's Certificate in substantially the form of Exhibit J hereto as a condition to making an Advance.


ARTICLE V:  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue or participate the Letters of Credit described herein, the Borrower represents and warrants as follows to each

Lender and the Agent as of the Closing Date, giving effect to the Stock Acquisition and the Merger and the consummation of the other transactions contemplated by the Transaction Documents, and thereafter on each date as required by Section 4.2:

     5.1 Organization; Corporate Powers. The Borrower and each of its Restricted Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, (iii) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the States in which it is required to do so and (iv) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted giving effect to the Stock Acquisition and the Merger and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

     5.2 Authority.

     (A) The Borrower and each of its Restricted Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Stock Acquisition and the Merger or which have been executed by it as required by this Agreement on or prior to Closing Date and (ii) to file the Transaction Documents which must be filed by it in connection with the Stock Acquisition and Merger or which have been filed by it as required by this Agreement on or prior to the Closing Date with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Borrower or any of its Restricted Subsidiaries in connection with the Stock Acquisition or Merger or which have been executed or filed as required by this Agreement on or prior to the Closing Date and to which the Borrower or any of its Restricted Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Restricted Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Restricted Subsidiaries are necessary to consummate such transactions.

     (C) Each of the Transaction Documents to which the Borrower or any of its Restricted Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or, to the extent imposed by applicable law, by an implied covenant of good faith and fair dealing), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to Section 4.1 without the prior written consent of the Required Lenders, and the Borrower and its Restricted Subsidiaries have, and, to the best of the Borrower's and its Restricted Subsidiaries' Knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

     5.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents and, to the Borrower's Knowledge, the other Transaction Documents to which the Borrower or any of its Restricted Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Restricted Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Restricted Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(iii) with respect to the Loan Documents and, to the Borrower's and its Restricted Subsidiaries' Knowledge with respect to the other Transaction Documents, result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Restricted Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on Schedule 5.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of its Restricted Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (ii) filings necessary to create or perfect security interests in the Collateral.

     5.4 Financial Statements.

     (A) The pro forma financial statements of the Borrower and its Subsidiaries, copies of which are attached hereto as Exhibit K, present on a pro forma basis the financial condition of the Borrower and such Subsidiaries as of such date, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the Stock Acquisition, the offer and sale of the Senior Subordinated Notes and the transactions contemplated by this Agreement, and the payment or accrual of all Transaction Costs payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the pro forma financials referenced in this Section 5.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished.

     (B) Complete and accurate copies of the following financial statements and the following related information have been delivered to the Agent: (1) the audited balance sheets of the Target as at the fiscal years ended June 30, 1996 and 1995 and the related statements of income, changes in stockholders' equity and cash flow of the Target for such fiscal years and the audit report of Donnelly Meiners Jordan Kline related thereto; and (2) the unaudited balance sheets of the Target as at the end of the fiscal quarter ended December 31, 1996 and the related statements of income of the Target for such fiscal quarters.

     5.5 No Material Adverse Change. Since December 31, 1996 (tested by reference to the audited financial statements of the Target as of such date) other than the consummation of the Stock Acquisition, the incurrence of the Indebtedness under the Indenture and under this Agreement to be incurred in connection with the Stock Acquisition and the related transactions contemplated in connection therewith, and the issuance by the Target of cash dividends in an aggregate amount equal to $20,600,000 to the shareholders of the Target as of February 25, 1997, there has occurred no change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Target, the Borrower, or the Borrower and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

     5.6 Taxes.

     (A) Tax Examinations. All deficiencies which have been asserted against the Holdings, Target, Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith by appropriate proceedings properly instituted and diligently conducted, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in Holdings' or the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 6.2(D), none of Holdings, the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law and which have not been reserved for in accordance with Agreement Accounting Principles in Holdings' or the Borrower's financial statements.

     (B) Payment of Taxes. All tax returns and reports of each of, Holdings, the Target, the Borrower and the Borrower's Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no Knowledge of any proposed tax assessment against Holdings, the Borrower or any of the Borrower's Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

     5.7 Litigation; Loss Contingencies and Violations. Except as set forth in Schedules 5.7 and 5.18 to this Agreement, there is no action, suit, proceeding, investigation of which the Borrower has Knowledge or arbitration before or by any Governmental Authority or private arbitrator pending or, to the Knowledge of the Borrower or any of its Restricted Subsidiaries, threatened against the Target, the Borrower or any of its Restricted Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which if resolved in a manner adverse to the Target, the Borrower or any Restricted Subsidiary of the Borrower will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the financial statements delivered pursuant to Section 5.4 or the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 6.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Restricted Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

     5.8 Subsidiaries. Schedule 5.8 to this Agreement (i) contains a description of the corporate structure of Holdings, the Borrower, its Subsidiaries and any other Person in which Holdings, the Borrower or any of its Subsidiaries holds an Equity Interest (in flow chart form) after taking into account the consummation of the Stock Acquisition; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of Holdings, the Borrower and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect Equity Interests, if any, of Holdings, the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. The Borrower has no Subsidiaries other than those permitted to be created pursuant to Section 6.3(G) in connection with a Permitted Acquisition.

     5.9 ERISA. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither the Borrower nor any member of the Controlled Group after such member became a part of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan which could subject the Borrower to liability, individually or in the aggregate, together with all other amounts under this Section 5.9, in excess of $2,500,000. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group (after such member became a part of the Controlled Group) is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified or an application for determination of tax-qualified status will be made to the IRS prior to the applicable remedial amendment period under Section 401(b) of the Code. The Borrower and all Restricted Subsidiaries are in compliance in all respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans, except where such noncompliance could not reasonably be expected to subject the Borrower to liability, individually or in the aggregate, together with all other amounts under this Section 5.9, in excess of $2,500,000. Neither the Borrower nor any of its Restricted Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower to liability, individually or in the aggregate, together with all other amounts under this Section 5.9, in excess of $2,500,000. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which could reasonably be expected to subject the Borrower to liability, individually or in the aggregate, together with all other amounts under this Section 5.9, in excess of $2,500,000. Neither the Borrower nor any Restricted Subsidiary is subject to, and no other member of the Controlled Group is subject to, any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower to liability, individually or in the aggregate, together with all other amounts under this Section 5.9, in excess of $2,500,000. Neither the Borrower nor any of its Restricted Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement which payment, individually or in the aggregate with all other such payments, together with all other amounts under this Section 5.9, in excess of $2,500,000.

     5.10 Accuracy of Information. (a) All factual information (other than projections) heretofore or contemporaneously furnished by or on behalf of the Target or the Borrower in writing to the Agent or to any Lender for purposes or in connection with the Loan Documents or any transaction contemplated thereby (including (i) the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, (ii) all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof and (iii) the Offering Memorandum) is collectively, and all other such factual information (other than projections) hereafter furnished by or on behalf of the Company or any of its Subsidiaries to the Purchaser will be individually, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     (b) The projections supplied in connection with the factual information referred to in clause (a) above were or are based on good faith estimates and assumptions believed to be fair and reasonable at the time made, given historical financial performance and current and reasonably foreseeable business conditions, and to the Borrower's knowledge, there are no facts or circumstances presently existing which singly or in the aggregate, would cause a material change in such projections, it being recognized and agreed by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

     5.11 Securities Activities. Neither the Borrower nor any of its Restricted Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which will have or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.

     5.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect.

     5.14 Assets and Properties. The Target, the Borrower and each of the Borrower's Restricted Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens securing the Secured Obligations and Liens permitted under Section 6.3(C). Substantially all of the assets and properties owned by, leased to or used by the Target, the Borrower and/or each such Restricted Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. To the Borrower's and its Restricted Subsidiary's Knowledge, except for Liens granted to the Agent for the benefit of the Agent and the Holders of Secured Obligations, neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Target, the Borrower or such Restricted Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

     5.15 Statutory Indebtedness Restrictions. Neither the Borrower, nor any of its Restricted Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with Stock Acquisition.

     5.16 Post-Retirement Benefits. As of the Closing Date the Target, the Borrower and its Subsidiaries have no expected cost of post-retirement medical and insurance benefits payable by the Target, the Borrower and its Restricted Subsidiaries to its employees and former employees, as estimated in accordance with Financial Accounting Standards Board Statement No. 106.

     5.17 Insurance. Schedule 5.17 to this Agreement accurately sets forth as of the Closing Date all material insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Target, the Borrower and its Restricted Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) describes any reserves, relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

     5.18 Indebtedness of Target; Refinanced Indebtedness; Contingent Obligations. Schedule 1.1.5 sets forth all Indebtedness of the Target and all Indebtedness to be discharged in connection with the consummation of the Stock Acquisition under the heading "Refinanced Indebtedness." The Refinanced Indebtedness and all accrued and unpaid interest thereon has been paid in full or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness. The Target has been or will be upon payment in full of the Refinanced Indebtedness irrevocably released from all liability and Contractual Obligations with respect thereto other than customary continuing indemnities provided for in the Contractual Obligation evidencing such Refinanced Indebtedness, a copy of which has been delivered to the Lenders. Any and all Liens securing the Refinanced Indebtedness have been released or provision for release of such Liens satisfactory to the Agent has been made. Except as set forth on Schedule 5.18 to this Agreement, neither the Target, the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability, long-term lease or commitment, not reflected in its audited financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in the other Schedules to this Agreement, which could reasonably be expected to subject the Borrower to liability, individually or in the aggregate, in excess of $500,000.

     5.19 Labor Matters.

     (A) Except as listed on Schedule 5.19 to this Agreement, there are on the Closing Date no collective bargaining agreements, other labor agreements or Multiemployer Plans covering any of the employees of the Target, the Borrower or any of its Restricted Subsidiaries. As of the Closing Date, no attempt to organize the employees of the Target, the Borrower or any of its

Restricted Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Target, the Borrower or any of its Restricted Subsidiaries, is pending, or, to the Borrower's or its Restricted Subsidiaries' Knowledge, threatened, planned or contemplated.

     (B) Set forth in Schedule 5.19 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of Holdings, the Borrower and its Restricted Subsidiaries providing for benefits for employees of Holdings, the Borrower and its Restricted Subsidiaries.

     5.20 The Stock Acquisition; Minimum Equity Contributions.

     (A) As of the Closing Date and immediately prior to the making of the initial Loans:

          (i) the Acquisition Documents are in full force and effect, no material breach, default or waiver of any term or provision of any of the Acquisition Documents by Holdings, the Borrower or any of its Subsidiaries or, to the Borrower's Knowledge, the other parties thereto has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Agent and the Required Lenders) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the Stock Acquisition;

          (ii) the representations and warranties of each of Holdings, the Borrower and the Borrower's Subsidiaries contained in the Acquisition Documents, if any, are true and correct in all material respects;

          (iii) all conditions precedent to, and all consents necessary to permit, the Stock Acquisition pursuant to the Acquisition Documents have been satisfied or waived with the prior written consent of the Agent and the Required Lenders, and simultaneously with the funding of the initial Loan under this Agreement, the Stock Acquisition will be consummated in accordance with the Acquisition Documents and the Borrower will obtain at such time good and marketable title to all of the outstanding Equity Interests of the Target free and clear of any Liens other than Liens permitted under Section 6.3(C).

     (B) As of the Closing Date and immediately prior to the making of the initial Loans the Minimum Equity Contributions have been made and Holdings and the Borrower has received the proceeds thereof.

     5.21 Environmental Matters. (a) Except as disclosed on Schedule 5.21 to this Agreement

          (i) the operations of the Target, the Borrower and its Restricted Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

          (ii) the Target, the Borrower and its Restricted Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

          (iii) neither the Target, the Borrower, any of its Restricted Subsidiaries nor any of their respective present property or operations, or, to the Borrower's or any of its Subsidiaries' Knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation of which the Borrower or any of its Subsidiaries has Knowledge, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

          (iv) there is not now, nor to the best of the Borrower's or any of its Restricted Subsidiaries' Knowledge has there ever been on or in the property of the Target, the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

          (v) neither the Target, the Borrower nor any of its Restricted Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

     (b) For purposes of this Section 5.21 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower to liability, individually or in the aggregate, in excess of $1,000,000.

     5.22 Capitalization. As of the Closing Date and immediately prior to the initial funding of the Loans, (A) the investors listed on Schedule 5.8 have contributed to the capital of Holdings, in compliance with all applicable Requirements of Law, not less than $52,200,000 comprised of $27,200,000 with allocations of cash and non-cash investments for common and preferred stock as set forth on Schedule 5.8 and $25,000,000 in cash for the Holdings Subordinated Notes and 11,000 Series B Preferred Shares and 500 Series B Common Shares purchased by MCIT; and (B) Holdings has contributed to the capital of the Borrower, in compliance with all applicable Requirements of Law, not less than $51,300,000 in cash (such contributions, collectively, being referred to herein as the "Minimum Equity Contributions"). All of the Secured Obligations of the Borrower to the Lenders (whether in respect of the principal of and interest on Loans, L/C

Obligations, Hedging Obligations or reimbursement or indemnity Obligations) constitute "Senior Indebtedness" as such term is defined in each of the Deferred Limited Interest Guaranty and the Holdings Subordinated Notes and the subordination provisions of the Holdings Subordinated Notes are enforceable against the holders of the Holdings Subordinated Notes.

     5.23 The Offering and Sale of the Senior Subordinated Notes.

     (a) As of the Closing Date, the offering and sale of the Senior Subordinated Notes has been consummated in compliance with the provisions of the Securities Act, as amended, any other federal securities law, state securities or "Blue Sky" law or applicable general corporation law, and, in each case, the rules and regulations thereunder.

     (b) As of the Closing Date, all conditions precedent to, and all consents necessary to permit, the offering and sale of the Senior Subordinated Notes have been satisfied or delivered, or, to the extent material to the Lenders, waived with the prior written consent of the Agent, and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the offering or sale of the Senior Subordinated Notes.

     (c) As of the Closing Date, the offering and sale of the Senior Subordinated Notes has been consummated, the Senior Subordinated Notes in an aggregate original principal amount of $125,000,000 have been issued and the Borrower has received the proceeds thereof and applied such proceeds as provided in the Offering Memorandum.

     (d) All of the Secured Obligations of the Borrower to the Holders of Secured Obligations (whether in respect of the principal of and interest on Loans, L/C Obligations, Hedging Obligations or reimbursement or indemnity Obligations) constitute "Senior Indebtedness" as such term is defined in the Indenture.

     5.24 Solvency. As of the Closing Date, after giving effect to the (i) Loans to be made on the Closing Date, (ii) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (iii) the proceeds received and disbursed pursuant to the terms of the Indenture, (iv) the proceeds received and disbursed in connection with the Minimum Equity Contributions, and (v) consummation of the Stock Acquisition and the Merger, the Borrower is Solvent.


ARTICLE VI:  COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

     6.1 Reporting. The Borrower shall maintain a system of accounting established and administered in accordance with Agreement Accounting Principles and shall:

     (A) Financial Reporting. Furnish to the Lenders:

          (i) Monthly Reports. As soon as practicable, and in any event within thirty (30) days after the end of each calendar month, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and statement of cash flow of the Borrower and its Subsidiaries for such calendar month, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

          (ii) Quarterly Reports. Without in any way limiting the requirements set forth in Section 6.1(A)(i), as soon as practicable, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower and its Restricted Subsidiaries on behalf of the Borrower and its Restricted Subsidiaries as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

          (iii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in
     Section 6.4, (b) a schedule from the Borrower setting forth for each item in clause (a) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to Section 6.1(A)(v), and (c) an audit report on the items listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (iii) shall be accompanied by (y) any management letter prepared by the above-referenced accountants and (z) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (iv) Officer's Certificate. Together with each delivery of any financial statement (or otherwise if requested pursuant to the terms of Section 4.2) an officer's certificate substantially in the form of Exhibit J hereto (an "Officer's Certificate") (a) stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof for each such Officer's Certificate accompanying the financial statements delivered pursuant to clauses (i),
     (ii) and (iii) of this Section 6.1(A), and (b) in addition for each such Officer's Certificate accompanying the financial statements delivered pursuant to clauses (ii) and (iii) of this Section 6.1(A), setting forth calculations for the period then ended for Section 2.5(B), if applicable, setting forth the Borrower's calculations reflecting the applicable pricing level under Section 2.15(D) which the Borrower has determined to be the applicable level, and which demonstrate compliance, when applicable, with the provisions of Section 6.4, in each case such Officer's Certificate to be signed by the Borrower's chief financial officer or treasurer.

          (v) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than sixty (60) days after the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

     (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or other Authorized Officer of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or an Unmatured Default which is then continuing, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Restricted Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.1(e), deliver to the Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     (C) Lawsuits. (i) Promptly upon the Knowledge of the Borrower or any Restricted Subsidiary of the institution of, or the written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries not previously disclosed pursuant to Section 5.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Restricted Subsidiaries to liability, individually or in the aggregate, in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Restricted Subsidiaries (unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 6.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

     (D) Insurance. As soon as practicable and in any event within ninety (90) days of the end of each fiscal year commencing with fiscal year ending June 30, 1997, deliver to the Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) an insurance broker's statement that all premiums with respect to such coverage have been paid when due.

     (E) ERISA Notices. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) (a) within ten (10) Business Days after the Borrower or any Restricted Subsidiary obtains Knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or such Restricted Subsidiary to a liability, individually or in the aggregate in excess of $1,000,000, a written statement of the chief financial officer of the Borrower or such Restricted Subsidiary describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
     (10) Business Days after any member of the Controlled Group obtains Knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or such Restricted Subsidiary to liability, individually or in the aggregate, in excess of $1,000,000, a written statement of the chief financial officer of the Borrower or such Restricted Subsidiary describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains Knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which could reasonably be expected to subject the Borrower or such Restricted Subsidiary to a liability, individually or in the aggregate in excess of $1,000,000, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Restricted Subsidiary has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice from the IRS that a Plan is being disqualified under Section 401(a) of the Code, copies of each such letter; and

          (iv) within ten (10) Business Days after a request by the Agent, copies of the most recent annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (v) within ten (10) Business Days after a request by the Agent, copies of the most recent actuarial report for any Benefit Plan or Multiemployer Plan or if later ten (10) Business Days after receipt of such report by Borrower or any member of the Controlled Group;

          (vi) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and thereafter all communications received by the Borrower or a member of the Controlled Group with respect to such request;

          (vii) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (viii) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (ix) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

          (x) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this Section 6.1(E), the Borrower, any of its Restricted Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan (other than a Multiemployer Plan) of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (F) Labor Matters. Notify the Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of (i) any labor disputes to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities which individually, or in the aggregate, could be reasonably expected to have Material Adverse Effect, and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Restricted Subsidiaries.

     (G) Other Indebtedness. Deliver to the Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officers' certificate) delivered by or on behalf of the Borrower to the holders of or trustee for the holders of funded Indebtedness (including without limitation the Senior Subordinated Notes) pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders or trustee, and (ii) a copy of each notice or other communication received by the Borrower from the holders of or trustee for the holders of funded Indebtedness (including, without limitation, the Senior Subordinated Notes) pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Borrower.

     (H) Other Reports. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its public securities holders (including without limitation the holders of the Senior Subordinated Notes) or pursuant to Section 6.1.2(d) of the Purchase Agreement, dated as of February 27, 1997, in respect of the Holdings Subordinated Notes, filed with the Commission or delivered pursuant to the Indenture by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

     (I) Environmental Notices. As soon as possible and in any event within ten
(10) days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Restricted Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Restricted Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Restricted Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any Restricted Subsidiary to liability, individually or in the aggregate, in excess of $1,000,000.

     (J) Borrowing Base Certificate. As soon as practicable, and in any event within thirty (30) days after the close of each calendar month (and more often if reasonably requested by the Agent or the Required Lenders), the Borrower shall provide the Agent and the Lenders with a Borrowing Base Certificate, together with such supporting documents as the Agent reasonably deems desirable, all certified as being true and correct by the chief financial officer or treasurer of the Borrower. The Borrower may update the Borrowing Base Certificate and supporting documents more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time.

     (K) Other Information. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent and the Lenders such other information with respect to Holdings, the Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

     6.2 Affirmative Covenants.

     (A) Corporate Existence, Etc. The Borrower shall, and shall cause each of its Restricted Subsidiaries (if any) to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     (B) Corporate Powers; Conduct of Business. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Restricted Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Restricted Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

     (D) Payment of Taxes and Claims; Tax Consolidation. The Borrower shall pay and the Borrower shall cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 6.3(C)) upon any of the Borrower's or such Restricted Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Holdings.

     (E) Insurance. The Borrower shall maintain for itself and its Restricted Subsidiaries, or shall cause each of its Restricted Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule
5.17 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Borrower shall deliver to the Agent endorsements
(y) to all "All Risk" physical damage insurance policies on all of the Borrower's' tangible real and personal property and assets and business interruption insurance policies naming the Agent loss payee, and (z) to all general liability and other liability policies naming the Agent an additional insured. In the event the Borrower or any of its Restricted Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and cause each of the Borrower's Restricted Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender having a Pro Rata Share that is equal to or greater than five percent (5%) to visit and inspect any of the properties of the Borrower or any of its Restricted Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Stock Acquisition (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice, at reasonable intervals and at such reasonable times during normal business hours, as often as may be reasonably requested (unless a Default shall have occurred and be continuing in which case no such prior notice shall be required); provided that each Lender shall coordinate such visits through the Agent. The Borrower shall keep and maintain, and cause Holdings and each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral.

     (G) Insurance and Condemnation Proceeds. The Borrower directs (and, if applicable, shall cause its Restricted Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations; provided, however, so long as no Designated Default shall have occurred and be continuing or unless as a result thereof the Borrower would be required pursuant to the terms of the Indenture to make an offer to holders of the Senior Subordinated Notes to purchase any of the outstanding principal thereunder, the Agent shall remit such proceeds to the Borrower; provided, however, that for up to 180 days from the date of any loss, the Borrower shall commit such proceeds to restore, rebuild or replace the property subject to any insurance payment or condemnation award; and, provided, further, that at the end of such 180 day period the Borrower shall remit to the Agent any proceeds (other than proceeds that are less than $2,500,000 in connection with any single insurable event ("Excluded Proceeds")) not committed according to the preceding proviso, and the Agent shall, upon receipt of such proceeds and at the Borrower's direction, either apply the same to the principal amount of the Loans outstanding at the time of such receipt and create a corresponding reserve against Revolving Credit Availability in an amount equal to such application (the "Decision Reserve") or hold them as cash collateral for the Obligations. Each such policy shall contain a long-form loss-payable endorsement naming the Agent as loss payee, which endorsement shall be in form and substance acceptable to the Agent. For up to 180 days from the date of the Borrower remitting such proceeds to the Agent (the "Decision Period"), the Borrower may notify the Agent that it intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Agent detailed information, including a construction schedule and cost estimates. Should a Default occur at any time during the Decision Period, should the Borrower notify the Agent that it has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's decision during the Decision Period, then the amounts held as cash collateral pursuant to this Section 6.2(G) or as the Decision Reserve shall upon the Required Lenders' direction be applied as a Designated Prepayment of the Obligations pursuant to Section 2.5(B). Proceeds held as cash collateral pursuant to this Section 6.2(G) or constituting the Decision Reserve shall be disbursed as payments for restoration, rebuilding or replacement of such property become due; provided, however, should a Default occur after the Borrower has notified the Agent that it intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral may, or shall, upon the Required Lenders' direction, be applied as a Designated Prepayment of the Obligations pursuant to Section 2.5(B). In the event the Decision Reserve is to be applied as a mandatory prepayment to the Obligations, the Borrower shall be deemed to have requested Revolving Loans in an amount equal to the Decision Reserve, and such Loans shall be made regardless of any failure of the Borrower to meet the conditions precedent set forth in Article IV. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute Net Cash Proceeds of an Asset Sale and shall be applied as a Designated Prepayment of the Term Loans pursuant to Section 2.5(B).

     (H) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's Restricted Subsidiaries to, and, to the extent the Borrower has joint and several liability therefor, shall cause Holdings to establish, maintain and operate all Plans to comply in all respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to subject the Borrower to liability in excess of $2,500,000.

     (I) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.2(I) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Agent or the Lenders.

     (J) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower or any Restricted Subsidiary to liability, individually or in the aggregate, in excess of $2,500,000.

     (K) Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans (i) to effect the Stock Acquisition and the payment of Transaction Costs,
(ii) to provide funds for the repayment of the Refinanced Indebtedness, (iii) to provide funds for the working capital needs and other general corporate purposes of the Borrower, (iv) subject to the limitations contained in this Agreement, to provide funds for the working capital needs and other general corporate purposes of its Restricted Subsidiaries and (v) to repay outstanding Loans. The Borrower shall use the proceeds of the Term Loans solely for the purpose of facilitating the Stock Acquisition and paying Transaction Costs. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than the Stock Acquisition and any Permitted Acquisition pursuant to Section 6.3(G).

     (L) Hedging Agreements. Within one-hundred and twenty (120) days after the Closing Date, the Borrower shall enter into, and shall thereafter maintain, Hedging Agreements on terms and with counterparties determined by the Borrower and reasonably acceptable to the Agent by which the Borrower is protected against increases in interest rates from and after the date of such contracts as to notional amount not less than forty percent (40%) of the aggregate outstanding amount of the Term Loans (the notional amount which is the subject of the First Chicago Hedging Agreement being counted toward such amount so long as such agreement remains in place) for the first two years during the term of this Agreement. In addition to the Obligations of the Borrower under the Existing First Chicago Hedging Agreement, in the event a Lender elects to enter into any Hedging Agreement with the Borrower required under this Section 6.2(L) or permitted under the terms of Section 6.3(R), the obligations of the Borrower with respect to such Hedging Agreement shall be Secured Obligations secured by the Collateral.

     (M) Separate Corporate Existence. The Borrower shall take all reasonable steps (including, without limitation, all steps which the Agent may from time to time reasonably request) to maintain its and its Restricted Subsidiaries' identity as separate legal entities and to make it apparent to third parties that Borrower and such Restricted Subsidiaries are each an entity with assets and liabilities distinct from those of Holdings and any of Holdings' Affiliates (other than the Borrower and its Subsidiaries) (each of Holdings and such of Holdings' Affiliates are referred to in this Section 6.2(M), as the "Parent"). Without limiting the generality of the foregoing, the Borrower shall:

          (i) require that all full-time employees of the Borrower and each of its Restricted Subsidiaries identify themselves as such and not as employees of its Parent;

          (ii) compensate all employees, consultants, investment bankers, accountants, lawyers and agents directly, from the Borrower's or such Restricted Subsidiary's applicable bank accounts, for services provided to the Borrower or such Restricted Subsidiary by such employees, consultants, investment bankers and agents and, if any employee, consultant, investment banker or agent of the Borrower or any of its Restricted Subsidiaries is also an employee, consultant, investment banker or agent of Parent, allocate the compensation of such employee, consultant, investment banker or agent between the Borrower or the Restricted Subsidiary, as applicable, and the Parent on the basis of actual use of the services so rendered to the extent practicable and, to the extent such allocation is not practical, on a basis reasonably related to actual use of such services;

          (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges and lease and office expenses) for items shared between the Borrower or any Restricted Subsidiary of the Borrower and Parent on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (iv) cause the Borrower and each Restricted Subsidiary of the Borrower to be named as an insured on the insurance policy covering its property, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Borrower or applicable Restricted Subsidiary;

          (v) maintain the Borrower's and its Restricted Subsidiaries' books and records complete and separate from those of the Parent;

          (vi) ensure that any of the Borrower's or Parent's consolidated financial statements or other public information for the Borrower and its Affiliates on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence;

          (vii) not maintain bank accounts or other depository accounts to which the Parent is an account party, into which the Parent makes deposits or from which the Parent has the power to make withdrawals;

          (viii) not permit the Parent to pay any of the Borrower's operating expenses (except when paid and charged pursuant to an allocation based upon actual use, to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use); and

          (ix) not pay dividends or make distributions, loans or other advances to Parent except to the extent duly authorized by its board of directors and in accordance with applicable corporate law.

     (N) Future Liens on Real Property. Subject to such exceptions as are set forth in the Security Agreement with respect to leases, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver to the Agent for the benefit of the Holders of Secured Obligations, contemporaneously with its acquisition or leasing of any real property after the Closing Date, a mortgage, deed of trust, collateral assignment or other appropriate instrument evidencing a Lien upon any such acquired property, lease or interest, to be in form and substance reasonably acceptable to the Agent and subject only to such Liens as otherwise shall be permitted by this Agreement.

     (O) Appraisals; Title Policy Endorsements. (i) If requested by the Agent at any time during the Syndication Period, the Borrower shall cooperate with the Agent in promptly obtaining (and shall reimburse the Agent for all costs and expenses in connection therewith) written appraisals of all of the Borrower's property, plant, equipment and fixed assets, which appraisals shall contain such information and be in such detail as is satisfactory to the Agent and which appraisals shall meet the guidelines established by the regulatory institutions having jurisdiction over banks and other financial institutions and shall be from an appraiser or appraisers satisfactory to the Agent and who meet the competency and independence guidelines established by such regulatory institutions.

          (ii) Within thirty (30) days of the Closing Date the Borrower shall deliver, or cause to be delivered, to the Agent an endorsement to the title policy in respect of the Mortgage removing any survey exception contained in such title policy.

     6.3 Negative Covenants.

     (A) Indebtedness. Neither the Borrower nor any of its Restricted Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Off Balance Sheet Liabilities, except:

          (i) the Obligations;

          (ii) the Transaction Costs;

          (iii) the Indebtedness evidenced by the Senior Subordinated Notes;

          (iv) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

          (v) other Subordinated Indebtedness the terms (including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies) of which are acceptable to the Required Lenders when issued and Permitted Refinancing Indebtedness in respect thereof; provided, however, the aggregate outstanding principal amount of such Subordinated Indebtedness together with the aggregate outstanding principal amount of Indebtedness permitted under clauses (xv) and (xvi) below shall not at any time exceed the then applicable Aggregate Indebtedness Basket;

          (vi) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 6.2(D);

          (vii) Indebtedness constituting Contingent Obligations permitted by
     Section 6.3(E);

          (viii) Indebtedness arising from intercompany loans (a) from any Non-Restricted Subsidiary to the Borrower or to any Restricted Subsidiary,
     (b) from any Restricted Subsidiary to another Restricted Subsidiary, and
     (c) from the Borrower to any Restricted Subsidiary provided the aggregate amount of such Indebtedness under this clause (c) would constitute an Investment permitted under the terms of Section 6.3(D);

          (ix) Indebtedness in respect of Hedging Agreements permitted under
     Section 6.3(R);

          (x) secured or unsecured purchase money Indebtedness (including Capitalized Leases) or Indebtedness or Off Balance Sheet Liabilities in connection with sale and leaseback transactions, synthetic lease transactions, capital expenditures or similar financing transactions incurred by the Borrower or any of its Restricted Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) all such Indebtedness of the Borrower and its Restricted Subsidiaries does not exceed $7,500,000 in the aggregate outstanding at any time, and (4) any Lien securing such Indebtedness is permitted under Section 6.3(C) (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness");

          (xi) Indebtedness with respect to performance, surety, statutory, appeal or similar bonds obtained by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

          (xii) Indebtedness incurred for ordinary administrative expenses, franchise taxes, accounting expenses, legal expenses, employee expenses, lease and office expenses, consultant expenses, investment banker expenses incurred by Holdings on behalf of the Borrower or any Restricted Subsidiary provided the allocation and payment of which complies with the terms of
     Section 6.2(M) above and Section 6.3(F) below;

          (xiii) unsecured Indebtedness with respect to management fees, consulting fees or investment banking fees (or other fees of a similar nature), to the extent that payment thereof would not be prohibited by
     Section 6.3(F);

          (xiv) Indebtedness in connection with the Deferred Limited Interest Guaranty;

          (xv) Indebtedness incurred by the Borrower or any Restricted Subsidiary to the Seller in any Permitted Acquisition as part of the consideration therefor, provided that the aggregate outstanding principal amount of such Indebtedness (including any Contingent Obligations incurred in connection therewith) together with the aggregate outstanding principal amount of Indebtedness permitted under clause (v) above and clause (xvi) below shall not at any time exceed the then applicable Aggregate Indebtedness Basket;

          (xvi) provided no Default has occurred and is continuing at the time of the incurrence thereof, any other Indebtedness which when aggregated with the outstanding principal amount of Indebtedness permitted under clauses (v) and (xv) above does not exceed the then applicable Aggregate Indebtedness Basket in the aggregate at any time;

          (xvii) Indebtedness incurred by any Non-Restricted Subsidiary so long as (a) such Indebtedness is nonrecourse to the Borrower and its Restricted Subsidiaries and the Borrower and its Restricted Subsidiaries have no direct or Contingent Obligations with respect to such Indebtedness and (b) the direct or indirect Indebtedness or Contingent Obligation of the Borrower and its Restricted Subsidiaries in respect thereof is permitted pursuant to clause (xvi) above;

          (xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business; and

          (xix) Indebtedness in connection with agreements providing for indemnification and purchase price adjustments in connection with the sale or disposition of any of the Borrower's or any Restricted Subsidiary's business, properties or assets permitted under the terms of Section 6.3(B);

provided, however, neither the Borrower nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain directly or indirectly liable with respect to such Indebtedness if all such Indebtedness plus the unfunded portion of the Aggregate Revolving Loan Commitment, if funded, would cause the Borrower to exceed the limitation on Indebtedness contained in Section
4.07 of the Indenture (as amended, waived or modified from time to time) or which would render any portion of the Secured Obligations (assuming such Aggregate Revolving Loan Commitment was fully funded) unqualified as "Senior Indebtedness" as defined in the Indenture (as amended, waived or modified from time to time).

     (B) Sales of Assets. Neither the Borrower nor any of its Restricted Subsidiaries shall consummate any Asset Sale except:

          (i) the sale, lease, conveyance, disposition or other transfer of any Inventory in the ordinary course of business;

          (ii) the sale or other disposition of property in respect of ordinary course cash management related transactions in the ordinary course of business with respect to cash and Cash Equivalents;

          (iii) sale, lease, conveyance, disposition or other transfer of Equipment, Receivables or other assets in the ordinary course of the Borrower's business consistent with past practice (with reference to the Target's past practices for periods prior to the Closing Date);

          (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort, or other similar claims of any kind;

          (v) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registration therefor and other similar intellectual property;

          (vi) subject to the limitations set forth in Section 6.3(D), transfer of assets by the Borrower or any of its Subsidiaries to any of the Borrower or a Restricted Subsidiary;

          (vii) any Equity Offering by any Restricted Subsidiary, provided, that
     (a) the proceeds therefrom are used to repay the Obligations or any Indebtedness of such Restricted Subsidiary and (b) after consummation of such Equity Offering, the Borrower shall be the beneficial owner of at least eighty percent (80%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of the applicable Restricted Subsidiary;

          (viii) the sale or disposition of obsolete equipment or other obsolete assets;

          (ix) the exchange of assets for other non-cash assets that (A) are useful in the business of the Borrower and its Restricted Subsidiaries and
     (B) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors of the Borrower in good faith);

          (x) the disposition of obsolete Equipment in the ordinary course of business;

          (xi) transfers of assets (a) from any Non-Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (b) from any Restricted Subsidiary to another Restricted

     Subsidiary and (c) from the Borrower to any Restricted Subsidiary provided the aggregate amount of assets transferred under this clause (c) would constitute an Investment permitted under the terms of Section 6.3(D);

          (xii) transfers of assets constituting Investments permitted by
     Section 6.3(D) and Restricted Payments permitted by Section 6.3(F);

          (xiii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary in connection with a transaction permitted under Section 6.3(I);

          (xiv) the sale of the corporate aircraft owned by the Company on the Closing Date to Robert M. Wolff or his designees;

          (xv) the sale, transfer and/or termination of the officers' life insurance policies in effect as of the Closing Date;

          (xvi) Sale and Leaseback Transactions or other transactions permitted pursuant to Section 6.3(J); and

          (xvii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets, provided that any such transaction (a) is for all cash consideration, (b) is for not less than fair market value (as determined by the board of directors of the Borrower in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in an Authorized Officer's certificate delivered to the Agent or such other evidence as shall be reasonably acceptable to the Agent), (c) if applicable, the provisions of Section 2.5(B)(i) are complied with and (d) when combined with all such other transactions pursuant to this clause (xvii) (each such transaction being valued at book value) (1) during the immediately preceding twelve-month period, represents the disposition of not greater than ten percent (10.0%) of the Borrower's and its Restricted Subsidiaries' consolidated fixed assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (2) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than twenty percent (20.0%) of the Borrower's and its Restricted Subsidiaries' consolidated fixed assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

Not fewer than five (5) Business Days prior to the consummation of any transaction permitted by clause (xvi) above, the Borrower shall deliver to the Agent a certificate of an Authorized Officer certifying compliance with the requirements of clause (xvi) and showing in reasonable detail the calculations on which such certification is based.

     (C) Liens. Neither the Borrower nor any of its Restricted Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

          (i) Liens created by the Loan Documents or otherwise securing the Secured Obligations;

          (ii) Permitted Existing Liens and Liens securing Permitted Refinancing Indebtedness (provided such Liens are subordinated to the Liens created by the Loan Documents or otherwise securing the Secured Obligations);

          (iii) Customary Permitted Liens;

          (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's or any Restricted Subsidiary's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Borrower or its Restricted Subsidiaries other than that purchased or subject to such Capitalized Lease;

          (v) Liens securing Indebtedness permitted under Section 6.3(A)(viii) provided such Liens are subordinated to the Liens created by the Loan Documents or otherwise securing the Secured Obligations;

          (vi) Environmental Liens and Liens in favor of the IRS or the PBGC provided the Indebtedness so secured does not at any time exceed $2,500,000 in the aggregate;

          (vii) Liens with respect to the property or assets of any Restricted Subsidiary in favor of the Borrower or any other Restricted Subsidiary; and

          (viii) other Liens securing Indebtedness of the Borrower or its Restricted Subsidiaries provided the Indebtedness so secured does not at any time exceed $2,000,000 in the aggregate.

In addition, neither the Borrower nor any or its Restricted Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Holders of Secured Obligations, as additional Collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Leases) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Holders of the Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness. Without in any way limiting the foregoing, other than Liens pursuant to the Pledge Agreement, no Liens on any Equity Interests of the Restricted Subsidiaries shall be permitted.

     (D) Investments. Neither the Borrower nor any of its Restricted Subsidiaries shall directly or indirectly make or own any Investment except:

          (i) Investments in Cash Equivalents;

          (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

          (iii) Investments constituting securities or instruments received in connection with the bankruptcy restructuring or reorganization of suppliers and customers and in settlement of delinquent trade or other claims of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments consisting of deposit accounts maintained by the Borrower or any Restricted Subsidiary in connection with its cash management system, provided funds deposited in such deposit accounts (a) are subject to a Collection Account Agreement or (b) do not exceed $150,000 individually or $250,000 in the aggregate for all such other deposit accounts;

          (v) Investments of the Borrower in the Target pursuant to the consummation of the Stock Acquisition in an amount not in excess of the amounts required to be paid pursuant to the Stock Purchase Agreement as in effect as of the date hereof;

          (vi) Investments by any Non-Restricted Subsidiary in the Borrower or any Restricted Subsidiary;

          (vii) Investments by any Restricted Subsidiary in any other Restricted Subsidiary;

          (viii) Investments by any Restricted Subsidiary in the Borrower;

          (ix) Investments by the Borrower in any Restricted Subsidiary; and

          (x) Investments by the Borrower or any Restricted Subsidiary in other Persons which do not in the aggregate exceed the applicable Aggregate Acquisition and Investment Basket at any time.

     (E) Contingent Obligations. Neither the Borrower nor any of its Restricted Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except:

          (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the

     Borrower or such Restricted Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced;

          (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Restricted Subsidiary;

          (iv) Contingent Obligations arising under the Transaction Documents;

          (v) Contingent Obligations with respect to surety and performance bonds obtained by borrower or any subsidiary in the ordinary course of business;

          (vi) Contingent Obligations with respect to the Deferred Limited Interest Guaranty;

          (vii) Contingent Obligations pursuant to the Incentive Compensation Plan;

          (viii) Contingent Obligations of the Restricted Subsidiaries pursuant to the Guaranties; and

          (ix) additional Contingent Obligations, including, without limitation, Contingent Obligations in respect of Indebtedness permitted pursuant to
     Section 6.3(A), which do not exceed an amount in the aggregate at any time equal to $2,500,000; provided, that if the Borrower shall have a Leverage Ratio of less than 4.25 to 1.0 for two consecutive fiscal quarters (as reflected in the financial statements (and corresponding compliance certificate) delivered pursuant to Section 6.1(A)(ii) or 6.1(A)(iii), such amount shall be increased effective as of the date of delivery of such financial statements to $5,000,000.

     (F) Restricted Payments. Neither the Borrower nor any of its Restricted Subsidiaries shall declare or make any Restricted Payment, except:

          (i) the Borrower may make (a) payments to Holdings sufficient to fund Holdings' payments under the Jordan Management Agreement as in effect as of the Closing Date for (1) consulting, financial, management and investment banking fees plus (2) out of pocket expenses and indemnities, provided that the obligations in respect of such fees under the Jordan Management Agreement shall be subordinated expressly to the Secured Obligations and
     (b) distributions to Holdings sufficient to fund Holdings' payment of directors' fees and indemnities (whether or not Holdings applies the funds to the payment of such directors' fees) provided that such Restricted Payments shall not exceed $150,000 plus out of pocket expenses in any fiscal year of the Borrower;

          (ii) so long as Holdings files consolidated income tax returns that include the Borrower, on the Business Day immediately preceding the date on which Holdings shall be required to make any tax related payment to any Governmental Authority, the Borrower may make distributions to Holdings to fund Holdings' payment of tax obligations, from funds legally available for such purpose, in an amount not to exceed the amount calculated pursuant to the Tax Sharing Agreement attached hereto as Exhibit P; provided, Holdings shall in turn utilize such amount thereof as is necessary to pay its consolidated tax obligations; provided, further, that after the occurrence and during the continuance of any Default or Unmatured Default, the amount permitted to be paid to Holdings shall not exceed the lesser of (1) the amount calculated pursuant to the Tax Sharing Agreement, (2) the "Consolidated Tax" (as defined in the Tax Sharing Agreement as in effect on the Closing Date) and (3) the "Calculated Tax" of the "Acquisition Group" (each as defined in the Tax Sharing Agreement as in effect on the Closing Date); and provided, further, any amount otherwise permitted to be paid under this clause (ii) shall be reduced by the amount of any tax related payments made directly by the Borrower or any Subsidiary to any Governmental Authority.

          (iii) the Borrower may make distributions to Holdings to fund (a) payments required to be made by and actually made by Holdings in respect of interest due on an unaccelerated basis on the Holdings Subordinated Debt, unless such payments are prohibited by the subordination terms applicable to such Indebtedness; provided, however, the Borrower may make such distributions with respect to the Holdings Subordinated Debt only on March 1 and September 1 of each year (or the Business Day immediately prior thereto if such date is not a Business Day); (b) (1) payments made by Holdings to repurchase its common stock made pursuant to Section 7.2, 7.3 or 7.4 of the Stockholders Agreement as in effect on the Closing Date and
     (2) payments required to be made by and actually made by Holdings in respect of amounts due on an unaccelerated basis on the Repurchase Indebtedness unless such payments are prohibited by the subordination terms applicable to such Repurchase Indebtedness in an aggregate amount for all such payments under clauses (1) and (2) not to exceed $4,000,000, such distributions to be made not earlier than one Business Day prior to the date on which Holdings is to make such payments; provided, that, Holdings shall first satisfy any such payment obligation by canceling Indebtedness under the Management Note, if any, of the Person to whom Holdings is obligated to make such payment; and (c) mandatory payments of dividends due on the Preferred Stock to the extent Indebtedness for such payments is Permitted Holdings Indebtedness under clause (c) of the definition thereof, such distributions to be made not earlier than one Business Day prior to the date on which Holdings is required to make such payments;

          (iv) the Borrower may make payments to Robert M. Wolff or to Holdings sufficient to make payment of amounts due under the Employment Agreements without taking into account any amendment, modification, supplement or restatement thereof or the adjustment of any such amount pursuant to the terms thereof resulting from a change of facts and circumstances after the date of this Agreement (other than increases in base salary approved pursuant to Section 2 of the Employment Agreement) unless the Agent and the Required Lenders shall have consented to the terms thereof if the effect of such amendment, modification, supplement, restatement or adjustment is to increase the amount or accelerate the time of payment of such amounts;

          (v) the Borrower may make mandatory payments of interest, principal or premium, if any, when due on the Permitted Subordinated Indebtedness unless such payments are prohibited by the terms of such Indebtedness or the subordination agreements related thereto;

          (vi) any Restricted Subsidiary may make distributions to the Borrower or to a Restricted Subsidiary;

          (vii) the Borrower or any Restricted Subsidiary may defease, redeem or repurchase Permitted Subordinated Indebtedness with the net cash proceeds from an issuance of Permitted Refinancing Indebtedness;

          (viii) any Restricted Subsidiary may defease, redeem or repurchase Permitted Subordinated Indebtedness with the net cash proceeds from the substantially concurrent sale (other than to the Borrower or any subsidiary of the Borrower) of Equity Interests of such Restricted Subsidiary (other than Redeemable Stock);

          (ix) payments in connection with the Stock Acquisition and related financing transactions as described under the "The Transactions" and "Use of Proceeds" provisions contained in the Offering Memorandum;

          (x) payments to Holdings in respect of accounting, legal or other professional or administrative expenses or reimbursements or franchise or similar taxes and governmental charges (other than income taxes which shall be governed by clause (ii) above) incurred by it relating to the business, operations or finances of the Borrower and its Restricted Subsidiaries and in respect of fees and related expenses associated with any registration statements relating to the Senior Subordinated Notes filed with the United States Securities and Exchange Commission and subsequent ongoing public reporting requirements with respect to the Notes; and

          (xi) mandatory payments, if any, relating to any purchase price adjustment pursuant to the terms of the Stock Purchase Agreement;

provided, however, that:

          (a) the Restricted Payments by the Borrower described in clause
     (iii)(a) above shall not be permitted if at the date of declaration or payment thereof either the Borrower was not in compliance with the financial covenants set forth in Section 6.4 as of the most recently completed fiscal quarter or if a Default under Section 7.1(a) shall have occurred and be continuing as of such date;

          (b) the Restricted Payments described in clauses (i)(a)(1), (iii)(b),
     (iii)(c) and (v) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom;

          (c) if a Restricted Payment described in clause (i) above shall not be permitted to be made in the period prescribed above, then it cannot be made thereafter until after the Agent's and the Lenders' subsequent receipt of the audited financial statements to be delivered pursuant to Section 6.1(A)(iii), which financial statements shall reflect that no Default or Unmatured Default existed as of the date of such financial statements and the Agent's and the Lender's receipt of quarterly financial statements delivered pursuant to Section 6.1(A)(ii), which financial statements shall reflect that, for two consecutive quarters subsequent to the period in which the Borrower was not permitted to make the Restricted Payment described in clause (i) above, no Default or Unmatured Default existed as of the date of such financial statements; and

          (d) if a Restricted Payment described in clause (iii)(a) above with respect to the Holdings Subordinated Notes shall not be permitted to be made as of one of the dates prescribed above, but the Borrower is subsequently in compliance with the financial covenants in Section 6.4 (and would be in compliance assuming payment of scheduled interest payments on the Holdings Subordinated Debt) and is not in Default under Section 7.1(a), then Borrower may distribute to Holdings and Holdings may pay the interest payments that were not paid when due or a portion of such interest payments to the extent that after such payment Borrower would not be in Default under Section 7.1(a) or Section 7.1(b) with respect to Section 6.4.

     (G) Conduct of Business; Subsidiaries; Acquisitions.

          (i) Neither the Borrower nor any of its Restricted Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar, related or incidental thereto.

          (ii) The Borrower may create, acquire and/or capitalize any Subsidiary organized under the laws of any state of the United States (a "New Subsidiary") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement, provided that:

               (1) each New Subsidiary (other than any Non-Restricted Subsidiary) shall execute a Guaranty of the Obligations,

               (2) each New Subsidiary (other than any Non-Restricted Subsidiary) shall grant to the Agent, for the benefit of Holders of Secured Obligations, Liens on all of its assets, pursuant to documentation (including, without limitation, a Restricted Subsidiary Security Agreement, the various agreements referenced in the Restricted Subsidiary Security Agreement, UCC financing statements and, to the extent applicable Mortgages and Intellectual Property Agreements) in each case in form and substance satisfactory to the Agent,

               (3) all of the Equity Interests in each New Subsidiary owned by the Borrower or any other Restricted Subsidiary shall be pledged to the Agent, for the benefit of Holders of Secured Obligations, pursuant to the Pledge Agreement and other documentation in form and substance satisfactory to the Agent,

               (4) each New Subsidiary (other than a Non-Restricted Subsidiary) shall become a party to a contribution agreement among all of the Restricted Subsidiaries, pursuant to which each party thereto shall be entitled to contribution and indemnification from, and to be reimbursed by, each of the other parties thereto for certain amounts, such contribution agreement to be in form and substance satisfactory to the Agent,

               (5) the Agent and the Lenders shall have been provided with opinions of counsel to the Borrower and the New Subsidiary in connection with the Acquisition and the documentation to be executed and delivered by the New Subsidiary in scope, form and substance reasonably acceptable to the Agent and the Required Lenders,

               (6) each New Subsidiary shall become a party to the Tax Sharing Agreement,

               (7) each New Subsidiary (other than a Non-Restricted Subsidiary) shall become a party to the Deferred Limited Interest Guaranty,

               (8) upon the creation of any such New Subsidiary, the Borrower shall deliver to the Lenders a revised Schedule 5.8 listing such new Subsidiary, and such revised Schedule shall replace the old Schedule and shall be deemed to have become part of the Agreement, and

               (9) on and after the date the Borrower or any Restricted Subsidiary shall create, acquire and/or capitalize any New Subsidiary (other than a Non-Restricted Subsidiary), the Borrower or any Restricted Subsidiary shall own of record and beneficially, with sole voting and dispositive power, at least 80% of the outstanding shares of Voting Stock of each such New Subsidiary, and shall have the power, directly or indirectly, to elect a majority of the board of directors of each such New Subsidiary.

          (iii) Neither the Borrower nor any Restricted Subsidiary shall make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "Permitted Acquisition"):

               (1) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

               (2) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of at least eighty percent (80%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of such entity;

               (3) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower on the Closing Date;

               (4) the aggregate gross purchase price paid (including cash, non-cash consideration and assumption of Indebtedness) in connection with all of such Permitted Acquisitions shall not exceed the Aggregate Acquisitions and Investment Basket;

               (5) prior to each such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the reasonable satisfaction of the Agent and the Required Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 6.3(A) in connection therewith, on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all of the financial covenants contained in Section 6.4 for such four fiscal quarters and the Borrower shall deliver to the Agent consolidating pro forma projections for the four quarter period including the quarter in which such Acquisition is to be consummated for the subsequent 3 fiscal quarters which projections shall indicate that the Borrower shall be able to meet all of its financial covenants during such period;

               (6) the Acquisition is consummated pursuant to a negotiated acquisition agreement and consummated on a non-hostile basis and is one for which the board of directors or other governing body of such Person being acquired has approved the terms of such Acquisition (if such Acquisition is a tender offer for the securities of a Person that is required to file periodic reports under the Exchange Act, or if by the terms of such Acquisition such board or other governing body approval is required) or for which (in any other case) the board of directors or other governing body of the Person owning the stock or assets being acquired (as the case may be) has approved the terms of such Acquisition;

               (7) in the case of the Acquisition by the Borrower or any Restricted Subsidiary of assets in connection with any Permitted Acquisition, the Borrower or Restricted Subsidiary shall have provided to the Agent, prior to the consummation of such Acquisition, updated schedules to the Security Agreement or Restricted Subsidiary Security Agreement, as applicable, and all UCC financing statements and other documentation required pursuant to such Security Agreement or Restricted Subsidiary Security Agreement in connection with the perfection and priority of the Agent's Liens;

               (8) prior to each such Acquisition, the Borrower shall provide the Agent and the Lenders with (a) financial information with respect to the target of such Acquisition (including historical financial statements, to the extent available) and (b) a description of the target of such Acquisition; and

               (9) effective as of the date of each such Acquisition (taking into account the effect of such purchase and any Indebtedness incurred in connection therewith), the Borrower shall deliver to the Agent a Borrowing Base Certificate, which Borrowing Base Certificate shall demonstrate that Revolving Credit Availability shall not be less than $5,000,000.

     (H) Transactions with Shareholders and Affiliates. Except for the transactions contemplated by the agreements, including performance by the applicable parties of the Obligations thereunder, set forth on Schedule 6.3(H) as such agreements are in effect as of the date hereof or any amendment permitted by the terms of this Agreement(provided any payments thereunder shall be governed by the terms of Section 6.3(F)) and except as otherwise permitted herein, neither the Borrower nor any of its Restricted Subsidiaries shall directly or indirectly (i) pay any management fees, consulting fees, investment banking fees or other similar fees or compensation to any of the Jordan Stockholders, Management, MCIT or any other holder or holders of the Borrower's or Holdings' Equity Securities, other than wages, salaries and bonuses of employees who are also stockholders of the Borrower in the ordinary course and consistent with past practices or (ii) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Jordan Stockholder, Management, MCIT or holder or holders of any of its equity securities of the Borrower or Holdings, or with any Affiliate of the Borrower (other than Holdings, the Borrower and its Subsidiaries) which is not its Restricted Subsidiary, on terms that are less favorable to the Borrower or any of its Restricted Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder, Affiliate or MCIT (each such transaction or series of related transactions that are part of a common plan, an "Affiliate Transaction"), except to the extent that such Affiliate Transactions involve aggregate payments or other transfers in an aggregate amount not to exceed $2,500,000 for all such transactions from and after the date hereof. Without in any way limiting the foregoing, without the prior written consent of the Required Lenders, the Borrower shall not agree to any modification of, nor shall it permit, any modification to be made to the Affiliate Notes, nor shall it forgive any amounts payable thereunder, delay the date for payment of any amounts payable thereunder, reduce the interest payable thereunder or accept any non-cash consideration in payment of amounts payable thereunder.

     (I) Restriction on Fundamental Changes. Except for transactions permitted under Sections 6.3(B), 6.3(D) and 6.3(G), neither the Borrower nor any of its Restricted Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Restricted Subsidiary's business or property, whether now or hereafter acquired, except that (i) the Borrower and the Target may consummate the Merger, (ii) a Restricted Subsidiary of the Borrower may be merged into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or another Restricted Subsidiary of the Borrower.

     (J) Sales and Leasebacks; Off Balance Sheet Liabilities. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off Balance

Sheet Liabilities (other than Rate Hedging Obligations permitted to be incurred under the terms of Section 6.3(R) below) unless the aggregate amount, without duplication, of Indebtedness and Off Balance Sheet Liabilities incurred in connection therewith shall be permitted pursuant to Section 6.3(A)(x).

     (K) Margin Regulations. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L) ERISA. The Borrower shall not (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL if such prohibited transaction, could result in liability, individually or in the aggregate, together with all other amounts under this Section 6.3(L) in excess of $2,500,000;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, that has not been waived and that could give rise to a lien under Section 302(f) of ERISA;

          (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan where such failure could give rise to a lien under Section 302(f) of ERISA;

          (iv) terminate, or permit any Controlled Group member to terminate in a distress termination under Section 4041(c) of ERISA, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

          (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto if such failure could result in liability, individually or in the aggregate, together with all other amounts under this Section 6.3(L) in excess of $2,500,000;

          (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment where such failure could give rise to a lien under Section 302(f) of ERISA; or

          (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

     (M) Issuance of Capital Stock. Neither the Borrower nor any of its Restricted Subsidiaries shall issue any Voting Stock other than the issuance of common stock of a Restricted Subsidiary the Net Cash Proceeds of which are utilized in accordance with the requirements of Section 2.5 and provided that the Borrower shall at all times own of record and beneficially, in the aggregate, at least eighty percent (80%) of the shares of the issued and outstanding Voting Stock (measured by voting power rather than number of shares) of each Restricted Subsidiary.

     (N) Corporate Documents. Other than in connection with the Merger, neither the Borrower nor any of its Restricted Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective corporate documents (other than the by-laws and, in the case of by-laws, any of the material terms or provisions thereof) as in effect on the date hereof in any manner adverse to the interests of the Lenders in any material respect without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld).

     (O) Other Indebtedness. The Borrower shall not amend, modify or supplement, or permit any Restricted Subsidiary of the Borrower to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Senior Subordinated Notes or any Permitted Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant to which the Senior Subordinated Notes or any Permitted Subordinated Indebtedness is issued or make any payment required as a result of such an amendment, modification or supplement, where such amendment, modification or supplement provides for the following or which has any of the following effects:

          (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest or how much of such a payment must be paid in cash instead of accrued or paid in kind;

          (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

          (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

          (iv) increases the rate of interest accruing on such Indebtedness;

          (v) provides for the payment of additional fees or increases existing fees;

          (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or a Restricted Subsidiary of the Borrower from taking certain actions), or event of default, in either case, in a manner which is more onerous or more restrictive to the Borrower (or any Restricted Subsidiary of the Borrower) or which is otherwise materially adverse to the Borrower and/or the Lenders or, in the case of adding covenants, which places additional restrictions on the Borrower or a Restricted Subsidiary of the Borrower or which requires the Borrower or any such Restricted Subsidiary to comply with more restrictive financial ratios or which requires the Borrower or any Restricted Subsidiary of the Borrower to better its financial performance from that set forth in the existing financial covenants;

          (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Borrower and/or the Lenders;

          (viii) amends, modifies or supplements the subordination provisions thereof; or

          (ix) modifies the Persons obligated with respect to such Indebtedness.

Neither Holdings, the Borrower nor any of its Subsidiaries shall make any payment or prepayment of principal, interest, fees or other charges on or with respect to, or any redemption, purchase, repurchase, retirement, defeasance, sinking fund or payment on any claim for damages or rescission with respect to the Holdings Subordinated Debt, the Indebtedness evidenced by the Senior Subordinated Notes or any other Permitted Subordinated Debt.

     (P) Fiscal Year. Neither Holdings, the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12- month period ending on June 30 of each calendar year.

     (Q) Subsidiary Covenants. Except as permitted by Section 6.3(G), the Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Restricted Subsidiary, make loans or advances or other Investments in the Borrower or any other Restricted Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Restricted Subsidiary.

     (R) Hedging Obligations. The Borrower shall not and shall not permit any of its Restricted Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to Section 6.2(L) hereof or pursuant to which the Borrower has hedged its actual interest rate, foreign currency or commodity exposure (such hedging agreements are sometimes referred to herein as "Hedging Agreements"). All references in this Agreement to Hedging Agreements with the Lenders shall be deemed to include, without limitation, that certain Confirmation of Interest Rate Swap dated as of November 16, 1993 between the Target and First Chicago, in the notional amount of $7,000,000 (the "Existing First Chicago Hedging Agreement"), and all references in such Existing First Chicago Hedging Agreement to the Credit Agreement dated as of January 28, 1994 among the Target, the lenders parties thereto and First Chicago as agent for such lenders shall instead be references to this Agreement.

     (S) Change of Deposit Accounts. The Borrower shall not, and shall not permit any Restricted Subsidiary to, establish or maintain any deposit account with any bank or other financial institution other than those which have entered into a Collection Account Agreement in form and substance acceptable to the Agent or in connection with which the deposit account constitutes a permitted Investment under Section 6.3(D).

     6.4 Financial Covenants. The Borrower shall comply with the following:

     (A) Defined Terms for Financial Covenants. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

     "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Borrower and its Restricted Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, other than Capital Expenditures in connection with Permitted Acquisitions.

     "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with Agreement Accounting Principles; provided, however, that: (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition shall be excluded and (ii) Consolidated Net Income of any Person will not include, without duplication, any deduction for: (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Account Principles Board Opinion Nos. 16 and 17 as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, Transaction Costs, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with actual or proposed Financings, Acquisitions or Asset Sale (including, but not limited to financing and refinancing fees), (D) any extraordinary or nonrecurring charges related to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (E) any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any persons or businesses either alone or together with the Borrower or any Restricted Subsidiary as permitted by Agreement Accounting Principles or Regulation S-X under the Securities Act of 1933.

     "EBITDA" means, for any period, on a consolidated basis for the Borrower and its consolidated Restricted Subsidiaries, and, for the limited purpose of calculating the financial covenants set forth in this Section 6.4, on a consolidated basis for the Target and its consolidated Subsidiaries for any applicable period prior to the Closing Date, the sum, without duplication, of the amounts (without duplication) for such period of (i) Consolidated Net Income, plus (ii) charges against income for foreign, federal, state and local taxes and, without duplication, Restricted Payments paid in respect of such taxes pursuant to Section 6.3(F)(ii), plus (iii) Interest Expense to the extent deducted in computing Consolidated Net Income, plus (iv) Fees to the extent deducted in computing Consolidated Net Income, plus (v) depreciation expense and other non-cash charges, plus (vi) expenses for the applicable period associated with the Target's corporate aircraft and the Target's shareholder insurance policies, plus (vii) interest income to the extent not already included in Consolidated Net Income, plus (viii) to the extent deducted in computing Consolidated Net Income, all dividend payments on preferred stock, whether or not paid in cash, plus (ix) to the extent deducted in computing Consolidated Net Income, any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109, plus (x) to the extent deducted in computing Consolidated Net Income, accruals in respect of the Incentive Compensation Plan, minus (xi) the portion of Consolidated Net Income attributable to the minority investments in other Persons, except the amount of such portion received in cash by the Company or its Restricted Subsidiaries, plus or minus (xii) extraordinary losses from Asset Sales to the extent deducted in computing Consolidated Net Income or extraordinary gains from Asset Sales (and any unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with Agreement Accounting Principles which have been included in the determination of Net Income).

     "Fees" means fees (including, without limitation, agency and unused commitment fees) and discounts with respect to (i) Letters of Credit and (ii) Indebtedness evidenced by this Agreement.

     "Interest Expense" means, for any period, (i) the total interest expense of the Borrower and its consolidated Restricted Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases), but excluding interest expense not payable in cash (including amortization of discount), plus
(ii) any Restricted Payments made to Holdings in accordance with the provisions of Section 6.3(F)(iii)(a), all as determined in conformity with Agreement Accounting Principles.

     "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles excluding, however, any gain or loss (together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

     (B) Interest Expense Coverage Ratio. The Borrower shall maintain a ratio (the "Interest Expense Coverage Ratio") of (i) EBITDA to (ii) Interest Expense for the applicable period of at least:

          (1) 1.20 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on June 30, 1997 through the fiscal quarter ending on December 31, 1997;

          (2) 1.30 to 1.00 for the fiscal quarter ended on March 31, 1998;

          (3) 1.35 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 1998 through the fiscal quarter ending December 31, 1998;

          (4) 1.40 to 1.00 for the fiscal quarter ending on March 31, 1999;

          (5) 1.45 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 1999 through the fiscal quarter ending December 31, 1999;

          (6) 1.50 to 1.00 for the fiscal quarter ending on March 31, 2000;

          (7) 1.55 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 2000 through the fiscal quarter ending September 30, 2000;

          (8) 1.60 to 1.00 for the fiscal quarter ending on December 31, 2000;

          (9) 1.65 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2001 through the fiscal quarter ending June 30, 2001;

          (10) 1.70 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on September 30, 2001 through the fiscal quarter ending December 31, 2001; and

          (11) 1.75 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case the Interest Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day (provided, however, (a) for the fiscal quarter ending June 30, 1997, the Interest Coverage Ratio shall be calculated using Interest Expense for the fiscal quarter ending June 30, 1997 multiplied by four (4) and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on June 30, 1997, (b) for the fiscal quarter ending September 30, 1997, the Interest Coverage Ratio shall be calculated using Interest Expense for the two fiscal quarters ending September 30, 1997 multiplied by two (2) and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on September 30, 1997, and (c) for the fiscal quarter ending December 31, 1997, the Interest Coverage Ratio shall be calculated using Interest Expense for the three fiscal quarters ending December 31, 1997 multiplied by four-thirds (4/3) and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on December 31, 1997; provided, further, that the Interest Coverage Ratio shall be calculated with respect to Permitted Acquisitions, on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgement).

     (C) Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("Fixed Charge Coverage Ratio") of: (i) EBITDA minus Capital Expenditures to
(ii) the sum of the amounts, without duplication of (a) Interest Expense, plus
(b) Fees, plus (c) Taxes, plus (d) Restricted Payments of the type referred to in clauses (i), (ii), (iii) and (iv) of the definition of Restricted Payments, plus (e) cash payments under the Incentive Compensation Plan, plus (f) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness of the Borrower and its Restricted Subsidiaries during such period of at least:

          (1) 1.00 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on June 30, 1997 through the fiscal quarter ending on March 31, 1998;

          (2) 1.01 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ended on June 30, 1998 through the fiscal quarter ending September 30, 1998;

          (3) 1.02 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending December 31, 1998 through the fiscal quarter ending September 30, 1999;

          (4) 1.03 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending December 31, 1999 through the fiscal quarter ending June 30, 2000;

          (5) 1.04 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ended September 30, 2000 through the fiscal quarter ending December 31, 2000;

          (6) 1.05 to 1.00 for the fiscal quarter ending March 31, 2001; and

          (7) 1.02 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day (provided, however, (a) for the fiscal quarter ending June 30, 1997, the Fixed Charge Coverage Ratio shall be calculated using Interest Expense, Fees and schedule amortization for the fiscal quarter ending June 30, 1997 multiplied by four (4) and Capital Expenditures and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on June 30, 1997, (b) for the fiscal quarter ending September 30, 1997, the Fixed Charge Coverage Ratio shall be calculated using Interest Expense, Fees and schedule amortization for the two fiscal quarters ending September 30, 1997 multiplied by two (2) and Capital Expenditures and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on September 30, 1997, and
(c) for the fiscal quarter ending December 31, 1997, the Fixed Charge Coverage Ratio shall be calculated using Interest Expense, Fees and schedule amortization for the three fiscal quarters ending December 31, 1997 multiplied by four-thirds (4/3) and Capital Expenditures and EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period ending on December 31, 1997; provided, further, that the Fixed Charge Coverage Ratio shall be calculated with respect to Permitted Acquisitions, on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgement).

     (D) Maximum Leverage Ratio. The Borrower shall not permit the ratio ("Leverage Ratio") of (i) Indebtedness and Off Balance Sheet Liabilities incurred pursuant to Section 6.3(J)

(other than Indebtedness in respect of commercial Letters of Credit) of the Borrower and its Restricted Subsidiaries (calculated on a consolidated basis) for borrowed money to (ii) EBITDA to exceed the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

         Period Ending                               Maximum Leverage Ratio
         -------------                               ----------------------
         June 30, 1997                               6.5 to 1.00
         September 30, 1997                          6.5 to 1.00
         December 31, 1997                           6.5 to 1.00

         March 31, 1998                              6.25 to 1.00
         June 30, 1998                               5.95 to 1.00
         September 30, 1998                          5.90 to 1.00
         December 31, 1998                           5.85 to 1.00

         March 31, 1999                              5.75 to 1.00
         June 30, 1999                               5.75 to 1.00
         September 30, 1999                          5.50 to 1.00
         December 31, 1999                           5.50 to 1.00

         March 31, 2000                              5.25 to 1.00
         June 30, 2000                               4.95 to 1.00
         September 30, 2000                          4.90 to 1.00
         December 31, 2000                           4.75 to 1.00

         March 31, 2001                              4.75 to 1.00
         June 30, 2001                               4.75 to 1.00

         September 30, 2001
         and each quarter
         thereafter                                  4.50 to 1.00

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day (provided, however, for the first four of such calculations, the Leverage Ratio shall be calculated using EBITDA of the Target (for the period prior to the Closing Date) and the Borrower (for the period commencing on the Closing Date and thereafter) for the four-quarter period then ending; provided, further, that EBITDA shall be calculated with respect to Permitted Acquisitions on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the Seller, broken down by fiscal quarter in the Borrower's reasonable judgment).


ARTICLE VII:  DEFAULTS

     7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

          (i) Sections 6.1(C) (Lawsuits), 6.1(D) (Insurance), 6.1(E) (ERISA Notices), 6.1(F) (Labor Matters), 6.1(G) (Other Indebtedness), 6.1(H) (Other Reports), 6.1(I) (Environmental Notices), 6.1(K) (Other Information), 6.2(B) (Corporate Powers), 6.2(F) (Inspection of Property), 6.3(L) (ERISA), 6.3(M) (Issuance of Capital Stock), 6.3(N) (Corporate Documents), 6.3(R) (Hedging Obligations) or 6.3(S) (Deposit Accounts) and such failure shall continue unremedied for thirty (30) days;

          (ii) Section 6.1(A) (Financial Reporting), 6.1(B) (Notice of Default) or 6.1(J) (Borrowing Base Certificate) and such failure shall continue unremedied for five (5) Business Days; or

          (iii) Section 6.3(A) (Indebtedness), 6.3(C) (Liens), 6.3(D) (Investments), 6.3(E) (Contingent Obligations), 6.3(F) (Restricted Payments), 6.3(G) (Conduct of Business, Subsidiaries, Acquisitions), 6.3(H) (Affiliate Transactions), 6.3(I) (Fundamental Changes), 6.3(J) (Sale/Leaseback), 6.3(K) (Margin Regulations), 6.3(O) (Other Indebtedness), 6.3(P) (Fiscal Year), or 6.3(Q) (Subsidiary Covenants), or 6.4(B) (Interest Expense Coverage Ratio), 6.4(C) (Fixed Charge Coverage Ratio), or 6.4(D) (Maximum Leverage Ratio).

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Agent or any Lender herein or by the Borrower or any of its Restricted Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d) Other Defaults. The Borrower shall default in the performance of or compliance with any material term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 7.1), or the Borrower or any of its Restricted Subsidiaries shall default in the performance of or compliance with any material term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

     (e) Default as to Other Indebtedness; Operating Leases. The Borrower or any of its Restricted Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which

Indebtedness is in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower or Restricted Subsidiary, as applicable, offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Restricted Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

          (i) An involuntary case shall be commenced against Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries or over all or a substantial part of the property of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries or of all or a substantial part of the property of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

     (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Holdings, the Borrower or any of the Borrower's Restricted Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or
(v) take any corporate action to authorize any of the foregoing.

     (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $2,500,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five
(45) days.

     (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect (other than a partial or full release in accordance with the terms thereof or as a result of any act or omission of the Agent or any Lender) or the Borrower or any of the Borrower's Restricted Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Restricted Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect (other than as a result of any Customary Permitted Lien or a partial or full release in accordance with the terms thereof or as a result of any act or omission of the Agent or any Lender), or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents (other than a partial or full release in accordance with the terms thereof or as a result of any act or omission of the Agent or any Lender).

     (k) Termination Event. Any Termination Event occurs which the Required Lenders believe could reasonably be expected to subject the Borrower to liability, individually or in the aggregate, in excess of $2,500,000.

     (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability, individually or in the aggregate, in excess of $2,500,000.

     (m) Change of Control. A Change of Control shall occur.

     (n) Hedging Agreements. Nonpayment by the Borrower of any obligation within five (5) Business Days of the date when due under any Hedging Agreements entered into with any Lender or the breach by the Borrower of any term, provision or condition contained in any such Hedging Agreements.

     (o) Environmental Matters. The Borrower or any of its Restricted Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Restricted Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Restricted Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Borrower or any of its Restricted Subsidiaries, which, in any case, has or could reasonably be expected to subject the Borrower or any Restricted Subsidiary to liability, individually or in the aggregate, in excess of $2,500,000.

     (p) Guarantor Revocation. Any guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable guarantee agreement or breach any of the terms of such guarantee agreement.

     (q) Failure of Subordination. The subordination provisions of the documents and instruments evidencing the Senior Subordinated Notes, the Deferred Limited Interest Guaranty, the MCIT Turnover Agreement, the Holdings Turnover Agreement, the Jordan Management Agreement, any Permitted Subordinated Indebtedness, Holdings Subordinated Debt or any other Permitted Holdings Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect.

     (r) Holdings Indebtedness. Holdings shall incur any Indebtedness other than Permitted Holdings Indebtedness or Holdings shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Permitted Holdings Indebtedness the outstanding principal amount of which Indebtedness is in excess of $5,000,000 or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Permitted Holdings Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that Holdings offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Holdings (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (s) Holding Company Investments and Activities. Holdings shall (i) make any Investment other than (w) Investments in the Borrower, (x) Investments in the Management Notes, (y) other loans to employees and (z) Investments in Cash Equivalents; (ii) engage directly or indirectly (other than indirectly as a result of its ownership of the Equity Interests of the Borrower) in any operating business enterprise or other activities other than the ownership of the Equity Interests of the Borrower and the activities incidental thereto; or
(iii) create, capitalize or acquire any Subsidiary other than the Borrower and its Subsidiaries.

     (t) Turnover by Holdings of Restricted Payments. In the event that any Restricted Payments are made by Borrower to Holdings in violation of Section 6.3(F), such Restricted Payment shall not be paid over by Holdings to the Agent for application to or as collateral for the payment of the Obligations promptly but in any event within five (5) days of request therefor by the Agent or any Lender or any other material default or breach shall have occurred under the terms of the Holdings Turnover Agreement.

     (u) MCIT Turnover. Any material default or breach shall have occurred under the terms of the MCIT Turnover Agreement.

     (v) Pledge of Borrower's Equity Interests. Holdings shall pledge, hypothecate, encumber or otherwise create, incur, assume or suffer to exist any Lien (other than any Customary Permitted Lien) upon or with respect to any Equity Interests of the Borrower.

     (w) Holdings shall fail to pay all taxes, assessments and other governmental charges within thirty (30) days following the imposition thereof upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon; provided, however, that no such taxes, assessments and governmental charges (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

     (x) Title Policy Endorsement. A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 8.3.


ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES

     8.1 Termination of Commitments; Acceleration. If any Default described in
Section 7.1(f) or 7.1(g) occurs with respect to the Borrower, Holdings or any Restricted Subsidiary the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs and shall be continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives; provided that if such Default is cured or waived by the Required Lenders (or all of the Lenders if required pursuant to Section 8.3), the obligation of the Lenders to make Loans shall be reinstated.

     8.2 Defaulting Lender. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.10;

          (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("Cure Loans") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

          (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

          (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose Pro Rata Shares represent equal to or greater than sixty-six and two thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; and

          (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with Section 8.2(ii),
     (A) such Lender shall not be entitled to (and the Borrower shall not be obligated to make any payment in respect of) any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to (and the Borrower shall not be obligated to make any payment in respect of) any letter of credit fees.

     8.3 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Postpone or extend the Revolving Loan Termination Date, either Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations, provided that any modification of the last sentence of Section 2.5(A) or the provisions of Section 2.5(B)(i)(e) which reduces the percentage of any prepayment to the Term Loan A Lenders or Term Loan B Lenders shall require the consent of (1) those Lenders whose aggregate A Term Loans are greater than or equal to 662/3 of the aggregate A Term Loans, if the Term Loan A Lenders' prepayment percentage is reduced, or (2) those Lenders whose aggregate B Term Loans are greater than or equal to 662/3 of the aggregate B Term Loans, if the Term Loan B Lenders' prepayment percentage is reduced and (b) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

          (ii) Reduce the principal amount of any Loans or L/C Obligations or the rate of interest thereon or any fees or other amounts payable to such Lender.

          (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

          (iv) Increase the amount of the Revolving Loan Commitment or any Term Loan Commitment of any Lender hereunder (except with respect to an increase in the amount, or other modification to the terms or components, of the Borrowing Base).

          (v) Permit the Borrower to assign its rights under this Agreement.

          (vi) Amend this Section 8.3.

          (vii) Release any guarantor (including without limitation any Restricted Subsidiary) of the Obligations or all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent or (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Agent may waive payment of the fee required under Section 12.3(B) without obtaining the consent of any of the Lenders.

     8.4 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


ARTICLE IX:  GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall only be deemed to be made on the Closing Date and each Borrowing Date and shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 9.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.3 within one
(1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Effective Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

     9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7 Expenses; Indemnification.

     (A) Expenses. The Borrower shall reimburse the Agent for any reasonable and documented costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, amendment and modification of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable and documented costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement (whether by legal proceedings, negotiation, or otherwise) of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit, collateral analysis or other business analysis performed by the Agent or any of its agents for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis (provided, however, that the Borrower's obligation to reimburse the Agent for such expenses incurred at a time when no Default has occurred and is continuing shall be limited in each fiscal year to the audit expense annual cap amount separately agreed to in the letter dated February 27, 1997 from the Agent to the Borrower). Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 9.7(A).

     (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Stock Acquisition or Merger, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of Holdings, the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from (x) a dispute among the Lenders or a dispute between any Lender and the Agent, (y) a dispute between the Agent or any Lender and any participant or among them or (z) the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by Holdings, the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement, the other Loan Documents or in connection with the Stock Purchase Acquisition (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

     (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

     9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.11 GOVERNING LAW. THE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING ANY OF THE FOREGOING, ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     9.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF BOND.

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS.

     (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON.

     (C) SERVICE OF PROCESS; WAIVERS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, IRREVOCABLY APPOINTS THE CORPORATION TRUST COMPANY, THE BORROWER'S REGISTERED AGENT, WHOSE ADDRESS IS CORPORATION TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801, AS THE BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE AND EACH OF THE OTHER PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (D) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR

OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     9.13 JURY TRIAL WAIVER; ADVICE OF COUNSEL

     (A) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (B) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 9.13, WITH ITS COUNSEL.

     9.14 Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Restricted Subsidiary, any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Subsidiary Guarantor all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Restricted Subsidiary (whether constituting part of Collateral given to any Holder of Secured Obligations or the Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and are subordinated to the rights of the Holders of Secured Obligations and the Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Holders of Secured Obligations have been terminated. If all or any part of the assets of any Restricted Subsidiary, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Restricted Subsidiary, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Restricted Subsidiary is dissolved or if substantially all of the assets of any Restricted Subsidiary are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Subsidiary Guarantor to the Borrower ("Intercompany Indebtedness") shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. The Borrower irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of the Borrower or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Section 9.14. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements among the Borrowers and the Holders of Secured Obligations, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holders of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements among the Borrower and the Holders of Secured Obligations have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against any Restricted Subsidiary.

     9.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


ARTICLE X:  THE AGENT

     10.1 Appointment; Nature of Relationship. The First National Bank of Chicago is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Agent is merely acting as the representative of the Holders of Secured Obligations with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the contractual representative of the Holders of Secured Obligations, the Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

     10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

     10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

     10.4 No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, Holdings, the Borrower or any of their respective Subsidiaries.

     10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

     10.9 Rights as a Lender. With respect to its Revolving Loan Commitment, its Term Loan Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Holdings and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.12 Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations other than the Agent shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

          (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

          (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.12(c).

          (d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.


ARTICLE XI:  SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Designated Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     11.3 Application of Payments. Subject to the provisions of Section 2.5 and
Section 8.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 11.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

          (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

          (B) second, to pay interest on and then principal of any advance made under Section 9.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

          (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

          (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

          (E) fifth, to pay interest due in respect of Swing Line Loans;

          (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

          (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

          (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Hedging Agreements with any Lender (or affiliate thereof) in such order as the Agent may determine in its sole discretion;

          (I) ninth, to provide required cash collateral if any pursuant to
     Section 2.24; and

          (J) tenth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to the outstanding Revolving Loans and, second, to the outstanding Term Loans, in each case, first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the issuer(s) of Letters of Credit and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (H) of this Section 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this Section 11.3 may be changed only with the prior written consent of the Agent.

     11.4 Relations Among Lenders.

     (a) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 11.1, the proceeds of which are applied in accordance with this Agreement each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

     (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to Section 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
12.3 hereof. Notwithstanding clause (ii) of this Section 12.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2 Participations.

     (A) Permitted Participants; Effect. Subject to the terms set forth in this
Section 12.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro-rata or non pro-rata basis; provided that without the prior consent of the Agent the amount of such participation shall not be for less than $5,000,000. Notice of such participation to the Borrower and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Section 2.15(E) and Article III hereof, the Participants shall be entitled to the same rights and duties as if they were Lenders. Any provision hereof to the contrary notwithstanding, no Participant shall be entitled to receive any greater payment under Section 2.15(E) or Article III than the Lender from which such Participant purchased its participation would have been entitled to receive had no such participation taken place.

     (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

     (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.

     (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all or any portion of the Loans owing to it, all or any portion of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section 12.3 on a pro rata or non-pro rata basis; provided, however that no such assignment to a Purchaser which is not a Lender or Affiliate thereof shall be permitted without the Borrower's prior written consent (which consent shall not be unreasonably withheld provided it shall be deemed reasonable grounds for denying such consent, without limitation, if the Borrower determines that such assignment may reasonably be expected to result in the payment by the Borrower of amounts under Section 2.15(E) or Article III greater than would be payable if such assignment were not consummated and the proposed assignee is not willing to waive such amounts). Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit G hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves Loans and Commitments in an aggregate amount of at least $5,000,000. Notice to the Agent and consent of the Agent (which consent shall not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

     (B) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit G hereto (a "Notice of Assignment"), together with any consent required by Section 12.3(A) hereof, and (ii) payment of a $3,500 fee by the assignee or assignor (as agreed) to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

     (C) The Register. The Agent shall maintain at its address referred to in
Section 13.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 12.3 and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     12.4 Confidentiality. Subject to Section 12.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being agreed that such confidential information and other information are intended to be used solely in connection with evaluation of the performance of the Borrower and its Restricted Subsidiaries by the Lenders under the Loan Documents and the enforcement of rights and obligations under the Loan Documents, and are not to be used for any other purpose, including in connection with extending of credit to, analyzing or advising any competitor of the Borrower; provided, however, any Lender may make disclosure as required or requested by any Governmental Authority or representative thereof or pursuant to legal process. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower.

     12.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Holdings, the Borrower and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 12.4 the confidentiality of any confidential information described therein; and provided, further, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it in connection with this Agreement..


ARTICLE XIII:  NOTICES

     13.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties; provided, however, that borrowing notices shall be delivered to the Agent at One First National Plaza, Suite 0173, Chicago, Illinois 60670-0088, Attention: Nathan L. Bloch, Telephone No.: 312/732-2243, Facsimile No.: 312/732-1117. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                  [Remainder of This Page Intentionally Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                 GFSI, INC.,
                                 as the Borrower


                                 By: /s/ A. Richard Caputo, Jr.
                                    --------------------------------------------
                                    Name:  A. Richard Caputo, Jr.
                                    Title: Vice President

                                 Address:
                                 9700 Commerce Parkway
                                 Lenexa, KS 66219
                                 Attention:  Robert Shaw
                                 Telephone No.:  913/888-0445
                                 Facsimile No.:   913/752-3346

                                 with a copy to:

                                 The Jordan Company
                                 9 West 57th Street, 40th Floor
                                 New York, New York  10019
                                 Attention:  A. Richard Caputo, Jr.
                                 Telephone:  212/572-0800
                                 Facsimile No.: 212/755-5263


                                 THE FIRST NATIONAL BANK OF
                                 CHICAGO, as Agent, as the Swing Line Bank
                                   and as a Lender

                                 By: /s/ Nathan L. Bloch
                                    --------------------------------------------
                                    Name:  Nathan L. Bloch
                                    Title:  First Vice President

                                 Address:
                                 One First National Plaza
                                 Suite 0088
                                 Chicago, Illinois  60670-0173
                                 Attention:  Nathan L. Bloch
                                 Telephone No.: 312/732-2243
                                 Facsimile No.: 312/732-1117


                    Signature Page to GFSI Credit Agreement
                         dated as of February 27, 1997

                                   EXHIBIT A
                                       TO
                                CREDIT AGREEMENT

                       Form of Borrowing Base Certificate
                       ----------------------------------

                                    Attached

                           BORROWING BASE CERTIFICATE

TO:   The First National Bank of Chicago, as Agent
      One First National Plaza
      Suite 0173
      Chicago, IL  60670-0173


I. GROSS AMOUNT OF ELIGIBLE RECEIVABLES

   1. Face Amount of All Receivables                 $
                                                        ----------
   2. Less:  Receivables aged over
             90 days from due date
             or 120 days after date
             of original invoice                     ($
                                                        ----------
   3. Cross-aged Receivables                         ($
                                                        ----------
   a. Aggregate of Cross-aged Receivables             $
                                                        ----------
   b. If amount in (a) exceeds $500,00               ($
                                                        ----------
   4. Less:  Receivables owing from one
             Account Debtor in excess
             of 20% of Eligible
             Receivables                             ($
                                                        ----------
   5. Less:  Affiliate Receivables                   ($
                                                        ----------
    6.  Less:  Non-Complying Federal
              Governmental Receivables               ($
                                                        ----------
   7.  Less:  Non-complying State and
              Municipal Receivables                  ($
                                                        ----------
   8.  Less:  Non-U.S. or Canadian (other
              than Quebec) Receivables
              (except up to $1,000,000
              of Quebec Receivables) in
              excess of $1,000,000                   ($           )
                                                        ----------
   9. Less:  Receivables subject to
             offset or counterclaim                  ($           )
                                                        ----------
 10.  Less:  Other Ineligible Receivables            ($           )
                                                        ----------
 11.  Total of Ineligible Receivables and
      Reserves (Sum of Lines 2 through 10)           ($           )
                                                        ----------
 12.  Outstanding face amount of Eligible
      Receivables (Line 1, minus Line 11)             $
                                                        ----------

 13.  Less: 50% of all accrued advertising
            incentives                                $
                                                        ----------
 14.  Gross Amount of Eligible Receivables
      (Line 12 minus Line 13)                         $
                                                        ----------

 15.   Availability from Eligible Receivables
       (85% of Line 14)                       =       $
                                                        ----------
II. GROSS AMOUNT OF ELIGIBLE INVENTORY

 16.  Total Amount of Inventory                      ($          )
      (Lower of FIFO or Market)                        ---------

  17.  Less:  Obsolete and not                       ($          )
              currently saleable                       ----------
              Inventory

  18.  Less:  Packaging material,                    ($           )
              supplies, raw                            ----------
              materials, and work
              in process

   19.  Less:  Consigned Inventory                   ($           )
                                                        ----------
   20.  Less:  Goods in transit in                   ($           )
               excess of $7,500,000                     ---------

   21.  Less:  Inventory subject to                  ($           )
               a third party Lien                       ----------

   22.  Less:  Inventory not                         ($           )
               subject to first and                    ----------
               perfected security
               interest of the
               Agent

   23.  Less:  Inventory at non-permissible third    ($           )
               party locations                          ---------

   24.  Less:  Inventory evidenced                   ($           )
               by a Receivable                          ----------

   25.  Less:  Other Ineligibles                     ($            )
                                                        ----------

   26.  Total of Ineligible Inventory                ($           )
         and Reserves (sum of Lines 17                  ----------
         through 25)

   27.  Gross Amount of Eligible                     ($           )
        Inventory (Line 16 minus                        ----------
        Line 26)                                  x      .65

                                                        ----------


   28.  Inventory Availability from
        Eligible Inventory By
        Reference to Gross Amount of
        Eligible Inventory (65% of
        Line 27)                                      $
                                                        ----------
III.  OTHER ITEMS

   29. Less:  Other Reserves                         ($
                                                        ----------
   30. Borrowing Base (sum of lines 15 and 28
       minus 29)                                      $
                                                        ----------
IV.   CALCULATION OF MAXIMUM AVAILABLE AMOUNT

   31. Aggregate Revolving Loan Commitments           $
                                                        ----------
   32. Less:  Commercial and Standby
              Letter of Credit Obligations           ($
                                                        ----------
  33.  Less:  Outstanding Revolving Loans            ($
                                                        ----------
  34.  Amount available as measured by the
       commitment level (Line 28 minus
       the sum of Lines 32 and 33)                    $
                                                        ----------
  35.  Borrowing Base (Line 30)                       $
                                                        ----------
  36.  Less:  Outstanding Revolving Loans            ($
                                                        ----------
  37.  Less:  Standby Letter of
              Credit Obligations                     ($
                                                        ----------
  38.  Maximum Available Amount available
       as measured by the Borrowing Base
       (Line 35 minus the sum of Lines 36
                -----
        and 37)                                       $
                                                       ===========

  39.  Unused Availability (Lesser of
       Line 34 and Line 38)                           $
                                                        ----------

      Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement ("Credit Agreement") dated as of February 27, 1997 among GFSI, Inc. ("Borrower"), the financial institutions from time to time parties thereto (the "Lenders"), and The First National Bank of Chicago, as contractual representative on behalf of itself and the other Lenders (the "Agent"), as amended, restated, supplemented or otherwise modified from time to time, Borrower is executing and delivering to Agent this Borrowing Base Certificate [accompanied by supporting data] (collectively referred to as "Certificate"). Borrower warrants and represents to the Agent and the

Lenders that this Certificate is true, correct, and based on information contained in Borrower's own records. Borrower, by the execution of this Certificate, hereby ratifies, conforms and affirms all of the terms, conditions and provisions of the Credit Agreement, and further certifies on the date of this certificate, that the Borrower is in compliance with said Credit Agreement.


Dated: ____________________

                                     GFSI, INC.



                                     By:
                                         ----------------------------
                                         Name:
                                         Title:

                                   EXHIBIT B
                                       TO
                                CREDIT AGREEMENT


                           Revolving Loan Commitments
                           --------------------------


                      Amount of Revolving        % of Revolving
Lender                  Loan Commitment          Loan Commitment
------                -------------------        ---------------

The First National
Bank of Chicago             $50,000,000                  100.00%



TOTAL                       $50,000,000                  100.00%



                             Term Loan Commitments
                             ---------------------


                       Amount of Term            % of Term
Lender                Loan A Commitment         Loan A Commitment
------               -------------------       -----------------

The First National
Bank of Chicago             $40,000,000               100.00%



TOTAL                         $40,000,000           100.00%


                    Amount of Term            % of Term
                    Loan B Commitment         Loan B Commitment
                    -----------------         -----------------

The First National
Bank of Chicago          $25,000,000               100.00%



TOTAL                    $25,000,000               100.00%

                                   EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                             Form of Revolving Note
                             ----------------------


                              REVOLVING LOAN NOTE


U.S.$[         ]                                               Chicago, Illinois
      ---------                                                February __, 1997


     FOR VALUE RECEIVED, the undersigned, GFSI, INC., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the principal sum of [_______] AND NO/100 DOLLARS ($[____]), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below) on the "Revolving Loan Termination Date" (as defined in the Credit Agreement), or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof, in the case of Eurodollar Rate Loans, or the amount of principal paid or prepaid with respect to such Revolving Loan, as the case may be; provided that the
                                                         --------
failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Revolving Loan Note is one of the "Revolving Notes" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 27, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan being evidenced by this Revolving Loan Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof, without penalty or premium, upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.

     Whenever in this Revolving Loan Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     This Revolving Loan Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Illinois.


                              GFSI, INC.


                              By:_________________________
                                       Name:
                                       Title:

    SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS
    -------------------------------------------------------


                                                      Amount of
                                          Principal    Unpaid
        Amount of   Type of   Interest     Paid or    Principal    Notation
Date      Loan       Loan    Period/Rate   Prepaid     Balance      Made By
----    ---------   ------   -----------  ---------   ----------   ---------

                                  EXHIBIT C-1
                                       TO
                                CREDIT AGREEMENT

                            FORM OF SWING LINE NOTE
                            -----------------------



                                SWING LINE NOTE


U.S. $2,000,000                                                Chicago, Illinois
                                                               February 27, 1997


     FOR VALUE RECEIVED, the undersigned, GFSI, INC., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000), or, if less, the aggregate unpaid amount of all "Swing Line Loans" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below) on the "Termination Date" (as defined in the Credit Agreement), or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each Swing Line Loan, and upon each payment or prepayment of principal of each Swing Line Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Swing Line Loan, or the amount of principal paid or prepaid with respect to such Swing Line Loan, as the case may be; provided
                                                                     --------
that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Swing Line Note is the "Swing Line Note" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 27, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Loan being evidenced by this Swing Line Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.

     Whenever in this Swing Line Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Swing Line Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     This Swing Line Note shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Illinois.


     GFSI, INC.

     By:  _______________________________
     Name:  ____________________________
     Title:  _____________________________

    SCHEDULE OF SWING LINE LOANS AND PAYMENTS OR PREPAYMENTS
    --------------------------------------------------------


                               Amount of
                   Principal     Unpaid
       Amount of   Paid or     Principal     Notation
Date     Loan      Prepaid      Balance       Made By
----   ---------   ---------   ---------     --------

                                   EXHIBIT D
                                       TO
                                CREDIT AGREEMENT

                 Stock Purchase Agreement for Stock Acquisition
                 ----------------------------------------------

                                    Attached

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                    ----------------------------------------
                                     AMONG
                                     -----
                              GFSI HOLDINGS, INC.,
                              --------------------
                                   GFSI, INC.
                                   ----------
                                      AND
                                      ---
                            ALL THE SHAREHOLDERS OF
                            -----------------------
                               WINNING WAYS, INC.
                               ------------------

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK
                    ----------------------------------------

         THIS AGREEMENT FOR PURCHASE AND SALE or STOCK (this "AGREEMENT"), dated as of the 24th day of January, 1997, is made by and among the individuals and entities listed on Schedule X attached hereto, being the holders of all of the outstanding shares of stock of Winning Ways, Inc., a Missouri corporation (the "COMPANY"), all of said individuals being hereinafter collectively referred to as the "Sellers," GFSI HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), and GFSI, INC., a Delaware corporation ("Acquisition").


                                   ARTICLE 1
                                   ---------
                           PURCHASE AND SALE: PRICE
                           ------------------------

         1.1 Effectiveness of Agreement; Purchase and Sale of the Shares.
             -----------------------------------------------------------

         1.1.1 This Agreement shall become effective and enforceable against the parties hereto only upon the satisfaction of each of the conditions precedent set forth in Section 6.6 of this Agreement. Once this Agreement becomes
             -----------
effective, (i) Holdings' and Acquisition's obligations to consummate the transactions contemplated hereby shall be conditioned upon satisfaction of the conditions set forth in Article 7 and (ii) the Sellers' obligations to consummate the transactions contemplated hereby shall be conditioned upon satisfaction of the conditions set forth in Article 8.

         1.1.2 At the Closing (as hereinafter defined) and in the manner herein provided, the Sellers shall sell and deliver all of the shares of capital stock of the Company (hereinafter collectively called the "SHARES") to Acquisition and Holdings, and Acquisition and Holdings shall purchase the Shares from the Sellers on the terms and conditions set forth herein.

         1.2 Definitions. For purposes of this Agreement, the following terms
             -----------
shall have the meanings set forth below:

         "ADJUSTED NET WORTH" shall mean the sum of (i) the Company's Net Stockholders' Equity, as reflected on the Closing Balance Sheet (after the accrual and/or payment of any distributions, dividends or bonuses declared and/or paid under Section 4.4 hereof), plus (ii) the principal amount of the
                  -----------
Company's Closing Debt (excluding all interest and fees related to such debt).

         "CLOSING BALANCE SHEET" shall mean the statement of financial position of the Company as of the Closing, without giving effect to the transactions contemplated by this Agreement, as prepared by the Company in accordance with GAAP (as defined in Section 12.5),
                                                       ------------
 consistently applied.

           "CLOSING DEBT" shall mean, as of the Closing, the amount of any indebtedness of the Company for (i) borrowed money, whether due to banks, financial institutions or any other party, including all accrued interest and fees related to such indebtedness, or (ii) capital leases.

           "CLOSING DEBT DEFICIENCY" shall mean the amount by which the Closing Debt, as finally determined pursuant to Section. 1.4.3,
                                                     --------------
 exceeds the Estimated Closing Debt.

           "CLOSING DEBT SURPLUS" shall mean the amount by which the Estimated Closing Debt exceeds the Closing Debt, as finally determined pursuant to Section 1.4.3.
                        -------------

           "CLOSING FINANCIALS AND COMPUTATIONS" shall mean the
 Closing Balance Sheet and the calculations of the amounts of Closing Debt and Adjusted Net Worth based on the Closing Balance Sheet.

           "DURABLE POWER OF ATTORNEY" shall mean an instrument in the form of a Durable Power of Attorney to be executed by each of the Sellers (other than those Sellers executing this Agreement personally) and by the Sellers' Agents which, among other things, shall appoint the Sellers' Agents as the agents of Sellers and define the responsibilities of the Sellers' Agents.

           "ESCROW AGENT" shall mean the law firm of Rose, Brouillette & Shapiro, P.C.

           "ESCROW AGREEMENT" shall mean the escrow agreement to be executed immediately prior to the Closing by the Escrow Agent
 Acquisition and the Sellers' Agents (as defined below), the form of which is attached hereto as Exhibit 1.2.1.
                             -------------

           "ESTIMATED CLOSING DEBT" shall mean the Company's good faith written estimate of the Closing Debt, which shall be delivered to Acquisition no more than five (5) nor less than two (2) business days prior to the Closing Date.

           "NET WORTH DEFICIENCY" shall mean, the amount, if any, by which (i) $63,800,000 exceeds (ii) the Adjusted Net Worth, as finally determined pursuant to Section 1.4.3 hereof.
                                -------------
           "NET WORTH SURPLUS" shall mean, the amount, if any, by which (i) the Adjusted Net Worth, as finally determined pursuant to
 Section 1.4.3 hereof, exceeds (ii) $63,800,000.
 -------------

            "SELLERS' AGENTS" shall mean any of Wolff, Robert Shaw, John Menghini, Larry D. Graveel and Michael H. Gary, as agents for each of the Sellers, and any successor Sellers' Agents. Any reference to the Sellers' Agents shall be deemed to be a reference to any one of such individuals, any three of whom shall have the power and authority to bind those Sellers executing a Durable Power of Attorney.

          "WOLFF" shall mean Robert M. Wolff, individually.

            1.3  Preliminary Purchase Price. Subject to the terms and
                 --------------------------
  conditions of this Agreement and in reliance on the covenants, representations and warranties of the Sellers herein contained (including, without limitation,, the sale, conveyance, transfer and delivery of the Shares to Holdings and Acquisition), Acquisition and Holdings, collectively, shall pay to the Sellers at the Closing an amount equal to (x) $232,900,000 less (y) the Estimated Closing Debt subject to adjustment as of the Closing Date pursuant to
  Section 1.4 hereof, to be paid as follows:
  -----------

            1.3.1 Holdings shall pay $100,000 to the Sellers by delivery of an aggregate of 100,000 shares of Holdings' Class A Common Stock, par value $0.01 per share, in an exchange that is intended to qualify as a tax-free exchange pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the Code");

            1.3.2 Holdings shall pay $13,500,000 to the Sellers by delivery of an aggregate of 13,500,000 shares of Holdings' Class A Preferred Stock, par value $0.01 per share, in an exchange that is intended to qualify as a tax-free exchange pursuant to the provisions of Section 351 of the Code;

            1.3.3 Subject to the provisions of the following sentence, Acquisition shall pay to the Sellers' Agents, for the benefit of all of the Sellers, an aggregate amount of $219,300,000 minus the amount of the Estimated Closing Debt, the resulting
  -----
  amount of which is hereinafter referred to as the "PRELIMINARY CASH PURCHASE PRICE." Six hundred thousand dollars ($600,000) of the Preliminary Cash Purchase Price shall be paid to the Escrow Agent for the benefit of the Sellers, to be held pursuant to the terms of the Escrow Agreement and distributed in accordance with the terms of section 1.4. The balance of the Preliminary Cash Purchase Price
     -----------
  shall be paid to the Sellers' Agents, for the benefit of the Sellers, by wire transfer of immediately available funds to the account designated by the Sellers' Agents in writing to Acquisition no less than five (5) days prior to the Closing.

         1.4 Post-Closing Adjustments.
             ------------------------

         1.4.1 No later than sixty (60) days after the Closing Date, the Company shall prepare, or cause to be prepared, and deliver to the parties hereto the Closing Financials and Computations.

         1.4.2 Acquisition, the Sellers' Agents and their respective accountants shall, within fifteen (15) days following receipt of the Closing Financials and Computations (the "REVIEW PERIOD"), complete their review of the Closing Financials and Computations. On or before the last day of the Review Period, Acquisition or the Sellers' Agents (the "OBJECTING PARTY") shall inform the other (the "NON-OBJECTING PARTY") in writing of any objections to the calculation of the Closing Debt and/or Adjusted Net Worth as shown in the Closing Financials and Computations (the "OBJECTIONS"), setting forth detailed written explanations of the Objections and the adjustments which the Objecting Party believes should be made to the Closing Debt and/or Adjusted Net Worth. The amount of the Preliminary Cash Purchase Price, Closing Debt and/or Adjusted Net Worth not affected by the Objections will be deemed to be final as set forth in the Closing Financials and Computations. Following its receipt of the Objections, the Non-Objecting Party shall have 10 days to review and respond in writing to the Objections. Acquisition and the Sellers' Agents will then have an additional fifteen (15) days at the end of such period to attempt to resolve in good faith the Objections.

         1.4.3 If Acquisition and the Sellers' Agents are unable to resolve all of their disagreements with respect to the Objections within the time periods specified in Section 1.4.2 above, they shall refer any unresolved Objections to
             -------------
Deloitte & Touche LLP or to such other nationally-recognized firm of independent certified public accountants as to which the parties mutually agree (the "ARBITRATOR"), who shall determine, based on the information submitted by Acquisition and the Sellers' Agents (and not by independent review), and only with respect to the remaining differences so submitted, whether and to what extent the Closing Debt and/or Adjusted Net Worth, as shown in the Closing Financials and Computations, require adjustment. The Arbitrator's determination shall be conclusive and binding upon the Sellers and Acquisition. The cost of such Arbitrator's review shall be borne equally by the Sellers and Acquisition. Unless the Sellers' Agents and Acquisition otherwise agree in writing, "CLOSING DEBT" and "ADJUSTED NET WORTH" shall be (i) the amount of Closing Debt and/or Adjusted Net Worth, respectively, set forth in the Closing Financials and Computations in the event that neither Acquisition or the Sellers' Agents deliver any Objections within the Review Period or (ii) the amount of Closing Debt and/or Adjusted Net Worth as adjusted by the Arbitrator.

         1.4.4 If, as a result of such computations, there is a Closing Debt Deficiency, the amount of the Closing Debt Deficiency shall be paid to Acquisition, first from the funds held by the Escrow Agent and, to the extent such funds are not adequate to pay Acquisition for all of the Closing Debt Deficiency, then Sellers shall pay the remaining amount of such deficiency to Acquisition as a post-Closing purchase price adjustment.

         1.4.5 If, as a result of such computations, there is a Closing Debt Surplus, Acquisition shall pay the amount of such surplus to Sellers' Agents, for the benefit of the Sellers, as a post-Closing purchase price adjustment.

         1.4.6 It, as a result of such computations, there is a Net Worth Deficiency, the amount of the Net Worth Deficiency shall be paid to Acquisition, first from the funds held by the Escrow Agent and, to the extent such funds are not adequate to pay Acquisition for all of the Net Worth Deficiency (including any payment that may be required pursuant to Section 1.4.4 above), then Sellers
                                             -------------
shall pay the remaining amount of such deficiency to Acquisition as a post-Closing purchase price adjustment.

         1.4.7 If, as a result of such computations, there is a Net Worth Surplus, Acquisition shall pay the amount of such surplus to the Sellers' Agents, for the benefit of the Sellers, as a post-Closing purchase price adjustment.

         1.4.8 Any amounts owed to the Sellers or Acquisition, as the case may be, under Sections 1.4.4, 1.4.5, 1.4.6 or 1.4.7 hereof shall be paid within ten
          --------------  -----  -----    -----
(10) days following the final determination of the Closing Debt and/or Adjusted Net Worth, as the case may be. Any amount not paid within such time period shall bear interest from the due date until paid at a rate of 12k per annum.

         1.5 Accounts and Notes Receivable. The Sellers' Agents will deliver to
             -----------------------------
Acquisition a schedule of all accounts and notes receivable (and the face amounts thereof) which are outstanding on the Closing Date (as hereinafter defined). All accounts and notes receivable listed on the schedule delivered at the Closing will constitute valid claims against third parties not affiliated with the Company arising in the ordinary course of business of the Company. The parties hereto agree that Acquisition may assign to the Sellers any accounts and notes receivable which are outstanding on the Closing Date, and which are uncollected as of the date six (6) months after the Closing Date, and concurrently with such assignment the Sellers shall pay to Acquisition in cash an amount equal to the aggregate value of such accounts and notes receivable to the extent the same exceeds the reserve for doubtful accounts on the Closing Balance Sheet. All amounts which are collected from an account or note debtor after the Closing Date shall be first applied to reduce the oldest outstanding balance on such account or with such note debtor.

                                   ARTICLE 2
                                  ---------
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

         The Sellers hereby jointly and severally represent and warrant to Holdings and Acquisition, as follows:

         2.1 Corporate Organization. etc. The Company is a corporation duly
             ---------------------------
organized, validly existing and in good standing under the laws of the state of Missouri with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Exhibit 2.1.1 lists each of the states where the Company
                       -------------
is qualified as a foreign corporation. The conduct of its business and its ownership or use of property do not require the Company to be qualified or licensed to do business as a foreign corporation in any state except those listed in Exhibit 2.1.1. Exhibit 2.1.2 contains complete and correct copies of
          -------------  -------------
the Company's (i) articles or certificate of incorporation; (ii) bylaws; and
(iii) certificates of authority for the states listed in Exhibit 2.1.1, each
                                                         -------------
amended to date. The Company has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its business as now being conducted.

         2.2 Capital Stock; Options. The authorized capital stock of the Company
             ----------------------
and the shares of capital stock of the Company issued and outstanding, of all classes, and the respective holdings of each of the Sellers, are as set forth in
Exhibit 2.2. The Shares represent all of the issued and, except for 242,125
-----------
shares of treasury stock, outstanding capital stock of the Company. All of the Shares are validly issued, fully paid and nonassessable and are owned by the Sellers, free and clear of all encumbrances or claims, except as set forth on
Exhibit 2.2. There are no issued and outstanding options, warrants, rights,
-----------
securities, contracts, commitments, understandings or arrangements by which the Company is bound to issue any additional shares of its capital stock or options to purchase shares of its capital stock.

         2.3 Subsidiaries and Affiliates. The Company has no subsidiaries.
             ---------------------------
Except as set forth in Exhibit 2.3, the Company has no Affiliates or investments
                       -----------
in any other entity or business operation. The term "AFFILIATES" includes each shareholder, director, officer and employee of the Company, the family members of each Seller, and any director, officer or employee of the Company, and any corporation, partnership or other entity in which the Company, any Seller, any family member of a Seller or director or officer of the Company has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws, if such person or entity has, or in the past had, a contractual relationship with or is transacting, or has in the past transacted, business with the Company. All of the outstanding shares of all classes of capital stock of each subsidiary of the Company are owned by the Company free of any liens, security interests, claims or encumbrances. The Company has no Affiliate whose liabilities or obligations will be assumed by Holdings or acquisition.

         2.4 Authorization. etc. The Sellers have full power and authority to
             ------------------
enter into this Agreement and to carry out the transactions contemplated hereby. None of the Sellers are residents of any state that has enacted community property statutes nor are any of the Sellers subject to any community property statutes.

         2.5 No Violation. Except as set forth in Exhibit 2.5, the Company is
             ------------                         -----------
not subject to or obligated under any article or certificate of incorporation, bylaw, Law (as defined in Section 12.5), or any-agreement or instrument, or any
                          ------------
license, franchise or permit, which would be breached or violated by the Sellers' execution, delivery and performance of this Agreement. The Sellers will comply with all applicable Laws in connection with their execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         2.6 Governmental Authorities. Except as set forth in Exhibit 2.6,
             ------------------------                         -----------
neither the Sellers nor the Company are required to submit any notice, report or other filing with, and no consent, approval or authorization is required, by any governmental or regulatory authority in connection with their execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby.

         2.7 Financial Statements. Exhibit 2.7 contains the Company's audited
             --------------------  -----------
statements of financial position as of June 30 for each of the years 1992 through 1996 and audited statements of income and retained earnings for the fiscal years then ended, each such statement being prepared by Donnelly Meiners Jordan Kline PC. All such statements of financial position and the notes thereto are complete and accurate and fairly present the financial position of the Company as of the respective dates thereof, and such statements of income and retained earnings and the notes thereto fairly present the results of operations for the periods therein referred to, all in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein or in the notes thereto). The statement of financial position as of June 30, 1996 and the notes thereto are referred to as the "BALANCE SHEET." June 30, 1996 is referred to as the "FINANCIAL STATEMENT DATE."

         2.8 No Undisclosed Liabilities. Claims etc. Except for (i) liabilities
             --------------------------------------
fully reflected or reserved against in the Balance

Sheet; (ii) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with past practices after the Financial Statement Date (which shall in no event include any liabilities resulting from breach of contract, any negligent or intentional acts or omissions or any strict liability claim), and
(iii) the items listed on Exhibit 2.8, the Company has no liabilities,
                          -----------
obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of the Company prior to the Closing.

          2.9 Absence of Certain Changes. Except as set forth on
              --------------------------
Exhibit 2.9 or the certificate to be delivered pursuant to Section
-----------                                                -------
4.4 and 7.15, since the Financial Statement Date, there has not been
------------
(i) any adverse change in the business, prospects, financial condition, earnings or operations of the Company's business; (ii)
any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Company's properties and business; (iii) any declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to the Company's capital stock, or any redemption or other acquisition of such stock by the Company;
(iv) any increase in the compensation payable or to become payable by the Company to its directors, officers, key employees, Affiliates or any of the Sellers or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (v) any entry by the Company into any commitment or transaction, including, without limitation, any borrowing or capital expenditure other than in accordance with the Schedule of Capital Expenditures (Exhibit 2.25);
                                                      ------------
(vi) any change by the Company in accounting methods, practices or principles; (vii) any adoption of any statute, rule, regulation or order which adversely affects the Company; (viii) any termination or waiver of any rights of value to the business of the Company; (ix) any other transaction or event other than in the ordinary course of the Company's business; (x) any transaction or conduct inconsistent with the Company's past business practices; (xi) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; or (xii) any agreement or understanding made or entered into to do any of the foregoing.

          2.10 Contracts. Exhibit 2.10 contains a schedule of, and
               ---------  ------------
copies of, all Contracts to which the Company is a party. The term "CONTRACTS" shall include, but shall not be limited to, all oral (which shall be summarized in Exhibit 2.10) and written contracts,
                              ------------
agreements, agency agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements (except there shall not be included agreements which do no. exceed, in the case of any one agreement, an annual obligation of 550,000, and in the case of all agreements, an annual aggregate obligation of $500,000). The Company is not in default or alleged to be in default under any Contract nor are any of the Sellers aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any Contract. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and will remain in full force and effect after the Closing without any notice to or consent by any other party.

          2.11 True and Complete Copies. Copies of all agreements,
               ------------------------
contracts and documents delivered and to be delivered hereunder by the Sellers or the Company are and will be true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements will be true and complete.

          2.12 Title and Related Matters. Except as set forth in
               -------------------------
Exhibit 2.12, the Company has good and marketable title to all of
------------
the properties and assets reflected in the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), including without limitation, the specific assets referred to in Sections 2.12.1. 2.12.2 and 2.12.3
                               -----------------------     ------
below, free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character, except as reflected on the Balance Sheet. The Company owns or leases, directly or indirectly, all of the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of the Company as presently conducted.

2.12.1 Real Property.
       -------------

          2.12.1.1 The Company has good and marketable title in fee simple to the land, including buildings and improvements thereon, shown on the Balance Sheet. All such land, buildings and improvements of the Company are owned free and clear of all encumbrances, restrictions and charges of every kind and character, including, without limitation, any of the various types listed above, except as set forth on Exhibit 2.12.
                              ------------

          2.12.1.2 The Company is not a tenant under any lease(s) of real property used by the Company except as described on Exhibit
                                                         -------
2.10. With respect to the leased real property described on
----

Exhibit 2.10 and except as set forth on Exhibit 2.12: (i) all such leases are in
------------                            ------------
full force and effect and constitute valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any defaults thereunder by any party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (a) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will ln no way be affected by the transactions contemplated by this Agreement or, if any would be affected, the Sellers shall use all necessary means at their disposal to cause an appropriate consent to such transactions to be delivered to Holdings and Acquisition prior to the Closing Date at no cost or other adverse consequences to the Company ((i) through (iv) are hereinafter collectively referred to as "LEASE RESTRICTIONS").

          2.12.1.3 Except as shown on Exhibit 2.12, each parcel of real
                                      ------------
property, building, structure and improvement owned, leased or otherwise utilized by the Company (collectively the "PREMISES") conforms to all applicable Laws, including zoning regulations, none of which will, upon the sale of the Shares to Holdings and Acquisition, prohibit the use of such properties, buildings, structures or improvements, for the purposes for which they are now utilized. The Premises are of good quality construction throughout, are in good condition and working order, are adequate for their intended purposes, have no structural or other substantial deficiencies, and are free from deferred maintenance.

          2.12.1.4 The Company does not currently have, and in the past has not had, any interest (as owner, tenant or otherwise) in any real property except as disclosed on Exhibit 2.12.
                ------------

          2.12.2 Personal Property. The Company has good and marketable title to
                 -----------------
all the personal property and assets, tangible or intangible, shown on the Balance Sheet, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since the Financial Statement Date. The personal property in the aggregate is in good condition and working order, and each individual item of personal property which would cost in excess of $25,000 to replace is in good condition and working order. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) security interests, encumbrances, liens or charges of any kind or character, except as set forth in Exhibit 2.12. Except as set forth in
                                     ------------
Exhibit 2.12, there are no Lease Restrictions with respect to the personal
------------
property leased by the Company.

         2.12.3 Inventories. In addition to Section 2.12.2, the inventories of
                -----------                 --------------
the Company included on the Balance Sheet, to be included on interim balance sheets provided pursuant to Section 4.8 and owned by the Company on the Closing
                            -----------
Date: (i) are valued with respect to each category of inventory at the lower of cost (on a FIFO basis) or market; and (ii) excluding the amount of any inventories included in any reserves on the Balance Sheet or the Closing Balance Sheet, do not include any items which are not usable or saleable in the normal course of the business of the Company as currently conducted within normal inventory "turn" experience, the value of which has not been fully written down, or with respect to which adequate reserves have not been provided. The Company has the proper amount of inventories to conduct its business consistent with past practices. There has not been since the Financial Statement Date any provision for markdowns shrinkage with respect to inventories other than in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Holdings and Acquisition.

         2.12.4 No Disposition of Assets. There has not been since the Financial
                ------------------------
Statement Date any sale, lease or any other disposition or distribution by the Company of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Holdings and Acquisition.

         2.13 Litiqation. Except as set forth in Exhibit 2.13, there is no suit,
              ----------                         ------------
action, investigation or proceeding pending or, to the knowledge of the Sellers, threatened against the Company or any of the Sellers which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of the Company, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

         2.14 Tax Matters. The term "TAXES" means all net income, capital gains,
              -----------
gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 2.14 and Section 6.4, the Company shall be deemed to
     ------------     -----------
include any predecessor of the Company or any person or entity from which the Company incurs a liability for Taxes as a result of any transferee liability. Except as stated in Exhibit 2.14.:
                                          ------------

          2.14.1 The Company has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the Company and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 2.7 and
                                                    -----------
Section 4.8 are adequate; and there are no unpaid assessments for
-----------
additional Taxes for any period nor is there any basis therefor. Attached hereto as Exhibit 2.14.2 are copies of all federal, state
                   --------------
and foreign tax returns filed by the Company for the past five (5) years.

          2.14.2 The Company is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes. The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

          2.14.3 The Company has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Code, as in effect for the applicable year or any prior provision thereof and other applicable Laws.

          2.14.4 The federal income tax returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through June 30, 1991; the state tax returns of the Company have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through June 30, 1991; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by any federal, state, local or foreign taxing authority.

Exhibit 2.14.1 describes the status of any federal, state, local
--------------
or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the Company (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against the Company in connection with any existing audits or proceedings.

          2.14.5 The Company has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force; provided,
                                                         --------
however, the Company currently is contesting and has appealed
-------
certain personal property taxes and has retained Brian Darcy as a consultant to advise the Company on methods of (i) applying for Tax refunds for prior periods and (ii) reducing its future Tax obligations, in either such case, by obtaining the benefits of all statutes and regulations available to the Company.

          2.14.6 The Company has not entered into any closing or other agreement with any taxing authority which affects any taxable year of the Company ending after the Closing Date. The Company is not a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

          2.14.7 The Company has not agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to the Company any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

          2.14.8 The Company has not consented to the application of Code Section 341(f).

          2.14.9 There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Code Section 280G.

          2.14.10 No asset of the Company is tax exempt use property under Code Section 168(h). Except for the real property of the Company located at 16002 W. 110th Street, Lenexa, Kansas, no portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a).

          2.14.11 None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code
Section 168(f)(8).

          2.14.12 The Company does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country. Neither the Sellers nor the Company is a foreign person within the meaning of Code Section 1445.

          2.14.13 None of Holdings, Acquisition or the Company will be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares to Holdings and Acquisition and the transactions contemplated by this Agreement.

          2.15 Government Contracts. Except as disclosed in Exhibit
               --------------------                         -------
2.15; no Contract or other aspect of the business of the Company is
-----
subject to the Armed Services Procurement Regulations or other regulations of any governmental agency. The Company has not bid on or been awarded any "small business set aside contract," any other "set aside contract" or other order or contract requiring small business or other special status at any time during the last three
(3) years. None of the Company's expected sales will be lost, and the Company's customer relations will not be damaged, as a result of the Company's continuing the operations of an entity that does not qualify as a small business.

          2.16 Compliance with Law.
               -------------------

          2.16.1 Except as disclosed on Exhibit 2.13, the Company
                                        ------------
has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of the Company or the operation of its assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations or prospects of the Company. In particular, but without limiting the generality of the foregoing, the Company is in compliance with all applicable Laws relating to (i) anti-competitive practices, (ii) price fixing,
(iii) health and safety, (iv) environmental and (v) except as disclosed on Exhibit 2.13, employment and discrimination matters.
             ------------
Except as disclosed on Exhibit 2.13, there are no proceedings of
                       ------------
record and no proceedings are pending or threatened, nor has the Company or any of the Sellers received any written notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

          2.16.2 Exhibit 2.16 contains copies of all reports of
                 ------------
inspections by representatives of any federal, state or local governmental entity or agency of the business and properties of the Company from January 1, 1991 through the date hereof under OSHA and under all other applicable health and safety Laws. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. Except as disclosed on Exhibit 2.13,
                                                       ------- ----
 neither the Company or any of the Sellers know or have reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of the Company.

           2.17 Absence of Certain Business Practices. None of the
                -------------------------------------
 Sellers, any person or entity related to or affiliated with any of the Sellers, any officer, employee or agent of the Company or any of the Sellers, any other person or entity acting on behalf of or associated with the Company or any of the Sellers, nor any other entity directly or indirectly owned or controlled by any of the Sellers or the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom the Company has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (1) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company as reflected in the financial statements set forth as Exhibit 2.7 or (3), if not continued in the future,
              -----------
 might adversely affect the assets, business, operations or prospects of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

          2.18 ERISA and Related Employee Benefit Matters.
               ------------------------------------------
          2.18.1 Welfare Benefit Plans. Exhibit 2.18.1 lists each
                 ---------------------  --------------
 "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer PLAN ("WELFARE BENEFIT PLAN") and sets forth as of the most recent valuation date
 (i) the amount of any liability of the Company for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by the Company with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii)
with respect to any Welfare Benefit Plan to which Section 505 of the Code applies, a statement of assets and liabilities for such Welfare Benefit Plan as of tie most recent valuation date. Without limiting the foregoing, Exhibit 2.18.1 discloses any obligations of
                        --------------
the Company to provide retiree health benefits to current or former employees of the Company.

          2.18.2 Pension Benefit Plans. Exhibit. 2.18.2 lists each
                 ---------------------  ---------------
"employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("PENSION BENEFIT PLAN"). All costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. With respect to each Pension Benefit Plan that is subject to Title I, Part 3 of ERISA (concerning "funding"), Exhibit 2.18.2 sets forth
                                           --------------
as of the valuation date (i) the unfunded liability for all accrued benefits, (ii) the funding method, (iii) the actuarially computed value of vested benefits, (iv) the fair market value of the assets held for funding purposes, (v) the amount and plan year of any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA (arising for any reason whatever) that exists with respect to any plan year, and (vi) the amount of any contribution by the Company paid and to be paid, stated separately, for the plan year during which the Closing is to occur. With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA,
Exhibit 2.18.2 sets forth as of the valuation date (i) the amount of
--------------
any liability of the Company for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by the Company with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur.

          2.18.3 Compliance with Applicable Law. Each of the
                 ------------------------------
Pension Benefit Plans, Welfare Benefit Plans, any related trust agreements, annuity contracts, and other funding instruments, comply with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. The Company has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. There have been no written or oral communications with the Internal Revenue Service, Department of Labor or any other federal, state or local government entity. Each Pension Benefit Plan is qualified in form and operation under
Section 401(a) of the Code, the Internal Revenue

Service has issued a favorable determination letter with respect to each Pension Benefit Plan, and no event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Section 511 of the Code.

          2.18.4 Administration of Plans. Each Welfare Benefit Plan
                 -----------------------
and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No assets of any Pension Benefit Plan or Welfare Benefit Plan are invested, directly or indirectly, in any obligation or security of the Company or its Affiliates or in any real or personal property of the Company or its Affiliates. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

          2.18.5 Title IV Plans. With respect to each Pension
                 --------------
Benefit Plan which is subject to the provisions of Title IV of ERISA in which the Company (for purposes of this subsection the Company shall include each trade or business, whether or not incorporated, which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code and the regulations thereunder) participates or has participated, (i) the Company has not withdrawn from such Pension Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (ii) the Company has not completely or partially withdrawn from a Pension Benefit Plan that is a multiemployer plan, and the liability to which the Company would become subject under ERISA if the Company were to withdraw completely from all multiemployer plans in which it currently participates is not in excess of $10,000 as of the most recent valuation date applicable thereto, (iii) the Company has not filed a notice of intent to terminate any such Pension Benefit Plan or adopted any amendment to treat such Pension Benefit Plan as terminated, (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Pension Benefit Plan,
(v) no other event or condition has occurred that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a Trustee to administer, any such Pension Benefit Plan, (vi) all required premium payments to the Pension Benefit Guaranty Corporation have been paid when due, and (vii) no "reportable event" (as described in Section 4043 of ERISA and the regulations thereunder) has occurred with respect to said Pension Benefit Plan.

          2.18.6 Other Employee Benefit Plans and Agreements.
                 -------------------------------------------
Exhibit 2.18.3 lists each cafeteria, fringe benefit, profit sharing,
--------------
deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement, employment agreement not terminable on thirty (30) days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Exhibits to this Section that is maintained by the Company or to which the Company contributes or is required to contribute.

          2.18.7 Copies of Plans. Exhibit 2.18.4 includes true and
                 ---------------  --------------
complete copies of: each Welfare Benefit Plan; each Pension Benefit Plan; related service agreements, trust agreements, annuity contracts, insurance contracts and other funding instruments; each plan, agreement, arrangement, and commitment referred to in Section
                                                            -------
2.18.6; favorable determination letters; annual reports (Form
------
5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan, and fringe benefit plan for the three most recent plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; current summary plan descriptions and actuarial reports as of the last valuation date for each Pension Benefit Plan that is subject to Title IV of ERISA.

          2.18.8 Continuation Coveraqe Requirements for Health
                 ---------------------------------------------
Plans. All group health plans of the Company (including any plans of
-----
affiliates of the Company that must be taken into account under
Section 498OB of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA.

          2.18.9 Valid Obligations. All Welfare Benefit Plans,
                 -----------------
Pension Benefit Plans, related trust agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in Section. 2.18.6 are
                                            ---------------
legal, valid and binding and in full force and effect, and there are no defaults thereunder. No insurance contract, annuity contract or other funding instrument with any financial entity or other organization would impose a penalty, discount, market value adjustment, or other reduction on account of the withdrawal of assets from such organization or the change in investment of such assets. Except as specified in Exhibit 2.18.5, none of the rights of
                               --------------
the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Holdings and Acquisition, as the case may be, at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in Exhibit 2.18.5.
                                  --------------

          2.19 Intellectual Property. The Company has good and
               ---------------------
marketable title to, owns all right, title, and interest in the United States in, to, and under, and Exhibit 2.19 contains a
                                     ------------
detailed listing of, each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design, registration of any of the foregoing, and application for any patent or registration, and other similar rights (collectively "Intellectual Property Rights") used in, or necessary for, the operation of its business as currently conducted. Except as otherwise set forth on Exhibit 2.19, all of said Intellectual
                       ------------
Property Rights, the right to use them, and the right to convey them are free and clear of all royalty and other obligations, security interests, liens and encumbrances. The Company has the right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted. The Company has taken all action necessary to protect against and defend against, and neither the Company nor any of the Sellers has any knowledge of, any conflicting use of any such Intellectual Property Rights. The Company has not utilized, nor does it utilize, any Intellectual Property Rights, except those which are set forth in Exhibit 2.19.
                                                     ------------
Except as set forth in Exhibit 2.19, the Company is not a party in
                       ------------
any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and, except as set forth on Exhibit 2.19, the Intellectual Property
                       ------- ----
Rights of the Company do not conflict with the Intellectual Property Rights or other rights of any third party. No product, including final and intermediate products, made, imported, offered for sale, sold or distributed by the Company, or service provided by the Company, or process used by the Company, violates any license or infringes any Intellectual Property Rights or other rights of any third party, and, except as set forth on Exhibit 2.19, there are no
                                         ------------
pending claims or demands by any third party to the contrary. Neither the Company nor the Sellers are aware that any such claim or demand will be or is likely to be made or of any fact or circumstance that could reasonably give rise to such a claim or demand. The Intellectual Property Rights are valid and enforceable.

          2.20 Labor Relations. Except as set forth in Exhibit 2.20,
               ---------------                         ------- ----
there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization since January 1, 1993; there is no collective bargaining relationship between the Company and any union; there is no dispute or controversy with any union or other organization of the Company's employees and there are no arbitration proceedings pending or threatened involving a dispute or controversy. The Company is in full compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act, as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers

Benefit Protection Act, and all other Laws, each as amended to date, relating to employer/employee rights and obligations. The Company currently has satisfactory relationships with its employees. Except as disclosed in Exhibit
                                                                      -------
2.20 and since January 1, 1993, no officers of the Company have resigned,
----
advised the Company of an intention to resign from such employment or refused to continue employment with the Company. Exhibit 2.20 lists each former employee
                                      ------------
and/or officer of the Company whose aggregate annualized compensation exceeded $200,000 and whose employment by the Company has ceased for any reasons since January 1, 1993. Set forth opposite the name of each such employee and/or officer are: the positions held; the beginning and ending employment dates; and the reason for the cessation of employment.

         2.21 Insurance. Exhibit 2.21 lists and includes copies of all
              ---------  ------------
certificates of coverage regarding all of the Company's existing insurance policies, the premiums therefor and the coverage of each policy. Such policies and the amount of coverage and the risks insured are, in the aggregate, sufficient to protect and insure the Company against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated, and will remain in full force and effect after the Closing.

         2.22 Suppliers. No suppliers of goods or services to the Company that
              ---------
has made sales or provided services representing, individually or in the aggregate, more than $200,000 in payments or commitments by the Company within the last 12 months has (i) ceased, or indicated any intention to cease, doing business with the Company, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during the 12-month period ending on the date hereof.

         2.23 Environmental.
              -------------

         2.23.1 For purposes of this Section:

         2.23.1.1 "HAZARDOUS MATERIALS" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C. (S) 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. (S) 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. (S) 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. (S) 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. (S) 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

         2.23.1.2 "ENVIRONMENTAL LAWS AND REGULATIONS" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. (S)(S) 7401 et seg.; (ii) the Comprehensive Environmental Response,
                      -- ---
Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et seg.; (iii) the
                                                       -- ---
Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 1101 et seg.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7
     -- ---
U.S.C. (S)(S) 136 et seg:; (v) the Federal Water Pollution Control Act, 33
                  -- ---
U.S.C. (S)(S) 1251 et seg.; (vi) the Solid Waste Disposal Act, 42 U.S.C. (S)(S)
                   -- ---
6901 et seg.; (vii) the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601
et seg.; (viii) Laws relating in whole or part to emissions, discharges,
-- ---
releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

         2.23.2 The operations and activities of the Company comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, may affect the operations of the Company.

         2.23.3 The Company has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to the Company's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Exhibit 2.23
                                                                  ------------
lists each such permit, license or other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations to be obtained after the Closing.

         2.23.4 There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the best knowledge of the Company, threatened against the Company relating in any way to any Environmental Laws and Regulations.

         2.23 .5 The Company has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by the Company at any time;

(iii) arise from inventory of or waste from Hazardous Materials;
or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

          2.23.6 No asbestos, polychlorinated biphenyls, leadbased paints, or radon are on any real property or in any building now or previously owned, operated, leased or utilized by the Company.

          2.23.7 No employee or former employee of the Company has been exposed to any Hazardous Material owned, produced or utilized by the Company or any former subsidiary.

          2.23.8 The Company has not received any notice or indication from any governmental agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. The Company is not aware of any facts which might give rise to such notices.

          2.23.9 Except for the concrete vault located at 9700 Commerce Parkway, Lenexa, Kansas which is used to store mineral spirits, no underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by the Company.

          2.23.10 Exhibit 2.23 contains complete copies of all
                  ------------
environmental investigations, assessments, audits, studies, tests and related materials in possession of the Company, or known to the Company to exist, which relate to the current or prior operations of the Company or any real property now or previously owned, operated, leased or utilized by the Company.

          2.24 Capital Expenditures. The Company has outstanding
               --------------------
commitments for capital expenditures as set forth in Exhibit 2.24
                                                     ------------
which includes a schedule of substantially all monies disbursed on account of capital expenditures made by the Company between the Financial Statement Date and the date hereof. After the date hereof, no capital expenditures or commitments in excess of $200,000 in the aggregate will be made by the Company, except as set forth in
Exhibit 2.24 or with Holdings' and Acquisition's prior written
--------
consent.

          2.25 Warranties. Except as set forth in Exhibit 2.25,
               ----------                         ------------
there are no claims existing or threatened under or pursuant to any warranty, whether expressed or implied, on products or services sold by the Company and the Balance Sheet reserves, if any, for anticipated claims are adequate to cover any such claims. Exhibit
                                                          -------
2.25 includes a copy of the form of all written warranties
----
 furnished by the Company to purchasers of any product since January
 1, 1993.

           2.26 Dealings with Affiliates. Exhibit 2.26 sews forth a
                ------------------------  ------------
 complete list (including the parties) and copies (or a detailed summary in the case of an oral agreement) of all oral or writ,en contracts, arrangements or other agreements to which the Company or any Affiliate is, will be or has been a party at any time from January 1, 1993, to the Closing Date, and to which any other Affiliate or the Company was or is also a party.

           2.27 Business Generally. Since July 1, 1996, here have
                ------------------
 been no events, transactions or information which have come to the attention of the Sellers (other than matters in the public domain) which could be expected to have an adverse effect on the business and operations of the Company, and the Company is not a party to any agreement, contract or covenant limiting the Company from competing in any line of business or with any person or other entity in any geographic area.

           2.28 Bank Accounts. Exhibit 2.28 is a list of all bank
                -------------  ------------
 accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto.

           2.29 Disclosure. No representation or warranty made by the
                ----------
 Sellers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to Holdings or Acquisition, by or on behalf of the Sellers in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

                          ARTICLE 3
                          ---------

  REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND ACQUISITION
  ----------------------------------------------------------

         Holdings and Acquisition hereby represent and warrant to the Sellers, as follows:

           3.1 Corporate Organization. etc. Acquisition is a
               -----------------------
 corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and will be qualified to do business in Kansas on the Closing Date. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

           3 .2 Capitalization. Holdings has authorized capital stock
                --------------
 consisting of 100,000 shares of Common Stock, par value $.01 per share. Acquisition has authorized capital stock consisting of 100,000 shares of Common Stock, par value $.01 per shares.

          3.3 Authorization etc. Each of Holdings and Acquisition
              -----------------
has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of each of Holdings and Acquisition has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby.

          3.4 No Violation. Neither Holdings nor Acquisition is
              ------------
subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. Each of Holdings and Acquisition will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          3.5 Governmental Authorities. Neither Holdings nor
              ------------------------
Acquisition is required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with Holdings' and Acquisition's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           ARTICLE 4
                           -------
                    COVENANTS OF THE SELLERS
                    ------------------------

          Except as otherwise consented to or approved by Holdings and Acquisition in writing, until the Closing, the Sellers jointly and severally covenant and agree (and will cause the Company to act or refrain from acting where required hereinafter) as follows:

          4.1 Regular Course of Business. The Company will operate
              --------------------------
its business in the ordinary course, diligently and in good faith, consistent with past management practices; will maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; will maintain (except for expiration due to lapse of time) all leases and contracts described herein in effect without change except as expressly provided herein; will comply with the provisions of all Laws applicable to the conduct of its business; will not engage in any significant or unusual transaction; will not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $25,000; will maintain insurance coverage up to the Closing Date in amounts adequate to protect and insure the Company against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

          4.2 Amendments. Except as required for the transactions
              ----------
contemplated in this Agreement, no change or amendment shall be made in the Company's articles or certificate of incorporation or bylaws. The Company will not merge into or consolidate with any other corporation or person, or change the character of its business.

          4.3 Capital Changes. The Company will not issue or sell
              ---------------
any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock of any class.

          4.4 Redemptions; Distributions: Bonuses. The Company will
              -----------------------------------
not acquire any shares of its capital stock and will not declare or pay any dividend or other distribution in respect of its capital stock without delivering written notice of such declaration or payment to Holdings and Acquisition within five (5) days after the declaration or payment, as the case may be, of such dividend or other distribution (but in no event later than two (2) days prior to Closing). Concurrently with the execution of this Agreement, the Chief Financial Officer of the Company shall deliver to Holdings and Acquisition a certificate which sets forth the bonuses to be paid to Sellers and the employees of the Company. Except for the payment of bonuses in accordance with such certificate, the Company will not pay, set aside, accrue, agree to or become liable in any manner for any bonus, of any nature or type, to the Sellers or to any employee or officer of the Company.

          4.5 Capital Expenditures. The Company will not make any
              --------------------
capital expenditures, or commitments with respect thereto, except as set forth in Exhibit 2.24.
             ------------

          4.6 Borrowing. The Company will not (i) incur, assume or
              ---------
guarantee any indebtedness or capital leases, (ii) create or permit to become effective any mortgage, pledge, lien, encumbrance or charge of any kind upon its assets other than in the ordinary course of business or (iii) prepay any debt or obligation in excess of $500,000 in the aggregate (except for prepaying trade accounts payable in the normal course of business to take advantage of cash discounts and for paying down the Company's seasonal working capital revolver).

          4.7 Other Commitments. Except in the ordinary course of
              -----------------
business consistent with past practices, the Company will not enter into any transaction, make any commitment or incur any obligation.

          4.8 Interim Financial Information. The Company will supply
              -----------------------------
Holdings and Acquisition with unaudited monthly financial statements on the earlier of (i) fifteen (15) days following the end of each month ending between the Financial Statement. Date and the Closing Date or (ii) the date such unaudited monthly financial statements are prepared, in either case, certified by its President and chief financial officer as having been prepared in accordance with procedures employed by the Company in preparing prior monthly financial statements. All such financial statements shall be accompanied by a certificate of the Company's President and chief financial officer certifying that such financial statements were prepared in accordance with GAAP applied on a basis consistent with the unaudited financial statements for the preceding months and such unaudited statements include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the financial position, results of operations and changes in financial position at and for such period.

4.9 Full Access and Disclosure.
    --------------------------

          4.9.1 The Company shall afford to Holdings, Acquisition

and their counsel, accountants and other authorized representatives access during business hours to the Company's plants, properties, books and records in order that Holdings and Acquisition may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and the Company will cause its officers and employees to furnish such additional financial and operating data and other information as Holdings and Acquisition shall from time to time reasonably request.

          4.9.2 From time to time prior to the Closing Date, the Company will promptly supplement or amend in writing information previously delivered to Holdings or Acquisition with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed.

          4.10 Consents. The Company will use its best efforts to
               --------
obtain on or prior to the Closing Date all consents necessary to the consummation of the transactions contemplated hereby. The use of best efforts shall not require the expenditure of money.

          4.11 Breach of Agreement. Neither the Sellers nor the
               -------------------
Company will take any action which, if taken prior to the Closing
Date, would constitute a breach of this Agreement.

          4.12 Further Assurances. The Company, the Sellers and the
               ------------------
Company's counsel will furnish Holdings or Acquisition with such other and further documents, certificates, opinions, consents and information as either Holdings or Acquisition shall reasonably request to enable Holdings or Acquisition to attempt to borrow funds from a bank or other lending entity or individual(s) for the purchase of the Shares and to evidence compliance with the terms and conditions of any credit agreement to be entered into between Holdings or Acquisition and a bank and/or other lending entity on individuals.

          4.13 Fulfillment of Conditions. The Sellers and the
               -------------------------
Company will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith, to satisfy each condition to the obligations of Holdings and Acquisition contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                            ARTICLE 5
                            ---------

              COVENANTS OF HOLDINGS AND ACQUISITION
              -------------------------------------

          Holdings and Acquisition hereby covenant and agree with the Sellers that:

          5.1 Confidentiality. Each of Holdings and Acquisition will
              ---------------
hold in strict confidence and not disclose to any other party (other than its counsel and other advisors), without the prior consent of the Sellers' Agents, all information received by Holdings or Acquisition from any of the Sellers or the Company, any of the Company's officers, directors, employees, agents, counsel or auditors in connection with the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein.

          5.2 Books and Records. Each of Holdings and Acquisition
              -----------------
shall preserve and keep the Company's books and records delivered hereunder for a period of three (3) years from the date hereof and shall, during such period, make such books and records available to former officers and directors of the Company for any reasonable purpose.

                             ARTICLE 6
                             ---------

                         OTHER AGREEMENTS
                         ----------------

          Holdings, Acquisition and the Sellers covenant and agree that:

          6.1 Agreement to Defend. In the event any action, suit,
              -------------------
proceeding or investigation of the nature specified in Section 7.5
                                                       -----------
or Section 8.2 hereof is commenced, whether before or after the
   -----------
Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

          6.2 Consultants, Brokers and Finders. Except for
              --------------------------------
Associates, whose fees and commissions shall be paid by Acquisition at or promptly after the Closing, the Sellers, Holdings and Acquisition each represent and warrant to the other that they have not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement. Except for the Assumed Expenses (as defined in Section 12.3), the Sellers, Holdings
                                ------------
and Acquisition each hereby agree to indemnify, defend and hold the other party and its officers, directors, employees and affiliates, harmless from and against any and all claims, liabilities or expenses for any brokerage fees, commissions or finders fees due to any consultant, broker or finder retained by the indemnifying party.

          6.3 Wolff Noncompetition Agreement. At the Closing, Wolff
              ------------------------------
will enter into a Noncompetition Agreement with Acquisition, in substantially the form set forth as Exhibit 6.3.
                                    -----------
          6.4 Taxes.
              -----

          6.4.1 The Sellers shall be liable and indemnify Holdings, Acquisition and the Company for all Taxes of the Company to the extent such Taxes are not adequately provided for as current Taxes on the Balance Sheet (i) for taxable periods ending on or before the Closing Date and (ii) for any period not ending on or before the Closing Date, for the portion of any Taxes attributable to the period ending on the Closing Date.

          6.4.2 All Taxes attributable to the operations of the Company for periods after the Closing Date shall be borne by the Company. For any period that includes but does not end on the Closing Date, (i) liability for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a transfer of assets shall be allocated between the Sellers and the Company based on the date on which such items accrued; and (ii) liability for all other Taxes shall be allocated between the Sellers and the Company, pro rata based on the number of days in the taxable period for which each party is liable for Taxes hereunder. With respect to the Subchapter S Corporation tax year of the Company that ends on the Closing Date, the tax liability of the Sellers for items described in Code Section 1366(a) shall be determined as provided in Code Section 1362(e)(3) and an appropriate election shall be made thereunder. The Sellers agree that the Sellers will not permit the Subchapter S Corporation status of the Company to terminate prior to the Closing Date.

          6.4.3 The Sellers shall cause the Company to prepare and file all tax returns and reports of the Company due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with prior practice with respect to the treatment of specific ieems on the returns or reports; provided, however, that if the treatment.
                           --------  -------
of any item on any such return or report has not been provided by prior practice, the Sellers shall cause the Company to report such items in a manner that would result in the least amount of tax liability to the Company, Holdings and Acquisition for periods ending after the Closing Date. Holdings and Acquisition shall cause the Company to prepare and file all tax returns and reports of the Company due after the Closing Date, which returns and reports, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for the purpose of determining the Sellers' liability for Taxes, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and in a manner consistent with prior practice with respect to the treatment of specific items on the returns and reports, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. In the event the Sellers are liable under Section 6.4.1 hereof for Taxes due in
                         -------------
connection with the returns described in the preceding sentence, the Sellers shall pay the amount of such liability to the Company immediately upon request or at least three (3) business days prior to the filing of such returns, whichever is later.

          6.4.4 Holdings, Acquisition, the Company and the Sellers shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Holdings, Acquisition, the Company and the Sellers will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

          6.4.5 If in connection with any examination, investigation, audit or other proceeding in respect of any tax return covering the operations of the Company on or before the Closing Date, any governmental body or authority issues to the Company a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, Holdings, Acquisition or the Company shall notify the Sellers' Agents of its receipt of such communication from the governmental body or authority within thirty
(30) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of Holdings, Acquisition or the Company in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against any liability or claim for Taxes that the Sellers are obligated to pay hereunder. Except as provided below, the Sellers shall, at his, her or its expense, have the nonexclusive right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any tax return covering taxable periods of the Company ending on or before the Closing Date. Holdings, Acquisition and the Company will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on the Company, Holdings or Acquisition for periods after the Closing Date, unless the Sellers' Agents agree in writing with Holdings, Acquisition and the Company, in terms reasonably satisfactory to Holdings, Acquisition and the Company, to indemnify Holdings, Acquisition and the Company from any cost, damage, loss or expense relating to such settlement or resolution. Notwithstanding anything in this Agreement to the contrary, if any examination, investigation, audit or other proceeding relates to a tax return for a period that begins before and ends after the Closing Date, Holdings, Acquisition and the Company shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that Holdings and Acquisition shall communicate with the Sellers' Agents regarding the status of such examination, investigation, audit or proceeding.

           6.4.6 If the Company receives any refund for Taxes attributable to the period prior to the Closing, such refund shall be paid promptly to the Sellers by the Company, pro rata according to each Seller's ownership interest in the Company immediately prior to the Closing. Any amounts to be paid to the Sellers pursuant to this paragraph shall be deemed to be a post-Closing purchase price adjustment.

           6.5  Life Insurance. Provided the Closing occurs, the
                --------------
 parties agree that in connection with the Closing Wolff, Barry Golden, John Menghini and Robert Shaw shall each have the individual option to require that the Company (i) assign to such individual the entire life insurance policy owned by the Company which insures the respective life of such individual (including any cash values thereon if requested by any of such individuals), or
 (ii) assign to such individual just the life insurance portion of such policy, excluding any cash values on such policies. Such options shall be exercised by delivering written notice thereof to the Company no later than the Closing Date. The cash value of any life insurance policy assigned by the Company to any of such individuals shall be paid to the Company or its successor no later than the time of delivery of the Closing Financials and Computations. At the time such policies are renewed, such individuals shall have the option of paying the premiums for such policies or letting the policies lapse.

            6.6 Conditions Precedent. The Sellers, Holdings and
                --------------------
  Acquisition each agree that the following conditions precedent must be satisfied before this Agreement shall be effective and binding upon any party to this Agreement:

            6.6.1 Wolff Employment Agreement. No later than January
                  --------------------------
  31, 1997, Wolff and Acquisition shall have agreed upon the form of an Employment Agreement to be executed by Wolff and Acquisition at Closing (the "WOLFF EMPLOYMENT AGREEMENT"). Wolff and Acquisition shall each indicate their agreement to the form other Wolff Employment Agreement by initialling the form of such document no later than January 31, 1997 and attaching the initialled document to this Agreement as Exhibit 6.6.1.
                    -------------
            6.6.2 Subscrition and Stockholders Aqreement. No later
                  --------------------------------------
  than January 31, 1997, the Sellers' Agents and Holdings shall have agreed upon the form of a Subscription and Stockholders Agreement to be executed by all the stockholders of Holdings at Closing (the "SUBSCRIPTION AGREEMENT"). Sellers' Agents and Holdings shall each indicate their agreement to the form of the Subscription Agreement by initialling the form of such document no later than January 31, 1997 and attaching the initialled document to this Agreement as
  Exhibit 6.6.2.
  -------------

            6.6.3 Consulting Fees. No later than January 31, 1997, the
                  ---------------
  Sellers' Agents and Holdings shall have agreed upon the fees to be paid to TJC Management Corporation ("TJC") pursuant to the consulting agreement to be executed between Holdings and TJC at Closing. Sellers' Agents and Holdings shall each indicate their agreement to the amount of such fees by executing a letter agreement regarding same no later than January 31, 1997.

            6.6.4 Approval of Exhibits. No later than January 31,
                  --------------------
  1997, the Sellers' Agents shall have delivered to Holdings and Acquisition all of the materials to be included in the Exhibits to
  Article 2 of this Agreement. Holdings and Acquisition shall have until February 15, 1997 to review and accept same. If prior to February 15, 1997, neither Holdings nor Acquisition delivers to the Sellers' Agents a written letter indicating that such party does not wish to proceed with the transactions contemplated by this Agreement, then the materials delivered to Holdings and Acquisition shall be deemed to be the Exhibits to this Agreement by all of the parties to this Agreement; provided, however, Holdings' and
                             --------  -------
  Acquisition's acceptance and review of such materials as the Exhibits to this Agreement shall not be deemed to waive or otherwise affect their rights under Article 11 of this Agreement.

            6.6.5 Failure to Satisfy Conditions. If each of the
                  -----------------------------
  conditions precedent set forth in Sections 6.7.1, 6.7.2 6.7.3 and
                                    -------------------------------
  6.7.4 of this Agreement is not satisfied by the dates required
  -----
  therein, then this Agreement shall be deemed void ab initio and of
                                                    ---------
no force or effect and no party to this Agreement shall have any obligation or liability to any other party to this Agreement.

          6.7 Durable Power of Attorney. Concurrently with the
              -------------------------
execution of this Agreement, the Sellers' Agents shall deliver to Holdings and Acquisition an executed copy of the Durable Power of Attorney for those Sellers who are executing this Agreement by power of attorney.

          6.8 Transfer of Hawker: Provided the Closing occurs, the
              ------------------
parties agree that in connection with the Closing Wolff shall have the option to require the Company to assign to him title to the Hawker 1000 aircraft upon payment to the Company from Wolff of the book value of such aircraft as shown on the general ledger of the Company as of the Closing Date.

                             ARTICLE 7
                             ---------

     CONDITIONS TO THE OBLIGATIONS OF HOLDINGS AND ACQUISITION
     ---------------------------------------------------------

          Each and every obligation of Holdings and Acquisition under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Holdings and Acquisition:

          7.1 Representations and Warranties; Performance. The
              -------------------------------------------
representations and warranties made by the Sellers herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date; the Sellers shall have, and shall have caused the President and chief financial officer of the Company to have delivered to Holdings and Acquisition a certificate, dated the Closing Date, in the form designated Exhibit 7.1 hereto,
                                               -----------
certifying to such matters and the other conditions contained in this Article 7.

          7.2 Consents and Approvals. All consents from and filings
              ----------------------
with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on the Company's financial condition or business shall have been obtained and delivered to Holdings and Acquisition.

          7.3 Opinion of the Sellers' Counsel. Holdings and
              -------------------------------
Acquisition shall have received an opinion of the Sellers' counsel, dated the Closing Date, substantially in the form attached hereto as
Exhibit 7.3.
-----------

          7.4 No Adverse Change. There shall have been no adverse
              -----------------
change since the Financial Statement Date in the business, prospects, financial condition, earnings of operations of the Company's business.

          7.5 No Proceeding or Litigation. No action, suit
              ---------------------------
or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against any of the Sellers, the Company, Holdings, Acquisition or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          7.6 Comfort Letter and Solvency Certificate. Holdings and
              ---------------------------------------
Acquisition shall have received (i) a "comfort" letter from the Company's independent certified public accountants, dated the Closing Date. based upon a limited review (but not an audit) conducted no earlier than five (5) business days preceding the Closing Date and (ii) a "solvency" certificate from the Company's President and chief financial officer substantially in the forms of Exhibits 7.6.1 and 7.6.2 hereto, respectively, which documents shall
--------------     -----
relate to the operations and financial conditions of the Company and the interim financial statements delivered pursuant to Section 4.8
                                                       -----------
hereof.

7.7 Financial Condition at Closing.
    ------------------------------

          7.7.1 Except for liabilities set forth in the Balance Sheet and accounts payable incurred in the ordinary course of business of the Company consistent with past practices, the Company shall not owe any debt at the Closing Date. The term "debt" includes notes payable and the short-term and long-term portions of any and all debt or obligations, including capitalized lease obligations.

          7.7.2 The mix and composition of the assets and liabilities of the Company on the Closing Date will not be materially different than those indicated on the Balance Sheet.

          7.7.3 The Company's Adjusted Net Worth as of the Closing shall be at least $63,800,000.

          7.7.4 The Company's adjusted earnings (excluding all extraordinary items and non-recurring expenses) before provision for interest, income taxes, depreciation and amortization for the fiscal year ended June 30, 1996, calculated in accordance with GAAP, shall have been at least $36,600,000.

          7.7.5 The Company's net revenues for the fiscal year ended June 30, 1996, calculated in accordance with GAAP, shall have been at least $169,200,000.

          7.8 Audit Review. Deloitte & Touche LLP shall conduct a
              ------------
review of the audit of the Company as at June 30, 1996, the results of which shall be satisfactory to Holdings and Acquisition in their sole and absolute discretion.

          7.9 Review. A full due diligence review of the Company's
              ------
business shall be completed by Holdings, Acquisition, their legal counsel, their outside consultants, or others appointed by Holdings or Acquisition. Holdings and Acquisition shall be satisfied in their sole and absolute discretion with the results of their due diligence review of the Company and its business operations, prospects and assets. Holdings and Acquisition shall bear the costs of this review.

          7.10 Other Documents. The Sellers will furnish or cause
               ---------------
the Company to furnish Holdings and Acquisition with such other and further documents and certificates of its officers and others as Holdings or Acquisition shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

          7.11 Other Agreements. The Agreements described in Article
               ----------------
6 shall have been entered into and delivered.

          7.12 Estoppel Certificate. The Sellers shall have
               --------------------
furnished Holdings and Acquisition with an estoppel certificate in the form attached hereto as Exhibit 7.12, which shall have been
                            ------------
executed by the lessor under the lease described on Exhibit 2.12.
                                                    ------------

          7.13 Withholding Certificate. The Seller shall have
               -----------------------
executed and delivered to Holdings and Acquisition a certificate, substantially in the form of Exhibit 7.13 attached hereto.
                             ------------

          7.14 Financing. Holdings and Acquisition shall have
               ---------
obtained funds in an aggregate amount sufficient to consummate the transactions hereunder on terms and conditions satisfactory to Holdings and Acquisition.

          7.15 Compensation. Concurrently with the execution of this
               ------------
Agreement the Chief Financial Officer of the Company shall execute and deliver to Holdings and Acquisition a certificate listing the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each of the Sellers and for each officer, director, employee or consultant of the Company who received total remuneration in excess of $200,000 from the Company during any of the past three (3) fiscal years or who is expected to receive total remuneration in excess of such amount during the current fiscal year. Except as disclosed on such certificate, the Company shall not increase or commit to increase the base compensation, commission; bonus or the rate (or any other component) of total compensation payable or to become payable by the Company to any employee (including any director officer), whether such person is listed on such certificate or not, and no extraordinary compensation or bonus shall be paid by the Company.

                            ARTICLE 8
                            ---------

           CONDITIONS TO THE OBLIGATIONS OF THE SELLERS
           --------------------------------------------

          Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers' Agents:

          8.1 Representations and Warranties: Performance. The
              -------------------------------------------
representations and warranties made by Holdings and Acquisition herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; each of Holdings and Acquisition shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; each of Holdings and Acquisition shall have delivered to the Sellers' Agents a certificate of its President, dated the Closing Date, certifying to the fulfillment of the conditions set forth herein, in the form designated as Exhibit 8.1 and the other
                                        -----------
conditions contained in this Article 8.

          8.2 No Proceeding or Litigation. No action, suit or
              ---------------------------
proceeding before any court or any governmental or regulatory authority shall have been commenced, or threatened, and no investigation by any governmental or regulatory authority shall have been commenced, or threatened, against the Company, Holdings, Acquisition, any of the Sellers, or any of their respective principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          8.3 Opinion of Counsel. The Sellers' Agents shall have
              ------------------
received an opinion of counsel to Holdings and Acquisition dated the Closing Date substantially in the form of Exhibit 8.3.
                                          -----------

          8.4 Consents and Approvals. All consents from and filings
              ----------------------
with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on the Company's financial condition or business shall have been obtained and delivered to Holdings and Acquisition.

           8.5 Payment. The payment(s) described in Section 1.3
               -------                              -----------
 shall have been made.

           8.6 Other Documents. Holdings and Acquisition will
               ---------------
 furnish the Sellers' Agents with such other documents and certificates to evidence compliance with the condition set forth in this Article as may be reasonably requested by the Sellers'
 Agents.

           8.7 Other Agreements.  The agreements described in Article
               ----------------
 6 shall have been entered into and delivered.

           8.8 Financing. No later than February 17, 1996, Holdings
               ---------
 and Acquisition shall have obtained and delivered to the Sellers' Agents commitment letters or "highly confident" letters from lenders that propose to loan funds to Holdings and Acquisition in an aggregate amount sufficient to consummate the transactions hereunder.

           8.9 Review. No later than January 31, 1997, Holdings and
               ------
 Acquisition shall have delivered to the Sellers' Agents a letter indicating that Holdings and Acquisition have completed their due diligence review of the Company's business.

                                   ARTICLE 9
                                   ---------
                                    CLOSING
                                    -------
           9.1 Closing Unless this Agreement shall have been
               -------
 terminated or abandoned pursuant to the provisions of Article 10 hereof, a closing (the "CLOSING") shall be held on February 28, 1997, or on such other date (the "CLOSING DATE") MUTUALLY agreed upon in New York, New York or at such other place or places as Holdings and Acquisition shall designate. Each party has the right at any time to extend the Closing Date for a period of up to thirty
 (30) business days from the date stated above, by written notice to the other party or parties.

           9.2 Deliveries at Closing.
               ---------------------
           9.2.1 At the Closing, the Sellers shall transfer and assign to Holdings and Acquisition, as the case may be, all of the Shares by delivering certificates representing each of the Shares, duly endorsed for transfer to Holdings and Acquisition, as the case may be, with signatures guaranteed, and the cash consideration, securities and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

           9.2.2 From time to time after the Closing, at Holdings' and Acquisition's request and without further consideration from Holdings or Acquisition, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as Holdings or Acquisition reasonably may require to convey, transfer to and vest in Holdings and Acquisition and to put Holdings and Acquisition in possession the Shares to be sold, conveyed, transferred and delivered hereunder.

           9.3 Legal Actions. If, prior to the Closing Date, any
               -------------
 action or proceeding shall have been instituted by any third party before any court or governmental agency to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, the Closing shall be adjourned at the option of any party hereto for a period of up to one hundred twenty (120) days. If, at the end of such one hundred twenty (120) day period, the action or proceeding shall not have been favorably resolved, any party hereto may, by written notice thereof to the other party or parties, terminate its obligation hereunder.

           9.4 Specific Performance. The parties agree that if any
               --------------------
 party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party hereto against any other party, the other party shall not plead adequacy of damages at law.

                                  ARTICLE 10
                                  ----------
                          TERMINATION AND ABANDONMENT
                          ---------------------------

           10.1 Methods of Termination. This Agreement may be terminated
                ----------------------
 and the transactions herein contemplated may be abandon at any time (notwithstanding approval by the Board of Directors of each of Holdings and Acquisition):

           10.1.1 by mutual consent of Holdings, Acquisition and the Sellers' Agents; or

           10.1.2 by either Holdings or Acquisition on the one hand or the Sellers' Agents on the other hand, if (i) in the case of Holdings and Acquisition, neither party is in breach hereunder and the Sellers are in breach hereunder or, in the case of the Sellers Agents, none of the Sellers is in breach hereunder and Holdings or Acquisition is in breach hereunder, and (ii) this Agreement is not consummated on or before the Closing Date, including extensions.

           10.2 Procedure Upon Termination. In the event of
                --------------------------
 termination and abandonment pursuant to Section 10.1 hereof, this
                                         ------------

Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               10.2.1 each party will upon request redeliver all documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               10.2.2 no party hereto shall have any liability or further obligation to any other party to this Agreement; and

               10.2.3 each party shall bear its own expenses.


                           ARTICLE 11
                           ----------

                        INDEMNIFICATION
                        ---------------
         11.1 Indemnification by the Sellers. The Sellers, jointly
              ------------------------------
and severally, shall indemnify Holdings, Acquisition and each of their respective shareholders, officers and directors against any loss, damage, or expense, (including but not limited to reasonable attorneys' fees) ("DAMAGES"), incurred or sustained by Holdings, Acquisition or any of their respective shareholders, officers or directors as a result of (i) any breach of any term, provision, covenant or agreement contained in this Agreement by the Sellers;
(ii) any inaccuracy in any of the representations or warranties made by the Sellers in Article 2 of this Agreement; (iii) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by the Sellers or the Company in accordance with any provision of this Agreement and (iv) any of the matters disclosed in Exhibit 2.13. The obligations of the Sellers
                     ------------
as set forth in Section 11.1(ii) and 11.1(iv) shall be subject to
                ----------------     --------
and limited by the following:

         11.1.1 No claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $1,500,000; provided, however, that such limitation shall not apply to any
--------  -------
Damages resulting from violations under Sections 2.2 and 2.4 hereof,
                                        ------------     ---
or from intentional or fraudulent actions, misrepresentations or breaches;

         11.1.2 Holdings and Acquisition shall give written notice to the Sellers' Agents stating specifically the basis for the claim for Damages, the amount thereof and, provided the amount of such claim for Damages exceeds $1,500,000, shall tender defense thereof to the Sellers' Agents, on behalf of the Sellers, as provided in
    Section 11.4; and
    ------------

         11.1.3 To the extent of any claim for Damages that exceeds $1,500,000, either alone or in aggregate, and in addition to any other remedy, each of Holdings and Acquisition shall be entitled, but shall not be obligated, to offset all such claims for Damages against any obligation of Holdings or Acquisition to the Sellers now or hereafter existing.

         11.2 Investigations; Survival of Warranties. The
              --------------------------------------
respective representations and warranties of the Sellers, Holdings and Acquisition contained herein or in any certificates other documents delivered prior to or at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Each and every such representation and warranty shall survive until sixty (60) days following the delivery of the Company's (or its successor's) audited financial statements for the fiscal year ending June, 1998; Provided, however, all
                                       --------  -------
representations and warranties made pursuant to Sections 2.2, 2.4,
                                                ------------  ---
2.14 and 2.18 hereof, and all claims for Damages based on
----     ----
intentional or fraudulent actions, misrepresentations or breaches, shall survive for the applicable statute of limitations and provided further, all claims for Damages based on a breach of
-------- -------
warranty or misrepresentation under Section 2.23 shall expire on
                                    ------------
the third anniversary of the Closing Date.

         11.3 Indemnification by Holdings and Acquisition.
              -------------------------------------------
Acquisition, jointly and severally, shall indemnify each Seller against any Damages incurred or sustained by such Seller personally as a result of any liability or obligation of the Company that accrues after the Closing; Provided, however, nothing
                           --------  -------
contained in this section shall create any obligation for Holdings or Acquisition to indemnify any Seller in any instance in which such Seller would not be entitled to indemnification under the Certificate of Incorporation or Bylaws of Holdings or Acquisition and Provided further, nothing contained in this section shall
    -------- ------
create any obligation for Holdings or Acquisition to indemnify any Seller in any instance in which the liability of such Seller accrues as a result of a misrepresentation or breach of warranty under Article 2 of this Agreement.

         11.4 Tender of Defense for Damages. Promptly upon receipt
              -----------------------------
by Holdings or Acquisition of a notice of a claim by a third party which may give rise to a claim for damages, holdings and Acquisition shall give written notice thereof to the Sellers' Agents. No failure or delay of Holdings or Acquisition in the performance of the foregoing shall relieve, reduce or otherwise affect the Sellers' obligations and liability to indemnify Holdings and Acquisition pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against such claim for Damages. If the Sellers' Agents give to Holdings and Acquisition an agreement in writing, in a form reasonably satisfactory to Holdings' and Acquisition's counsel, to defend such claim for Damages, the Sellers may, at their sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as the Sellers' Agents, in their sole discretion, shall elect and Holdings and Acquisition shall execute such documents and take such steps as may be reasonably necessary in the reasonable opinion of counsel for the Sellers to enable the Sellers to conduct the defense of such claim for Damages. If the Sellers fail or refuse to defend any claim for Damages, the Sellers may nevertheless, at their own expense, participate in the defense of such claim by Holdings and Acquisition and in any and all settlement negotiations relating thereto. In any and all events, the Sellers' Agents shall have such access to the records and files of Holdings and Acquisition relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof.

                          ARTICLE 12
                          ----------

                   MISCELLANEOUS PROVISIONS
                   ------------------------

         12.1 Amendment and Modification. This Agreement may be
              --------------------------
amended, modified and supplemented only by written agreement of the Sellers' Agents, on behalf of all the Sellers, Holdings and Acquisition.

         12.2 Waiver of Compliance; Consents. Any failure of the
              ------------------------------
Sellers on the one hand, or Holdings and Acquisition on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Holdings, Acquisition or the Sellers' Agents, on behalf of the Sellers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2.
                                   ------------

         12.3 Expenses. Each party will pay its own legal,
              --------
accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein; provided, however, if the Closing occurs,
                     --------  -------
Acquisition shall reimburse the Sellers for all reasonable legal, accounting and other expenses related to the transactions contemplated by this Agreement (the "ASSUMED EXPENSES").

         12.4 Notices. Any notice, request, consent communication
              -------
(collectively a "NOTICE") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

         (a) If to the Sellers, to each of:

             Robert M. Wolff
             9700 Commerce Parkway
             Lenexa, Kansas 66219
             Telecopier 913-752-3336

             Robert Shaw
             9700 Commerce Parkway
             Lenexa, Kansas 66219
             Telecopier 913-752-3336

             John Menghini
             9700 Commerce Parkway
             Lenexa, Kansas 66219
             Telecopier 913-752-3336

with a copy to:

             Leonard Rose, Esq.
             Rose, Brouillette & Shapiro, P.C.
             4900 Main Street, 11th Floor
             Kansas City, MO 64112
             Telecopier: 816-756-1639

or to such other person or address as the Sellers' Agents shall furnish to Holdings and Acquisition in writing.

         (b) If to Holdings or Acquisition, to:

             GFSI Holdings, Inc.
             c/o The Jordan Company
             9 West 57th Street, Suite 4000
             New York, NY 10019
             Telecopier: 212-755-5263
             Attention: A. Richard Caputo, Jr.

with a copy to:

             G. Robert Fisher, Esq.
             Michael J. Beal, Esq.
             Bryan Cave LLP
             1200 Main, Suite 3500
             Kansas City, MO 64105
             Telecopier: 816-391-7600

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five
(5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

         12.5 Definitions. For the purpose of this Agreement,
              -----------
"LAWS" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law. For the purpose of this Agreement, "generally accepted accounting principles" or "GAAP" shall mean such principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

         12.6 Assignment. This Agreement and all of the provisions
              ----------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of all other parties; provided,
                                                        --------
however, Holdings and Acquisition may assign their respective
-------
rights under this Agreement to any lender that provides financing to such entity in connection with the transactions contemplated by this Agreement.

          12.7 Termination of Stock Redemption Agreement. Each
               -----------------------------------------
Seller hereby agrees that, effective immediately upon the Closing, the Restated Stock Redemption Agreement executed by the Company and each of the Sellers shall be deemed terminated without further action by any party thereto.

          12.8 Governing Law. This Agreement shall be governed by
               -------------
the laws of the state of Missouri (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the state of Missouri as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

          12.9 Counterparts. This Agreement may be executed in two
               ------------
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.10 Neutral Interpretation. This Agreement constitutes
                ----------------------
the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

          12.11 Headings. The article and section headings contained
                --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.12 Entire Agreement. This Agreement, which term as used
                ----------------
throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

                               HOLDINGS:

                               GFSI HOLDINGS, INC.

                               By /s/ A. Richard Caputo, Jr.
                                  -----------------------------------
                                  A. Richard Caputo, Jr.,
                                  President

                               ACQUISITON:

                               GFSI, INC.

                               By /s/ A. Richard Caputo, Jr.
                                  -----------------------------------
                                  President

                               SELLERS:

                               Robert M. Wolff, Trustee under that
                               certain Trust Agreement dated 5/17/79,
                               by and between Robert M. Wolff, as
                               Grantor, and Robert M. Wolff, as Trustee

                               By /s/ Robert M. Wolff
                                  -----------------------------------
                                  Robert M. Wolff Trustee under that
                                  certain Trust Agreement dated 5/17/79,
                                  by and between Robert M. Wolff, as
                                  Trustee

                               Marcia W. Wolff, Trustee of the Marcia
                               W. Wolff Trust under Trust Agreement
                               dated 6/22/83

                               By /s/ John Menghini
                                  -----------------------------------
                                  John Menghini, attorney-in-fact for
                                  Marcia W. Wolff, Trustee of the Marcia
                                  W. Wolff Trust under Trust Agreement
                                  dated 6/22/83

                            By /s/ Robert Shaw
                               ----------------------------------------
                               Robert Shaw, Attorney-in-fact for
                               Marchia W. Wolff, Trustee of the Marcia
                               W. Wolff Trust under Trust Agreement
                               dated 6/22/83

                            By /s/ Larry D. Graveel
                               ----------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Marcia W. Wolff, Trustee of the Marcia
                               W. Wolff Trust under Trust Agreement
                               dated 6/22/83

                            Robert Shaw, Trustee of the Charles A.
                            Wolff Trust under Trust Agreement dated
                            9/29/82

                            By /s/ Robert Shaw
                               ----------------------------------------
                               Robert Shaw, Trustee of the Charles A.
                               Wolff Trustee under Trust Agreement
                               dated 9/29/82

                            Scott M. Wolff

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Scott M. Wolff

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Scott M. Wolff

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Scott M. Wolff

                            Laura W. Greenbaum, Trustee of the Laura
                            M. Wolff Trust dated 9/20/78

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Laura W. Greenbaum, Trustee of the
                               Laura M. Wolff Trust dated 9/20/78

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Laura W. Greenbaum, Trustee of the
                               Laura M. Wolff Trust dated 9/20/78

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact
                               Laura W. Greenbaum, Trustee of the
                               Laura M. Wolff Trust dated 9/20/78

                            Mark Golden and Martin Becker, as
                            Trustees of the Barry S. Golden
                            Discretionary Trust for Mark Golden
                            under Agreement dated 6/20/83

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Mark Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Mark Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Mark Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            Michael Golden and Martin Becker, as
                            Trustees of the Barry S. Golden
                            Discretionary Trust for Michael Golden
                            under Agreement dated 6/20/83

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Michael Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Michael Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Michael Golden and Martin Becker, as
                               Trustees of the Barry S. Golden
                               Discretionary Trust for Mark Golden
                               under Agreement dated 6/20/83

                            Barry S. Golden, as Trustee of the Barry
                            S. Golden Revocable Trust dated 11/11/77

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Barry S. Golden, as Trustee of the
                               Barry S. Golden Revocable Trust dated
                               11/11/77

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Barry S. Golden, as Trustee of the
                               Barry S. Golden Revocable Trust dated
                               11/11/77

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Barry S. Golden, as Trustee of the
                               Barry S. Golden Revocable Trust dated
                               11/11/77

                            John Leo Menghini, Trustee of the John
                            Leo Menghini Revocable Trust dated
                            11/18/92

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, Trustee of the
                               John Leo Menghini Revocable Trust dated
                               11/18/92

                            Lisa Menghini

                            By /s/ John Menghini
                               ---------------------------------------
                               John Menghini, attorney-in-fact for
                               Lisa Menghini

                            By /s/ Robert Shaw
                               ---------------------------------------
                               Robert Shaw, attorney-in-fact for
                               Lisa Menghini

                            By /s/ Larry D. Graveel
                               ---------------------------------------
                               Larry D. Graveel, attorney-in-fact for
                               Lisa Menghini

                                    Robert Shaw, Trustee of the John L.
                                    Menghini, Jr. Trust

                                         /s/  Robert Shaw
                                    By ______________________________________
                                      Robert Shaw, Trustee of the John L.
                                      Menghini, Jr. Trust


                                    Robert Shaw, Trustee of the Michael J.
                                    Menghini Trust

                                         /s/  Robert Shaw
                                    By ______________________________________
                                       Robert Shaw, Trustee of the Michael J.
                                       Menghini Trust

                                    Larry Douglas Graveel, Trustee of the
                                    Larry D. Graveel Trust dated 8/30/91

                                         /s/  Larry D. Graveel
                                    By ______________________________________
                                       Larry Graveel, Trustee of the Larry
                                       D. Graveel Trust dated 8/30/91


                                    Michael H. Gary, Trustee of The Michael
                                    H. Gary Revocable Trust dated 3/10/93


                                    By _____________________________________
                                       Michael H. Gary, Trustee of The
                                       Michael H. Gary Revocable Trust dated
                                       3/10/93


                                    Robert Shaw, Trustee of The Robert Shaw
                                    Living Trust dated 2/7/89

                                         /s/  Robert Shaw
                                    By _____________________________________
                                       Robert Shaw, Trustee of The Robert
                                       Shaw Living Trust dated 2/7/89


                                    Robert Shaw, Cusdodian of Andrew Shaw

                                         /s/  Robert Shaw
                                    By _____________________________________
                                       Robert Shaw, Custodian of Andrew Shaw

                             Robert Shaw, Custodian of Laura Shaw

                                 /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, Custodian of Laura Shaw



                             Robert Shaw, Custodian of Stacey Shaw

                                 /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, Custodian of Stacey Shaw



                             Anthony Gagliano


                                   /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                Anthony Gagliano


                                   /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Anthony Gagliano


                                   /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Anthony Gagliano



                             Lee Ann Stevens


                                   /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                Lee Ann Stevens


                                   /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Lee Ann Stevens

                                William DiRocco Trust

                                     /s/  John Menghini
                                By _____________________________________
                                   John Menghini, attorney-in-fact for
                                   William DiRocco Trust


                                     /s/  Robert Shaw
                                By _____________________________________
                                   Robert Shaw, attorney-in-fact for
                                   William DiRocco Trust


                                     /s/  Larry D. Graveel
                                By _____________________________________
                                   Larry D. Graveel, attorney-in-fact for
                                   William DiRocco Trust


                                Terry V. Glenn


                                     /s/  John Menghini
                                By _____________________________________
                                   John Menghini, attorney-in-fact for
                                   Terry V. Glenn


                                     /s/  Robert Shaw
                                By _____________________________________
                                   Robert Shaw, attorney-in-fact for
                                   Terry V. Glenn


                                     /s/  Larry D. Graveel
                                By _____________________________________
                                   Larry D. Graveel, attorney-in-fact for
                                   Terry V. Glenn


                                Mary Cimpl


                                     /s/  John Menghini
                                By _____________________________________
                                   John Menghini, attorney-in-fact for
                                   Mary Cimpl

                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Mary Cimpl


                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Mary Cimpl


                             Dave Geenens


                                  /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                Dave Geenens


                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Dave Geenens


                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Dave Geenens


                             David Churchman


                                  /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                David Churchman


                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                David Churchman


                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                David Churchman

                             Steve Arnold

                             By /s/ John Menghini
                                ---------------------------------
                                John Menghini, attorney-in-fact for
                                Steve Arnold


                             By /s/ Robert Shaw
                                ----------------------------------
                                Robert Shaw, attorney-in-fact for
                                Steve Arnold


                             By /s/ Larry D. Graveel
                                ---------------------------------
                                Larry D. Graveel, attorney-in-fact for
                                Steve Arnold

                             Jason Krakow


                             By /s/ John Menghini
                                ----------------------------------
                                John Menghini, attorney-in-fact for
                                Jason Krakow


                             By /s/ Robert Shaw
                                ----------------------------------
                                Robert Shaw, attorney-in-fact for
                                Jason Krakow


                             By /s/  Larry D. Graveel
                                __________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Jason Krakow


                             Martin Becker, Trustee of the Barry S.
                             Golden Trust UTA dated 10/7/96


                             By /s/  John Menghini
                                ----------------------------------
                             John Menghini, attorney-in-fact for Martin
                             Becker, Trustee of the Barry S. Golden Trust UTA dated 10/7/96

                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Lee Ann Stevens


                             Kirk Kowalewski


                                  /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                Kirk Kowalewski


                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Kirk Kowalewski


                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Kirk Kowalewski


                             Mark Schimpf


                                  /s/  John Menghini
                             By _____________________________________
                                John Menghini, attorney-in-fact for
                                Mark Schimpf


                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Mark Schimpf


                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Mark Schimpf

                                  /s/  Robert Shaw
                             By _____________________________________
                                Robert Shaw, attorney-in-fact for
                                Martin Becker, Trustee of the Barry S.
                                Golden Trust UTA dated 10/7/96



                                  /s/  Larry D. Graveel
                             By _____________________________________
                                Larry D. Graveel, attorney-in-fact for
                                Martin Becker, Trustee of the Barry S.
                                Golden Trust UTA dated 10/7/96

                                   EXHIBIT E
                                       TO
                                CREDIT AGREEMENT

                            Form of Term Loan A Note
                            ------------------------


                                TERM LOAN A NOTE

U.S.$[____________]                                            Chicago, Illinois
                                                               February __, 1997

     FOR VALUE RECEIVED, the undersigned, GFSI, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of [NAME OF LENDER] (the "Lender"), the principal sum of [_____________] AND NO/100 DOLLARS ($[_______]), such amount representing the original aggregate principal amount of the Lender's "Term Loan A" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment payable on the Term Loan A Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of the Lender's Term Loan A from the date of such Term Loan A until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each payment or prepayment of principal of the Lender's Term Loan A, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Term Loan A; provided that the
                                                            --------
failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Term Loan A Note is one of the "Term Notes" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 27, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of the Lender's Term Loan A, the indebtedness of the Borrower resulting therefrom being evidenced by this Term Loan A Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof, without penalty or premium, upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.

     Whenever in this Term Loan A Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Term Loan A Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     This Term Loan A Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Illinois.


                              GFSI, INC.


                              By:_________________________
                                 Name:
                                 Title:

        SCHEDULE OF TERM LOAN A AND PAYMENTS OR PREPAYMENTS
        ---------------------------------------------------


                                            Amount of
                                Principal    Unpaid
          Type of   Interest     Paid or    Principal   Notation
Date      Loan    Period/Rate   Prepaid     Balance      Made By
------   ------   -----------  ---------   ----------   ----------

                                   EXHIBIT F
                                       TO
                                CREDIT AGREEMENT

                            Form of Term Loan B Note
                            ------------------------


                                TERM LOAN B NOTE

U.S.$[__________]                                              Chicago, Illinois
                                                               February __, 1997

     FOR VALUE RECEIVED, the undersigned, GFSI, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of [NAME OF LENDER] (the "Lender"), the principal sum of [____________] AND NO/100 DOLLARS ($[______]), such amount representing the original aggregate principal amount of the Lender's "Term Loan B" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment payable on the Term Loan B Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of the Lender's Term Loan B from the date of such Term Loan B until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Agent (as defined below), to such domestic account as the Agent may designate, in same day funds. At the time of each payment or prepayment of principal of the Lender's Term Loan B, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Term Loan B; provided that the
                                                            --------
failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Term Loan B Note is one of the "Term Notes" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 27, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders") and The First National Bank of Chicago, as one of the Lenders and as the contractual representative for the Lenders (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of the Lender's Term Loan B, the indebtedness of the Borrower resulting therefrom being evidenced by this Term Loan B Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof, without penalty or premium, upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.

     Whenever in this Term Loan B Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Loan B Note shall be binding upon and shall inure to the benefit of said successors and assigns permitted pursuant to the Credit Agreement. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     This Term Loan B Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Illinois.


                              GFSI, INC.


                              By:_________________________
                                 Name:
                                 Title:

        SCHEDULE OF TERM LOAN B AND PAYMENTS OR PREPAYMENTS
        ---------------------------------------------------


                                          Amount of
                              Principal    Unpaid
        Type of   Interest     Paid or    Principal    Notation
Date     Loan    Period/Rate   Prepaid     Balance      Made By
-----   ------   -----------  ---------   ----------   ----------

                                   EXHIBIT G
                                       TO
                                CREDIT AGREEMENT

                          Form of Assignment Agreement
                          ----------------------------

                   FORM OF ASSIGNMENT AGREEMENT
                   ----------------------------

      This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between
                 (the ASSIGNOR) and                 (the "ASSIGNEE")
----------------                    ----------------
is dated as of         ,     . The parties hereto agree as follows:
             ----------  ----
      1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit
         ---------------------
 Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. ASSIGN1SIENT AND ASSUMPTION. The Assignor hereby sells and
         ---------------------------
 assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in
 Item 4 of Schedule 1.

      3. EFFECTIVE DATE. The effective date of this Assignment
         --------------
 Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Appendix I (attached hereto) has been
                              ----------
 delivered to the Agent. Such Notice of Assignment must include the consents, if any, required to be delivered to the Agent and the Borrower by Section 12.3(A) of the Credit Agreement. In no event
             ---------------
 will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4
                                                          ----------
 and 5 hereof are not made on the proposed Effective Date. The
 -----
 Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the
        --------------------
Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date,
(a) on the last day of the Interest Period therefor or (b) on such earlier-date agreed to by the-Assignor and the Assignee or (c) on the date on which any such Eurodollar Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Rate Loan (the "AGREED INTEREST RATE") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Rate Loans, and not previously paid by the Assignee to the Assignor.]/1/ In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

--------------------
/1/ Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE E BY THE ASSIGNEE. The [Assignee shall pay to
        ------------------------------
the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit AGREEMENT WITH respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate
was       of 1% less than the interest rate paid by the Borrower or
    -----
if the commitment fee was       of 1% less than the commitment fee
                          -----
paid by the Borrower, as applicable. In addition, the] [Assignee] [Assignor] agrees to pay a $3500 processing fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE
        ----------------------------------------------------
ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it
--------------------
is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor, the Agent, nor any other Lender, nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor, Agent and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms
        -------------------------------
that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action

------------------
/2/ Assignor and Assignee to insert applicable payment terms.

under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the AGENT BY the terms thereof, together with such power as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the loan documents are required to be performed by it as a lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, land (vii) attaches the forms-prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]./3/

     8. INDEMNITY. The Assignee agrees to indemnify and hold the
        ---------
Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the
        ----------------------
Assignee shall have the right pursuant to Section 12.3(A) of the
                                          ---------------
Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4. 5 and 8]
                                           -------------------
hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in
         ----------------------------------
the Aggregate Revolving Loan Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Revolving Loan Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the
         ----------------
attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and

--------------------
/3/ To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof prior agreements and understandings between the parties hereto relating supercede all to the subject matter hereof.

        12. GOVERNING LAW.  This Assignment Agreement shall be governed by
            -------------
 and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Illinois.

        13. NOTICES. Notices shall be given under this Assignment Agreement
            -------
 in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                        By: ______________________
                                        Name: ____________________
                                        Title: ___________________



                                        [NAME OF ASSIGNOR]

                                        By: ______________________
                                        Name: ____________________
                                        Title: ___________________

                                  SCHEDULE 1
                            to Assignment Agreement

  1. Description and Date of Credit Agreement:

     Credit Agreement dated as of February   , 1997 among GFSI, Inc., as
     Borrower, the institutions from time to time party thereto as lenders, and The First National Bank of Chicago, as contractual representative of the lenders.

  2. Date of Assignment Agreement: ________, ___

  3. Amounts (As of Date of Item 2 above):


                        Revolving       Term Loan     Term Loans   Outstanding
                        Loan            A Facility    B Facility   Term Loans
                        Facility4
TOTAL OF COMMITMENTS
(Loans Under the        $________       $_________    $_________   $___________
Credit Agreement)

Assignees Percentage of
Each Facility
Purchased under the        ___ %            ___%          ___%           ___%
Assignment Agreement

Amount of Assigned
Share of Each Facility  $________       $_________      $_______    $__________
Under the Assignment
Agreement


  4. Assignee's Aggregate (Loan
     Amount)** Commitment Amount
     Purchased Hereunder:                                       $_____________

  5. Proposed Effective Date:                                   ______ __, ___

     Accepted and Agreed:



___________________
4 Including letter of credit and swing line sub-facilities.

  [NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]

  By: _________________________       By: ____________________________

  Name: _______________________       Name: __________________________

  Title: ______________________       Title: _________________________

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  APPENDIX I
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT
                                 -------------


                                                         ___________,19__

To:   The First National Bank of
      Chicago, As Agent
      One First National Plaza
      Suite 0088
      Chicago, Illinois 60670-0088
      Attention: Nathan L. Bloch
      Telecopy: 312/732-1117
      Confirmation: 312/732-2243

      GFSI, Inc.
      9700 Commerce Parkway
      Lenexa, KS 66219
      Attention: ______________________
      Telecopy: _______________________
      Confirmation: ___________________


From: [NAME OF ASSIGNOR] (the "Assignor")

      [NAME OF ASSIGNEE] (the "Assignee")


          l. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1").
Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

           2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section l2.3(A)
                                                    --------------
of the Credit Agreement.

           3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____ , 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit

 Agreement relating to the facilities listed in Item 3 of Schedule 1.
 The effective date of the assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this notice of assignment and any consents and fees required by Sections 12.3(A)
                                                  ----------------
 and 12.3(B) of the Credit AGREEMENT HAVE been delivered to the
 ----------
 Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to
 Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3(B) of the Credit Agreement.
    ---------------

          6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

          7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.5

---------------------
/5/ May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

  NAME OF ASSIGNOR                       NAME OF ASSIGNEE
  By: __________________________         By: _________________________
  Name:_________________________         Name: _______________________
  Title: _______________________         Title: ______________________


ACKNOWLEDGED AND CONSENTED TO:
THE FIRST NATIONAL BANK
 OF CHICAGO, As Agent

By: ___________________________
Name: _________________________
Title: ________________________


GFSI, INC.

By: ___________________________
Name: _________________________
Title: ________________________




___________________________
6 Borrower consent to be included if required by Credit Agreement.

                [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT H
                                      TO
                               CREDIT AGREEMENT
                     Form of Borrower's Counsel's Opinion
                     ------------------------------------
                                   Attached

                      [LETTERHEAD OF MAYER, BROWN & PLATT]



                                          February 27, 1997

The First National Bank of Chicago, as Agent
One First National Plaza
Chicago, Illinois 60670

               Re: GFSI, Inc.
                   ----------

Ladies and Gentlemen:

     We have acted as special counsel to GFSI, Inc., a Delaware corporation (the "Borrower") and GFSI Holdings, Inc., a Delaware corporation ("Holding"; together
 --------
with the Borrower, the "Companies" and individually a "Company") in connection with the preparation, execution, and delivery of that certain Credit Agreement, dated as of February 27, 1997 (the "Credit Agreement"), among the Borrower, the
                                    ----------------
financial institutions from time to time party to the Credit Agreement (the "Lenders"), and The First National Bank of Chicago, as contractual
 -------
representative for the Lenders (in such capacity, the "Agent"). This letter is
                                                       -----
furnished to you pursuant to Section 4.1(h) (5) of the Credit Agreement and at the request of the Companies. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

     In connection with this opinion we have examined and are familiar with originals or copies of (i) the Credit Agreement, the Notes, the Security Agreement and the Trademark Security Agreement, in each case as executed and delivered on the date hereof and (ii) the Holdings Turnover Agreement as executed and delivered on the date hereof (collectively, the "Subject
                                                              -------
Documents"); (ii) the charter and bylaws of the Companies, each as amended to
---------
date; and (iii) the corporate proceedings of the Companies and such other records, documents and other instruments as we have deemed necessary to render the opinions set forth below. We have been furnished with, and with your consent have

MAYER, BROWN & PLATT


relied solely and without independent investigation upon, certificates of the Companies with respect to certain factual matters. In addition, we have relied, solely and without independent investigation, as to all other factual matters, upon (a) the representations of the Companies set forth in the Credit Agreement, the other Loan Documents and other agreement and instruments furnished to you on the date hereof in connection with the transactions contemplated bye the Credit Agreement and the other Loan Documents, and (b) certificates and assurances, including telephonic advice, from public officials, in each case, as we have deemed necessary for purposes of expressing the opinions set forth herein.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Mayer, Brown & Platt attorneys who have represented the Companies in connection with the Subject Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any factual matters and no inference as to our knowledge concerning such facts should be drawn.

     In our examination, and for all purposes of the opinions expressed in this letter, we have assumed, with your permission, and without independent investigation, that:

     (a) the signatures of individuals (other than individuals signing on behalf of the Companies) signing all documents in connection with which this opinion is rendered are genuine and authorized;

     (b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

     (c) all parties (other than the Companies) to the documents reviewed by us have full power and authority to execute, deliver and perform thereunder and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary corporate or other actions on the part of such parties and others, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties, constitute the legal, valid and binding obligations of such parties;

     (d) no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by the Agent or any of the Lenders of the Subject Documents;

MAYER, BROWN & PLATT


     (e) none of the Collateral (as defined in paragraph 7 below) consists or
                                               -----------
will consist of consumer goods, equipment used in farming operations, farm products, crops, timber or minerals and the like (including oil and gas) or accounts resulting from the sale thereof, any beneficial interest in a trust or a decedent's estate or letters of credit;

     (f) the Borrower has rights in the Collateral;

     (g) Collateral consisting of goods constitutes and will hereafter constitute items which are moveable in nature and, if they are installed on any property, will not constitute fixtures;

     (h) credit extensions have been made pursuant to the Credit Agreement as of the date hereof; and

     (i) there are no agreements (other than the fee agreements dated January 3, 1996 and February 27, 1997, between the Borrower and the Agent) between any of the parties to the Subject Documents that would alter the agreements set forth therein.

     Based on the foregoing, and subject to the limitations, qualifications, and exceptions set forth below, we are of the opinion that:

     1. Each of the Companies is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has adequate corporate power and authority to own its assets and to transact the businesses in which it is currently engaged. Each of the Companies is duly qualified as a foreign corporation in each jurisdiction, where its property, whether leased or owned, or the nature of the business conducted by it, makes such qualifications necessary, except where failure to so qualify would not have a material adverse effect on the business, results of operations or financial condition of the Borrower.

     2. Each of the Companies has adequate corporate power and authority to execute and deliver the Subject Documents and to perform its obligations under the Subject Documents.

     3. (a) The execution and delivery by each of the Companies of the Subject Documents, and the performance by each of the Companies of all of its agreements and obligations thereunder have been duly authorized by all requisite corporate action. Each of the Companies has executed and delivered the Subject Documents to which it is a party. (b) The Subject Documents constitute the legal, valid and binding obligations of the Companies and are enforceable against the Company in accordance with their respective terms.

MAYER, BROWN & PLATT

       4. The execution and delivery by each of the Companies of the Subject Documents, and the performance by each of the Companies of the Subject Documents to which it is a party and the transactions contemplated thereby, do not and will not, as of the date hereof, (a) contravene any provision of either Company's charter or bylaws, (b) conflict with, or result in a breach of, any material term, condition or provision of, or constitute a material default under or result in the creation of any material mortgage, lien, pledge, charge, security interest or other encumbrance upon any of either of the Companies' property under, any material agreement, trust deed, indenture, mortgage or other instrument which has been identified to us by either Company and to which either Company is a party or by which it or any of its property is bound, other than
(i) as permitted by the Credit Agreement or (ii) as would not have a material adverse effect on the business, results of operations or financial condition of the Borrower, or (c) to the best of our knowledge, require any consent or approval of any United States Federal or Illinois regulatory or other governmental authority, other than (i) as may be necessary under county, city, municipal or other local ordinances, rules, or regulations of any state (collectively, "Local Ordinances"), or (ii) where the failure to obtain such consent or approval would not have a material adverse effect on the business, results of operations, or financial condition of the Borrower.

       5. Based upon our review of those statutes, rules, regulations and judicial decisions which in our experience are normally applicable to or normally relevant in connection with transactions of the type provided for in the Subject Documents, the execution and delivery by each of the Companies of the Subject Documents and the performance, as of the date hereof, of their respective obligations thereunder (a) do not and will not, as of the date hereof, contravene any provision of the Delaware General Corporation Law or any United States Federal or Illinois State law or regulation applicable to or binding on the Company or its properties and (b) except with respect to the Collateral, do not result in, or require the creation or imposition of, any lien on any of the property or revenues of the Borrower, except as contemplated by the Credit Agreement.

       6. Based solely and without independent investigation on the opinion of Bryan Cave LLP attached hereto, and except as set forth in the schedules to the Credit Agreement, to the best of our knowledge there is no pending or written threatened action, suit, arbitration or proceeding before any court, governmental or regulatory authority, agency, commission or board, by or against the Borrower, which we believe has a reasonable likelihood of having a materially adverse effect on the business, results of operations or financial condition of the Borrower.

MAYER, BROWN & PLATT


     7. The Security Agreement creates a valid security interest in all personal property of the Borrower covered by the Security Agreement and to which
Article 9 of the UCC applies and in which a security interest can be perfected by the filing of Uniform Commercial Code Financing Statements other than, in any event, any such property constituting money, instruments or securities (collectively, the "Collateral").
                    ----------

     8. All obligations in respect of indebtedness for borrowed money of the Company under the Credit Agreement constitute (a) "Senior Indebtedness" as such term is defined under the Indenture and (b) "Senior GFSI Indebtedness" under clause (a) of the definition of such term contained in the Purchase Agreement relating to the Holdings Subordinated Notes.

     9. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board. In rendering the opinion set forth in this paragraph 9 we have assumed that the proceeds of the Loans will be used in a manner consistent with the requirements of Section 6.2(K) of the Credit Agreement.

     The opinions set forth above are subject to the following qualifications:

           (A) Our opinions expressed herein are limited to the laws of the State of Illinois, the Federal law of the United States, the General Corporation Law of the State of Delaware and, solely for purposes of our opinion in paragraph 8 above, the laws of the State of New York, and we do not express any opinion concerning any other law.

           (B) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally.

           (C) Our opinions above are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law.)

           (D) Certain of the remedial and waiver provisions contained in the Subject Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not render such Subject Documents invalid, and each such Subject Document contains, in our opinion, adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded by such Subject Documents;

MAYER, BROWN & PLATT

provided, however, that rights to indemnification and contribution may be
--------  -------
limited by Federal or state securities laws or regulations or the public policy underlying such laws or regulations.

     (E) our opinions in paragraph 7 above are subject to the following
                         -----------
qualifications:

         (1) the enforcement of the Security Agreement may be subject to rights of lessees or account debtors, the terms of leases or other contracts between the Borrower and such lessees or account debtors or other contracts between the Borrower and such lessees or account debtors arising under or outside such leases or other contracts;

         (2) in the case of property which becomes Collateral after the date hereof, section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.


     (F) We have not been requested to render, and with your permission we do not express, any opinion as to (i) the applicability of Section 548 of the Bankruptcy Code, or any other law relating to fraudulent conveyances, transfers and obligations, or to fraudulent transfers and conveyances generally, to the transactions and documents referred to herein or (ii) the applicability or effect of any preference or similar law on any Collateral security provided under any of the Subject Documents.

     (G) We express no opinion as to:

         (1) the existence of, any Person's ownership rights in or title to, or the perfection or priority of any lien on or with respect to, any property or assets, including the Collateral;

         (2) the validity, perfection or priority of any liens subject to our opinion in paragraph 7 above as they relate to any interest in or claim in
                -----------
     or under any policy of insurance, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained with respect to inventory as required by and in compliance with the Security Agreement and the Credit Agreement;

MAYER, BROWN & PLATT


     (3) the validity, perfection or priority of any liens with respect to any property or assets, including the Collateral, which are subject to (x) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a lien therein or which specifies a place of filing different from that specified in the UCC for filing to perfect or record such lien or (y) a certificate of title statute;

     (4) the enforceability of any lien in:

         (a) any Collateral consisting of goods as against a consignor which has delivered or may hereafter deliver such goods to the Company under a true consignment (as distinguished from a consignment intended as security);

         (b) any Collateral consisting of goods as against a "buyer in the ordinary course of business" (as such term is defined in the UCC) of such Collateral;

         (c) any Collateral consisting of goods covered by a document or certificate of title;

         (d) any Collateral consisting of goods which are installed in or affixed to, or become a part of a product or mass with, goods which are not items of Collateral; and

         (e) any inventory of the Borrower in the event of any failure by the Borrower to have complied or to comply fully with the Fair Labor Standards Act of 1932, as amended, including Sections 206 and 207 thereof;

     (5) the validity, perfection, priority or enforceability of any lien in respect of real estate, real estate leases or other real property;

     (6) Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof);

     (7) the enforceability of (a) any provision relating to jurisdiction or service of process other than in respect of the courts of the State of Illinois,

MAYER, BROWN & PLATT

           (b) any forum selection or waiver of venue or waiver of jury trial provision, or (c) any waiver or other provision contained in a Subject Document which is against public policy;

               (8) enforcement of the Subject Documents as to instruments, licenses, leases, contracts or other agreements constituting Collateral, may be subject to the terms of such instruments, licenses, leases, contracts or other agreements between the Borrower and the other parties to such agreements, and the rights of such other parties and any claims of defenses of such other parties against the Borrower arising under or outside such instruments, licenses, leases, contracts or other agreements;

               (9) any provisions of the Subject Documents which authorize or permit any party to any Subject Document or any purchaser of a participant's interest from any party to set-off or apply any deposit or property or any indebtedness with respect to any such party's or participant's interest;

               (10) compliance by the Borrower with any Local Ordinance;

               (11) (a) any Federal or state securities laws, (b) any Federal or state environmental laws, (c) any state or Federal antitrust laws,
           (d) any Federal or state taxation laws, (e) any Federal or state worker health or safety, zoning or permitting or land use matters,
           (f) any Federal or state patent, trademark or copyright statutes, rules or regulations, (g) statutory or other requirements relating to the disposition of hazardous waste or environmental protection, (h) any Federal or state receivership or conservatorship laws, or (i) any statutes, rules, regulations and judicial proceedings of any county, municipality or similar political entity or any agency or instrumentality;

               (12) whether any court outside of the State of Illinois would honor the choice of Illinois law to govern any Subject Document; and

               (13) the effect of the law of any jurisdiction other than the State of Illinois wherein any Lender may be located or wherein the enforcement of any document may be sought that limits the rates of interest legally chargeable or collectible.

MAYER, BROWN & PLATT

           (J) We call to your attention that in the case of licenses or permits issued by governmental authorities, the Borrower may not have sufficient rights therein for the security interest of the Agent for its benefit and the benefit of the Lenders to attach and even if the Borrower has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

     The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to the events occurring prior to the date of this opinion letter.

     In rendering our opinions set forth in paragraphs 1,2, 3(a) and 6 with respect to the Borrower, we have relied solely and without independent investigation upon the opinion of Bryan Cave LLP, dated the date hereof, attached hereto as Exhibit A, addressed to the Agent and the Lenders.
                   ---------

MAYER, BROWN & PLATT

     The foregoing opinions are being furnished to you for your benefit and the benefit of Lenders pursuant to the terms of the Credit Agreement, including (subject expressly to the second preceding paragraph) any Lenders that subsequently become parties to the Credit Agreement, and are not to be used, referred to, furnished to any person or relied upon by any other person without our prior written consent (except for the furnishing of copies of this opinion to regulatory authorities having jurisdiction over the Lenders).

                                                    Very truly yours,

                                                    /s/ Mayer, Brown & Platt JBC

                                                    MAYER, BROWN & PLATT

MAYER, BROWN & PLATT

                                                                       EXHIBIT A

                           Opinion of Bryan Cave LLP

                  [LETTERHEAD OF BRYAN CAVE LLP APPEARS HERE]

                               February 27, 1997


The First National Bank of Chicago, as Agent
One First National Plaza
Chicago, Illinois 60670

and

Sidley & Austin
One First National Plaza
Chicago, Illinois 60603

     Re:  GFSI, Inc.

Ladies and Gentleman:

     We have acted as special counsel to GFSI, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of
      -------
that certain Credit Agreement, dated as of February 27, 1997 (the "Credit
                                                                   ------
Agreement"), among the Company, the financial institutions from time to time
---------
party to the Credit Agreement (the "Lenders"), and The First National Bank of Chicago, as contractual representative for the Lenders (in such capacity, the "Agent"). This letter is furnished to you pursuant to Section 4.1(h)(5) of the
 -----
Credit Agreement and at the request of the Company. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

     In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Credit Agreement, the Notes, the Security Agreement and the Trademark Security Agreement, in each case as executed and delivered on the date hereof (collectively, the "Subject Documents"); (ii) the
                                                 -----------------
UCC Financing Statements executed by the Company, copies of which are attached hereto as Exhibit A (the "Financing Statements"); (iii) the charter and bylaws
          ---------       --------------------
of the Company, each as amended to date; and (iv) the corporate proceedings of the Company and such other records, documents and other instruments as we have deemed necessary to render the opinions set forth below. We have been furnished with, and with your consent have relied solely and without independent investigation upon, certificates of the Company with respect to certain factual matters. In addition, we have relied, solely and without independent investigation, as to all other factual matters, upon (a) the representations of the Company set forth in the Credit Agreement, the other Loan Documents and other agreements and instruments furnished to you on the date hereof in connection with the transactions contemplated by the Credit Agreement and

                                BRYAN CAVE LLP

The First National Bank of Chicago, as Agent
Sidley & Austin
February 27, 1997
Page 2

the other Loan Documents, and (b) certificates and assurances, including telephonic advice, from public officials, in each case, as we have deemed necessary for purposes of expressing the opinions set forth herein.

     Whenever our opinion with respect to the existence or absence or facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Bryan Cave LLP attorney who have represented the Company in connection with the Subject Documents. Except as expressly set forth herein,we have not undertaken any independent investigation to determine the existence or absence of any factual matters and no inference as to our knowledge concerning such facts should be drawn.

     In our examination, and for all purposes of the opinions expressed in this letter, we have assumed, with your permission, and without independent investigation, that:

     (a) the signatures of individuals (other than individuals signing on behalf of the Company) signing all documents in connection with which this opinion is rendered are genuine and authorized;

     (b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

     (c) all parties (other than the Company) to the documents reviewed by us have full power and authority to execute, deliver and perform thereunder and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary corporate or other actions on the part of such parties and others, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties, constitute the legal, valid and binding obligations of such parties;

     (d) no consent, approval, authorization, declaration of filing by or with any governmental commission, board or agency is required for the valid execution and delivery by the Agent or any of the Lenders of the Subject Documents;

     (e) credit extensions have been made pursuant to the Credit Agreement as of the date hereof; and

     (f) there are no agreements (other than the fee letter referred to in Section 2.15(C)(ii) of the Credit Agreement and the letter agreement referred to in Section 9.7(A) of the Credit Agreement) between any of the parties to the Subject Documents that would alter the agreements set forth therein.

                                BRYAN CAVE LLP

The First National Bank of Chicago, as Agent
Sidley & Austin
February 27, 1997
Page 3


     Based on foregoing, and subject to the limitations; qualifications and exceptions set forth below, we are of the opinion that:

     1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and (b) has adequate corporate power and authority to own its assets and to transact the businesses in which it is currently engaged. The Company is duly qualified as a foreign corporation in each jurisdiction where its property, whether leased or owned, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, results of operations or financial condition of the Company.

     2. The Company has adequate corporate power and authority to execute and deliver the Financing Statements and Subject Documents to which it is a party and to perform its obligation under the Subject Documents.

     3. The execution and delivery by the Company of the Financing Statements and Subject Documents to which it is a party and the performance by the Company of all of its agreements and obligations thereunder have been duly authorized by all requisite corporate action. The Company has duly executed and delivered the Financing Statements.

     4. The execution and delivery by the Company of the Financing Statements does not and will not, as of the date hereof, (a) contravene any provision of the Company's charter or bylaws, (b) conflict with, or result in a breach of, any material term, condition or provision of, or constitute a material default under or result in the creation of any material mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the Company's property under, any material agreement, trust deed, indenture, mortgage or other instrument which has been identified to us by the Company and to which the Company is a party or by which it or any of its property is bound, other than
(i) as permitted by the Credit Agreement or (ii) as would not have a material adverse effect on the business, results of operations or financial condition of the Company, or (c) to the best of our knowledge, require any consent or approval of any Federal regulatory or other governmental authority, other than
(i) as may be necessary under county, city, municipal or other local ordinances, rules or regulations of any state (collectively, "Local Ordinances"), or (ii)
                                                  ----- ----------
where the failure to obtain such consent or approval would not have a material adverse effect on the business, results of operations or financial condition of the Company.

     5. Except as set forth in the schedules to the Credit Agreement, to the best of our knowledge, there is no pending or written threatened action, suit, arbitration or proceeding before any court, governmental or regulatory authority, agency, commission or board, by or against the

                                BRYAN CAVE LLP

The First National Bank of Chicago, as Agent
Sidley & Austin
February 27, 1997
Page 4

Company, which we believe has a reasonable likelihood of having a materially adverse effect on the business, results of operations or financial condition of the Company.

     6. The merger of Winning Ways, Inc., a Missouri corporation, with and into the Company has become effective in accordance with the laws of the states of Delaware and Missouri.

     The opinions set forth above are subject to the following qualifications:

         (A) Our opinions expressed herein are limited to the laws of the state of Missouri, Federal law of the United States and the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other law.

         (B) Our opinions above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless whether considered in a proceeding in equity or at law).

         (C) We have not been requested to render, and with your permission we do not express, any opinion as to (i) the applicability of Section 548 of the Bankruptcy Code or any other law relating to fraudulent conveyances, transfers and obligations, or to fraudulent transfers and conveyances generally, to the transactions and documents referred to herein or (ii) the applicability or effect of any preference or similar law on any Collateral security provided under any of the Subject Documents.

         (D) We express no opinion as to:

             (1) the existence of any Person's ownership rights in or title to, or the validity, perfection or priority of any lien on or with respect to, any property or assets, including the Collateral;

             (2) compliance by the Company with any Local Ordinance; and

             (3) (a) any Federal or state securities laws, (b) any Federal or state environmental laws, (c) any Federal or state antitrust laws, (d) any Federal or state taxation laws, (e) any Federal or state worker health or safety, zoning or permitting or land use matters, (f) any Federal or state patent, trademark or copyright statutes, rules or regulations, (g) any statutory or other requirements relating to the disposition of hazardous waste or environmental protection, (h) any Federal or state receivership or conservatorship laws, or (i) any statutes, rules,

                                BRYAN CAVE LLP

The First National Bank of Chicago, as Agent
Sidley & Austin
February 27, 1997
Page 5


         regulations and judicial proceedings of any county, municipality or similar political entity or any agency or instrumentality.

     The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to events occurring prior to the date of this opinion letter.

     The foregoing opinions are being furnished to you for your benefit and the benefit of the Lenders pursuant to the terms of the Credit Agreement, including (subject expressly to the preceding paragraph) any Lenders that subsequently become parties to the Credit Agreement, and are not to be used, referred to, furnished to any person or relied upon by any other person without our prior written consent, except that Mayer, Brown & Platt may rely hereon for purposes of their opinion to you of even date herewith and that copies of this opinion may be furnished to regulatory authorities having jurisdiction over the Lenders.

                               Very truly yours,


                               BRYAN CAVE LLP

                               /s/ Bryan Cave LLP

                                BRYAN CAVE LLP

                                                                       EXHIBIT A
                                                                       ---------
                             Financing Statements
                             --------------------

       STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
    1. Type form.   2. If space is inadequate continue on additional sheet.
    3. Enclose filing fee.   4. Filings in the Secretary of State's Office
       must contain either the debtor's federal employer identification number or social security number.
           "When the debtor is a sole proprietor, only the debtor's
              social security number is authorized to be filed".

                                                 Prepaid account number ________
--------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:

   GFSI, INC.
   9700 Commerce Parkway
   Lenexa, KS 66219

FEIN 74-2810748    or SSN    -  -
     -- ----------        --- -- ----
--------------------------------------------------------------------------------
   Debtor (if individual, last name first) and address:





FEIN   -           or SSN    -  -
     -- ----------        --- -- ----
--------------------------------------------------------------------------------
                                                          ----------------------
                                                            For filing officer
2. Secured Party and address (there may be more than one):
     (Type information inside gray area)

     -----------------------------------------------------
       The First National Bank of Chicago,
         as Agent
       One First National Plaza
       Chicago, Illinois 60670

     -----------------------------------------------------
----------------------------------------------------------

3. Assignee and address if applicable



--------------------------------------------------------- ----------------------

4. Mark, if applicable:  [X] Products of collateral are also covered
                         [_] The debtor is a transmitting utility

5. (a) This financing statement covers the following types (or items) of property: (Describe)

   All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.

(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to become fixtures on:) (timber is standing on:) (minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:) (Legal description of real estate)

Name of record owner:
                      ----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
             a. [_] Collateral already subject to a security interest in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
             b. [_] Collateral is proceeds of the original collateral in which a security interest was perfected
             c. [_] Collateral as to which the filing has lapsed.
             d. [_] The filing covers collateral acquired after a change of name identity or corporate structure of debtor.
--------------------------------------------------------------------------------

    GFSI, INC.
    ----------------------------------  ----------------------------------------
          Signature of Debtor           Signature of Secured Party (or assignee)

    BY: [SIGNATURE APPEARS HERE]
    ----------------------------------  ----------------------------------------
          Signature of Debtor           Signature of Secured Party (or assignee)

             Form UCC-1 Form approved by Kansas Secretary of State

                                FILING OFFICER                     Rev 6-93

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                         SECURED PARTY:

GFSI, Inc.                      The First National Bank of Chicago, as Agent
9700 Commerce Parkway           One First National Plaza
Lenexa, Kansas 66219            Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
-------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent application, trademarks, trademark applications, service marks, service mark application, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.


GFSI, INC.

BY: [SIGNATURE APPEARS HERE]
    ----------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

GFSI, Inc.                          The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
--------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.


GFSI, INC.

BY: [SIGNATURE APPEARS HERE]
   --------------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   GEAR FOR SPORTS
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670

----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility


5.(a) This financing statement covers the following types (or items) of property: (Describe)
All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.
(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)


Name of record owner:
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

GEAR FOR SPORTS
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

Gear for Sports                     The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas  66219               Chicago, Illinois  60670

DESCRIPTION OF COLLATERAL:
-------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GEAR FOR SPORTS

BY: [SIGNATURE APPEARS HERE]
   ---------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

Gear for Sports                     The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
--------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books an records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GEAR FOR SPORTS

BY: [SIGNATURE APPEARS HERE]
   ----------------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   WINNING WAYS
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670

----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark, if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility


5.(a) This financing statement covers the following types (or items) of property: (Describe)
All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.
(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)


Name of record owner:
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

  WINNING WAYS
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

Winning Ways                        The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
-------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing), (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

WINNING WAYS

BY: [SIGNATURE APPEARS HERE]
   ----------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

Winning Ways                        The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
-------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

WINNING WAYS

BY: [SIGNATURE APPEARS HERE]
   ----------------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   GFSI, INC.
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)
       ---------------------------------------------------------
         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670
       ---------------------------------------------------------
----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark, if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility

5.(a) This financing statement covers the following types (or items) of property: (Describe)

All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A and located on the real properties described on Schedules 1 and 2 attached hereto and made a part hereof.

(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)

THIS STATEMENT TO BE INDEXED IN REAL ESTATE RECORDS

(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)

SEE SCHEDULES 1 AND 2 ATTACHED HERETO

Name of record owner: GFSI, INC.
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

   GFSI, INC.
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)

            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

GFSI, Inc.                          The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
--------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books an records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GFSI, INC.

BY: [SIGNATURE APPEARS HERE]
   ----------------------------

                                  SCHEDULE 1

Name of Record Owner:
  GFSI, Inc.                               Commercial
  9700 Commerce Parkway                    Johnson County, Kansas
  Lenexa, KS  66219


                               Legal Description
                               -----------------


All of Lot 9 and part of Lot 13 and 15, 'KANSAS COMMERCE CENTER', a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the Southerlymost corner of said Lot 9; thence North 56 degrees 00 minutes 00 seconds East along the Southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a Northeasterly and Northerly direction, continuing along said Southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58 degrees 15 minutes 44 seconds, an arc distance of 427.08 feet; thence North 2 degrees 15 minutes 44 seconds West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a Northerly, Northwesterly and Westerly direction along the Northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89 degrees 56 minutes 05 seconds, an arc distance of 502.29 feet; thence South 87 degrees 48 minutes 11 seconds West, along the Northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a Westerly, Southwesterly and Southerly direction along the Northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 80 degrees 06 minutes 00 seconds, an arc distance of
447.36 feet; thence South 7 degrees 42 minutes 11 seconds West along the Westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a Southerly and Southwesterly direction along the Westerly line of said Lot 9 and along the Northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, have a radius of 380.00 feet and a central angle of 54 degrees 17 minutes 38 seconds, an arc distance of 360.09 feet; thence South 2 degrees 18 minutes 17 seconds East, a distance of 149.44 feet; thence North 87 degrees 48 minutes 11 seconds East, a distance of 375.21 feet to a point on the Northeasterly line of said Lot 15 that is South 66 degrees 05 minutes 00 seconds East, a distance of 95.00 feet from the Northerlymost corner thereof; thence South 66 degrees 05 minutes 00 seconds East along the last said Northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34 degrees 00 minutes 00 seconds East along the Northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

                                  SCHEDULE 2

Name of Record Owner:                   110th Street
                                        Johnson County, Kansas
  CFSI, Inc.
  9700 Commerce Parkway
  Lenexa, KS  66219

                               Legal Description
                               -----------------


A tract of land in the South 1/2 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas said tract being more particularly described as follows:
Commencing at the Southeast corner of the Southeast 1/4 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas; thence North 02(degrees) 13-25" West on the East line of the Southeast 1/4 of Section 8, Township 13, Range 24, 614.97 feet to a point; thence South 88(degrees) 02' 50" West, 2460.01 East on the existing Northerly Right-of-Way Line of 110th Street and its Westerly prolongation to a point, said point being on the existing Westerly Right-of-Way Line of Lakeview Avenue and also being the True Point of Beginning, thence continuing South 88(degrees) 02' 50" West, 726.00 feet to a point; thence North 02(degrees) 13' 25" West, 360.00 feet to a point, thence North 88(degrees) 02' 50" East, 726.00 feet to a point on the existing Westerly Right-of-Way Line of Lakeview Avenue, thence South 02(degrees) 13' 25" East, on the existing Westerly Right-of-Way Line of Lakeview Avenue, 360.00 feet to the True Point of Beginning.

                 [LETTERHEAD OF BRYAN CAVE LLP APPEARS HERE]


                              February 27, 1997

The First National Bank of Chicago,
as Agent for itself and the other Lenders
One First National Plaza
Chicago, Illinois 60670

and

Sidley & Austin
One First National Plaza
Chicago, Illinois 60603

           Re: Mortgage Security Agreement, Financing Statement and Assignment of Rents and Leases (the "Mortgage"), dated as of February 27, 1997, from GFSI, Inc., a Delaware corporation (the "Borrower"), in favor of The First National Bank of Chicago, as Agent (the "Agent") for itself and the other Lenders.

Ladies and Gentlemen:

           We have acted as counsel to the Borrower in the state of Kansas (the "State") in connection with the making of certain term and revolving loans (collectively, the "Loan") pursuant to that certain Credit Agreement, dated as of February 27, 1997 (the "Credit Agreement"), by and between the Borrower and The First National Bank of Chicago, in its capacity as contractual representative for itself and the other Lenders. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

           In connection with this opinion, we have examined drafts of the following loan documents (the "Loan Documents"):

           (i)    an execution copy of the Credit Agreement;

           (ii) an execution copy of the Mortgage, covering the real property located in Johnson County, Kansas, which is legally described on Exhibit A attached hereto (the "Premises");

           (iii)  an execution copy of the Security Agreement;

           (iv) execution copies of the form of Uniform Commercial Code ("UCC") Financing Statements which are attached hereto as Exhibit B (the "Financing Statements"); and

                                BRYAN CAVE LLP


February 27, 1997
Page 2



           (v) execution copies of the form of UCC Fixture Filings which are attached hereto as Exhibit C (the "Fixture Filings").

           In connection with the rendering of this opinion, we have assumed that:

           (a) The Mortgage, Credit Agreement, Security Agreement and other Loan Documents have been properly authorized, executed and delivered by the appropriate parties;

           (b) Borrower has title to the Premises and rights in the Equipment, the Inventory, the accounts, the general intangibles and the other property being secured;

           (c) Each of the Loan Documents has been executed and delivered, in all material respects, in the respective form submitted to us as the execution form thereof;

           (d) the loan transaction described in and contemplated by the Loan Documents is not made primarily for personal, family or household purposes;

           (e) the mortgage registration fee in the amount of $34,320, based on a secured indebtedness of $13,200,000, has been paid in connection with the recording of the Mortgage;

           (f) neither the Agent nor any of the other Lenders maintains an office or a place of business in the State;

           (g) the security interest in the collateral covered by the Security Agreement has been validly created under the UCC as adopted by the state of Illinois; and

           (h) the instruments evidencing the indebtedness described in the Loan Documents have been duly issued for value.

           Based upon the foregoing, we are of the opinion that:

           1.      The Mortgage is in proper form:

           (a) for the creation of the mortgage lien contemplated thereby against the interest of the Borrower in the Premises; and

           (b) for recording in the real property records of the Office of the Register of Deeds for Johnson County, Kansas (the "Recorder's Office").

           2. The Mortgage, when executed and delivered by the Borrower, shall constitute the valid and binding obligation of the Borrower, enforceable in accordance with its terms. However, you should be aware that under the current laws and judicial decisions of the State, the Mortgage may be foreclosed only by the judicial foreclosure proceeding.

                                Bryan Cave LLP


February 27, 1997
Page 3


           3. The Mortgage contains the terms and provisions necessary to enable the Agent, following an event of default under the Mortgage, to exercise the remedies which are customarily available to a real estate lienholder under the laws of the State.

           4. A mortgage registration fee in the amount of $34,320 must be paid in connection with the recordation of the Mortgage in the Recorder's Office.

           5. The priority of the lien of the Mortgage as to advances made by the Lenders under the Credit Agreement on or before the date on which the Mortgage is recorded in the Recorder's Office will be determined by the date and time of such recording. However, pursuant to K.S.A. (S) 58-2336, the priority of the lien of the Mortgage as to future advances made by the Lenders under the Credit Agreement after the date the Mortgage is so recorded, up to the maximum principal amount advanced of $13,200,000 will be determined by the date and time the Mortgage is recorded.

           6. Except as hereinafter provided, the foreclosure of the Mortgage, in and of itself, shall not restrict, affect or impair the liability of the Borrower with respect to the indebtedness secured thereby and the laws of the State do not require a lienholder to elect to pursue its remedies against either mortgaged realty or personalty where such lienholder holds security interests and liens on both real and personal property of a debtor. However, we wish to point out to you that the Agent may not bring separate actions to foreclose the lien of the Mortgage and the security interest granted by the Mortgage, may not sue to enforce the debt obligation in the State and later institute a separate action for foreclosure of the lien and security interest granted by the Mortgage or, conversely, may not institute an action in rem under the Mortgage and later institute a separate action to enforce the payment of the instruments which evidence the indebtedness secured by the Mortgage due to Kansas common law prohibiting the splitting of causes of action. In addition, while we have been unable to locate any Kansas cases dealing with multi-state loan transactions, if the Agent seeks to enforce the payment of the debt in a jurisdiction other than Kansas, we wish to point out that, in order to preserve the lien and security interest granted by the Mortgage and the right of the Agent to foreclose the same, and in order to address such prohibition in Kansas of the splitting of causes of action, it may be necessary to institute such actions in Kansas concurrently with or prior to the commencement of the action in such other jurisdiction.

           7. If the law of the State were to apply to the Loan, the interest secured by the Mortgage would not be usurious under the laws of the State.

           8. The waiver by the Borrower in the Mortgage of the Borrower's redemption rights under the laws of the State is enforceable against the Borrower.

           9. The Financing Statements are in proper form for filing and, assuming that the Financing Statements have been duly executed and delivered by the Borrower and have been filed in the recording offices noted on such Financing Statements, the security interests intended to be created pursuant to the Security Agreement in the Borrower's (i) Equipment located in the State (other than any of such Equipment which is fixtures or mobile goods), (ii) Inventory located in the State, (iii) accounts, and (iv) general intangibles constitute perfected security interests

                                Bryan Cave LLP


February 27, 1997
Page 4


under the UCC as adopted in the State to the extent that a security interest may be perfected in such items by the filing of financing statements under the UCC as adopted by the State. The items set forth in (i) through (iv) above, are hereinafter sometimes referred to collectively as the "Collateral". We call to your attention that the perfection of the security interests referenced in this paragraph to the extent perfection requires the filing of financing statements under the UCC of the State, will be terminated (1) as to Collateral acquired by the Borrower more than four months after the Borrower changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of the Borrower are properly filed before the expiration of such four month period, and (2) as to any Collateral consisting of accounts or general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction unless such security interests are perfected in such new jurisdiction before that termination. Further, in the case of proceeds, continuation of perfection of the Agent's security interest therein is limited to the extent set forth in section 9-306 of the UCC of the State.

           10. The Fixture Filings are in proper form for filing and, assuming that the Fixture Filings have been duly executed and delivered by the Borrower and have been filed in the recording offices noted on such Fixture Filings, the security interest intended to be created pursuant to the Mortgage in the Borrower's fixtures constitute perfected security interests under the UCC as adopted in the State.

           11. Section 9-103 of the UCC as adopted in the State provides that the laws (including the conflict of law rules) of the jurisdiction in which the debtor is "located" govern the perfection, and the effect of perfection or non-perfection, of a security interest in the accounts, general intangibles and mobile goods (each as defined in the UCC) of such debtor. A debtor is deemed located, under section 9-103(3)(d) of the UCC, "at the debtor's place of business if the debtor has one, at the debtor's chief executive office if the debtor has more than one place of business, otherwise at the debtor's residence."

           12. Under the law of the State, there is no statutory or regulatory lien in favor of any governmental entity for (a) liability under the environmental laws or regulations of the State, or (b) damages arising from (including natural resource damages) or costs incurred by such governmental entity in response to the release of a hazardous or toxic waste, substance, pollutant, constituent, or other substance into the environment.

           13. Under the law of the State, there are no statutory or regulatory requirements arising from that transfer of ownership or operation, or sale of the Premises which require (a) notification to the State of such transfer or sale, (b) certification that there has been no discharge of toxic or hazardous wastes or other substances, (c) in the event of such a certification of a discharge, responsibility for the undertaking of remedial measures to alleviate environmental contamination resulting form such discharge, or (d) any other pre-transaction environmental review and/or cleanup.

           14. Other than the recording of the Mortgage and the filing of the Financing Statements and Fixture Filings as hereinbefore provided, no approval by, authorization of, or filing with the State, or any municipal or other governmental commission, board, agency or other

                                BRYAN CAVE LLP


February 27, 1997
Page 5

governmental authority that is a subdivision of the State is necessary in connection with the execution and delivery of the Loan Documents and the performance of the obligations thereunder. However, in order to continue the perfection of the security interest in the collateral described in the Financing Statements and the Fixture Filings, continuation statements must be filed in the appropriate places within six (6) months before the expiration of each consecutive five (5) year period from the date of the original filing of the Financing Statements and the Fixture Filings.

         15. Under the laws of the State, there is no requirement that the Agent or the other Lenders solely and exclusively as a result of their capacity as Agent or Lenders, respectively, under the Credit Agreement and as mortgagee or as secured party under the Mortgage or the Security Agreement, or as a result of taking action to sue upon, foreclose or otherwise enforce the Mortgage or of taking action to sell, assign or transfer the Mortgage, (a) qualify to do business in the State, (b) file a designation for service of process or any other similar filing in the State, or (c) obtain a license, certificate or other form of permission or consent from any State agency. We express no opinion concerning whether the making of the Loan pursuant to the Credit Agreement or the receipt, holding and ownership of the Mortgage by the Agent, for and on behalf of itself and the other Lenders, provides the State with jurisdiction to subject the Agent or the other Lenders to taxation solely as a result of the foregoing transactions and activities, or, if the State has jurisdiction to tax, whether taxation solely with respect to such transactions and activities would be constitutionally permissable under the federal commerce clause. However, if the Agent or the other Lenders were under the taxing jurisdiction of the State, and if the State were levying a constitutionally-permissible tax, the Agent and the other Lenders would not incur a Kansas state or local sales, use, gross receipts, property, intangibles, earnings, franchise, license, net income, or bank tax liability on interest, revenue, or principal paid in respect of the Mortgage, or on the receipt or holding of the Mortgage, solely as a result of the foregoing transactions or activities.

         Our opinions set forth above are subject to the following qualifications:

         A. We have made no examination of title to the Premises or any other property and, therefore, we express no opinion (either expressed or implied) as to any matter relating to title in any real or personal property nor as to the creation, perfection or priority of any lien or security interest granted by the Mortgage. We are expressing no opinion as to the sufficiency or correctness of the description of the Mortgaged Property contained in the Mortgage.

         B. Certain rights, remedies and waivers contained in the Loan Documents may be limited or rendered ineffective by applicable State laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Loan Documents invalid as a whole, and there exists in the Loan Documents or pursuant to applicable law legally adequate remedies for a realization of the principal benefits and/or security intended to be provided by the Loan Documents.

                                Bryan Cave LLP

February 27, 1997
Page 6


           C. We specifically express no opinion as to the enforceability of: (i) any choice of law provisions set forth in the Loan Documents; (ii) any right to the appointment of a receiver provided for in the Loan Documents;
(iii) any right to specific performance, liquidated damages or injunctive relief set forth in the Loan Documents; (iv) any right to obtain possession of the property covered by the Loan Documents (or to exclude Borrower from possession) without judicial process; (v) any waiver of trial by jury set forth in the Loan Documents;(vi) any waiver or limitation concerning mitigation of damages set forth in the Loan Documents; (vii) any provision of the Loan Documents purporting to modify applicable law concerning bankruptcy or creditors' rights in the event of insolvency; (viii) any waivers, indemnities or powers of attorney contained in the Loan Documents; (ix) any provision of the Loan Documents pertaining to a power of sale foreclosure; (x) any provision of the Loan Documents permitting or authorizing the Agent or any other party to make unilateral amendments or modifications to or subordinations of the Loan Documents or other documents; (xi) any provisions of the Loan Documents pertaining to (a) the submission by the Borrower to the jurisdiction of any particular court, or (b) the designation of the manner in which service of process will be obtained with respect to the Borrower, (xii) any provisions of the Loan Documents permitting the Lenders or Agent to execute documents for or on behalf of the Borrower, (xiii) any provision of the Mortgage which purports to automatically extend the lien of the Mortgage to after-acquired property; or
(xiv) any provisions of the Mortgage which provide for multiple foreclosure actions against the Borrower.

           D. The opinions expressed herein are qualified to the extent that enforcement of the Loan Documents may be limited by: (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors or for the relief of debtors; and (ii) the exercise of judicial discretion in accordance with general equitable principles.

           E. In the event of default by the Borrower under the Loan Documents, the rights of the Agent to the rents, income and profits from the Premises or any other "self help" remedies contained in the Loan Documents may depend upon the appointment of a receiver by a court of competent jurisdiction or the consummation of foreclosure, obtaining possession of the Premises and the expiration of any applicable redemption rights.

           F. We are expressing no opinion as to zoning, subdivision, building or other laws, ordinances or regulations which are or might be applicable to the Premises or the use, occupation or operation thereof.

           G. We are expressing no opinion as to compliance of the Borrower or the Premises with any environmental law, statute, ordinance, rule or regulation of any governmental or quasi-governmental authority.

           H. We are expressing no opinion as to the creation of a lien or security interest on water, water rights, air rights, oil, gas, coal, mineral rights or the like, or on trademarks, copyrights, trade names or the like.

                                Bryan Cave LLP

February 27, 1997
Page 7


           I. Default, acceleration, foreclosure and repossession are all subject to judicial supervision and, accordingly, accelerations, repossessions or foreclosures may be limited by a court of competent jurisdiction to material defaults.

           J. In the event of a foreclosure of the Mortgage, the rights, titles and interests of any purchaser will be subject to any applicable redemption laws.

           K. We are expressing no opinion as to the validity or enforceability of any provision in the Loan Documents preventing, penalizing or requiring the payment of any amount as a condition to the prepayment of any amounts thereby secured or evidenced.

           We are licensed to practice law in the state of Kansas. Accordingly, the foregoing opinion applies only with respect to the laws of the state of Kansas (and not the statutes, rules, regulations and judicial proceedings of any county, municipality or similar political entity or agency of the State) as of the date hereof and we express no opinion with respect to the laws of any other jurisdiction. The foregoing opinions are limited to the matters stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. In addition, the opinions expressed herein are given as of the date set forth above. We assume no obligation to update or supplement our opinions to reflect any facts or circumstances which may hereafter arise or come to our attention or changes in law which may hereafter occur.

            This opinion may not be relied upon by any person or entity other than the Lenders, Mayer, Brown & Pratt, the parties to whom this opinion is addressed and to regulatory authorities having jurisdiction over the Lenders, nor may copies be delivered or furnished to any other person or entity nor may all or portions of this opinion be quoted, circulated or referred to in any other document without our prior written consent.


                                             Very truly yours,

                                             /s/ Bryan Cave LLP

                                   EXHIBIT A

                                 THE PREMISES
                                 ------------

                                                  110th Street
                                                  Johnson County, Kansas


                               Legal Description
                               -----------------


A tract of land in the South 1/2 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas said tract being more particularly described as follows:
Commencing at the Southeast corner of the Southeast 1/4 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas; thence North 02(degrees) 13' 25" west on the East line of the Southeast 1/4 of Section 8, Township 13, Range 24, 514.97 feet to a point; thence South 88(degrees) 02' 50" West, 2460.01 feet on the existing Northerly Right-of-Way Line of 110th Street and its Westerly prolongation to a point; said point being on the existing Westerly Right-of-Way Line of Lakeview Avenue and also being the True Point of Beginning; thence continuing South 88(degrees) 02' 50" West, 726.00 feet to a point; thence North 02(degrees) 13' 25" West, 360.00 feet to a point; thence North 88(degrees) 02' 50" East, 726.00 feet to a point on the existing Westerly Right-of-Way Line of Lakeview Avenue; thence South 02(degrees) 13' 25" East, on the existing Westerly Right-of-Way Line of Lakeview Avenue, 360.00 feet to the True Point of Beginning.

                                           Commercial
                                           Johnson County, Kansas


                               Legal Description
                               -----------------


All of Lot 9 and part of Lot 13 and 15, 'KANSAS COMMERCE CENTER', a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the Southerlymost corner of said Lot 9; thence North 56 degrees 00 minutes 00 seconds East along the Southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a Northeasterly and Northerly direction, continuing along said Southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58 degrees 15 minutes 44 seconds, an arc distance of 427.08 feet; thence North 2 degrees 15 minutes 44 seconds West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a Northerly, Northwesterly and Westerly direction along the Northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89 degrees 56 minutes 05 seconds, an arc distance of 502.29 feet; thence South 87 degrees 48 minutes 11 seconds West, along the Northerly line of said Lot 9, and tangent to the last said curve, a distance 60.00 feet; thence in a Westerly, Southwesterly and Southerly direction along the Northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 80 degrees 05 minutes 00 seconds, an arc distance of 447.36 feet; thence South 7 degrees 42 minutes 11 seconds West along the Westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a Southerly and Southwesterly direction along the Westerly line of said Lot 9 and along the Northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, have a radius of 380.00 feet and a central angle of 54 degrees 17 minutes 38 seconds, an arc distance of
360.09 feet; thence South 2 degrees 18 minutes 17 seconds East, a distance of
149.44 feet; thence North 87 degrees 48 minutes 11 seconds East, a distance of
375.21 feet to a point on the Northeasterly line of said lot 15 that is South 66 degrees 05 minutes 00 seconds East, a distance of 95.00 feet from the Northerlymost corner thereof; thence South 66 degrees 05 minutes 00 seconds East along the last said Northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34 degrees 00 minutes 00 seconds East along the Northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

                                   EXHIBIT B

                             FINANCING STATEMENTS
                             --------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   GFSI, INC.
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670

----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility


5.(a) This financing statement covers the following types (or items) of property: (Describe)
All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.
(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)


Name of record owner:
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

GFSI, INC.
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

GFSI, Inc.                          The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GSFI, INC.

BY:/s/
   ----------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

GFSI, Inc.                          The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GFSI, Inc.

BY:/s/ [SIGNATURE APPEARS HERE]
   ----------------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   GEAR FOR SPORTS
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670

----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility


5.(a) This financing statement covers the following types (or items) of property: (Describe)
All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.
(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to become fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)


Name of record owner:
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

GEAR FOR SPORTS
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

Gear for Sports                     The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GEAR FOR SPORTS

BY: /s/ [SIGNATURE APPEARS HERE]
    ----------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

Gear for Sports                     The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GEAR FOR SPORTS

BY: /s/ [SIGNATURE APPEARS HERE]
    ----------------------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   WINNING WAYS
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         -------------------------------------------------------
         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670
         -------------------------------------------------------
----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark, if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility


5.(a) This financing statement covers the following types (or items) of property: (Describe)

All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A attached hereto and made a part hereof.

(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)


(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)


Name of record owner:
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

  WINNING WAYS
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

Winning Ways                        The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
--------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.


WINNING WAYS

BY:/s/ [SIGNATURE APPEARS HERE]
   ----------------------------

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT


DEBTOR:                             SECURED PARTY:

Winning Ways                        The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:
-------------------------

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.


WINNING WAYS

BY:/s/ [SIGNATURE APPEARS HERE]
   ----------------------------

                                   EXHIBIT C

                                FIXTURE FILINGS
                                ---------------

STATE OF KANSAS - SEND THREE PARTS TO FILING OFFICER WITH CARBON

          Uniform Commercial Code - Financing Statement - Form UCC-1
1. Type form. 2. If space is inadequate continue on additional sheet. 3. Enclose filing fee. 4. Filings in the Secretary of State's Office must contain either the debtor's federal employer identification number or social security number. "When the debtor is a sole proprietor, only the debtor's social security number is authorized to be filed."

                                         Prepaid account number ________________

------------------------------------------------------------------------------------------------------------------------------------
1. Debtor (if individual, last name first) and address:               Debtor (if individual, last name first) and address:

   GFSI, INC.
   9700 Commerce Parkway
   Lenexa, KS  66219

FEIN  74  -  2810748  or SSN     -    -                               FEIN      -           or SSN     -     -
     ----   ---------        ---   --    ----                              ----   ---------        ---   --    ----
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For filing officer

2. Secured Party and address (there may be more than one):
           (Type information inside gray area)

         -------------------------------------------------------
         The First National Bank of Chicago,
           as Agent
         One First National Plaza
         Chicago, Illinois  60670
         -------------------------------------------------------
----------------------------------------------------------------
3. Assignee and address if applicable




----------------------------------------------------------------
4. Mark, if applicable:   [X] Products of collateral are also covered   [ ] The debtor is a transmitting utility

5.(a) This financing statement covers the following types (or items) of property: (Describe)

All of Debtor's now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, investment property, goods, chattel paper, general intangibles, contract rights, instruments and documents, as more particularly described on Exhibit A and located on the real properties described on Schedule 1 and 2 attached hereto and made a part hereof.

(b) If collateral is crops, the above described crops are growing or are to be grown on: (Describe real estate)

THIS STATEMENT TO BE INDEXED IN REAL ESTATE RECORDS

(c) If applicable, the above (goods are to be come fixtures on:)(timber is standing on:)(minerals or the like, including oil and gas, or accounts will be financed at the wellhead or minehead of the well or mine located on:)(Legal description of real estate)

SEE SCHEDULES 1 AND 2 ATTACHED HERETO

Name of record owner: GFSI, INC.
                     -----------------------------------------------------------

6. If filing without debtor signature items a, b, c or d must be marked:
     a.[ ] Collateral already subject to a security interest: in another jurisdiction when it was brought into this state, or when the debtor's location is changed to this state.
     b.[ ] Collateral is proceeds of the original collateral in which a security interest was perfected.
     c.[ ] Collateral as to which the filing has lapsed.
     d.[ ] The filing covers collateral acquired after a change of name identity or corporate structure of debtor
--------------------------------------------------------------------------------

GFSI, INC.
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)


BY: [SIGNATURE APPEARS HERE]
-------------------------------------   ----------------------------------------
         Signature of Debtor            Signature of Secured Party (or assignee)

            Form UCC-1  Form approved by Kansas Secretary of State

                                FILING OFFICER

                                   EXHIBIT A
                                      TO
                              FINANCING STATEMENT

DEBTOR:                             SECURED PARTY:

GFSI, Inc.                          The First National Bank of Chicago, as Agent
9700 Commerce Parkway               One First National Plaza
Lenexa, Kansas 66219                Chicago, Illinois 60670

DESCRIPTION OF COLLATERAL:

All of the following property, and interests in property, of Debtor, whether now owned and existing or hereafter acquired or arising and wheresoever located: accounts, inventory, investment property, goods, furniture, machinery, equipment, fixtures, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, copyright applications, licenses under which Debtor is the licensor, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts), deposit accounts, tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods and all other personal property or interests in personal property; together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books an records (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

GFSI, INC.

BY: [SIGNATURE APPEARS HERE]
   ----------------------------

                                  SCHEDULE I

  Name of Record Owner:
    GFSI, Inc.                             Commercial
    9700 Commerce Parkway                  Johnson County, Kansas
    Lenexa, KS  66219



                               Legal Description
                               -----------------


All of Lot 9 and part of Lot 13 and 15, 'KANSAS COMMERCE CENTER', a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the Southerlymost corner of said Lot 9; thence North 56 degrees 00 minutes 00 seconds East along the Southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a Northeasterly and Northerly direction, continuing along said Southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58 degrees 15 minutes 44 seconds, an arc distance of 427.08 feet; thence North 2 degrees 15 minutes 44 seconds West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a Northerly, Northwesterly and Westerly direction along the Northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89 degrees 56 minutes 05 seconds, an arc distance of 502.29 feet; thence South 87 degrees 48 minutes 11 seconds West, along the Northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a Westerly, Southwesterly and Southerly direction along the Northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle off 80 degrees 06 minutes 00 seconds, an arc distance of 447.36 feet; thence South 7 degrees 42 minutes 11 seconds West along the Westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a Southerly and Southwesterly direction along the Westerly line of said Lot 9 and along the Northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, have a radius of 380.00 feet and a central angle of 54 degrees 17 minutes 38 seconds, an arc distance of 360.09 feet; thence South 2 degrees 18 minutes 17 seconds East, a distance of 149.44 feet; thence North 87 degrees 48 minutes 11 seconds East, a distance of 375.21 feet to a point on the Northeasterly line of said Lot 15 that is South 66 degrees 05 minutes 00 seconds East, a distance of 95.00 feet from the Northerlymost corner thereof; thence South 66 degrees 05 minutes 00 seconds East along the last said Northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34 degrees 00 minutes 00 seconds East along the Northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

                                  SCHEDULE 2


  Name of Record Owner:                       110th Street
                                              Johnson County, Kansas
    GFSI, Inc.
    9700 Commerce Parkway
    Lenexa, KS  66219

                               Legal Description
                               -----------------


A tract of land in the South 1/2 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas said tract being more particularly described as follows:
Commencing at the Southeast corner of the Southeast 1/4 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas; thence North 02 degrees 13 minutes 23 seconds West on the East line of the Southeast 1/4 of Section 8, Township 13, Range 24, 614.97 feet to a point; thence South 88 degrees 02 minutes 50 seconds West, 2460.01 feet on the existing Northerly Right-of-Way Line of 110th Street and its Westerly prolongation to a point; said point being on the existing Westerly Right-of-Way Line of Lakeview Avenue and also being the True Point of Beginning; thence continuing South 68 degrees 02 minutes 50 seconds West, 726.00 feet to a point; thence North 02 degrees 13 minutes 25 seconds West, 360.00 feet to a point; thence North 88 degrees 02 minutes 50 seconds East, 726.00 feet to a point on the existing Westerly Right-of-Way Line of Lakeview Avenue; thence South 02 degrees 13 minutes 25 seconds East, on the existing Westerly Right-of-Way Line of Lakeview Avenue, 360.00 feet to the True Point of Beginning.

                                   EXHIBIT I
                                      TO
                               CREDIT AGREEMENT

                           List of Closing Documents
                           -------------------------

                                   Attached

                                 $115,000,000
                                CREDIT FACILITY
                                      TO
                             GEAR FOR SPORTS, INC.

                               FEBRUARY 27, 1997

                         LIST OF CLOSING DOCUMENTS1/2
                         -------------------------

                        A.  LOAN AND SECURITY DOCUMENTS
                            ---------------------------

        1. Credit Agreement ("Credit Agreement") among GFSI, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders"), The First National Bank of Chicago in its capacity as contractual representative (the "Agent") for itself and the other Lenders, evidencing a $115,000,000 credit facility to the Borrower from the Lenders.

        EXHIBITS
        --------

        Exhibit A       --      Borrowing Base Certificate

        Exhibit B       --      Commitments

        Exhibit C       --      Form of Revolving Note

        Exhibit C-1     --      Form of Swingline Note

        Exhibit D       --      Stock Purchase Agreement for Stock Acquisition

        Exhibit E       --      Form of Term Loan A Note

        Exhibit F       --      Form of Term Loan B Note

        Exhibit G       --      Form of Assignment Agreement

        Exhibit H       --      Form of Borrower's Counsel's Opinion

        Exhibit I       --      List of Closing Documents

        Exhibit J       --      Form of Officer's Certificate


----------

1       This Closing List does not contemplate that the Borrower has any subsidiaries or will lend any proceeds of the Loans to its subsidiaries.

2       All items list in bold and italics are to be prepared by, or arranged for, by Borrower or its counsel.

EXHIBIT K      --       PRO FORMA FINANCIAL STATEMENTS

Exhibit L      --       Money Transfer Instructions

EXHIBIT M      --       DEFERRED LIMITED INTEREST GUARANTY

EXHIBIT N      --       MCIT TURNOVER AGREEMENT

EXHIBIT O      --       JORDAN MANAGEMENT AGREEMENT

EXHIBIT P      --       TAX SHARING AGREEMENT

Exhibit Q      --       Form of Guaranty

Exhibit R      --       Form of Restricted Subsidiary Security Agreement

Exhibit S      --       Form of Pledge Agreement

Exhibit T      --       Holdings Turnover Agreement


SCHEDULES
---------

SCHEDULE 1.1.1  --      PERMITTED EXISTING CONTINGENT OBLIGATIONS

SCHEDULE 1.1.2  --      PERMITTED EXISTING INDEBTEDNESS

SCHEDULE 1.1.3  --      PERMITTED EXISTING INVESTMENTS

SCHEDULE 1.1.4  --      PERMITTED EXISTING LIENS

SCHEDULE 1.1.5  --      REFINANCED INDEBTEDNESS

SCHEDULE 5.3    --      CONFLICTS; GOVERNMENTAL CONSENTS

SCHEDULE 5.7    --      LITIGATION; LOSS CONTINGENCIES

SCHEDULE 5.8    --      SUBSIDIARIES

SCHEDULE 5.17   --      INSURANCE

SCHEDULE 5.18   --      CONTINGENT OBLIGATIONS

SCHEDULE 5.19   --      LABOR MATTERS; COMPENSATION AGREEMENTS

SCHEDULE 5.21   --      ENVIRONMENTAL MATTERS

SCHEDULE 6.3(H)  --     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

        2. Revolving Notes executed by the Borrower in favor of the Lenders in the aggregate principal amount of $50,000,000.

        3. Term Loan A Notes executed by the Borrower in favor of the Lenders in the aggregate principal amount of $40,000,000.

        4. Term Loan B Notes executed by the Borrower in favor of the Lenders in the aggregate principal amount of $25,000,000.

        5. Swing Line Note executed by the Borrower in favor of the Swing Line Lender in the aggregate principal amount of $2,000,000.

        6. Security Agreement executed by the Borrower in favor of the Agent, evidencing the Borrower's grant of a security interest in substantially all of the Borrower's personal property for the benefit of the Holders of Secured Obligations.

        Exhibit A-1     Form of Landlord Agreement
        Exhibit A-2     Form of Mortgage Agreement
        Exhibit B       Form of Bailee Letter
        Exhibit C       Form of Restricted Account Agreement

        SCHEDULE 1      PLEDGED DEBT
        SCHEDULE 2      LOCATIONS OF COLLATERAL
        SCHEDULE 2-A    THIRD PARTY LOCATIONS
        SCHEDULE 2-B    FINANCING STATEMENT FILING LOCATIONS
        SCHEDULE 3      TRADE NAMES
        SCHEDULE 4      DEPOSIT ACCOUNTS

        7. Trademark Security Agreement executed by the Borrower in favor of the Agent, evidencing the Borrower's grant of a security interest in Borrower's trademarks and related collateral for the benefit of the Holders of Secured Obligations.

        SCHEDULE A      TRADEMARK AND SERVICE MARKS AND TRADEMARK AND SERVICE
                        MARK APPLICATIONS

        SCHEDULE B      LICENSE AGREEMENTS

        8. Mortgage executed by the Borrower in favor of Agent evidencing the grant by Borrower to the Agent of a mortgage lien on Borrower's real property in Kansas (the "Mortgage"), together with a title insurance commitment satisfactory to the Agent, and a letter from Chicago Title & Trust Company undertaking to effect the filing of the Mortgage within 10 days of the Closing Date.

        9. Assignment executed by each of the Borrower and Holdings in favor of the Agent with respect to the representations, warranties and covenants contained in the Acquisition Agreement (as defined below) and the Borrower's interest in any other acquisition documents.

                            B.  CORPORATE DOCUMENTS
                                -------------------

        10. Certificate of the Secretary of the Borrower certifying (i) resolutions of the members of the Borrower approving and authorizing the execution, delivery and performance of each document to which it is a party,
(ii) that there have been no changes in the Certificate of Incorporation of the Borrower since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent, (iii) the names and true signatures of the incumbent officers of the Borrower authorized to sign the documents to which it is a party, and (iv) the By-Laws (attached thereto) of the Borrower as in effect on the date of such certification.

        11. Certificate of Incorporation of the Borrower certified by the Secretary of State of Delaware.


        12. Good Standing Certificate for the Borrower from the office of the Secretaries of State of Delaware, Kansas, New Jersey and Minnesota.

        13. Certificate of the Secretary of Holdings certifying (i) resolutions of the Board of Directors of Holdings approving and authorizing the execution, delivery and performance of each document to which it is a party,
(ii) that there have been no changes in the Certificate of Incorporation of HOldings since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent, (iii) the names and true signatures of the incumbent officers of Holdings authorized to sign the documents to which it is a party, and (iv) the By-laws (attached thereto) of Holdings as in effect on the date of such certification.

        14. Certificate of Incorporation of Holdings certified by the Secretary of State of Delaware.

        15. Good Standing Certificates of Holdings from the office of the Secretary of State of Delaware.

        16. Certificate of the Secretary of Winning Ways, Inc. ("Winning Ways") certifying (i) resolutions of the Board of Directors of Winning Ways approving and authorizing the execution, delivery and performance of each document to which it is a party, (ii) that there have been no changes in the Articles of Incorporation of Winning Ways since the date of the most recent certification thereof by the Secretary of State of Missouri delivered to the Agent, (iii) the names and true signatures of the incumbent officers of Winning Ways authorized to sign the documents to which it is a party, and (iv) the By-laws (attached thereto) of Winning Ways as in effect on the date of such certification.

        17. Articles of Incorporation of Winning Ways certified by the Secretary of State of Missouri.

        18. Good Standing Certificates for Winning Ways from the offices of the Secretaries of State of Missouri and Kansas.

        19. Evidence of the Winning Ways Merger satisfactory to the Agent from each of the officers of the Secretaries of State of Missouri and Delaware.

                   C.  UCC DOCUMENTS AND OTHER LIEN FILINGS
                       ------------------------------------


        20. Pre-Filing UCC Lien Search Reports of Filings against Winning Ways, Gear For Sports, Impact Design and the Borrower in the offices listed on
Schedule I hereto.
----------

        21. Pre-Filing Tax Lien and Judgment Search Reports of filings against the Winning Ways, Gear For Sports, Impact Design and the Borrower in the offices listed on Schedule II hereto.
                  -----------

        22. UCC Financing Statements filed against Winning Ways, Gear For Sports, and the Borrower, as Debtors respectively, and the Agent as Secured Party in the offices listed on Schedule III hereto.
                               ------------

        23. Post-Filing UCC Search Reports of Filings against Wining Ways, Gear For Sports, and the Borrower in the offices set forth in the immediately preceding two items.

                           D.  ACQUISITION DOCUMENTS
                               --------------------

        24. Agreement for Purchase and Sale of Stock ("Acquisition Agreement") dated as of January 24, 1997 by and among the Shareholders of Winning Ways, Holdings and the Borrower, together with Amendment No. 1, dated as of February 27, 1997.

        25. The other documents, instruments and agreements executed in connection with the Acquisition Agreement and set forth on Schedule IV hereto, including, without limitation all of the documents, instruments or agreements required pursuant to the Acquisition Agreement.

                        E.  SUBORDINATED DEBT DOCUMENTS
                            ---------------------------

        26. Indenture (the "Indenture"), dated as of February 27, 1997, between the Borrower and Fleet National Bank, as Trustee.

        27. Senior Subordinated Promissory Notes issued by the Borrower pursuant to the Indenture in an aggregate principal amount of $125,000,000 (the "Borrower Subordinated Notes").

        28. Purchase Agreement (the "Holdings Note Purchase Agreement"), dated as of February 27, 1997, between Holdings and MCIT PLC.

        29. Subordinated Promissory Notes of Holdings issued to MCIT PLC in the aggregate original principal amount of $25,000,000 (the "Holdings Subordinated Notes").

        30. Deferred Limited Interest Guaranty, executed by the Borrower in favor of MCIT.

        31.  Turnover Agreement, executed by the Borrower and MCIT.

        32.  Turnover Agreement, executed by the Borrower and Holdings.


                              F. EQUITY DOCUMENTS
                                 ----------------

        33. Subscription and Stockholders Agreement ("Stockholders Agreement") dated February 27, 1997 among the stockholders of Holdings (collectively, the "Holdings Stockholders") and Holdings.

        34. Certificate of Borrower evidencing receipt of (a) $51,300,000 cash equity investment from Holdings and (b) $125,000,000 from the issuance of the Borrower Subordinated Notes.

        35. Certificate of Holdings evidencing receipt of (a) $27,200,000 cash equity investment from the Holdings Subordinated Notes.



                            G. PAYOUT DOCUMENTATION
                               --------------------

        36. Pay-off and estoppel letter evidencing the termination of the credit facilities between Winning Ways and the parties listed below:

        a.   Boatmen's National Bank
        b.   The Prudential Insurance Company of America
        c.   The First National Bank of Chicago
        d. The City of Lenexa, Kansas and UMB Bank, N.A., in connection with certain Industrial Revenue Bonds

        37. Letter of Credit to be issued by First Chicago to backstop any outstanding letters of credit.

        38. Application for the Letter of Credit referenced in the preceding item.

        39. Releases of all recorded liens and security interests under the loan documents and related documents, instruments and agreements between Prudential, the City of Lenexa and UMB Bank, N.A. and Winning Ways.

        40. Evidence of discharge of any other indebtedness of the Sellers required pursuant to the terms of the Acquisition Agreement.

                               H. LEGAL OPINIONS
                               -----------------

        41. Opinion of counsel to Borrower and its affiliates: Mayer, Brown & Platt, with respect to the Transaction Documents.

        42. Opinion of counsel to Borrower and its affiliates: Bryan Cave, with respect to corporate matters.

        43.  Opinion of counsel, Bryan Cave, with respect to the Collateral.

        44. Opinion of counsel to the Sellers, Rose Broulette & Shapiro, providing for reliance on such opinion by the Agent and the Lenders.

            I.  THIRD PARTY AND MISCELLANEOUS COLLATERAL DOCUMENTS.
                --------------------------------------------------

        45. Evidence of Property and Business Interruption Insurance together with long-form loss payable endorsements (mortgagee form) in favor of the Agent.

        46. Evidence of Liability Insurance together with evidence of the naming of the Agent as an additional insured.

        47. Restricted Account Agreement(s) executed by each of Boatmen's National Bank of Hillcrest Bank and acknowledged by each of the Borrower or its affiliates, as applicable, and the Agent.

        48. Bailee Letters executed by each of the Affiliates of the Borrower that own warehouse locations in which the Borrower stores any of its personal property, each such Bailee Letter in form and substance acceptable to the Agent.

                   J. CLOSING CERTIFICATE AND MISCELLANEOUS
                      -------------------------------------

        49. Funds Flow Memorandum and disbursement direction letter executed by the Borrower and addressed to the Agent and the Lenders. (3)

        50.  Notice of Borrowing and initial Borrowing Base Certificate.

        51.  Officer's No-Default Certificate.

        52.  Money Transfer Instructions.




---------------
(3)  To be included only in the closing binders of the Agent and the Borrower.

        53. LETTER AGREEMENT REGARDING THE APPOINTMENT OF THE PRENTICE HALL CORPORATION SYSTEM, INC. AS AGENT FOR THE BORROWER AND HOLDINGS FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS IN ILLINOIS.

        54. Financial Condition Certificate delivered by an authorized officer of the Borrower.

        55.     Phase I Environmental investigation report.

        56. Letter Agreement regarding reimbursement for breakage costs, dated as of February 24, 1997, between the Borrower and the Agent.

        57. Confidential Letter Agreement regarding audit expenses, dated as of February 27, 1997, between the Borrower and the Agent./4/

                            K.  POST-CLOSING ITEMS
                                ------------------

        58. APPRAISAL, IF REQUESTED BY THE AGENT, OF ALL OF THE BORROWER'S PROPERTY, PLANTS AND EQUIPMENT.

        59. CLOSING BALANCE SHEET AND WORKING CAPITAL STATEMENT TO BE DELIVERED PURSUANT TO THE ACQUISITION AGREEMENT.



---------------
/4/  To be included only in the closing binders of the Agent and the Borrower.

                                  SCHEDULE I

                           Pre-Closing UCC Searches
                           ------------------------

A.      UCC Lien Search Reports of Filings in the following offices:


        Name Searched                           Jurisdiction Searched
        -------------                           ---------------------

I.   Corporate Names
     ---------------

        Winning Ways, Inc.                      Missouri, Jackson County
                                                Missouri, Sec. of State
                                                Kansas, Johnson County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


II.  Trade Names
     -----------

        GEAR (all entities with                 Missouri, Jackson County
             GEAR as first word)                Missouri, Sec. of State
                                                Kansas, Johnson County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


III. Affiliate Names:
     ---------------

        Impact Design, Inc.                     Kansas, Sec. of State
        Kansas Custom Embroiderers              Kansas, Miami County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


                                  SCHEDULE II

                  Pre-Closing Tax Lien and Judgment Searches
                  ------------------------------------------

Tax Liens and Judgment Search Reports of filings in the following offices:


        Name Searched                           Jurisdiction Searched
        -------------                           ---------------------

I.   Corporate Names
     ---------------

        Winning Ways, Inc.                      Missouri, Jackson County
                                                Missouri, Sec. of State
                                                Kansas, Johnson County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


II.  Trade Names
     -----------

        GEAR (all entities with                 Missouri, Jackson County
             GEAR as first word)                Missouri, Sec. of State
                                                Kansas, Johnson County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


III. Affiliate Names
     ---------------

        Impact Design, Inc.                     Kansas, Sec. of State
        Kansas Custom Embroiderers              Kansas, Miami County
                                                Kansas, Sec. of State
                                                Kansas, Miami County


                                  SCHEDULE III

                            Location of UCC Filings

UCC-1 Financing Statements filed in the following offices:

      DEBTOR          FILING OFFICE
      ------          -------------
      GFSI, Inc.      Secretary of State of Kansas
                      Johnson County, Kansas
      Winning Ways    Secretary of State of Kansas
      Gear for Sports Secretary of State of Kansas

                                  SCHEDULE IV

               LIST OF CLOSING DOCUMENTS FROM THE ACQUISITION AND
                  AND CAPITALIZATION OF BORROWER AND HOLDINGS

                                   ATTACHED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                GEAR FOR SPORTS

                       ACQUISITION OF WINNING WAYS, INC.,

                                  OFFERING OF

                                  $125,000,000
                       SENIOR SUBORDINATED NOTES DUE 2007

                                      AND

                       $115,000,000 NEW CREDIT AGREEMENT

                               ----------------

                               FEBRUARY 27, 1997

                               ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                GEAR FOR SPORTS

                      ACQUISITION OF WINNING WAYS, INC.,

                                  OFFERING OF

                                 $125,000,000
                      SENIOR SUBORDINATED NOTES DUE 2007

                                      AND

                       $115,000,000 NEW CREDIT AGREEMENT

                               ----------------

                               TABLE OF CONTENTS

                               ----------------

                               FEBRUARY 27, 1997

I. DEFINITIONS

  The following is a list of the names of certain of the parties mentioned and of certain terms used in this Closing Memorandum together with the definitions used herein:

   DEFINITION                    MEANING

   Accredited Investor Note      A security evidencing a $685,000 Note
                                  issued to an accredited investor in its
                                  own name

   Acquirors                     GFSI Holdings, Inc. and GFSI, Inc.

   Act                           Securities Act of 1933, as amended

   Bank Lenders                  FNBC and the other lenders party to the
                                  New Credit Agreement

   Closing                       Closing held on the Closing Date

   Closing Date                  February 27, 1997

   Commission                    Securities and Exchange Commission

   Counsel for the Acquirors     Bryan Cave, LLP

 DEFINITION                         MEANING
 ----------                         -------
 Counsel for the Bank Lenders       Sidley & Austin
 Counsel for the Initial Purchasers Latham & Watkins
 Counsel for the Issuer             Mayer, Brown & Platt
 Counsel for MCIT                   Mayer, Brown & Platt
 Counsel for the Sellers            Rose, Brouillette & Shapiro
 DTC                                The Depository Trust Company
 Equity Contribution                The investment by the Jordan Investors and the
                                    Management Investors of $52,200,000 in Holdings and
                                    capital contribution of $51,300,000 by Holdings to GFSI
 Final Offering Memorandum          Final Offering Memorandum, dated February 20, 1997,
                                    relating to the Notes
 FNBC                               The First National Bank of Chicago
 Funds Flow Memorandum              Written instruction from the Issuer to the Initial
                                    Purchasers, the Bank Lenders, the Jordan Investors and
                                    the Management Investors, regarding the flow of funds
                                    for payment of the Notes
 GFSI                               GFSI, Inc., a Delaware corporation
 Global Notes                       Securities evidencing $124,315,000 of Notes issued to
                                    DTC in the name of its nominee, Cede & Co.
 Holdings                           GFSI Holdings, Inc., a Delaware corporation
 Holdings Notes                     A security evidencing $25,000,000 of notes issued by
                                    Holdings to MCIT
 Indenture                          Indenture governing the Notes dated as of the Closing
                                    Date between GFSI and the Trustee
 Independent Accountants            Deloitte & Touche LLP and Donnelly Meiners Jordan Kline
 Initial Purchasers                 Donaldson, Lufkin & Jenrette Securities Corporation and
                                    Jefferies & Company, Inc.
 Issuer                             GFSI
 Jordan Investors                   Affiliates of The Jordan Company and MCIT listed in the
                                    Stockholders Agreement as investors in Holdings
 Management Investors               The members of WWI management listed in the
                                    Stockholders Agreement as investors in Holdings

Definition                           Meaning

MCIT                                 MCIT PLC, a British public company

MCIT Purchase Agreement              Purchase Agreement, dated as of the
                                     Closing Date, between Holdings and MCIT
                                     relating to the Holdings Notes

Merger                               The merger of WWI with and into GFSI,
                                     with GFSI as the surviving entity

New Credit Agreement                 The Credit Agreement, dated as of the
                                     Closing Date, among GFSI, the Bank
                                     Lenders and FNBC, as contractual
                                     representative

Notes $125,000,000 aggregate principal amount of GFSI's Senior Subordinated Notes due 2007

Offering                             The offering of the Notes

PORTAL                               Private Offerings, Resale and Trading
                                     through Automatic Linkages

Preliminary Offering                 Preliminary Offering Memorandum, dated
Memorandum                           February 3, 1997, relating to the Notes

Purchase Agreement                   The Purchase Agreement, dated as of the
                                     Closing Date, by and among GFSI and the
                                     Initial Purchasers, relating to the
                                     Offering

Registration Rights                  The Registration Rights Agreement, dated
Agreement                            as of the Closing Date, among GFSI and
                                     the Initial Purchasers, relating to the
                                     Notes

Sellers Each of the parties listed as selling stockholders under the Stock Purchase Agreement

Stockholders Agreement               The Subscription and Stockholders
                                     Agreement, dated as of the Closing Date, among the Jordan Investors and the Management Investors

Stock Purchase Agreement             The Agreement for Purchase and Sale of
                                     Stock, dated January 24, 1997, by and
                                     among the Acquirors and Sellers

Transactions                         The transactions occurring in connection
                                     with the Stock Purchase Agreement, the
                                     Merger, the Equity Contribution, the New
                                     Credit Agreement and the Purchase
                                     Agreement

Trustee
                                     Fleet National Bank, as trustee under the Indenture

WWI
                                     Winning Ways, Inc., a Missouri
                                     corporation

II.  NOTE OFFERING AND RELATED DOCUMENTS

                                                                          Item
                                                                          ----
A.   Offering Documents
     ------------------

     Preliminary Offering Memorandum ................................        1

     Final Offering Memorandum......................................         2

B.   Documents Delivered under the Purchase Agreement
     ------------------------------------------------

     Purchase Agreement.............................................         3

     Certificate of the Secretary of GFSI certifying:...............         4
        *  Resolution of the Board of directors (re: Transactions)
           (see 125)
        *  Certificate of Incorporation (see 120)
        *  Bylaws (see 121)
        *  Specimen Note (see 18)

     Officer's Certificate of GFSI delivered pursuant to Section
     9(c) of the Purchase Agreement.................................         5

     Opinion of Counsel for the Issuer pursuant to Section 9(d)
     of the Purchase Agreement......................................         6

     Opinions of Counsel for the Acquirors pursuant to Section
     9(e) of the Purchase Agreement.................................         7

     Opinion of Counsel for the Initial Purchasers pursuant to
     Section 9(g) of Purchase Agreement.............................         8

     Representation Letter of Initial Purchasers to the Independent
     Accountants....................................................         9

     Comfort Letter from each of the Independent Accountants
     pursuant to Section 9(h) of the Purchase Agreement.............        10

     Standard & Poor's credit rating letter for the Notes...........        11

     Moody's credit rating letter for the Notes.....................        12

     Cross receipt for the Notes....................................        13

     Preliminary Blue Sky Memorandum................................        14

     Final Blue Sky Memorandum......................................        15

     Correspondence with Blue Sky Commissioners.....................        16

                                                                           Item

C.   Documents Related to the Indenture and the Registration Agreement
     -----------------------------------------------------------------

     Indenture......................................................        17

     Accredited Investor Note and Global Notes issued to DTC in the
     name of its nominee, Cede & Co. ...............................        18

     Authentication Order to Trustee to deliver Global Notes........        19

     Compliance with Authentication Order and delivery of Global
     Notes..........................................................        20

     Acknowledgment of delivery of Global Notes.....................        21

     Letter of Representations to DTC...............................        22

     Officer's Certificate of Trustee relating to the Indenture and
     the Global Notes..............................................         23

     Application to NASD to have the Notes designated as PORTAL
     securities.....................................................        24

     PORTAL approval letter form NASD...............................        25

     Registration Rights Agreement..................................        26

III. NEW CREDIT AGREEMENT AND RELATED DOCUMENTS

A.   Basic Documents
     ---------------

     New Credit Agreement...........................................        27

     Schedules to New Credit Agreement..............................        28

        *  Schedule 1.1.1 - Permitted Existing Contingent Obligations
        *  Schedule 1.1.2 - Permitted Existing Indebtedness
        *  Schedule 1.1.3 - Permitted Existing Investments
        *  Schedule 1.1.4 - Permitted Existing Liens
        *  Schedule 5.3 - Conflicts; Governmental Consents
        *  Schedule 5.7 - Litigation; Loss Contingencies
        *  Schedule 5.8 - Subsidiaries
        *  Schedule 5.16 - Post-Retirement Benefits
        *  Schedule 5.17 - Insurance
        *  Schedule 5.18 - Contingent Obligations
        *  Schedule 5.20 - Labor Matters; Compensation Agreements
        *  Schedule 5.22 - Environmental Matters
        *  Schedule 6l.3(B) - Transactions with Shareholders and
           Affiliates

     Revolving Loan Notes..........................................         29

     Term Loan A Notes.............................................         30

                                                                           Item
                                                                           ----

     Term Loan B Notes..............................................        31

     Swing Line Note................................................        32

     Security Agreement.............................................        33

     Schedules to Security Agreement................................        34
        *  Annex A - Schedule of Chief Executive Officers/Record Locations
        *  Schedule 1 - Pledged Debt
        *  Schedule 2 - Locations of Collateral
        *  Schedule 2-A - Third Party Locations
        *  Schedule 2-B - Financing Statement Filing Locations
        *  Schedule 3 - Trade Names
        *  Schedule 4 - Deposit Accounts

     Trademark Security Agreement...................................        35
        *  Schedule A - Trademarks and Service Marks and Trademark and
           Service Mark Applications
        *  Schedule B - License Agreement

     Mortgage to be executed after Closing by GFSI in favor of FNBC,
     as contractual representative...................................       36

     Survey..........................................................       37

     Title Insurance.................................................       38

     Assignment by GFSI to FNBC of representations, warranties and
     covenants contained in Stock Purchase Agreement................        39

B.   Corporate Documents for the New Credit Agreement
     ------------------------------------------------

     Certificate of the Secretary of GFSI certifying:...............        40
        *  Resolutions of the Board of Directors (re: Transactions)
           (see 125)
        *  Certificate of Incorporation (see 120)
        *  Bylaws (see 121)
        *  Incumbency

     Certificate of Incorporation of GFSI certified by the Secretary
     of State of Delaware (see 120).................................        41

     Good Standing Certificate for GFSI from the Office of the
     Secretaries of State of Delaware and Kansas....................        42

     Certificate of the Secretary of Holdings certifying............        43
        *  Resolutions of the Board of Directors re:  Transactions
           (see 119)
        *  Certificate of Incorporation (see 112)
        *  Incumbency
        *  Bylaws (see 114)

                                                                          Item
                                                                          ----

     Certificate of Incorporation of Holdings certified by the
     Secretary of State of Delaware (see 112)...........................    44

     Good Standing Certificate for Holdings from the Office of the
     Secretary of State of Delaware.....................................    45

     Certificate of the Secretary of WWI certifying.....................    46
        *  Resolutions of the Board of Directors (re: Merger) (see 128)
        *  Certificate of Incorporation (see 126)
        *  Incumbency
        *  Bylaws (see 127)

     Certificate of Incorporation of WWI certified by the Secretary
     of State of Missouri (see 126)......................................   47

     Good Standing Certificates for WWI from the offices of the
     Secretaries of State of Kansas and Missouri.........................   48

C.   UCC Documents and Other Lien Filings for the New Credit Agreement
     -----------------------------------------------------------------

     Pre-filing UCC lien search reports of filings against WWI, GFSI
     and Gear For Sports.................................................   49

     Pre-filing tax lien and judgment search reports of filings against
     WWI, GSFI and Gear For Sports.......................................   50

     UCC financing statements filed against GFSI, Winning Ways and Gear
     for Sports..........................................................   51

D.   Payout Documentation for the New Credit Agreement
     -------------------------------------------------

     Payoff and estoppel letters.........................................   52
        *  Boatmen's Bank
        *  Prudential
        *  FNBC
        *  Industrial Revenue Bonds
        *  KPRS Realty Holding Co.
        *  Stockholder Loans

     Letter of Credit issued by FNBC.....................................   53

     Application for FNBC Letter of Credit...............................   54

     Releases of all recorded liens and security interests under the loan documents and related documents, instruments and agreements between
     Prudential and WWI..................................................   55

     Evidence of discharge of any other indebtedness of the Sellers
     required pursuant to the terms of the Stock Purchase Agreement......   56

                                                                          Item
                                                                          ----
E.   Equity Receipt Documents for the New Credit Agreement
     -----------------------------------------------------

     GFSI Certificate evidencing receipt of (a) $51,300,000
     capital contribution and (b) $121,250,000 subordinated
     debt investment (addressed to FNBC & MCIT)....................         57

     Holdings Certificate evidencing (a) receipt of $27,200,000 equity investment, (b) issuance of approximately $900,000
     of management promissory notes and (c) receipt of
     $25,000,000 subordinated debt investment (addressed to
     FNBC & MCIT)..................................................         58

F.   Legal Opinions for the New Credit Agreement
     -------------------------------------------

     Opinion of MBP, as counsel for the borrower...................         59

     Opinion of Counsel for the Sellers, together with a
     reliance letter in favor of FNBC and the Lenders..............         60

     Opinion of Counsel for the Acquirors..........................         61

G.   Third Party and Miscellaneous Collateral Documents
     --------------------------------------------------
     for the New Credit Agreement
     ----------------------------

     Licensor consents to transfer of license agreements...........         62

     Evidence of property and business interruption insurance
     together with long-form loss payable endorsements
     (mortgagee form) in favor of FNBC.............................         63

     Evidence of liability insurance together with evidence
     of the naming of FNBC as an additional insured................         64

     Restricted Account Agreement(s)...............................         65

H.   Closing Certificates and Miscellaneous for the New
     --------------------------------------------------
     Credit Agreement
     ----------------

     Disbursement direction letter executed by GFSI and addressed
     to FNBC and Bank Lenders......................................         66

     Notice of Borrowing and initial Borrowing Base Certificate....         67

     Bailee Letter re: Kansas Custom Embroidery....................         68

     Bailee Letter re: Impact Design, Inc..........................         69

     Officer's No-Default Certificate .............................         70

     Letter agreement regarding the appointment of CT
     Corporation/Bryan Cave, as agents for GFSI and Holdings.......         71

     Financial certificate delivered by GFSI's chief
     financial officer.............................................         72

     Summary of environmental issues and environmental
     investigations report.........................................         73

     Agent Fees Side Letter........................................         74

                                                                          Item
                                                                          ----

     Side letter re: break funding fees.................................    75

IV.  HOLDINGS NOTE

     MCIT Purchase Agreement.............................................   76

     Holdings Note.......................................................   77

     Schedules to MCIT Purchase Agreement................................   78
        *  Schedule 3.4 - Stockholders
        *  Schedule 5.4 - Contingent Liabilities
        *  Schedule 5.6 - Ongoing Indebtedness
        *  Schedule 5.7 - Litigation
        *  Schedule 5.9 - Repurchase Agreements
        *  Schedule 5.12 - Patents, Trademarks
        *  Schedule 5.14 - Employee Benefit Plans
        *  Schedule 5.15 - Enviornmental Matters
        *  Schedule 5.17 - Subsidiaries
        *  Schedule 5.18 - Non-Stockholder Offerees

     Certificate of Secretary of Holdings, cetifying.....................   79
        *  Certificate of Incorporation (see 112)
        *  Resolution of the Board of Directors (re: Transaction)(see 119)
        *  Incumbency

     Certificate of Secretary of GFSI certifying.........................   80
        *  Certificate of Incorporation (see 120)
        *  Resolution of the Board of Directors (re: Transaction)(see 125)
        *  Incumbency

     Deferred Limited Interest Guaranty from GFSI to Holdings............   81

     Certificate of Stockholder Purchases................................   82

     Preemption Letter...................................................   83

     Certificate as to consummation of Stock Purchase Agreemen...........   84

     Certificate as to the Merger........................................   85

     Certificate as to execution of each of Intercompany Agreements......   86

     Certificate as to consummation of New Credit Agreement..............   87

     Certificate as to execution of Purchase Agreement and consummation
     of Offering.........................................................   88

                                      9-

                                                                           Item
                                                                           ----

     Certificate as to Compliance (no default, no litigation)......         89

     Solvency Certificate..........................................         90

     Opinion of Counsel for the Acquirors..........................         91

     Wire Instructions.............................................         92

     MCIT Turnover Agreement.......................................         93

     Holdings Turnover Agreement...................................         94

V.   EQUITY ARRANGEMENTS

     Stockholders Agreement........................................         95

     Exhibits to Stockholders Agreement............................         96

        *  Exhibit A - Holdings Bylaws (see 114)
        *  Exhibit B - Holdings Certificate of Incorporation
           (see 112)
        *  Exhibit C - Holdings Note (see 77)
        *  Exhibit D - TJC Consulting Agreement (see 100)
        *  Exhibit E - List of Management Investors
        *  Exhibit F - Manager Noncompetition Agreement
        *  Exhibit G - Certain Permitted Transferees
        *  Exhibit H - Tax Sharing Agreement (see 99)
        *  Exhibit I - Holdings Stock Subscriptions

     Promissory Notes from certain Management Investors to
     Holdings......................................................         97

        *  Frank Pikus
        *  Jason Krakow
        *  Carl Allard
        *  Howie Ellis
        *  Scott Durham
        *  Tom Martin
        *  John White
        *  Sue Agnitch
        *  Dave Hoster
        *  Jim Keaton

     Stock certificates issued by Holdings to the Management
     Investors and the Jordan Investors............................         98

VI.  INTERCOMPANY AGREEMENTS

     Tax Sharing Agreement.........................................         99

     TJC Consulting Agreement......................................        100

                                                                           Item
                                                                           ----

     Intercompany Management Consulting Agreement...................        101

VII. WINNING WAYS ACQUISITION

     Stock Purchase Agreement......................................         102

     Amendment No. 1 to Stock Purchase Agreement....................        103

     Exhibits to Stock Purchase Agreement...........................        104

        *  Escrow Agreement
        *  Certificate of Fulfillment of Conditions by Sellers
        *  Opinion of Counsel for the Sellers
        *  Comfort Letter
        *  Solvency Certificate
        *  Estoppel Certificate
        *  Withholding Certificate
        *  Certificate of Fulfillment of Conditions by Acquirors
        *  Opinion of Counsel for the Acquirors

     Wolff Employment Agreement.....................................        105

     Wolff Noncompetition Agreement.................................        106

     Director and Officer Indemnification Agreement.................        107

        *  Wolff
        *  Menghini
        *  Shaw
        *  Graveel
        *  Gary
        *  Caputo
        *  Zalaznick
        *  Jordan

     Cross receipts.................................................        108
        *  WWI Stockholders
        *  GFSI

     Sellers" wire transfer instructions...........................         109

VIII. MERGER

     Plan of Merger.................................................        110

     Certificate of Merger, certified by the Secretaries of State of
     Delaware and Missouri.........................................         111

                                                                        Item
                                                                        ----

IX.  GENERAL CORPORATE DOCUMENTS

A.   Corporate Documents for Holdings
     --------------------------------

     Certificate of Incorporation certified by the Secretary
     of State of Delaware..........................................      112

     Amendment to Certificate of Incorporation.....................      113

     Bylaws........................................................      114

     Resolutions of the Board of Directors
     (re: corporate organization)..................................      115

     Long-Form Good Standing Certificate from the Secretary
     of State of Delaware..........................................      116

     Common stock certificates issued to...........................      117
        .  Jordan Investors
        .  Management Investors

     Preferred stock certificates issued to........................      118
        .  Jordan Investors
        .  Management Investors

     Resolutions of the Board of Directors of Holdings
     (re: Transactions)............................................      119

B.   Corporate Documents for GFSI
     ----------------------------

     Certificate of Incorporation certified by the Secretary
     of State of Delaware..........................................      120

     Bylaws........................................................      121

     Resolutions of the Board of Directors
     (re: corporate organization)..................................      122

     Long-Form Good Standing Certificate from the Secretary
     of State of Delaware..........................................      123

     Common stock certificate for one share issued to Holdings.....      124

     Resolutions of the Board of Directors of GFSI
     (re: Transactions & Merger)...................................      125

C.   Corporate Documents for WWI
     ---------------------------

     Certificate of Incorporation certified by Secretary of
     State of Missouri.............................................      126

     Bylaws........................................................      127

     Resolutions of the Board of Directors of WWI (re: Merger).....      128

                                                                          Item
                                                                          ----

X.   MISCELLANEOUS

     Funds Flow Memorandum.........................................        129

     Closing Memorandum............................................        130

     Post-Closing Checklist........................................        131

     Working Group List............................................        132

                         EXHIBIT J TO CREDIT AGREEMENT

                        Form of Compliance Certificate

  Pursuant to Section 4.2 and/or Section 6.1(A) (iv) of the Credit Agreement (the "Credit Agreement"), dated as of February 27, 1997, by and among GFSI, Inc. ("Borrower"), The First National Bank of Chicago as contractual representative ("Agent") and the Lenders which may from time to time become
parties thereto (the "Lenders"), Borrower, through its            , hereby
delivers to Agent [, together with the financial statements being delivered to Agent pursuant to Section 6.1 (A) of the Credit Agreement,] this Compliance
Certificate (the "Certificate") for the accounting period from       ,      to
      ,     . Capitalized terms used herein shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.

I. MANDATORY PREPAYMENTS (Section 2.5 (B))

  A. Section 2.5(B) (i) (a):

    (1) State whether upon the consummation of any Asset Sale by the Borrower or any Subsidiary of Borrower any Net Cash Proceeds in excess of $500,000 have arisen.
                                                                         Yes/No

    (2) If the answer to question (1) is yes, state the date of and the nature of the transaction giving rise to the Net Cash Proceeds, the aggregate principal amount of such Net Cash
        Proceeds, and the amount, if required, of any mandatory prepayment on Schedule A.

  B. Section 2.5(B) (i) (b):

    (1) The Borrower's calculation of Excess Cash Flow
        for the Cash Flow Period ended June 30,      is
        as follows:
      Net Income                                                         $
--------
1 To be included for the Compliance Certificate accompanying the annual audited financial statements.

          + Amortization expense                                           +          __
          + Depreciation                                                   +          __
          + Non-cash charges                                               +          __
          - Capital Expenditures                                           -          __
          - Payments in connection with Permitted Acquisitions             -          __
          - Investments permitted pursuant to Section 6.3 (D) (ix)         -          __
          - Principal payments (including prepayments) in respect of the
             Term Loans and other Indebtedness                             -          __
        +/- Net change in Working Capital                                 +/-          _
          - Cash dividends/redemptions, (S)6.3(F) Restricted Payments
             during such period                                            -          __
            Excess Cash Flow                                               =          __


  C. Section 2.5 (B) (i) (c)

        (1) State whether any Net Cash Proceeds from any Financing by a
            Restricted Subsidiary have been received.                             Yes/No
        (2) If the answer to question (1) is yes, state the date of such
            Financing, the original amount and the amount of any
            mandatory prepayment on Schedule A.

II. FINANCIAL COVENANTS

         A. MINIMUM INTEREST EXPENSE COVERAGE RATIO
            (Section 6.4 (B) )
            The ratio of EBITDA to Interest Expense for the period from
                  to                                                              to 1.0
         B. MINIMUM FIXED CHARGE COVERAGE RATIO
            (Section 6.4 (C) )
            The ratio of (1) EBITDA - Capital Expenditures to (2)
            Interest Expense + Fees +

    Taxes + Restricted Payments permitted under clauses (i), (ii), (iii)
    and (iv) of the definition of Restricted Payments + cash payments under the Incentive Compensation Plan + scheduled amortization of Term Loans
    and other Indebtedness for the period from     to                 to 1.0

  C. MAXIMUM LEVERAGE RATIO (Section 6.4 (D))

    The ratio of (1) Indebtedness for borrowed money and Off Balance Sheet
    Liabilities to (2) EBITDA for the period from     to              to 1.0

  I, the undersigned, hereby certify that I am the        of the Borrower. I
further certify that, pursuant to Section 4.2 and Section 6.1 (A) of the Credit Agreement, as of the date hereof no Default or Unmatured Default exists.

  I further certify that the information set forth above is accurate as of
     , 19 , to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Borrower and its Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.

Dated:      ,

                                          GFSI, INC.

                                          By: ________________________________
                                              Name:
                                              Title:

                                   EXHIBIT K
                                       TO
                                CREDIT AGREEMENT

                         PRO FORMA FINANCIAL STATEMENTS

                                   (Attached)

                                  GFSI, INC.
                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                            (Dollars In thousands)

  The following sets forth the Unaudited Pro Forma Balance Sheet and the Unaudited Pro Forma Statements of Income of GFSI, Inc. ("GFSI") in each case giving effect to the transactions described in Note I of the Notes to the Unaudited Pro Forma Financial Statements as if such transactions had been consummated on December 31, 1996 (in the case of the Unaudited Pro Forma
Balance Sheet) and at the beginning of the earliest period presented (in the case of the Unaudited Pro Forma Statements of Income). The Unaudited Pro Forma Financial Statements of GFSI do not purport to present the financial position or results of operations of GFSI had the transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

  The proposed acquisition of the Company will be accounted for as a leveraged recapitalization, and accordingly, the accompanying Unaudited Pro Forma Financial Statements reflect no change in the accounting basis of GFSl's assets and liabilities for financial accounting purposes.

                                   GFSI, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1996


                                                  WINNING               PRO FORMA ADJUSTMENT
                                                 WAYS, INC.             --------------------       GFSI, INC.
                                                 HISTORICAL              DR              CR        PRO FORMA
                                                 ----------             ----            ----       ----------

                     ASSETS
Current assets:
  Cash and cash equivalents....................     $   727         $     22(2)     $                $     749
  Accounts receivable..........................      26,152                                             26,152
  Inventories..................................      28,074                                             28,074
  Prepaid expenses and other current assets....         909            4,986(3)
                                                                         943(4)                          6,838
  Deferred income taxes........................                          563(7)                            563
                                                    -------         --------        --------         ----------
    Total current assets.......................      55,862            6,514                            62,376

Property, plant and equipment, net.............      23,480                              943(4)         22,537

Other assets:
  Cash value of life insurance.................       4,986                            4,986(3)
  Deferred financing costs.....................          84            9,225(5)           84(5)          9,225
  Other........................................           5                                                  5
                                                    -------         --------        --------         ---------
    Total......................................     $84,417         $ 15,739        $  6,013         $  94,143
                                                    =======         ========        ========         =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings........................     $ 6,000         $  6,000(6)    $                 $
  Accounts payable.............................      10,708                                             10,708
  Accrued expenses.............................       5,584                                              5,584
  Current portion of long-term debt...........       13,819           13,819(6)        2,250(6)          2,250
                                                    -------        ---------       ---------         ---------
    Total current liabilities..................      36,111           19,819           2,250            18,542
Deferred income taxes..........................                                        1,681(7)          1,681
Long-term debt................................        9,559            9,559(6)      190,450(6)        190,450
Stockholders' equity:
  Common stock.................................         149              149(8)
  Additional paid-in capital...................       2,720            2,720(8)       51,300(8)         51,300
  Retained earnings............................      37,911          203,500(8)
                                                                       1,118(7)
                                                                          84(5)
                                                                       1,875(5)
                                                                                         836(8)       (167,830)
                                                    -------         --------        --------         ---------
                                                     40,780          209,446          52,136          (116,530)
  Less treasury stock..........................       2,033                            2,033(8)
                                                    -------         --------        --------         ---------
    Total stockholders' equity (deficit).......      38,747          209,446          54,169          (116,530)
                                                    -------         --------        --------         ---------
      Total....................................     $84,417         $238,824       $ 248,550         $  94,143
                                                    =======         ========       =========         =========

                                   GFSI, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                      TWELVE MONTHS ENDED DECEMBER 31,1996

                                                  WINNING               PRO FORMA ADJUSTMENT
                                                 WAYS, INC.             --------------------       GFSI, INC.
                                                 HISTORICAL              DR              CR        PRO FORMA
                                                 ----------             ----            ----       ----------
Net sales.....................................     $177,124         $   --           $   --          $177,124
Costs of sales................................      101,569             --               --           101,569
                                                   --------         -------          -------         --------
    Gross profit..............................       75,555                                            75,555

Operating expenses:
  Selling.....................................       17,625             --               --            17,625
  General and administrative..................       23,709             890(11)        1,205(11)       23,394
                                                   --------         -------          -------         --------
                                                     41,334             890            1,205           41,019
                                                   --------         -------          -------         --------
    Operating income..........................       34,221             890            1,205           34,536
Other income/(expense):
  Interest expense............................       (2,597)         19,040(10)        2,597(10)      (19,040)
  Other.......................................           96             --               --                96
                                                   --------         -------          -------         --------
                                                     (2,501)         19,040            2,597          (18,944)
                                                   --------         -------          -------         --------
Income before income taxes....................       31,720          19,930            3,802           15,592
  Income tax expense..........................          --            6,237(9)           --             6,237
                                                   --------         -------          -------         --------
Net income....................................     $ 31,720         $26,167          $ 3,802         $  9,355
                                                   ========         =======          =======         ========
Other data
  EBITDA (as defined)(12).....................     $ 37,520         $   890          $   829         $ 37,459
  Depreciation and amortization(l2)...........        3,299             --               376            2,923
  Cash interest expense(l3)...................        2,597          18,082            2,597           18,082


                                   GFSI, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                       SIX MONTHS ENDED DECEMBER 31,1996

                                                WINNING           PRO FORMA ADJUSTMENT
                                               WAYS, INC.         --------------------         GFSI, INC.
                                               HISTORICAL          DR              CR          PRO FORMA
                                               ----------         ----           -----         ----------

Net sales.....................................  $104,811        $   --          $   --          $104,811
Costs of sales................................    59,848            --              --            59,848
                                                --------        -------         -------         --------
    Gross profit..............................    45,353            --              --            45,353

Operating expenses:
  Selling.....................................    10,406            --              --            10,406
  General and administrative..................    12,828            445(11)         757(11)       12,516
                                                --------        -------         -------         --------
                                                  23,234            445             757           22,922
                                                --------        -------         -------         --------
    Operating income..........................    22,119            445             757           22,431

Other income/(expense):
  Interest expense............................    (1,465)         9,525(10)       1,465(10)       (9,525)
  Other.......................................        43            --              --                43
                                                --------        -------         -------         --------
                                                  (1,422)         9,525           1,465           (9,482)
                                                --------        -------         -------         --------
Income before income taxes....................    20,697          9,970           2,222           12,949
  Income tax expense..........................       --           5,180(9)          --             5,180
                                                --------        -------         -------         --------
Net income....................................  $ 20,697        $15,150         $ 2,222         $  7,769
                                                ========        =======         =======         ========
Other data
  EBITDA (as defined)(12).....................  $ 23,791        $   445         $   568         $ 23,914
  Depreciation and amortization(l2)...........     1,672            --              189            1,483
  Cash interest expense(l3)...................     1,465          9,045           1,465            9,045

                                  GFSI, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                           YEAR ENDED JUNE 30, 1996


                                                 WINNING           PRO FORMA ADJUSTMENT
                                                WAYS, INC.         --------------------       GFSI, INC.
                                                HISTORICAL          DR             CR         PRO FORMA
                                                ----------         ----           -----       ----------

Net sales.....................................  $169,321        $   --          $   --          $169,321
Costs of sales................................    97,308            --              --            97,308
                                                --------        -------         -------         --------
    Gross profit..............................    72,013            --              --            72,013

Operating expenses:
  Selling.....................................    16,963            --              --            16,963
  General and administrative..................    22,216            890(11)       1,265(11)       21,841
                                                --------        -------         -------         --------
                                                  39,179            890           1,265           33,209
                                                --------        -------         -------         --------
    Operating income..........................    32,834            890           1,265           33,209

Other income/(expense):
  Interest expense............................    (2,608)        19,034(10)       2,608(10)      (19,034)
  Other.......................................       --             --              --               --
                                                --------        -------         -------         --------
                                                  (2,608)        19,034           2,608          (19,034)
                                                --------        -------         -------         --------
Income before income taxes....................    30,226         19,924           3,873           14,175
  Income tax expense..........................       --           5,670(9)          --             5,670
                                                --------        -------         -------         --------
Net income....................................  $ 30,226        $25,594         $ 3,873         $  8,505
                                                ========        =======         =======         ========
Other data
  EBITDA (as defined)(12).....................  $ 36,035        $   890         $   913         $ 36,058
  Depreciation and amortization(l2)...........     3,201            --             352            2,849
  Cash interest expense(l3)...................     2,608         18,076           2,608           18,076

                                  GFSI, INC.
              NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.  Presentation and Transactions:

    The unaudited pro forma financial statements assume the following transactions occurred on December 31, 1996 for purposes of the unaudited pro forma balance sheet and the beginning of the earliest period presented for purposes of the unaudited pro forma statements of income.

    Holdings and GFSI, a wholly-owned subsidiary of Holdings, were organized by affiliates of The Jordan Company and management to effect the acquisition of the Company. Pursuant to the Acquisition Agreement, Holdings and GFSI will acquire all of the issued and outstanding capital stock of the Company, and the Company will immediately thereafter merge with and into GFSI. All of the capital stock of the Company acquired by Holdings in connection with the Acquisition will be contributed to GFSI along with the balance of the Equity Contribution, as described below.

    The aggregate purchase price for the Company is $232.9 million, subject to adjustment following the Closing, consisting of $203.5 million in cash and the repayment of $29.4 of the Company's Existing Indebtedness. To finance the Acquisition, including approximately $11.1 million of related fees and expenses: (i) TJC, its affiliates and MCIT PLC (collectively, the "Jordan Investors") and certain members of management (the "Management Investors") will invest $52.2 million in Holdings and Holdings will contribute $51.3 million of this amount in cash to the Company (the "Equity Contribution");
    (ii) the Company will consummate the Offering; and (iii) the Company will enter into the New Credit Agreement providing for borrowings of up to $115.0 million, of which approximately $67.7 million is expected to be outstanding and $22.0 million is expected to be utilized to cover outstanding letters of credit at Closing. The Equity Contribution will be comprised of: (i) a contribution of $13.6 million from the Jordan Investors to Holdings in exchange for Holdings Preferred Stock and approximately 50% of the Common Stock of Holdings; (ii) a contribution of $13.6 million from the Management Investors to Holdings in exchange for Holdings Preferred Stock and approximately 50% of the Common Stock of Holdings; and (iii) a contribution of $25.0 million from a Jordan Investor to Holdings in exchange for Holdings Subordinated Notes. Approximately $0.9 million of the contribution from the Management Investors will be financed by loans from Holdings. Consummation of the Offering is conditioned upon the concurrent consummation of the Acquisition, the Equity Contribution and the initial borrowings under the New Credit Agreement.

    The Transactions are reflected in the accompanying unaudited pro forma financial statements of the Company as a leveraged recapitalization under which the existing basis of accounting will be continued for financial accounting and reporting purposes.

    The following summarizes the sources and uses of funds contemplated by the Transactions described above at the Company's level (in millions):

     SOURCES OF FUNDS:
       New Credit Agreement........................................  $ 67.7
       Senior Subordinated Notes due 2007..........................   125.0
       Equity Contribution.........................................    51.3
                                                                     ------
         Total sources.............................................  $244.0
                                                                     ======
     Uses of Funds:
       Cash purchase price of the Acquisition......................  $203.5
       Repayment of Existing Indebtedness..........................    29.4
       Fees and expenses...........................................    11.1
                                                                     ------
         Total uses................................................  $244.0
                                                                     ======

                                  GFSI, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS--(Continued)

    Upon completion of the Transactions, Holdings will be dependent upon the cash flows of the Company to provide funds to service $25.0 million of Holdings Subordinated Notes. The annual cash flow requirements to service Holdings Subordinated Notes is $3 million (principal due in balloon payment in 2008). Additionally, Holdings' cumulative non-cash preferred stock dividends will total $3.2 million annually. Holdings Preferred Stock may be redeemed at stated value ($27.0 million) plus accrued dividends with mandatory redemption in 2009. The annual cash flow requirements relative to the Holdings Subordinated Notes and Holdings Preferred Stock are not reflected in the accompanying unaudited pro forma financial statements.

2. The pro forma adjustment to cash recognizes additional funds generated by the Transactions.

3. The pro forma adjustments to prepaid expense and other current assets and cash value of life insurance recognizes the liquidation of officer life insurance policies. Such policies will be cashed out or purchased by and transferred to the related individuals upon closing of the Transactions.

4. The pro forma adjustment to property, plant and equipment represents fixed assets that will be purchased by a previous shareholder upon closing of the Transactions.

5.  The pro forma adjustment to other assets (in thousands):

                                                                  December 31,
                                                                      1996
                                                                  ------------
    Fees and expenses related to the Transactions.................  $11,100
    Less costs not capitalized....................................    1,875
                                                                    -------
    Pro forma adjustment..........................................  $ 9,225
                                                                    =======
    Eliminate deferred issuance costs on Existing Indebtedness....  $   (84)
                                                                    =======

    The $1.875 million of costs not capitalized will be expensed upon completion of the Transactions. Such expense is excluded from the accompanying pro forma statements of income as it is considered a nonrecurring charge.

6.  The pro forma adjustments to debt (in thousands):

                                                                 December 31, 1996
                                                     -----------------------------------------
                                                                  Current  Short-Term
                                                     Long-Term  Maturities Borrowings   Total
                                                     ---------  ---------- ---------- --------
    Record the issuance of Notes offered hereby       $125,000        --        --    $  l,000
    Record the issuance of new Revolver..............    2,700        --        --       2,700
    Record the issuance of new Term Loans............   62,750      2,250       --      65,000
                                                      --------   --------   -------   --------
        Pro forma adjustment......................... $190.450   $  2,250   $   --    $192,700
                                                      ========   ========   =======   ========
    Eliminate existing long-term debt and short-term
      borrowings with proceeds of the Transactions... $ (9,559)  $(13,819)  $(6,000)  $(29,378)
                                                      ========   ========   =======   ========

7. The pro forma adjustment to recognize the Company's change in tax status from an S Corporation to a C Corporation for income tax purposes which will occur concurrent with the Closing.

8. The pro forma adjustment to stockholders' equity recognizes the distribution of $203.5 million to previous shareholders for the acquisition of Winning Ways, Inc. common stock and the equity contribution of $51.3 million from Holdings in accordance with the Acquisition Agreement.

                                  GFSI, INC.
        NOTES TO UNAUDITED PRO FORMA FlNANCIAL STATEMENTS--(Continued)

9. The pro forma adjustment to provide income taxes at an effective rate of 40% recognizes that the Company will become subject to income tax upon revocation of the S Corporation status for income tax purposes. The change associated with the Company's change in tax status reflecting the cumulative difference between the book and tax basis of assets and liabilities as of the date of the conversion is estimated to be $l.l million. Such expense will be charged to operations at the date of conversion, however, it has not been reflected in the accompanying statements of income as it is considered a nonrecurring charge.

10. The pro forma adjustments to interest expense (in thousands):

                                                                      TWELVE
                                                                      MONTHS       SIX MONTHS      YEAR
                                                                       ENDED          ENDED        ENDED
                                                                    DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                                       1996           1996         1996
                                                                    ------------   ------------   --------
Elimination of interest expense relating to Winning Ways, Inc.'s existing debt agreements:
  Repay existing 10.125% credit agreement........................      $  (428)    $  (197)        $  (501)
  Repay existing line of credit agreement........................         (627)       (482)           (545)
  Repay existing 10.28% mortgage loan............................         (996)       (496)           (998)
  Repay existing 5.72% industrial revenue bonds..................          (23)        (10)            (29)
  Repay existing short-term borrowings...........................         (523)       (280)           (535)
                                                                       -------     -------         -------
   Pro forma adjustment..........................................      $(2,597)    $(1,465)        $(2,608)
                                                                       =======     =======         =======
Additional interest expense related to:
  Issuance of Notes..............................................      $12,031     $ 6,016         $l2,031
  Amortization of deferred issuance costs related to the
   Notes.........................................................          400         200             400
  Issuance of Term Loans assuming 8.44% interest rate............        5,486       2.743           5,486
  Issuance of Revolver assurning 8.25% interest rate.............          223         112             223
  Amortization of deferred issuance costs related to
   New Credit Agreement..........................................          263         132             263
  Amortization of deferred issuance costs related to Holdings'
   subordinated notes............................................          295         148             295
  Annual administrative agent's fee for New Credit
   Agreement.....................................................           25          13              25
  Commitment fees related to New Cttdit Agreement................          127          61             131
  Letter of credit fees related to New Credit Agreement..........          190         100             180
                                                                       -------     -------         -------
   Pro forma adjustment..........................................      $19,040     $ 9,525         $19 034
                                                                       =======     =======         =======

                                  GFSI, INC.
        NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS--(Concluded)

11. The pro forma adjustment to general and administrative expense (in thousands):

                                                                      TWELVE
                                                                      MONTHS       SIX MONTHS      YEAR
                                                                       ENDED          ENDED        ENDED
                                                                    DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                                       1996           1996         1996
                                                                    ------------   ------------   --------
Additional general and administrative expense related to:
  Consulting fee toThe Jordan Company........................        $    500        $    250      $   500
  Board of Directors fees....................................             140              70          140
  Wolff non-competition payments.............................             250             125          250
                                                                     --------        --------      -------
    Pro forma adjustment.....................................        $    890        $    445      $   890
                                                                     ========        ========      =======
Elimination of general and administrative expense related to:
  Officers life insurance premiums...........................        $   (621)       $   (477)     $  (718)
  Expenses of corporate jet not retained by Company..........            (208)            (91)        (195)
  Depreciation on corporate jet not retained by Company......            (376)           (189)        (352)
                                                                     --------        --------      -------
    Pro forma adjustment.....................................        $ (1,205)       $   (757)     $(1,265)
                                                                     ========        ========      =======

12. The pro forma adjustments to EBITDA recognize all adjustments to general and administrative expenses noted in footnote 11, except for the elimination of depreciation on the corporate jet not retained by the Company.

13. The pro forma cash interest expense calculated as follows (in thousands):

                                                                      TWELVE
                                                                      MONTHS       SIX MONTHS      YEAR
                                                                       ENDED          ENDED        ENDED
                                                                    DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                                       1996           1996         1996
                                                                    ------------   ------------   --------
 Issuance of Notes...........................................        S 12,031       $ 6,016        $12,031
 Issuance of Term Loans assuming 8.44% interest rate.........           5,486         2,743          5,486
 Issuance of Revolver assuming 8.25% interest rate...........             223           112            223
 Annual administrative agent's fee for New Credit Agreement..              25            13             25
 Commitment fees related to New Credit Agreement.............             127            61            131
 Letter of credit fees related to New Credit Agreement.......             190           100            180
                                                                     --------       -------        -------
   Total.....................................................        S 18,082       $ 9,045        $18,076
                                                                     ========       =======        =======

                                   EXHIBIT L
                                       TO
                                CREDIT AGREEMENT

                          Money Transfer Instructions
                          ---------------------------
                                   (Attached)

                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

                                                               February 27, 1997


To: The First National Bank of Chicago,
    as Agent (the "Agent"), under the
    Credit Agreement described below.

    Re: Credit Agreement dated as of February 27, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among GFSI, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders") and the Agent.

    Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

    The Agent is specifically authorized and directed to act upon the following money transfer instructions with respect to the proceeds of Advances or other extensions of credit on the date hereof, provided, however, that the Agent may
                                         --------  -------
otherwise transfer funds as hereafter directed in writing by either Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic
                ------------
notice made in accordance with Section 2.14 of the Credit Agreement.
                               ------------

Facility Identification Number(s) ___________________________________

Customer/Account Name _______________________________________________

Transfer Funds To ___________________________________________________

                  ___________________________________________________

                  ___________________________________________________

                  ___________________________________________________

For Account No. _____________________________________________________

Reference/Attention To ______________________________________________

Authorized Officer (Customer
  Representative)                    Date____________________

------------------------------       ------------------------
        (Please Print)               Signature

Bank Officer Name                    Date ___________________

------------------------------       ------------------------
        (Please Print)               Signature

        (Deliver Completed Form to Credit Support Staff For
Immediate Processing)

                                   EXHIBIT M
                                       TO
                                CREDIT AGREEMENT
                       Deferred Limited Interest Guaranty
                       ----------------------------------
                                   (Attached)

                                                                     [EXECUTION]

                DEFERRED LIMITED INTEREST GUARANTY
                ----------------------------------

       THIS GUARANTY AGREEMENT, dated as of February 27, 1997, by GFSI, INC., a Delaware corporation (the "Guarantor"), to MCIT PLC
                                           ---------
  (the "Purchaser"), for the benefit of itself, its Nominees and all
        ---------
  other holders of Notes (such and all other capitalized terms being used herein with the meanings set forth in Article I) issued
                                             ---------
  pursuant to the Purchase Agreement,


                        W I T N E S S E T H:
                        - - - - - - - - - -
       WHEREAS, the Guarantor was organized and is being capitalized by, and is a direct wholly-owned Subsidiary of, GFSI Holdings, Inc., a Delaware corporation (the "Company"); and

       WHEREAS, the Company has on the date hereof

       (a) pursuant to a purchase agreement, dated as of February 27, 1997 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Purchase Agreement"),
                                                 ------------------
  between the Company and the Purchaser, obtained $36,050,000 in cash in the aggregate representing the proceeds from the sale by the Company to the Purchaser of the Notes for a purchase price of $25,000,000, Preferred Shares for a purchase price of $11,000,000 and Common Shares for a purchase price of $50,000, and

       (b) contributed all of such $36,050,000 in the aggregate of proceeds to the Guarantor as capital; and

       WHEREAS, as a condition to the Purchaser's making such purchases under the Purchase Agreement, the Guarantor is required to execute and deliver this Guaranty; and

       WHEREAS, the Guarantor has, in consideration of, among other things, receiving such capital contribution, duly authorized the execution, delivery and performance of this Guaranty;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Guarantor hereby agrees as follows:

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1. Certain Terms. Except as otherwise provided herein
                     -------------
  or as the context otherwise requires, the following terms (whether or not underscored) when used in this Guaranty shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        "Company" is defined in the first recital hereto.
         -------                    -------------

        "Guarantor" is defined in the Preamble hereto.
         ---------                    --------

        "Interest Obligations" means all obligations of the Company to
         --------------------
  make payment of interest accrued from time to time on the Notes in accordance with the terms of the Purchase Agreement.

       "Note" shall mean each Note executed and delivered pursuant to
        ----
  the Purchase Agreement and each other promissory note of the Company accepted from time to time in substitution or replacement therefor.

        "Payment Default" is defined in of Section 2.2.2.
         ---------------                   -------------

        "Performance Default" is defined in Section 2.2.3.
         -------------------                -------------

        "Performance Default Notice" is defined in Section 2.2.3.
         --------------------------                -------------

        "Post-Petition Interest" means, relative to any Senior
         ----------------------
  Indebtedness, all interest accrued or accruing on such Senior Indebtedness after the commencement of any insolvency or liquidation proceeding against the obligor under such Senior Indebtedness in accordance with and at the contract rate, including any rate applicable upon default, specified in the Instrument creating, evidencing or governing such Senior Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

       "Purchase Agreement" is defined in the second recital hereto.
        ------------------                    --------------

       "Purchaser" is defined in the Preamble hereto.
        ---------                    --------

       "Senior Aqent" means The First National Bank of Chicago (or
        ------------
  any other financial institution succeeding to its responsibilities) as the contractual representative for the Senior Lenders pursuant to the Senior Credit Agreement.

        "Senior Credit Agreement" means the credit agreement, dated as of
         -----------------------
February 27, 1997, among the Guarantor, the Senior Lenders and the Senior Agent as so originally executed. At all times after the date hereof, "Senior Credit
                                                                -------------
Agreement" also means the Senior Credit Agreement as originally executed and
---------
delivered, together with

        (a) each successor Instrument pursuant to which the Guarantor obtains from other financial institutions loans to refinance Indebtedness outstanding and commitments to lend existing under the Senior Credit Agreement as in effect on the date of such refinancing; and

        (b) all amendments, supplements, modifications, extensions and renewals hereafter made to the Senior Credit Agreement or such successor Instrument;

provided, however, that without the consent of the Required Noteholders, no
--------  -------
such amendment or modification shall be made which

        (c) increases the maximum principal amount of Indebtedness permitted to be incurred pursuant thereto above the maximum principal amount of Indebtedness permitted by clause (c) of Section 6.2.2 of the Purchase
                             ----------    -------------
   Agreement to be outstanding pursuant thereto;

        (d) amends Section 6.2(M) or 6.3(F) of the Senior Credit Agreement or any other provision thereof as in effect on the date hereof in a manner adversely affecting the Guarantor's ability to make payments to the Company or adds any provisions thereto of a substantially duplicative nature;

        (e) extends the stated maturity of the Senior Loans or the effectiveness of the Senior Credit Agreement to a date less than 90 days prior to April 30, 2008 without amending Section 6.3(F) of the Senior Credit Agreement so that the Company may receive in accordance therewith "Restricted Payments" (as defined therein) in an amount sufficient to make all payments of principal of the Notes when due on such date; or

        (f) amends, supplements or otherwise modifies any other agreement, covenant or undertaking of the Senior Credit Agreement or any other Senior Loan Document applicable to the Company if the cumulative effect of such amendment or modification and all other such amendments and modifications, if any, becoming effective concurrently therewith shall make the Senior Credit Agreement or such other Senior Loan Document materially more burdensome to the Company.

        "Senior Indebtedness" means all indebtedness, obligations and
         -------------------
liabilities of the Guarantor

        (a) to the Senior Lenders, whether now existing or hereafter created arising out of or under the Senior Credit Agreement, including (x) all principal, interest (including Post-Petition Interest) and other amounts payable under any letter of credit reimbursement agreement, bankers acceptance, note or instrument issued thereunder and (y) all Hedging Liabilities owing to a Senior Lender or an Affiliate thereof; provided,
                                                                 --------
   however, that the aggregate principal amount of Senior Indebtedness under or
   -------
   in respect of the Senior Credit Agreement (excluding, however, the amount of all such Hedging Liabilities owing to a Senior Lender or an Affiliate thereof) shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (c) of Section 6.2.2 of the Purchase
                             ----------    -------------
   Agreement to be outstanding pursuant thereto; and

        (b) to the Senior Noteholders, whether now existing or hereafter created, arising out of or under the Senior Indenture, including all principal of and interest (including Post-Petition Interest) on the Notes and other amounts payable under the Senior Indenture; crovided, however, that the aggregate principal amount of Senior Indebtedness under or in respect of the Senior Indenture shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (d) of Section 6.2.2 of the Purchase
                             ----------    -------------
   Agreement to be outstanding pursuant thereto.

        "Senior Indenture" means the indenture, dated as of February 20, 1997,
         ----------------
between the Guarantor and the Senior Indenture Trustee. At all times after the date hereof, "Senior Indenture" also means the Senior Indenture as so originally
              ----------------
executed and delivered, together with all amendments, supplements, modifications, extensions, and renewals; provided, however, that without the
                                         --------  -------
consent of the Required Noteholders, no such amendment or modification shall be made which

        (a) increases the maximum principal amount of Indebtedness permitted to be incurred and at any time be outstanding pursuant thereto above the maximum aggregate principal amount of Indebtedness then permitted to be outstanding thereunder by clause (d) of Section 6.2.2 of the Purchase Agreement;
                 ----------    -------------

        (b) amends Section 4.05 of the Senior Indenture in a manner adversely affecting the Guarantor's ability to make payments to the Company; or

        (c) extend the stated maturity of the Senior Notes to a date less than 365 days prior to April 30, 2008 without amending Section 4.05 of the Senior Indenture so that the Company may receive in accordance therewith "Restricted Payments" (as defined therein) in an amount sufficient to make all payments of principal of the Notes when due on such date.

        "Senior Lender" means collectively all of the lending institutions which
         -------------
are or become parties to the Senior Credit Agreement.

        "Senior Indenture Trustee" means Fleet National Bank, as trustee under
         ------------------------
the Senior Indenture.

        "Senior Note" means each 9Ysk note of the Guarantor issued pursuant to
         -----------
the Senior Indenture and each other note of the Guarantor accepted from time to time in substitution or replacement therefor.

        "Senior Noteholder" means each Person registered pursuant to the Senior
         -----------------
Indenture as the holder of a Senior Note.

        SECTION 1.2. Purchase Agreement Terms. Except as otherwise provided
                     ------------------------
herein or as the context otherwise requires, terms for which meanings are provided in the Purchase Agreement (including "Required Noteholders") shall have the same meanings when used in this Guaranty.

                                   ARTICLE II

                                    GUARANTY

        SECTION 2.1. Guaranty of Payment. The Guarantor hereby absolutely,
                     -------------------
unconditionally and irrevocably guarantees the full and prompt payment and performance on demand and all times thereafter of all Interest Obligations.

        The Guarantor also agrees to reimburse the Purchaser and the Noteholders for all costs and expenses, including reasonable attorneys' fees and disbursements, which the Purchaser expends or incurs in collecting, compromising or enforcing this Guaranty, whether or not suit is filed, expressly including all costs, expenses, reasonable attorneys' fees and other charges incurred in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement or other similar proceedings involving the Guarantor which in any way affect the exercise of rights, powers, remedies and privileges with respect to this Guaranty or the interest accrued and unpaid on the outstanding principal amount of the Notes.

        SECTION 2.2. Subordination. All indebtedness and liability of the
                     -------------
Guarantor pursuant to this Guaranty shall be subordinate and junior in right of payment to Senior Indebtedness in the manner and with the effect provided in Sections 2.2.1 through 2.2.11, and each holder of a Note, by its acceptance
--------------         ------
thereof, agrees to be bound by such terms of subordination.

        SECTION 2.2.1. Payment Over Upon Dissolution etc. In the event of any
                       ---------------------------------
distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Guarantor, or the proceeds thereof, to any creditor or creditors of the Guarantor or upon any indebtedness of the Guarantor, by reason of any liquidation, dissolution or other winding up of the Guarantor or its business or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Guarantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this Guaranty, would otherwise be payable or deliverable upon or in respect of this Guaranty, shall instead be paid over or delivered (x) if any Senior Indebtedness is outstanding under the Senior Credit Agreement, to the Senior Agent for APPLICATION TO SUCH Senior Indebtedness (y) after the payment in full of the Senior Indebtedness under the Senior Credit Agreement, to the Senior Agent and Senior Indenture Trustee for application to Senior Indebtedness in respect of the Senior Notes, and until the Senior Indebtedness has been repaid in full in cash, the Purchaser and the Noteholders shall not receive any such payment or distribution or benefit therefrom. The Senior Agent (and, in the event that the Senior Agent shall fail to file a proof of claim relating to the Interest Obligations within five days of the date required to be filed, the Senior Indenture Trustee) may in the name of the Noteholders or otherwise file, prove and vote in any such proceedings with respect to any and all claims of the Noteholders relating to the Interest Obligations.

        SECTION 2.2.2. Payment Block Upon Payment Defaults. Upon a default (a
                       -----------------------------------
"Payment Default") in the payment of principal of, interest on, premium of or
 ---------------
any other amount due under or in respect of any Senior Indebtedness referred to in clause (a) of
   ----------
the definition thereof (or, after the payment in full in cash of any such Senior Indebtedness, the Senior Indebtedness referred to in clause (b) of the
                                                     ----------
definition thereof) when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise, then, no direct or indirect payment in cash, property or securities by set-off or otherwise, shall be made or agreed to be made by the Guarantor on account of the Interest Obligations; provided, however, that if the maturity of the applicable Senior Indebtedness
--------  -------
has not been accelerated prior to the expiration of the 180 day period referred to in clause (a) below (or if any such acceleration has been rescinded or
      ----------
annulled), such payments may be made on account of the Interest Obligations on or after

        (a) a date which is 180 consecutive days following the date on which such Payment Default shall have occurred (and without regard to whether one or more other Payment Defaults or any Performance Default shall have occurred and be continuing); or

        (b) if earlier, such Payment Default shall have been cured or waived or shall have ceased to exist.

        SECTION 2.2.3. Payment Block Upon Performance Defaults. Upon a default
                       ---------------------------------------
(a "Performance Default") by the Guarantor in the performance of any obligation
    -------------------
(other than a Payment Default) with respect to any Senior Indebtedness under the Senior Credit Agreement as the result of which the holders thereof are entitled to accelerate the maturity thereof, then, if written notice of such Performance Default is given in the manner provided in the Senior Credit Agreement by the Senior Agent to the Guarantor (a "Performance Default Notice"), no direct or
                                  --------------------------
indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Guarantor on account of any Interest Obligation unless and until

        (a) a date which is 180 consecutive days following the date on which such Performance Default shall have occurred (and without regard to whether one or more other Performance Defaults or any Payment Default shall have occurred and be continuing); or

        (b) if earlier, such Performance Default shall have been cured or waived or shall have ceased to exist.

        SECTION 2.2.4. Standstill. Upon the occurrence and during the
                       ----------
continuation of any Performance Default with respect to any Senior Indebtedness as to which a Performance Default Notice shall have been given in accordance with Section 2.2.3 or of any Payment Default, neither the Purchaser nor any
     -------------
other Noteholder shall be entitled to

        (a) demand payment of any Interest Obligation under this Guaranty, or

        (b) commence, pursue or participate in any judicial proceeding or take any other action to enforce any obligations of the Guarantor under or in respect of this Guaranty unless and until

         (c) a date which is 180 consecutive days following the date on which such Performance Default Notice shall have been given or 180 consecutive days following the date on which such Payment Default shall have occurred, or

          (d) if earlier, such Performance Default or Payment Default shall have been cured or waived or shall have ceased to exist, or

          (e) if earlier, the maturity of all or any part of the principal amount of any Senior Indebtedness shall have been accelerated in accordance with its terms.

        SECTION 2.2.5. Turnover. In the event that, notwithstanding the
                       --------
provisions of Section 2.2.1, 2.2.2 or 2.2.3, any such direct or indirect payment
              -------------  -----    -----
or distribution shall be received by the Purchaser, its Nominees or any other Noteholder from the Guarantor in contravention of the provisions of any such Section, such payments and distributions shall be held in trust for the benefit of, and upon receipt by such holder of written notice that such payment of distribution has been made in violation of such Section, shall be immediately paid over to, the holders of all Senior Indebtedness at the time outstanding or their representative for application to the pro rata payment of all such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        SECTION 2.2.6. Unconditional Obligation. etc. Nothing contained in this
                       ------------------------
Section 2.2 or elsewhere in this Guaranty is intended to or shall impair, as
-----------
between the Guarantor, its creditors (other than the holders of Senior Indebtedness) and the Purchaser, its Nominees and the other Noteholders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Purchaser, its Nominees and the other Noteholders all amounts owing under this Guaranty as and when such amounts become due and payable in accordance with the terms hereof, or to in any way affect the relative rights of the Purchaser, its Nominees or the other Noteholders and creditors of the Guarantor other than the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Purchaser, its Nominees and the other Noteholders shall be subrogated to the rights of the holder of Senior Indebtedness to receive payments or distributions of assets of the Guarantor made on the Senior Indebtedness until all Interest Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Purchaser, its Nominees and the other Noteholders would be entitled except for these provisions shall, as between the Guarantor, its creditors (other than the Senior Lenders and the Purchaser, its Nominees and the other Noteholders, be deemed to be a payment by the Guarantor to or on account of Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the Purchaser, its Nominees and the other Noteholders, on the one hand, and the Senior Lenders on the other hand.

        SECTION 2.2.7. Waivers, etc. The Purchaser hereby waives any and all
                       ------------
notice of renewal, extension or accrual of any of Senior Indebtedness, present or future, and agrees and consents that without notice to or assent by the Purchaser, its Nominees and the other Noteholders:

        (a) subject to the provisions of Sections 6.2.7 and 6.2.8 of the
                                         --------------     -----
   Purchase Agreement, the obligations and liabilities of the Guarantor or any other party or parties for or upon the Senior Indebtedness (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released,

        (b) the Senior Lenders and Senior Noteholders may exercise or refrain from exercising any right, remedy or power granted by the applicable Senior Indebtedness Instrument or any other document creating, evidencing or otherwise related to Senior Indebtedness or at law, in equity or otherwise, with respect to Senior Indebtedness or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith),

          (c) subject to the provisions of Sections 6.2.7 and 6.2.8 of the
                                           --------------     -----
   Purchase Agreement, any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Senior Indebtedness, and any rights or remedies of the Senior Lenders in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the Senior Lenders or Senior Noteholders, and

        (d) any balance or balances of funds with the Senior Lenders at any time standing to the credit of the Guarantor or any guarantor of any Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released, all as the Senior Lenders may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Senior Indebtedness provided for herein. Neither the Senior Lenders nor the Senior Noteholders shall be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Guarantor.

        SECTION 2.2.8. Amendment of Subordination Provisions. The subordination
                       -------------------------------------
provisions contained herein are for the benefit of the holders of Senior Indebtedness and may not b~e rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Senior Agent and Senior Indenture Trustee.

        SECTION 2.2.9. Notice to the Noteholders. The Guarantor shall prompt
                       -------------------------
written notice to the Purchaser, its Nominees and each other Noteholder of any fact known to the Guarantor which would prohibit the making of any payment to the Purchaser, its Nominees or any other Noteholder under this Guaranty. Notwithstanding the provisions of this Section 2.2 or any other provision of
                                       -----------
this Guaranty, the Purchaser

        (a) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Purchaser, its Nominees or any other Noteholder under this Guaranty in respect of this Guaranty, unless and until the Purchaser, its Nominees or any other Noteholder shall have received written notice thereof from the Guarantor, the Senior Agent or a holder of Senior Indebtedness or from any trustee therefor (and, prior to the receipt of any such written notice, the Purchaser, its Nominees and each other Noteholder shall be entitled in all respects to assume that no such facts exist); and

        (b) shall be entitled to receive and retain all payments made by or on behalf of the Guarantor prior to receipt by the Purchaser under this Guaranty of any such written notice.

All notices and other communications provided to the Purchaser under this Guaranty shall be in writing or by telecopy and addressed or delivered to it c/o Jordan/Zalaznick Advisers, Inc., at 9 West 57th Street, New York, New York, 10019, Attn: James E. Jordan, Jr., or at such other address as may be designated by the Purchaser. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

        SECTION 2.2.10. Reliance on Judicial Order or Certificate of Liquidating
                        --------------------------------------------------------
Agent. Upon any payment or distribution of assets of the Guarantor referred to
-----
in this Section 2.2, the Purchaser, its Nominees and each other Noteholder shall
        -----------
be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Purchaser, its Nominees and each other Noteholder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.2.
                                   -----------

        SECTION 2.3. Obligations Absolute, Unconditional, etc. The Guarantor
                     ----------------------------------------
agrees that its obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of the genuineness, validity, legality or enforceability of the Interest Obligations, the Notes, the Purchase Agreement or any other Purchase Document, or any other Instrument or collateral relating to or securing the payment, performance or observance thereof or any other circumstance which could otherwise constitute a legal or equitable discharge of a surety or guarantor, and the Purchaser may, in its discretion or at the direction of the Required Noteholders, proceed to enforce this Guaranty in respect of any Interest Obligations as and to the extent provided in Section
                                                                     -------
2.1. Neither the Purchaser, its Nominees nor any other Noteholder shall have any
---
obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Interest Obligations or this Guaranty. Except as herein otherwise expressly provided, the Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

        (a) any right to require the Purchaser, its Nominees or any other Noteholder to proceed against the Company or any other Person, or to proceed against or exhaust any other security or collateral for the payment, performance or observance of the Interest Obligations, or to pursue any other remedy whatsoever before proceeding against the Guarantor hereunder;

        (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or the failure of the Purchaser, its Nominees or any other Noteholder to file or enforce a claim against any estate (in administration, bankruptcy or any other proceedings) of any Person;

        (c) any defense based upon an election of remedies by the Purchaser, its Nominees or any other Noteholder, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of the Guarantor or the right of the Guarantor to proceed against the Company or any other Person for reimbursement or both;

        (d) any other defense of the Company, or the cessation of the liability of the Company for any cause whatsoever, with respect to any Interest Obligations;

        (e) any other defense of any kind, whether now existing or arising hereafter, of the Guarantor to any action, suit or judicial or legal proceeding that may be instituted with respect to this Guaranty;

        (f) presentment, demand, protest and notice of any kind, including notice of the creation or non-payment or non-performance of all or any Interest Obligations, notice of dishonor or protest, notice of acceptance by the Purchaser, its Nominees or any other Noteholder of this Guaranty, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation or other liability, and notice of action or non-action on the part of the Purchaser, its Nominees or any other Noteholder, the Company or the Guarantor or any other Person in connection with the Interest Obligations or otherwise; and

        (g) any duty on the part of the Purchaser, its Nominees or any other Noteholder or other Person to disclose to the Guarantor any facts or information any such Person may now or hereafter know or possess regarding the Company, the Interest Obligations or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other information may materially increase the risk which the Guarantor intends to assume or has reason to believe that such facts or other information are unknown to the Guarantor or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that the Guarantor is fully and solely responsible for being and keeping informed of the financial condition of the Company and of all other circumstances bearing on the risk of non-payment of any Interest Obligations.

     This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable Guaranty of payment, and shall remain in full force and effect until all Interest Obligations have been fully paid, and may not be amended, modified or supplemented except in accordance with Section 8.1 of the Purchase Agreement and Section
                   -----------                               -------
2.2.8. This Guaranty shall continue to be effective, or to be
-----
reinstated, as the case may be, if at any time any payment, in whole or in part, of any Interest Obligations is rescinded or must otherwise be restored or returned by the Purchaser, its Nominees or any other Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Company, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Guarantor or the Company or any part of either of its property, or otherwise, all as though such payments had never been made.

     SECTION 2.4. Waiver of All Defenses. Except as otherwise
                  ----------------------
specified herein, the Purchaser, its Nominees or any other Noteholder may, from time to time, in their sole discretion and without notice to the Guarantor, take any or all of the following actions, all without in any way diminishing, impairing, releasing or affecting the liability or obligations of the Guarantor under or with respect to this Guaranty, and the Guarantor hereby irrevocably consents to any or all of the following actions by the Purchaser, its Nominees or any other Noteholder:

     (a) retain or obtain a security interest in any property to secure any Interest Obligation or any obligation hereunder;
     (b) retain or obtain the primary or secondary obligations with respect to any Interest Obligation;

     (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any Interest Obligation, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other Person with respect to any Interest Obligation or amend or modify in any respect the Purchase Agreement or any Purchase Document;

     (d) waive, modify, subordinate, compromise or release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any Interest Obligation or any obligation hereunder, or extend or renew for one or more periods

(whether or not longer than the original period) or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligations of any nature of any obligor with respect to any such property; and

     (e) resort to the Guarantor for payment of any Interest Obligation, whether or not the Purchaser, its Nominees or any other Noteholder shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against the Company or any other Person primarily or secondarily obligated with respect to any Interest Obligation.

     The Guarantor absolutely, unconditionally and irrevocably agrees that, as long as any Interest Obligation has not been paid in full, the Guarantor shall not have and shall not enforce any right of subrogation, and the Guarantor waives any right to enforce any remedy which the Purchaser, its Nominees or any other Noteholder now has or may hereafter have against the Company or any other Person hereunder or pursuant hereto or under or pursuant to the Purchase Agreement, the Notes or any other Purchase Document, and any benefit of, and any right to participate in, any security for any Interest Obligation now or hereafter held by the Purchaser, its Nominees or any other Noteholder, as the case may be.

     The Guarantor absolutely, unconditionally and irrevocably
agrees that the liability of the Guarantor hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

     (f) the release or discharge of the Company or any other Person responsible for the payment, performance or observance of any Interest Obligation in any creditors', receivership, bankruptcy, reorganization, insolvency or other proceeding;

      (g) the rejection or disaffirmance in any such proceeding of any Instrument evidencing, securing, or executed in connection with, any Interest Obligation; or

      (h) the impairment, limitation or modification of any Interest Obligation resulting from the operation of any present or future provision of the federal bankruptcy code or any other statute or law of any kind or from the decision or order of any court.

     The Guarantor absolutely, unconditionally and irrevocably further agrees that the creation from time to time of any Interest Obligation and the application or allocation of amounts received by the Purchaser, its Nominees or any Noteholder or any other Person to the payment of such Interest obligation, and the creation, existence or enforcement from time to time of any security for the Interest Obligation, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of the Purchaser, its Nominees or any other Noteholder or the holder of any Note or the obligation of the Guarantor under this Guaranty.

     The Guarantor hereby expressly waives notice of the creation of all Interest Obligations and all diligence in collection or protection of or realization upon the Interest Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.
                            ARTICLE III

                        THE MEZZANINE AGENT

     SECTION 3.1. Actions. Each Noteholder authorizes the Mezzanine
                  -------
Agent to act at the direction of the Required Noteholders on behalf of such Noteholder under this Agreement, and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Mezzanine Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Noteholder agrees to reimburse the Mezzanine Agent ratably for all reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Mezzanine Agent hereunder or in connection herewith or therewith or in enforcing the obligations of the Company hereunder and for which the Mezzanine Agent is not reimbursed by the Company. The Mezzanine Agent shall not be required to take any action hereunder, or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction by each Noteholder against loss, costs, liability and expense. If any indemnity furnished to the Mezzanine Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     SECTION 3.2. Exculpation. Neither the Mezzanine Agent nor any
                  -----------
of its directors, officers, employees or agents shall be liable to any Noteholder for any action taken or omitted to be taken by it or them under this Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due authorization, execution or delivery of this Agreement, nor to make any inquiry respecting the performance by the Guarantor of its obligations hereunder. The Mezzanine Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 3.3. Status as Purchaser. The Mezzanine Agent shall
                  -------------------
have the same rights and powers with respect to the Notes held by it as any Noteholder and may exercise the same as if it were not the Mezzanine Agent, and the term "Noteholder" shall include the Mezzanine Agent in its individual capacity.

     SECTION 3.4. Credit Decisions. Each Noteholder acknowledges
                  ----------------
that it has, independently of the Mezzanine Agent and each other Noteholder and based on the financial information referred to in
Section 5.4 of the Purchase Agreement and such other documents,
-----------
information and investigations as it has deemed appropriate, made its own credit decision to purchase its Notes. Each Noteholder also acknowledges that it will, independently of the Mezzanine Agent and each other Noteholder and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Note or any other Purchase Document.

                            ARTICLE IV

                           MISCELLANEOUS

     SECTION 4.1. Purchase Document. This Guaranty is a Purchase
                  -----------------
Document for purposes of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article VIII thereof.
          ------------

     SECTION 4.2. Successors and Assiqns; Assignment. This Guaranty
                  ----------------------------------
shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Purchaser, its Nominees and each other Noteholder and their respective successors and assigns, including any assignee of any Note and be enforceable by the Purchaser at the direction of the Required Noteholders; provided,
                                                        --------
however, that the Guarantor may not assign any of its obligations
-------
hereunder without the prior written consent of all Noteholders. Each Noteholder may, subject to the provisions of Section 4.6 of the Purchase Agreement, from time to
                -----------
time, without notice to the Guarantor assign or transfer any note or any interest therein, and, notwithstanding any such transfer or assignment or any subsequent transfer or assignment thereof, such Note shall be and remain a Note for purposes of this Guaranty, and each and every immediate and successive transferee or assignee of any Note or any interest therein shall, to the extent of the interest of such transferee or assignee in the Note, be entitled to the benefits of this Guaranty.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its authorized officer as of the date first above written.
                                           GFSI, INC.

                                           By /s/ A. Richard Caputo, Jr.
                                              --------------------------
                                              A. Richard Caputo, Jr.
                                              Vice President


In connection with the merger of the
Guarantor with Winning Ways, Inc., an
Missouri, on this 27th day of
February, 1997, GFSI Inc., the Delaware
corporation surviving such merger,
hereby absolutely and unconditionally
assumes and agrees to pay, perform,
observe and discharge all of the
obligations of the Guarantor under
the foregoing Guaranty.


                                           GFSI, INC.

                                           By /s/ A. Richard Caputo, Jr.
                                              --------------------------
                                              A. Richard Caputo, Jr.
                                              Vice President

                                   EXHIBIT N
                                      TO
                               CREDIT AGREEMENT

                            MCIT Turnover Agreement
                            -----------------------

                                  (Attached)

                            MCIT TURNOVER AGREEMENT
                            -----------------------


          This MCIT Turnover Agreement (as the same may from time to time be amended, modified or restated, the "AGREEMENT") is executed by MCIT PLC, a public company incorporated in England in its capacity as agent for the "Noteholders" (as defined below) (in such capacity, together with its successors and assigns, "MCIT") for the benefit of The First National Bank of Chicago, as contractual representative (the "AGENT") for itself and the other "Lenders" (as defined below), the Lenders, Fleet National Bank, as trustee (the "TRUSTEE") for itself and the "Senior Noteholders" (as defined below) and the Senior Noteholders.

                             W I T N E S S E T H:

          WHEREAS, MCIT PLC (together with its nominees, successors and assigns, individually, a "NOTEHOLDER" and collectively, the "NOTEHOLDERS"), is interested in the "Borrower" (as defined below), in that Borrower's parent, "HOLDINGS" (as defined below), is now indebted to the Noteholders, pursuant to that certain Purchase Agreement ("SUBORDINATED NOTE AGREEMENT") dated as of February 27, 1997, pursuant to which 12.0% Subordinated Notes in the total amount of Twenty-Five Million and no/100 Dollars ($25,000,000) were issued (which 12.0% Subordinated Notes, together with any instrument which may hereafter be substituted therefor under the terms of the Subordinated Note Agreement or any other agreement between Holdings and the Noteholder, are hereinafter referred to as the "HOLDINGS SUBORDINATED NOTES");

          WHEREAS, the Borrower entered into that certain Credit Agreement dated as of February 27, 1997 (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "CREDIT AGREEMENT") with the Agent on behalf of itself and the other financial institutions from time to time party thereto;

          WHEREAS, Borrower is presently indebted to the lenders under the Credit Agreement (the "LENDERS") as a result of the advance of monies and other extensions of credit by the Lenders to Borrower pursuant to the Credit Agreement;

          WHEREAS, the Borrower entered into that certain Indenture dated as of February 27, 1997 (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "INDENTURE") with the Trustee on behalf of itself and the holders of the Senior Subordinated Notes issued thereunder (the "SENIOR NOTEHOLDERS");

          WHEREAS, Borrower is presently indebted to the Senior Noteholders as a result of the advance of monies and other extension of credit by the Senior Noteholders to Borrower pursuant to the Indenture;

WHEREAS, MCIT on behalf of itself and the other Noteholders acknowledges that the loan or advance of monies or other extensions of any financial accommodation or credit to Borrower by the Lenders and the Senior Noteholders is of value to the Noteholders;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by MCIT on behalf of itself and the other Noteholders, and in order to induce the Lenders and the Senior Noteholders, at their option, now or from time to time hereafter, to make loans or extend credit or any other financial accommodations to or for the benefit to Borrower; or to grant such renewals, increases or extensions thereof as the Lenders or Senior Noteholders may deem advisable; and to better secure the Lenders and the Senior Noteholders in respect of the foregoing, MCIT on behalf of itself and the other Noteholders hereby agrees with the Agent, the Lenders, the Trustee and the Senior Noteholders as hereinafter set forth.

          1.   CERTAIN DEFINED TERMS. In addition to the terms defined above and
               ---------------------
elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          As used in this Agreement:

          "BORROWER" shall mean GFSI, Inc., a Delaware corporation, or any
           --------
successor or assign of GFSI, Inc., including, without limitation, a receiver, trustee or debtor-in-possession.

          "DEFERRED LIMITED INTEREST GUARANTY" means that certain Deferred
           ----------------------------------
Limited Interest Guaranty executed by the Borrower of even date herewith as in effect as of the date hereof.

          "HOLDINGS" shall mean GFSI Holdings, Inc., a Delaware corporation, and
           --------
its successors and assigns, including without limitation, a receiver, trustee or debtor-in-possession on behalf of Holdings.

          "SENIOR LENDERS' shall mean (i) each of the Lenders from time to time
           --------------
party to the Credit Agreement (or any refinancing or refunding Credit Agreement), (ii) each of the Senior Noteholders from time to time holding "Senior Indenture Debt" (as defined below) and (iii) each other holder of the Senior Debt.

          "SENIOR DEBT" shall mean (i) all "Secured Obligations" (as defined in
           -----------
the Credit Agreement) whether such indebtedness arises or accrued before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest thereon accruing pre-petition or post-petition at the rate or rates specified in the Credit Agreement and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, costs, expenses or fees are allowed or allowable in any such case or proceeding) as provided in the Credit Agreement and shall include indebtedness, obligations and liabilities under and pursuant to any agreement providing for the refunding or refinancing of the Obligations under the Credit Agreement (in which event the term "Lenders" and "Agent" shall refer to the lenders and the agent under such refunding/refinancing facilities) if such refunding and refinancing is permitted by the terms of the Subordinated Note Agreement as in effect on the date hereof (the "SENIOR CREDIT DEBT") and
(ii) all "Obligations" (as defined in the Indenture) with respect to the Indebtedness evidenced thereby, whether such indebtedness arises or accrued before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest thereon accruing pre-petition or post-petition at the rate or rates specified in the Indenture and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, costs, expenses or fees are allowed or allowable in any such case or proceeding) as provided in the Indenture and shall include indebtedness, obligations and liabilities under and pursuant to any agreement providing for the refunding or refinancing of the Obligations under the Indenture (in which event the term "Senior Noteholders" and "Trustee" shall refer to the lenders and the agent under such refunding\refinancing facilities) if such refunding and refinancing is permittted by the terms of the Subordinated Note Agreement as in effect on the date hereof (the "SENIOR INDENTURE DEBT"). Senior Debt shall be considered outstanding whenever any Lender has an outstanding commitment therefor.

          "SUBORDINATED DEBT" shall mean (a) all principal of, and premium, if
           -----------------
any, and interest on, the Holdings Subordinated Notes and (b) all other indebtedness, fees, expenses, obligations and liabilities of Holdings (or any other person, firm, partnership or corporation for the benefit of Holdings) to any Noteholders, whether now existing or hereafter incurred or created, under or with respect to the Subordinated Note Agreement or the Holdings Subordinated Notes, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

          "SUBSTANTIVE CONSOLIDATION" shall mean the entry of any order by a
           -------------------------
court of competent jurisdiction by which the assets and liabilities of Holdings and the Borrower are treated on a consolidated basis, whether under Section 105 of the Bankruptcy Code, 11 U.S.C. (S)105, or under any other applicable bankruptcy, insolvency or other law now or hereinafter in effect.

          Capitalized terms used but otherwise not defined herein shall have the same meaning as in the Credit Agreement.

          2.   SEPARATE CORPORATE EXISTENCE: SUBORDINATION. Each holder of the
               -------------------------------------------
Subordinated Debt has purchased or acquired the Subordinated Debt held by it with the express understanding that Holdings is a separate legal entity from the Borrower, and that the assets of the Borrower are not available to the creditors of Holdings, including the holders of the Subordinated Debt, to meet the liabilities of Holdings (except in the case of the Holdings Subordinated Notes pursuant to the Deferred Limited Interest Guaranty and except generally through the equity ownership interest of Holdings in the Borrower). In purchasing and/or acquiring the Subordinated Debt, the holders hereby acknowledge that Holdings' interest in Borrower is expressly limited to an equity interest therein. Each holder of the Subordinated Debt, by purchasing or accepting the Subordinated Debt held by it, irrevocably and forever waives and agrees, in favor of each holder of the Senior Debt, not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding seeking any Substantive Consolidation. Each of the Noteholders, by its execution of this Agreement or by the acceptance after the date hereof of any Holdings Subordinated Noted, agrees that in the event of Substantive Consolidation, all claims of the Noteholders under the Subordinated Note Agreement and the Holdings Subordinated Notes with respect to the estate so consolidated shall be subordinate and subject in right of payment to the claims of the Senior Lenders with respect to the Senior Debt to the same extent and in the same manner as provided in Section 2.2 of the Deferred Limited
                                             -----------
Interest Guaranty with respect to the subordination to "Senior Indebtedness" (as defined in the Deferred Limited Interest Guaranty") of the indebtedness and liability of the Borrower under the Deferred Limited Interest Guaranty.

          3.   NOTICES. In the event that the Borrower is prohibited from making
               -------
certain distributions to Holdings pursuant to Section 6.3(F)(iii)(a) of the
                                              ----------------------
Credit Agreement or Section 4.05(b)(xi) of the Indenture, then the Agent, on
---------------------------------------
behalf of the Lenders or the Trustee, on behalf of the Senior Noteholders, may give MCIT written notice of such prohibition. Any such notice may (and, at the request of Holdings, the Borrower or any Noteholder when such prohibition is no longer effective, shall) be rescinded by the Agent or Trustee, as applicable.

          4.   TURNOVER. In the even that, notwithstanding the limitations in
               --------
Section 6.3(F) of the Credit Agreement or Section 4.05 of the Indenture, any of
--------------                            ------------
the Noteholders shall have received any payment or distribution or consideration in respect of the Subordinated Debt funded by payments or distributions made by Borrower to Holdings in violation of Section 6.3(F) of the Credit Agreement or
                                     --------------
Section 4.05 of the Indenture, which payment or distribution is received by
------------
Holdings from Borrower after such Noteholders have received a written notice described in Section 3 above, which shall not have been rescinded, then and in
             ---------
such event such payment or distribution or consideration shall be paid over or delivered to the (i) to the Agent for application to or as collateral for the payment or prepayment of all Senior Credit Debt or (ii) if all Senior Credit Debt has been paid in full in cash and the Credit Agreement has been terminated, to the Trustee for application to or as collateral for the payment or prepayment of the Senior Indenture Debt. Notwithstanding any other provision of this Agreement, the Noteholders shall not be charged with knowledge of the existence of any facts which would prohibit the Borrower from making any distribution to Holdings pursuant to Section 6.3(F)(iii)(a) of the Credit Agreement or Section 4.05(b)(xi) of the Indenture, unless and until the Noteholders shall have received written notice thereof from the Agent or the Trustee pursuant to this Section; and prior to the receipt of any such written notice, the Noteholders shall be entitled in all respects to assume that no such facts exist.

          5.   ASSIGNMENT OF CLAIMS. MCIT on behalf of the Noteholders agree
               --------------------
that until the Senior Debt has been paid in full in cash and satisfied and all financing arrangements among Borrower, the Agent and the Senior Lenders have been terminated, the Noteholders will not assign or transfer to others any claim the Noteholders have or may have against Holdings, unless such assignment or transfer is made expressly subject to this Agreement.

          6.   NOTICES. Except as otherwise expressly provided below, any notice
               -------
required or desired to be served, given or delivered hereunder (and any rescission thereof) shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States Mail, with proper postage prepaid or provided for; (ii) when sent after receipt of confirmation or answerback if sent by telecopy or other similar facsimile transmission, (iii) one(1) business day after deposited with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          (i) If to the Agent or any Lender at:

          The First National Bank of Chicago
          One First National Plaza
          Chicago, Illinois 60670-0173
          Attention: Nathan L. Bloch
          Telephone No.: 312/732-2243
          Facsimile No.: 312/732-1117

          (ii) If to the Trustee at:

          Fleet National Bank
          777 Main Street
          Hartford, CT 06115
          Attn:Corporate Trust Department
          Telecopy: 860/986-7220
          Confirmation: 860/986-4236

          (iii) If to any Noteholders:

          c/o Jordan/Zalaznick Advisors, Inc.
          9 West 57th Street
          New York, NY 10019
          Attn: Mr. James E. Jordan
          Telecopy: 212-755-5263
          Confirmation: 212-572-0820

          with a copy to:

          Mayer Brown & Platt
          1675 Broadway
          New York, NY 10019-6018
          Attn: Jay Parry Monge
          Telecopy: 212/262-1910
          Confirmation: 212/506-2500

or to such other address as any party designates to the other parties in the manner herein prescribed.

          7.   Governing Law. This Agreement has been delivered and accepted at
               -------------
and shall be deemed to have been made at Chicago, Illinois, and shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of Illinois, shall be immediately binding upon the Noteholders and their successors and assigns, and shall inure to the benefit of the successors and assigns of the Agent and the Senior Lenders.

          IN WITNESS WHEREOF, this Agreement has been signed as of this 27th day of March, 1995.

                                             MCIT PLC, as agent

                                             By:   /s/ James E Jordan
                                                  ---------------------
                                             Name:   JAMES E JORDAN
                                                   --------------------
                                             Title:  DIRECTOR/MCIT
                                                   --------------------

Acknowledged and accepted in
Chicago, Illinois as of this
27th day of February 1997.


THE FIRST NATIONAL BANK OF CHICAGO,
as Agent

By: _______________________________
Name: Nathan L. Bloch
Title: Vice President


Acknowledged and accepted
as of this
27th day of February 1997.

FLEET NATIONAL BANK


By: ___________________________
Name:__________________________
Title:_________________________

          IN WITNESS WHEREOF, this Agreement has been signed this 27th day of February, 1997.

                                             MCIT PLC, as agent

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________


Acknowledged and accepted in
Chicago, Illinois as of this
27th day of February 1997.


THE FIRST NATIONAL BANK OF CHICAGO,
as Agent

By: /s/ Nathan L. Bloch
   -----------------------------
Name: __________________________
Title: _________________________


Acknowledged and accepted in
Chicago, Illinois as of this
27th day of February 1997.

FLEET NATIONAL BANK


By: /s/ Michael M. Hopkins
   -------------------------
Name: MICHAEL M. HOPKINS
     -----------------------
Title: VICE PRESIDENT
      ----------------------


                   Signature Page to MCIT Turnover Agreement
                         dated as of February 27, 1997

                                   EXHIBIT O
                                      TO
                               CREDIT AGREEMENT

                          Jordan Management Agreement
                          ---------------------------

                                  (Attached)

                        MANAGEMENT CONSULTING AGREEMENT

          THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement"), is executed as of
                                                 ---------
the 27th day of February, 1997, by and between TJC MANAGEMENT CORPORATION, a Delaware corporation (the "Consultant"), and GFSI HOLDINGS, INC., a Delaware
                           ----------
corporation (the "Company").
                  -------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to business concerns such as the Company; and

          WHEREAS, the Company desires to retain the Consultant to provide business and financial advice to the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

          1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired) in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates and the expansion of their businesses. The term of this Agreement shall commence on the date hereof and continue until February 28, 2007 unless extended, or sooner terminated, as provided in Section 5 below. The Consultant's personnel shall be reasonably
            ---------
available to the Company's managers, auditors and other personnel for consultation and advice, subject to the Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.

          2.   During the term of this Agreement, the Company shall pay the
Consultant:

(i) an annual fee equal to, (x) during the first two (2) years of this Agreement, $500,000, (y) during the third, fourth and fifth years of this Agreement, the greater of $500,000 or one and one-half percent (1.5%) of the Company's earnings before extraordinary income or losses, interest expense, interest income, other non-operating income and expense, income taxes, and transaction-related amortization for the preceding fiscal year ("EBITA"), but in no event more than
                                      ------
          $750,000 in any year, and (z) after the fifth anniversary of this Agreement, the greater of $500,000 or one and one-half percent (1.5%) of the

          Company's EBITA, but in no event more than $1,000,000 in any year, with such fee being payable in quarterly installments each year commencing on March 31, 1997;

(ii) an investment banking an sponsorship fee of up to two percent (2%) of the aggregate consideration paid (including noncompetition and similar payments) by the Company and/or its subsidiaries in connection with the acquisition by the Company and/or its subsidiaries of all or substantially all of the outstanding capital stock, warrants, options or other rights to acquire capital stock, or all or substantially all of the assets of another individual, corporation, partnership or other business entity; and

(iii) a financial consulting fee not to exceed one percent (1%) of the amount of money obtained or made available pursuant to any financing (including, without limitation, any refinancing) by the Company with the assistance of the Consultant;

provided, however, if in connection with any transaction the Consultant has
--------  -------
earned a fee under clause (ii) above, the Consultant shall not be entitled to a fee under clause (iii) for the same transaction. All fees and expenses payable under clauses (ii) and (iii) above shall be subject to the approval of the Company's Board of Directors. Notwithstanding the foregoing to the contrary, the Company shall pay the Consultant a fee under clauses (ii) and (iii) above in the aggregate amount of $3,250,00 in connection with the acquisition of all the capital stock of Winning Ways, Inc., a Missouri corporation, such amount to be paid to the Consultant on the date hereof.

          3. Reasonable out-of-pocket expenses incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries shall be promptly reimbursed to it by the Company upon the Consultant's rendering of a statement therefor, together with such supporting data as the Company shall reasonably require.

          4. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 2 (without limiting the fees, reimbursements and
                      ---------
payments provided under Sections 3, 8 and 9 of this Agreement which shall be due
                        -------- -  -     -
and payable in all events) (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, (b) if the Company has not paid interest on any interest payment date or has postponed or not made any principal payments with respect to any of its indebtedness on any scheduled payment dates, or (c) if the Company has not paid dividends on any dividend payment date as set forth in its certificate of incorporation (unless such dividends are accrued) or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be cancelled but rather shall accrue, and shall be payable by the Company promptly when, and to the extent that, the Company is no longer prohibited from making such payments, the Company has become current with respect to such principal or interest payments, the Company has become current with respect to such dividends and has made such redemptions with respect to such preferred stock, if any. Any payment required hereunder which is not paid when due shall bear interest at the rate of six percent (6.0%) per annum.

          5. This Agreement shall be automatically renewed for successive one-year terms unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (i) substantially all of the stock or substantially all of the assets of the Company or all of its subsidiaries are sold, or (ii) the Company is merged or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such merger and the Company is not the survivor of such transaction.

          6. The Consultant shall have no liability to the Company on account of (i) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, (ii) the Consultant's inability to obtain financing or achieve other results desired by the Company or the Consultant's failure to render services to the Company at any particular time or from time to time, or
(iii) the failure of any acquisition to meet the financial, operating or other expectations of the Company.

          7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Consultant and its shareholders, employees, directors and affiliates intend to engage and participate in acquisitions and business transactions outside the scope of the relationship created by this Agreement and neither the Consultant nor any of its shareholders, employees, directors or affiliates shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company or offer such acquisitions or business transactions to the Company.

          8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, and each of the respective owners, partners, officers, directors, employees and agents of each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) (collectively "Damages") arising as a result of or in connection with this Agreement, the Consultant's services hereunder or other activities on behalf of the Company and its subsidiaries, unless such Damages resulted from Consultant's lack of good faith at the time it rendered any advice to the Company.

          9.   a.   This Agreement sets forth the entire understanding of the
parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

               b. This Agreement may not be assigned by either party without the consent of the other party, but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment.

               c. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

               d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

               e. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

               f. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

               g. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the state of New York.

                           (SIGNATURES ON NEXT PAGE)

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CONSULTANT:

                                        TJC MANAGEMENT CORPORATION, a Delaware
                                        corporation

                                        By: /s/ David W. Zalaznick
                                           -----------------------------
                                           David W. Zalaznick
                                           President

                                        COMPANY:

                                        GFSI HOLDINGS, INC., a Delaware
                                        corporation


                                        By:  /s/ A. Richard Caputo, Jr.
                                           -------------------------------
                                           A. Richard Caputo, Jr.
                                           Vice President

                             TAX SHARING AGREEMENT
                             ---------------------


          THIS TAX SHARING AGREEMENT (this "Agreement"), made as of the 27th day
                                            ---------
of February, 1997, is entered into by and between GFSI HOLDINGS, INC., a Delaware corporation ("Holdings"), and GFSI, INC., a Delaware corporation
                       --------
("Acquisition").
  -----------

                             W I T N E S S E T H :

          WHEREAS, Holdings is the parent corporation of an affiliated group or groups of corporations, including Acquisition;

          WHEREAS, both parties desire to file consolidated federal income tax returns pursuant to the Internal Revenue Code of 1986, as amended, and any successor thereto; and

          WHEREAS, the parties hereto desire to provide that Acquisition shall pay to Holdings with respect to taxable years commencing on or after February 27, 1997, the amounts which Acquisition and/or the Acquisition Group (as defined below) would have been required to pay as federal income taxes if the Acquisition Group had not been included in a consolidated federal income tax return filed for an affiliated group of which Holdings is the parent corporation for the taxable year under consideration;

          NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

          1.   Definitions.  The following terms shall have the following
               -----------
meanings when used herein:

          (a)  "Acquisition Group" means Acquisition and all corporations which
                -----------------
would be includible in an Affiliated Group of which Acquisition would be the parent corporation were Acquisition not included in the Holdings Affiliated Group. If there is no other corporation part of an Affiliated Group of which Acquisition is the common parent, "Acquisition Group" shall mean Acquisition.

          (b)  "Affiliated Group" has the meaning set forth in Section 1504 of
                ----------------
the Code.

          (c)  "Agreement" has the meaning set forth in the Preamble hereto.
                ---------

          (d)  "Bank" means The First National Bank of Chicago.
                ----

          (e)  "Calculated Tax" means the amount of federal income tax
                --------------
(including alternate minimum tax and any interest, penalties and additions to tax) which the Holdings Group or the Acquisition Group, as the case may be, would have been required to pay had it not been included in the Consolidated Return of the Holdings

Affiliated Group. Such Calculated Tax shall be computed in accordance with the methods of tax accounting utilized by the Holdings Affiliated Group for federal income tax purposes by:

          (1) allowing each Group its proportionate share of the Holdings Affiliated Group's bracket amount under Section 11(b) of the Code and tax credits, if any, which such Group would have been entitled to were it filing its own (i) Consolidated Return and were such Group a separate and distinct controlled group with no member a member of another controlled group or (ii) Separate Return;

          (2) allowing each Group its net operating loss, capital loss, and tax credit carryforwards, if any, which such Group would have been entitled to were it filing its own Consolidated Return (or, if applicable, its own Separate Return); and

          (3) treating all intercompany dividends received as qualifying dividends within the meaning of Code Section 243(a) (3).

          (f)  "Code" means the Internal Revenue Code of 1986, as amended, and
                ----
any successor thereto.


          (g)  "Consolidated Return" means the consolidated federal income tax
                -------------------
return or amended consolidated federal income tax return filed by an Affiliated Group pursuant to Section 1501 of the Code.

          (h)  "Consolidated Tax" means the amount of federal income tax
                ----------------
(including alternate minimum tax and any interest, penalties and additions to tax) due and payable by the Holdings Affiliated Group for a taxable year, shown on the Consolidated Return as filed with respect to a taxable year or as readjusted due to a Final Determination.

          (i)  "Credit Agreement" means the Credit Agreement between Acquisition
                ----------------
and The First National Bank of Chicago, dated the date hereof.

          (j)  "Final Determination" means any agreement reached with the
                -------------------
Internal Revenue Service under which Holdings and the Internal Revenue Service agree to the Consolidated Tax for the Holdings Affiliated Group or any final administrative or judicial decision determining the amount of such Consolidated Tax which is either non-appealable or which Acquisition and Holdings have agreed to in writing that Holdings should no longer dispute.

          (k)  "Group" means the Holdings Group or the Acquisition Group, as
                -----
the context requires.

          (l)  "Holdings Affiliated Group" means the Holdings Group and the
                -------------------------
Acquisition Group.

          (m)  "Holdings Group" means Holdings and all corporations includible
                --------------
in the Holdings Affiliated Group other than members of the Acquisition Group. If there is no other corporation part of the Affiliated Group of which Holdings is the common parent (excluding any member of the Acquisition Group for this purpose), then the "Holdings Group" shall mean Holdings.

          (n)  "Reference Rate" means the rate of interest publicly announced by
                --------------
the Bank in Chicago, Illinois as its "reference rate."

          (o)  "Separate Return" means an income tax return filed by a C
                ---------------
corporation without including another corporation that is part of an Affiliated Group.

          2.   Consolidated Returns. Holdings and Acquisition shall both be
               --------------------
included in Consolidated Returns filed for the Holdings Affiliated Group for so long as they remain members of the Holdings Affiliated Group.

          3.   Consolidated Tax. If in any taxable year commencing on or after
               ----------------
February 27, 1997, there is Consolidated Tax for the Holdings Affiliated Group, Holdings shall be responsible for payment of the Consolidated Tax.

          4.   Allocation of Tax. The Consolidated Tax, including estimated
               -----------------
Consolidated Tax payments, shall be apportioned among the members of the Holdings Affiliated Group under the applicable provisions of Section 1552(a) (1) of the Code and the income tax regulations thereunder. The chief financial officer of Holdings shall determine the amount of the estimated Consolidated
Tax or the Consolidated Tax and his determination shall be final and conclusive, provided such determination of Consolidated Tax or estimated Consolidated Tax is not arbitrary or unreasonable. Acquisition shall pay to Holdings the Acquisition Group's allocated portion of Consolidated Tax or estimated Consolidated Tax under the provisions of this paragraph and such payment shall be made within ten (10) business days of the date upon which it has been notified of such allocated portion.

          5.   Additional Tax Payments. In addition to amounts payable by
               ---------------------
Acquisition to Holdings pursuant to Paragraph 4 hereof, Acquisition shall also pay to Holdings pursuant to Paragraph 6 the difference between (i) the Acquisition Group's Calculated Tax and (ii) amounts paid pursuant to Paragraph 4 hereof for taxable years commencing on or after February, 1997. If the difference between (i) and (ii) is negative, Holdings shall pay to Acquisition the amount of such difference. The intent of this provision is that Acquisition shall pay to Holdings, in the aggregate, an amount equal to the Acquisition Group's Calculated Tax for the taxable year at issue.

          6.   Calculation of Tax. As soon as reasonably possible after the end
               ------------------
of each taxable year, the chief financial officer of Holdings shall determine the Calculated Tax for that taxable year and his determination shall be final and conclusive, provided such determination of Calculated Tax has been reviewed by an independent public accountant, including the independent public accountant regularly used by Holdings, in connection with the annual audit of the Holdings Affiliated Group and provided such determination of reduction in tax liability is not arbitrary or unreasonable. Within thirty (30) days after such chief financial officer's determination, one hundred percent (100%) of the amount determined under Paragraph 5 for the taxable year shall be paid to Holdings.

          7.   Adjustments.  The Consolidated Tax, the apportionment of such
               -----------
Consolidated Tax, the Calculated Tax, and the amounts due under Paragraph 5 shall be subject to further adjustment from time to time in accordance with any Final Determination of Consolidated Tax or any filing of an amended consolidated return. If as a result of such adjustment there is an increase or decrease in Acquisition Group's allocated portion of Consolidated Tax or the amounts due under Paragraph 5, the amount of such increase or decrease shall be paid by Acquisition to Holdings, or Holdings to Acquisition, as the case may be, within thirty (30) days of the date of such Final Determination or filing of an amended Consolidated Return.

          8.   Losses.  If for any taxable year the Acquisition Group sustains a
               ------
net operating loss or becomes entitled to a tax credit which could otherwise be applied to reduce the Calculated Tax of a prior taxable year beginning on or after February 27, 1997, during which the Acquisition Group was a member of the Holdings Affiliated Group, the Acquisition Group's Calculated Tax for such prior taxable year shall be adjusted in accordance with Paragraph 7 to reflect such carryback. To the extent that Holdings receives a refund for such prior taxable year as a result of the application of such carryback, the amount of such refund, including interest thereon, shall be paid by Holdings to Acquisition within thirty (30) days of the receipt of such refund by Holdings. If the application of such carryback results in a decrease in Acquisition Group's Calculated Tax for such prior taxable year but Holdings does not receive a refund equal to such decrease, the amount of such decrease, less any payments to Acquisition on account of such decrease under the previous sentence, shall be treated as an indebtedness of Holdings to Acquisition and may be used to offset any future amounts Acquisition is required to pay under this Agreement.

          9.   Refunds.  If Holdings receives a tax refund or credit in respect
               -------
of any taxable year commencing on or after

February 27, 1997, in which the Acquisition Group was a member of the Holdings Affiliated Group, such refund or credit, including interest thereon , if any, shall be allocated to the member of the Holdings Affiliated Group in a manner consistent with the adjustments made pursuant to Paragraphs 7 and 8. The portion of the amount of the tax refund or credit, including interest thereon, if any, allocable to the Acquisition Group in conformity with such recomputation shall be paid to Acquisition by Holdings within thirty (30) days of the receipt of such refund.

          10.  Interest on Payments.  In the event Acquisition or Holdings fails
               --------------------
to remit an amount required to be paid under Paragraphs 4 through 9, such amount shall be due with interest determined each month using the Reference Rate in effect at the close of business on the bank day immediately preceding the first day of that month.

          11.  Allocation of Liability.  As between Holdings and Acquisition,
               -----------------------
the provisions of this Agreement shall fix the liability of-Acquisition to Holdings or Holdings to Acquisition, as the case may be, as to the matters covered, even if such provisions are not controlling for federal income tax or other purposes.

          12.  Other Taxes.  To the extent state, local and other income taxes
               -----------
of jurisdictions within and outside the United States in which the Holdings Affiliated Group (and/or a member thereof) files income tax returns on a combined, consolidated or unitary basis or based on principles of income tax reporting consistent with the principles of income tax reporting contained in Sections 1501 through 1504 of the Code and regulations thereunder, this Agreement shall apply to the payment of such state, local and other income taxes. This Agreement shall apply by modifying its terms only so as to permit this Agreement to account for such income taxes.

          13.  Suspension of Payments.  No payments shall be made or due under
               ----------------------
this Agreement for any tax period commencing on or after the occurrence of any of the following:

               (a) The date with respect to which Acquisition gives notice of termination of this Agreement to Holdings pursuant to authorization of Acquisition's Board of Directors, which notice may be given at any time, if (i) Holdings shall have been adjudicated a bankrupt, (ii) a receiver or trustee of Holdings or of all or substantially all of its property shall have been appointed and not discharged within sixty (60) days of such appointment, (iii) Holdings shall have voluntarily filed a petition in bankruptcy under the provisions of 11 U.S.C. (S)(S) 101 et. seq. (the "Federal Bankruptcy Act") or
                                   --  ---
any other law for the relief of debtors, (iv) Holdings shall have made a general assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts generally as they become due, (v)

Holdings shall have consented to the appointment of a receiver or a trustee of Holdings or of all or substantially all of its property, or (vi) at any time the affairs of Holdings shall have been placed in the hands of a creditors committee or similar group; or

               (b) The date with respect to which Holdings gives notice of termination of this Agreement to Acquisition pursuant to authorization of Holdings' Board of Directors, which notice may be given at any time, if (i) Acquisition shall have been adjudicated a bankrupt, (ii) a receiver or trustee of Acquisition or of all or substantially all of its property shall have been appointed and not discharged within sixty (60) days of such appointment, (iii) Acquisition shall have voluntarily filed a petition in bankruptcy under the provisions of the Federal Bankruptcy Act or any other law for the relief of debtors, (iv) Acquisition shall have made a general assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts generally as they become due, (v) Acquisition shall have consented to the appointment of a receiver or a trustee of Acquisition or of all or substantially all of its property, or (vi) at any time the affairs of Acquisition shall have been placed in the hands of a creditors committee or similar group.

          14.  Right to Suspend Payments.  During any period when an involuntary
               -------------------------
petition under the Federal Bankruptcy act or any similar act for the relief of debtors is pending against either Holdings or Acquisition, Acquisition or Holdings, respectively, may, at its option, suspend payments to the other party without terminating this Agreement.

          15.  Credit Agreement Restrictions.  Except for payments under
               -----------------------------
Paragraph 3 of this Agreement, to the extent any payments due hereunder are not permitted to be made under the terms of the Credit Agreement, such amounts shall be suspended and paid when permitted under the Credit Agreement.

          16.  Governing Law.  This Agreement is made under the laws of the
               -------------
state of New York, which law shall be controlling in all matters relating to the interpretation, construction or enforcement hereof.

          17.  Termination of Agreement.  This Agreement shall terminate on the
               ------------------------
date Acquisition is no longer included as a member of the Holdings Affiliated Group; provided, however, such termination shall not relieve any party of its
       --------  -------
obligation hereunder with respect to taxable years ending on or before such termination.

          18.  Amendment.  This Agreement may be amended, at any time and from
               ---------
time to time hereafter, by the written agreement of the parties hereto at the time of such amendment, and may also be terminated at any time by the mutual written consent by the parties hereto.

          19. Notices. All notices, requests, demands and other communications
              -------
which are required or may be given under this Agreement shall be given in writing and shall be given by personal delivery or certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                If  Holdings, at:

                     GFSI, Holdings Inc.
                     Suite 4000
                     9 West 57th Street
                     New York, New York 10019
                     Attention: A. Richard Caputo, Jr.


                If Acquisition, at:

                     GFSI, Inc.
                     Suite 4000
                     9 West 57th Street
                     New York, New York 10019
                     Attention:  A. Richard Caputo,Jr.


            [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                        HOLDINGS:

                                        GFSI HOLDINGS, INC; A Delaware
                                        Corporation




                                        By:  /s/ A. Richard Caputo, Jr.,
                                           -----------------------------------
                                           A. Richard Caputo, Jr.,
                                           Vice President




                                        ACQUISITION:

                                        GFSI, INC., a Delaware Corporation

                                        By:  /s/ A. Richard Caputo, Jr.,
                                           -----------------------------------
                                           A. Richard Caputo, Jr.,
                                           Vice President

                                   EXHIBIT Q
                                      TO
                               CREDIT AGREEMENT

                               Form of Guaranty
                               ----------------

                                  (Attached)

                                   GUARANTY

          This GUARANTY ("Guaranty") is made as of the [___] day of February, 1997, by GFSI HOLDINGS, INC., a [_______________] corporation (the "Guarantor"), in favor of the "Lenders" under that certain Credit Agreement, of even date herewith, by and among GFSI, Inc. (the "Borrower"), the financial institutions from time to time parties thereto (collectively the "Lenders") and The First National Bank of Chicago, in its capacity as contractual representative for the Holders of Secured Obligations (the "Agent"). Such Credit Agreement, as it may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Credit Agreement." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

          1.   Guaranty. (i) For value received and in consideration of any
               --------
loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantor unconditionally guarantees for the benefit of each of the Holders of Secured Obligations the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Secured Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).

          (ii) At any time after the occurrence of a Default, the Guarantor shall pay to the Agent, for the benefit of the Holders of Secured Obligations, on demand and in immediately available funds, the full amount of the Secured Obligations (including any portion thereof which is not yet due and payable). The Guarantor further agrees to pay to the Agent and reimburse the Agent for, on demand and in immediately available funds, (a) all losses (including, without limitation, lost profits), fees, costs and expenses (including, without limitation, all court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent or any of the Holders of Secured Obligations in: (1) endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower or the Guarantor relating to the Credit Agreement, this Guaranty or the transactions contemplated thereby; (2) taking any action with respect to any security or collateral securing the Secured Obligations or the Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses") and (b) interest on
(1) the Secured Obligations which do not constitute interest, (2) to the extent permitted by applicable law, the Secured Obligations which constitute interest, and (3) the Expenses, from the date of demand under this Guaranty until paid in full at the per annum rate of interest described in Section 2.11 of the Credit
                                                    ------------
Agreement (the "Interest Rate"). The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

          2.  Obligations Unconditional. The Guarantor hereby agrees that its
              -------------------------
obligations under this Guaranty shall be unconditional, irrespective of:

          (i) the validity, enforceability, avoidance, novation or subordination of any of the Secured Obligations or any of the Loan Documents;

          (ii) the absence of any attempt by, or on behalf of, any Holder of Secured Obligations or the Agent to collect, or to take any other action to enforce, all or any part of the Secured Obligations whether from or against the Borrower, any other guarantor of the Secured Obligations or any other Person;

          (iii) the election of any remedy by, or on behalf of, any Holder of Secured Obligations or the Agent with respect to all or any part of the Secured Obligations;

          (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Holder of Secured Obligations or the Agent with respect to any provision of any of the Loan Documents;

          (v) the failure of the Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Secured Obligations;

          (vi) the election by, or on behalf of, any one or more of the Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (viii) the disallowance under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Holders of Secured Obligations or the Agent for repayment of all or any part of the Secured Obligations or any Expenses; or

          (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantor.

          3.  Enforcement; Application of Payments. Upon the occurrence of a
              ------------------------------------
Default, the Agent may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Secured Obligations, without first proceeding against the Borrower or any other Person, or against any security or collateral for the Secured Obligations. Subject only to the terms and provisions of the Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the Borrower or from any other Person on account of the Secured Obligations or any other liability of the Guarantor to any Holder of Secured Obligations.

          4.  Representations and Warranties. The Guarantor represents and
              ------------------------------
warrants as follows to each Lender and the Agent as of the date hereof:

          (i) The Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction-in-which-failure-to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own, operate and encumber its property;

          (ii) The Guarantor has the requisite corporate power and authority to execute, deliver and perform this Guaranty and any other document required to be delivered by it under the Credit Agreement, and this Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

          (iii) The execution, delivery and performance of this Guaranty do not and will not (a) conflict with the Articles of Incorporation or by-laws of the Guarantor, (b) require any approval of the Guarantor's shareholders except such as has been obtained, (c) require any approval or consent of any Person or Governmental Authority, or under the terms of any material agreement, and
                 (d) will not result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor other than pursuant to the Loan Documents.

          5. Waivers. (i) The Guarantor hereby waives diligence, presentment,
             -------
demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Secured Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Secured Obligations and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Secured Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Secured Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Secured Obligations.

          (ii) The Guarantor understands that it shall be liable for the full amount of its liability under this Guaranty, notwithstanding foreclosure of any real property securing all or any part of the Secured Obligations by trustee sale or any other reason impairing the right of the Guarantor, the Agent or any of the Holders of Secured Obligations to proceed against the Borrower, any other guarantor or the Borrower's or such guarantor's property. The Guarantor agrees that all of its obligations under this Guaranty (including its obligation to pay in full all indebtedness evidenced by or arising under-the-Credit-Agreement) shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Guarantor's rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Holder of Secured Obligations. By way of example and without limiting the foregoing, if the Agent shall release or foreclose by private power of sale any real property that secures the Secured Obligations, then notwithstanding that the Borrower may be entitled thereby to assert a defense against such Secured Obligations (and thus also against its obligations to the Guarantor to the extent that the Guarantor may be subrogated to the rights of the Holders of Secured Obligations) based upon the applicability of California Code of Civil Procedure Section 580d or other antideficiency laws, the Guarantor nonetheless shall remain fully obligated hereunder. The Guarantor waives all defenses, protections and benefits of Sections 580a, 580d and 726 of the California Code of Civil Procedure, and all judicial decisions construing or pertaining to the same, and all rules and principles of like kind or similar effect (including, without limitation, the so-called one-action rule, the one-form-of-action rule and the security-first rule), in each case as applicable to or in favor of the Guarantor, the Borrower or otherwise. The Guarantor waives, in accordance with Section 2856 of the California Civil Code, (A) all rights and defenses arising out of an election of remedies by the creditor (the Agent, or any Holder of Secured Obligations) even though the election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal (the Borrower) by the operation of Section 580d of the California Code of Civil Procedure or otherwise, and (B) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under Calfornia Civil Code Sections 2787 to 2855, inclusive, 2899, and 3433 (or any similar law in any other jurisdiction).


          (iii) The Guarantor hereby expressly waives the benefits of Section 2815 of the California Civil Code (or any similar law in any other jurisdiction) purporting to allow a guarantor to revoke a continuing guaranty with respect to any transactions occurring after the date of the guaranty.


          (iv) The Holders of Secured Obligations, either themselves or acting through the Agent, may from time to time in their sole discretion, without notice or demand and without affecting the liability of the Guarantor hereunder,
(a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Secured Obligations, or otherwise, modify, amend or change the terms of any of the Loan Documents; (b) accept partial payments on all or any part of the Secured Obligations; (c) take and hold security or collateral for the payment of all or any part of the Secured Obligations, this Guaranty, or any other guaranties of all or any part of the Secured Obligations or other liabilities of the Borrower, (d) exchange, enforce, waive and release any such security or collateral; (e) apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Secured Obligations, this Guaranty, any other guaranty of all or any part of the Secured Obligations, and any security or collateral for the Secured Obligations or for any such guaranty; and/or (g) otherwise deal with the Borrower or any other Person that may become liable for all or any part of the Secured Obligations. Any of the foregoing may be done in any manner, without-affecting or impairing the obligations-of-the-Guarantor hereunder.

          6. Setoff. At any time after all or any part of the Secured
             ------
Obligations have become due and payable (by acceleration or otherwise), each Holder of Secured Obligations and the Agent may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Secured Obligations (i) any indebtedness due or to become due from such Holder of Secured Obligations or the Agent to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of such Holder of Secured Obligations or the Agent or any of their respective affiliates.

          7. Financial Information. The Guarantor hereby assumes responsibility
             ----------------------
for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Secured Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Holders of Secured Obligations nor the Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Secured Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Holder of Secured Obligations shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Secured Obligations, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          8. No Marshalling; Reinstatement. The Guarantor consents and agrees
             -----------------------------
that none of the Holders of Secured Obligations nor the Agent nor any Person acting for or on behalf of the Holders of Secured Obligations or the Agent shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Secured Obligations. The Guarantor further agrees that, to the extent that the Borrower, the Guarantor or any other guarantor of all or any part of the Secured Obligations makes a payment or payments to any Holder of Secured Obligations or the Agent, or any Holder of Secured Obligations or the Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Secured Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          14. Waiver of Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL
              ---------------------
RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE LENDERS AND THE AGENT AGAINST BORROWER AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST BORROWER WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY.

          10. Subordination. The Guarantor agrees that any and all claims of the
              -------------
Guarantor against the Borrower, any endorser or any other guarantor of all or any part of the Secured Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower (whether constituting part of the security or collateral given to any Holder of Secured Obligations or the Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and hereby are subordinated to the rights of the Holders of Secured Obligations and the Agent in those assets. The Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been fully paid and satisfied and all financing arrangements between the Borrower and the Holders of Secured Obligations have been terminated. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application of the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor ("Borrower Indebtedness") shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been fully paid and satisfied. The Guarantor irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Agent's own name or in the name of the Guarantor or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Guaranty. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness prior to the satisfaction of all the Secured Obligations and the termination of all financing arrangements between the Borrower and the Holders of Secured Obligations, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Secured Obligations. If the Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are hereby irrevocably authorized to make the same. The Guarantor agrees that until the Secured Obligations have been paid in full (in cash) and satisfied and all financing arrangements between the Borrower and the Holders of Secured Obligations have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against the Borrower.

     11. Enforcement; Amendments; Waivers. No delay on the part of any of the
         --------------------------------
Holders of Secured Obligations or the Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Secured Obligations, the Collateral or any other guaranty of or security for all or any part of the Secured Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Holders of Secured Obligations or the Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Holders of Secured Obligations or the Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Secured Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent or any Holder of Secured Obligations shall not waive, affect or diminish any right of the Agent or such Holder of Secured Obligations at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any Holder of Secured Obligations, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Agent or any Holder of Secured Obligations shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Agent or any Holder of Secured Obligations permitted hereunder shall in any way affect or impair the Agent's or any Holder of Secured Obligations's rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principle and/or interest owing by the Borrower to any of the Holders of

Secured Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

     12. Effectiveness; Termination. This Guaranty shall become effective upon
         --------------------------
its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Secured Obligations shall have been fully paid (in cash) and discharged and the Credit Agreement and all financing arrangements between the Borrower and the Holders of Secured Obligations shall have been terminated. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of any of the Holders of Secured Obligations or the Agent to enforce rights arising prior to receipt thereof by the Agent. If any Holder of Secured Obligations grants loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Agent receives such written notice, the rights of such Holder of Secured Obligations with respect thereto shall be the same as if such termination or revocation had not occurred.

     13. Successors and Assigns. This Guaranty shall be binding upon the
         ----------------------
Guarantor and upon its successors and assigns and shall inure to the benefit of the Holders of Secured Obligations and the Agent and their respective successors and assigns; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

     14. Officer Authority. The Guarantor authorizes its President, Vice
         -----------------
President-Finance and Treasurer, from time to time, severally and not jointly, on behalf and in the name of the Guarantor from time to time in the discretion of such officer, to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to each such officer severally the power and right on behalf of the Guarantor, without notice to or assent by the Guarantor, to do all or any of the following:
(i) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document relating hereto, and to perform any obligation arising in connection herewith or therewith; (ii) to sell, transfer, assign, encumber or otherwise deal in or with any security for this Guaranty or any part thereof; (iii) to grant liens, security interests or other encumbrances on or in respect of any property or assets of the Guarantor, whether now owned or hereafter acquired, in favor of the Holders of Secured Obligations and the Agent; (iv) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or any security for all or any part of the Secured Obligations; (v) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any security for all or any part of the Secured Obligations; and (vi) to take or omit respect to this Guaranty, any security for all any part of the

Secured Obligations or any document covering any such security, all as such officer may determine in his or her sole discretion. The undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the Guarantor.

     15. GOVERNING LAW. THIS GUARANTY HAS BEEN EXECUTED AND DELIVERED BY THE
         -------------
PARTIES HERETO IN CHICAGO, ILLINOIS. THIS GUARANTY SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE AGENT AND THE GUARANTOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, -AND WHETHER-ARISING-IN-CONTRACT, -TORT, -EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF ILLINOIS.

     16. Consent to Jurisdiction; Counterclaims; Forum Non CONVENIENS. (a)
         -------------------------------------------------------------
Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 16
-----------------------                       -------------          ----------
the Agent, on behalf of itself and the Holders of Secured Obligations, and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

     (b) Other Jurisdictions. The Agent shall have the right to proceed against
         --------------------
the Guarantor or its real or personal property in a court in any location to enable the Agent to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered in favor of the Agent. The Guarantor shall not assert any permissive counterclaims in any proceeding brought by the Agent under this clause (b) arising out of or relating to this Guaranty.

     (c) Venue; Forum Non Conveniens. Each of the Guarantor and the Agent waives
         ----------------------------
any objection that it may now or hereafter have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the
                                                 ----- --- ----------
location of the court in which any proceeding with respect to this Guaranty or any other document executed or delivered in connection herewith is commenced in accordance with this Section 16.
                     ----------

     17. Service of Process. The Guarantor waives personal service of any
         ------------------
process upon it and, as security for the Secured Obligations, irrevocably appoints [The Prentice Hall Corporation Systems Inc] the Guarantor's registered agent, whose address is [33 North LaSalle Street, Suite 1925, Chicago, Illinois 60602], as the Guarantor's agent for the purpose of accepting service of process issued by any court.

     18. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT WAIVES ANY
         --------------------
RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE GUARANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GUARANTOR
OR THE AGENT MAY FILE AN

ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          19.  Waiver of Bond.  The Guarantor waives the posting of any bond
               --------------
otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral (including, without limitation, the real property Collateral) or any other security for the Obligations or to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Agent and the Guarantor.

          20.  Advice of Counsel.  The Guarantor represents and warrants that it
               -----------------
has consulted with its legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 5 and Sections 15 through 19
                                         ---------     -----------         --
hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent and the Holders of Secured Obligations to extend the indebtedness guaranteed hereby.

          21.  Notices.  All  Notices and other communications required or
               -------
desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

     if to the Guarantor, at:

          GFSI, Inc.
          [________________________
          _________________________]
          Attention: [_____________]
          Telecopy:  [_____________]

     if to the Agent, at

          The First National Bank of Chicago
          One First National Plaza
          Suite 0088
          Chicago, Illinois 60670-0088
          Attention: Nathan L. Bloch
          Telecopy:  312/732-5161

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

          22.  Severability.  Wherever possible, each provision of this Guaranty
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          23.  Merger.  This Guaranty represents the final agreement of the
               ------
Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Agent or any Holder of Secured Obligations.

          24.  Execution in Counterparts.  This Guaranty may be executed in any
               -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          25.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.


                                             GFSI HOLDINGS, INC.



                                             By:______________________________
                                               Name:__________________________
                                               Title:_________________________


Acknowledged and agreed to
as of the [___] day of February, 1997.

THE FIRST NATIONAL BANK OF CHICAGO,
     as Agent


By:____________________________
  Name:________________________
  Title: Vice President





                                             SIGNATURE PAGE TO HOLDINGS GUARANTY

                                   EXHIBIT R
                                      TO
                               CREDIT AGREEMENT

               Form of Restricted Subsidiary Security Agreement
               ------------------------------------------------

                                  (Attached)

================================================================================

                              SECURITY AGREEMENT
                           DATED AS OF _______, ___

                                    between


                            [Restricted Subsidiary]
                             ---------------------

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Agent

================================================================================

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.  Defined  Terms.........................................................   1

SECTION 2.  Grant of Security......................................................   2

SECTION 3.  Authorization..........................................................   4

SECTION 4.  Grantor Remains Liable.................................................   4

SECTION 5.  Representations and Warranties.........................................   5

SECTION 6.  Perfection and Maintenance of Security Interest and Lien...............   6

SECTION 7.  Financing Statements...................................................   7

SECTION 8.  Filing Costs...........................................................   7

SECTION 9.  Schedule of Collateral.................................................   7

SECTION 10. Equipment and Inventory................................................   7

SECTION 11. Accounts...............................................................   8

SECTION 12. Leased Real Property...................................................   8

SECTION 13. General Covenants......................................................   9

SECTION 14. Agent Appointed Attorney-in-Fact.......................................   9

SECTION 15. Agent May Perform......................................................  10

SECTION 16. Agent's Duties.........................................................  10

SECTION 17. Remedies...............................................................  10

SECTION 18. Exercise of Remedies...................................................  11

SECTION 19. License................................................................  11

SECTION 20. Injunctive Relief......................................................  12

SECTION 21. Interpretation and Inconsistencies; Merger; No Strict Construction.....  12

SECTION 22. Expenses...............................................................  12


SECTION 23.  Amendments, Etc...............................................  12

SECTION 24.  Notices.......................................................  12

SECTION 25.  Continuing Security Interest; Termination.....................  12

SECTION 26.  Severability..................................................  13

SECTION 27.  GOVERNING LAW.................................................  13

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.......  13
             (A)EXCLUSIVE JURISDICTION.....................................  13
             (B)OTHER JURISDICTIONS........................................  13
             (C)SERVICE OF PROCESS.........................................  14
             (D)WAIVER OF JURY TRIAL.......................................  14
             (E)WAIVER OF BOND.............................................  14
             (F)ADVICE OF COUNSEL..........................................  14

                            EXHIBITS AND SCHEDULES
                            ----------------------

                                   EXHIBITS
                                   --------

EXHIBIT A-1  --   Form of Landlord Agreement

EXHIBIT A-2  --   Form of Mortgagee Agreement

EXHIBIT B-1  --   Form of Landlord Lien Waiver Agreement

EXHIBIT B-2  --   Form of Bailee Letter

EXHIBIT C    --   Form of Restricted Account Agreement

                                   SCHEDULES
                                   ---------

Schedule 1    --    Pledged Debt

Schedule 2    --    Locations of Collateral

Schedule 2-A  --    Third Party Locations

Schedule 2-B  --    Financing Statement Filing Locations

Schedule 3    --    Trade Names

Schedule 4    --    Deposit Accounts

                              SECURITY AGREEMENT


          This SECURITY AGREEMENT ("Agreement"), dated as of ______________, ___
                                    ---------
is made by [RESTRICTED SUBSIDIARY], a Delaware corporation ("Grantor"), in favor
                                                             -------
of THE FIRST NATIONAL BANK OF CHICAGO (the "Agent"), for its benefit and for
                                            -----
the benefit of the "Holders of Secured Obligations" (as defined below) who are, or may hereafter become, parties to the Credit Agreement referred to below. All references in this agreement to Grantor shall include its successors and assigns, including a debtor-in-possession on behalf of Grantor.

                             PRELIMINARY STATEMENT

          WHEREAS, GFSI, INC., a Delaware corporation (the "Borrower") has entered into a certain Credit Agreement of even date herewith among the Borrower, the institutions from time to time party thereto as lenders (the "Lenders") and the Agent, as the contractual representative for the Lenders (as
 -------
the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of loans, advances
              ----------------
and other financial accommodations (including, without limitation issuing letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit
                                                   -----
of the Borrower. It is a condition precedent to continuing to make the Loans under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement; and

          WHEREAS, the Borrower owns [____%] of all of the issued and outstanding capital stock of the Grantor, and the Grantor shall drive benefits, both direct and indirect, by the issuance of the Loans and other financial accommodations to the Borrower under the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Defined Terms. Unless otherwise defined herein, terms
                      -------------
defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

          "Agreement" shall mean this Security Agreement, as the same may from
           ---------
time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Collateral" shall mean all property and rights in property now owned
           ----------
or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Agent by Grantor or a Subsidiary of Grantor under this Agreement, including, without limitation, the property described in Section 2.
                                                                    ---------
Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, license agreements under which Grantor is licensee shall be excluded from the Collateral.

     "Restricted Account" shall mean (i) any deposit account that is maintained
      ------------------
with the Agent, or  (ii) any deposit account listed on Schedule 4 with respect
                                                       ----------
to which the Grantor has entered into a Restricted Accounted Agreement in the form of Exhibit C hereto with the financial institution at which such deposit
        ---------
account is maintained.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to
      ---
time, be in effect in the State of Illinois, provided, however, in the event
                                             --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     SECTION 2.  Grant of Security.  To secure the prompt and complete payment,
                 -----------------
observance and performance of the Secured Obligations, Grantor hereby assigns and pledges to Agent, for the benefit of itself and the Holders of Secured Obligations, and hereby grants to Agent, for the benefit of itself and the Holders of Secured Obligations, a security interest in all of Grantor's right, title and interest in and to the following whether now owned or existing or hereafter arising or acquired and wheresoever located:

     ACCOUNTS: All "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all present and future accounts, accounts receivable and other rights of Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising or wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");
 --------

     INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by Grantor (whether located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "Inventory");
                                               ---------

    EQUIPMENT: All "equipment" as such term is defined in Section 9-109(2) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, toolong molds, dies, vehicles, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located (collectively, "Equipment");
                ---------

     GENERAL INTANGIBLES: All "general intangibles" as defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to Grantor from any of the Holders of Secured Obligations or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Holder of Secured Obligations; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all service marks and service mark applications; all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; and all other intangible property, whether or not similar to the foregoing;

     LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by Grantor (including any license for the foregoing);

     CONTRACT RIGHTS: All rights and interest in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest, excluding any license agreement under which the Grantor is the licensee, but including, without limitation, all right and interest to receive monies due, or to become due, under that certain Agreement for Purchase and Sale of Stock dated as of January 24,1997 made by and among GFSI Holdings, Inc., the Grantor and certain parties thereto as "Sellers";

     CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1 (the "Pledged Debt"), and all payments thereunder and
             ----------       ------------
instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by Grantor;

     INTEREST AND CURRENCY CONTRACTS: Any and all interest rate, commodity or currency exchange agreements or derivative agreements, including without limitation, cap, collar, floor, forward or similar agreements or other rate, currency or price protection arrangements: and

     OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come into the possession, custody or control of Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise): and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, investment property (as defined in Section 9-II5(I(f) of the UCC) and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same;
(ii) money; (iii) proceeds of loans, including, without limitation, loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

     SECTION 3. Authorization. Grantor hereby authorizes Agent to retain and
                -------------
each Holder of Secured Obligations, and each Affiliate of Agent and of each Holder of Secured Obligations, to pay or deliver to Agent, for the benefit of the Holders of Secured Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Designated Default, and without further notice to Grantor (such notice being expressly waived), any of the deposits referred to in Section 2 (whether general or special, time or demand, provisional or final)
   ---------
or other sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. Agent will promptly notify Grantor of Agent's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. Agent may give notice of the above grant of security interest and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and Grantor hereby irrevocably appoints Agent as its attorney to collect, following the occurrence and during the continuance of a Designated Default, any and all such deposits or other sums to the extent any such payment is not made to Agent by such Holder of Secured Obligations or Affiliate thereof.

     SECTION 4. Grantor Remains Liable. Anything herein to the contrary
                ----------------------
notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, not shall Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 5. Representations and Warranties. Grantor represents and warrants,
                ------------------------------
as of the date of this Agreement and as of each date hereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to Section 25:
                      ----------

     (a) The correct corporate name of Grantor is set forth in the first paragraph of this Agreement. The locations listed on Schedule 2 constitute all
                                                     ----------
locations at which Inventory and/or Equipment is located
and Grantor has exclusive possession and control of such Equipment and Inventory, except in each case for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for storage, processing, manufacturing, engineering, evaluation, or repair, the value of which does not exceed in the aggregate at any one time $500,000, the proper corporate names of which third parties, the location of such Inventory and/or Equipment, and the nature of the relationship between Grantor and such third parties is set forth in Schedule
                                                                    --------
2-A. Schedule 2-A may be amended to reflect additional locations.  The chief
----------------------------------------------------------------
place of business and chief executive office of Grantor are located at the address of Grantor set forth below the Grantor's signature on the Credit Agreement. All records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the addresses listed on Schedule
                                                                        --------
2 and none of the Accounts is evidenced by a promissory note or other instrument
-
except for such notes and other instruments delivered to Agent as Pledged Debt listed on Schedule 1.
          ----------

     (b) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by the Credit Agreement. Grantor currently conducts business under the name GFSI, Inc. and, in certain areas and for certain operations, the trade names listed on Schedule 3. The Grantor uses
                                                  ----------
no trade names or fictitious names, except as set forth on Schedule 3.
                                                           ----------

     (c) This agreement creates in favor of Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Grantor in the locations listed on Schedule 2-B, Agent will have a fully perfected first priority
          ------------
lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted by the Credit Agreement.

     (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and which is in full force and effect, is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; (ii) for the execution, delivery or performance of this Agreement by Grantor; or (iii) for the exercise by Agent of any of its rights or remedies hereunder.

     (e) The Pledged Debt issued by any Affiliate of Grantor, and to the best of Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuer thereof.

     (f)  Schedule 4 contains a complete list of all of the deposit accounts
          ----------
of Grantor as of the Closing Date and Grantor will amend and update Schedule 4
                                                                    ----------
by delivering supplemental reports to Agent promptly following the establishment of any additional deposit accounts in accordance with the terms of Section
                                                                   -------
6.3(D)(iv) and 6.3(S) of the Credit Agreement, and at any time  requested by
----------     ------
Agent. Each deposit account so scheduled is a Restricted Account or a deposit account permitted by the terms of the Credit Agreement.

     SECTION 6.  Perfection and Maintenance of Security Interest and Lien.
                 --------------------------------------------------------
Grantor agrees that until all of the Secured Obligations (other than contingent indemnity Obligations) have been fully satisfied and the Credit Agreement has been terminated, Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantor shall perform any and all steps reasonably requested by Agent to perfect, maintain and protect Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to Agent, (ii) executing and filing all Intellectual Property Agreements in form and substance reasonably satisfactory to the Agent, (iii) delivering to Agent all certificates, notes and other instruments (including, without limitation, all letters of credit on which Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed and are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to Agent, (iv) delivering to Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (v) after the occurrence and during the continuance of a Designated Default, transferring Inventory and Equipment to warehouses designated by Agent or taking such other steps as are reasonably deemed necessary by Agent to maintain Agent's control of the Inventory and Equipment,
(vi) obtaining with respect to clauses (a),(b) and (c) below, and using commercially reasonable efforts to obtain with respect to clause (d) below:

     (a) waivers of Liens and access agreements in substantially the form of Exhibit A-1 hereto (or such other form as may be agreed to by Agent) from
-----------
landlords with respect to Grantor's leased premises where the Agent reasonably determines that the value of the leasehold in respect of the premises leased by Grantor from such landlord is material to the operations of Grantor or (2) deem such leased premises to be integral to the Grantor's day-to-day operations,
(b) mortgagee agreements in substantially the form of Exhibit A-2 hereto (or
                                                      -----------
such other form as may be agreed to by Agent) from mortgagees with respect to all leases executed after the Closing Date where the Agent reasonably determines such leasehold to be material based on the value of the leasehold or such leased premises is integral to Grantor's day-to-day operations, (c) waivers of Liens and access agreements in substantially the form of Exhibit B-1 hereto (or such
                                                   -----------
other form as may be agreed to by Agent) from landlords and waivers of Liens and access agreements in substantially the form of Exhibit B-2 hereto (or such other
                                               -----------
form as may be agreed to by Agent) from the appropriate Person with respect to all arrangements pursuant to which Inventory will be temporarily held by third parties for storage, processing, engineering, evaluation, or repair after the Closing Date (in connection with which Grantor shall be permitted to and hereby required to update Schedule 2-A) where: (1) the Equipment located at any one premises owned or operated by any such Person has a value in the aggregate of $500,000 or greater or (2) the aggregate value of the Equipment located at all premises owned or operated by any such Person is $2,500,000 or greater, and (d) waivers of Liens and access agreements in substantially the form of Exhibit B-1 hereto (or such other form as may be agreed to by Agent) from the appropriate Person with respect to all agreements in substantially the form of Exhibit B-2 hereto (or such other form as may be agreed to by Agent) from landlords and waivers of Liens and access agreements in substantially the form of Exhibit B-2 hereto (or such other form as may be agreed to by Agent) from the appropriate Person with respect to all arrangements pursuant to which Inventory will be temporarily held by third parties for storage, processing, engineering, evaluation, or repair after the Closing Date (in connection with which Grantor shall be permitted to and hereby required to update Schedule 2-A) where: (1) the
                                                    ------------
Inventory and Equipment located at any one premises owned or operated by any such Person has a value in the aggregate of $500,000 or greater or (2) the aggregate value of the Equipment located at all premises owned or operated by any such Person is $2,500,000 or greater, and (vii) executing delivering all further instruments and documents, and taking all further action, as Agent may reasonably request.

     SECTION 7.  Financing Statements.  To the extent permitted by applicable
                 --------------------
law, Grantor hereby authorizes Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to Agent under this Agreement without Grantor's signature appearing thereon and Agent agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory or Equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon Agent's written request, notify such warehouseman, agent or processor of Agent's security interest in such Inventory and Equipment and, upon Agent's request, instruct them to hold all such Inventory or Equipment for Agent's account and subject to Agent's instructions.

     SECTION 8.  Filing Costs.  Grantor shall pay the costs of, or incidental
                 ------------
to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by Agent pursuant to Section 7.
                                                              ---------

     SECTION 9.  Schedule of Collateral.  Grantor shall, at the written request
                 ----------------------
of the Agent, furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

     SECTION 10. Equipment and Inventory.  Grantor covenants and agrees with
                 -----------------------
Agent that from the date of this Agreement and until termination of this Agreement, including pursuant to Section 25, Grantor shall:
                                 ----------

     (a) Keep the Equipment and Inventory (other than Equipment or Inventory sold or disposed of as permitted by the Credit Agreement or in the ordinary course of business) at the places specified in Section 5(a), except for
                                               ------------
Equipment and Inventory (i) temporarily in transit between such locations or
(ii) temporarily held by third parties for storage, processing, engineering, manufacturing, evaluation, or repair and set forth on Schedule 2-A in
                                                      ------------
amounts not in excess of $500,000 and in connection with which the Grantor has complied with the requirements set forth in Section 6, and deliver written
                                            ---------
notice to Agent at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

     (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end; and

     (c) Comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the maintenance and insurance provisions set forth in Section 62(E), (G) and (I) of the Credit
                                  -------------  ---     ---
Agreement.

     SECTION 11. Accounts.  Grantor convenants and agrees with Agent that from
                 --------
and after the date of this Agreement and until termination of this Agreement, including pursuant to Section 25, Grantor shall:
                      ----------

     (a)  Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at its address set forth below the Grantor's signature on the Credit Agreement, and keep the offices where it keeps all original of all chattel paper which evidence Accounts at the locations therefor specified in Section 5(a) or, upon thirty
                                                -----------
(30) days' prior written notice to Agent, at such other locations within the United States in a jurisdiction where all actions required by Section 6 shall
                                                              ---------

have been taken with respect to the Accounts. Grantor will hold and preserve such records (in accordance with Grantor's usual document retention practices) and chattel paper and will permit representatives of

Agent, during normal business hours and on reasonable notice, to inspect and make abstracts from such records and chattel paper in accordance with the provisions of Section 6.3(F) of the Credit Agreement; and

     (b) In any suit, proceeding or action brought by Agent under any Account comprising part of the Collateral, Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all reasonable and documented expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from Grantor, and all such obligations of Grantor shall be and shall remain enforceable against and only against Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

     (c) When Grantor or any of its Subsidiaries (or any Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Grantor or a Subsidiary of Grantor) shall receive or come into the possession or control of any monies, checks, notes, drafts or any other payment relating to, or proceeds of, Grantor's Accounts or other property constituting Collateral hereunder (individually, a "Payment Item", and,
                                                    ------------
collectively, "Payment Items"), then, except as otherwise permitted in a writing
               -------------
signed by Agent, Grantor shall, or shall cause such Subsidiary or such other Person to, deposit the same, in kind in precisely the form in which such Payment Item was received (with all Payment Items endorsed if necessary for collection) into a Restricted Account except as permitted by the Credit Agreement. The Grantor further agrees that it will not, during the term of this Agreement, without the written consent of the Agent, transfer any from a Restricted Account to any deposit account that is not a Restricted Account or other deposit account permitted by the Credit Agreement.

     SECTION 12. Leased Real Property. Grantor covenants and agrees with Agent
                 --------------------
that from and after the date of this Agreement and until termination of this Agreement, including pursuant to Section 25, that:
                                 ----------

     (a) Promptly following, but not later than ninety (90) days after entering into any leases meeting the criteria set forth in Section 6(vi). Grantor will
                                                  -------------
furnish to Agent a report certified to be true and correct by Grantor setting forth a description of the leased premises related thereto; the name or names of all owners; rentals being paid: and whether Grantor has obtained waivers of Liens and access agreements from landlords and mortgages with respect to such premises in accordance with Section 6:
                            ---------

     (b) Grantor agrees that, from and after the occurrence and continuance of a Designated Default, Agent may, but need not, make any payment or perform any act hereinbefore required of Grantor with respect to the Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the then applicable default interest rate with respect to Floating Rate Loans as provided in Section 2.11 of the Credit Agreement until paid to Agent in full;
            ------------
and

     (c) Grantor agrees that it will not amend any lease in a manner that materially adversely affects the interests of the Holders of Secured Obligations without the Agent's prior written consent (such consent not to be unreasonably withheld).

     SECTION 13. General Covenants. Grantor covenants and agrees with Agent that
                 -----------------
from and after the date of this Agreement and until termination of this Agreement, including pursuant to Section 25, Grantor shall:
                                 ----------

     (a) Keep and maintain at Grantor's own cost and expense reasonably satisfactory and reasonably complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for Agent's further security, deliver and turn over to Agent or Agent's designated representatives at any time following the occurrence and during the continuation of a Designated Default, any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof): and

     (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under the Credit Agreement, and will defend the right, title and interest of Agent in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

     (c) Grantor will not, and will not permit any Restricted Subsidiary to, create or otherwise become effective any consensual encumbrance or restriction of any kind on or in respect of (i) any license agreement to which Grantor is a licensee, (ii) the Management Notes or (iii) the Embroidery Affiliate Notes.

     SECTION 14. Agent Appointed Attorney-In-Fact. Upon the occurrence and
                 --------------------------------
during the continuance of a Designated Default, Grantor hereby irrevocably appoints Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name Grantor or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (a) following the occurrence and during the continuance of a Designated
Default, to:

          (i) obtain and adjust insurance required to be paid to the Agent or any Holders of Secured Obligations pursuant to the Credit
     Agreement:

         (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
                                                                  ------
     (i) or (ii) above: and
      -      --
          (iv) file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Agent with respect to any of the Collateral;

provided, however, that the Grantor irrevocably appoints Agent as Grantor's attorney-in-fact, with full authority in place and stead of Grantor and in the name of the Grantor or otherwise, from time to time in Agent's discretion, at any time, to take any reasonable action and to execute any instrument which the Agent may reasonably deem necessary or advisable, to:

          (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus;

          (ii) send requests under Grantor's, the Agent's or a fictitious name to Grantor's customers or account debtors for verification of Accounts provided that the Agent gives the Grantor written notice prior to initiating any such verifications; and

          (iii) do all other things consistent with the terms of this Agreement as may be reasonably necessary to carry out the terms hereof.

     SECTION 15. Agent May Perform. If Grantor fails to perform any agreement
                 -----------------
contained herein or in the Credit Agreement, Agent may, upon three days prior written notice to the Grantor, perform, or cause performance of, such agreement, and the reasonable and documented expenses of Agent incurred in connection therewith shall be payable by Grantor under Section 22.
                                                       ----------

     SECTION 16. Agent's Duties. The powers conferred an Agent hereunder are
                 ------------
solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall not have any duty as to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

     SECTION 17. Remedies. (a) If any Designated Default shall have occurred and
                 --------
and be continuing:

     (i) Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC ( whether or not the UCC applies to the affected Collateral) and further, Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises at no cost to Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as Agent may desire,(y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or any part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to Agent and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Agent or elsewhere, for cash, on credit or future delivery, and upon such other terms as Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at time and place to which it was so adjourned:

     (ii) Agent shall apply all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to Agent pursuant to Section
                                                                      -------
22), for the benefit of the Holders of Secured Obligations, against all or any
---
part of the

Secured Obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as is determined by the Required Lenders. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

     (b) Grantor waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the Gross Negligence or willful misconduct of Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final non-appealed judgment of a court of competent jurisdiction; and

     (c) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

     SECTION 18. Exercise of Remedies. In connection with the exercise of its
                 --------------------
remedies pursuant to Section 17, Agent may, (i) exchange, enforce, waive or
                     ----------
release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as Agent may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of a Designated Default, without affecting or impairing Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

     SECTION 19. License. Agent is hereby granted a license or other right to
                 -------
use, following the occurrence and during the continuance of a Designated Default, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that Agent uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services and (b) Grantor's rights under all licenses where Grantor is licensor, except to the extent such licenses by their terms prohibit the granting of such rights, and all franchise agreements shall inure to Agent's benefit. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, license agreements under which Grantor is licensee shall be excluded from the Collateral.

     SECTION 20. Injunctive Relief. Grantor recognizes that in the event Grantor
                 -----------------
fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, Grantor agrees that the Holders of Secured Obligations, if Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 21. Interpretation and Inconsistencies: Merger: No Strict
                 ----------------------------------------------------
Construction.
------------

     (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Document, such provision of the other Loan Document shall govern.

     (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Agent or any other Holder of Secured Obligations.

     (c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 22. Expenses. Grantor will upon demand pay to Agent and/or the
                 --------
Holders of Secured Obligations the amount of any and all reasonable and documented expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in Section 9.7 of the Credit
                                                      -----------
Agreement.

     SECTION 23. Amendments Etc. No amendment or waiver of any provision of this
                 ---------------
Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 24. Notices. All notices and other communications provided for
                 -------
hereunder shall be delivered in the manner set forth in Section 13.1 of the
                                                        ------------
Credit Agreement.

     SECTION 25. Continuing Security Interest; Termination. (a) Except as
                 -----------------------------------------
provided in Section 25(b), this Agreement shall create a continuing security
            -------------
interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement, (ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor, or assignor are limited by the terms of the Credit Agreement, inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

     (b) Upon the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement, this Agreement and the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and Agent will, at Grantor's expense, promptly execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, the liens and security interests granted under this Agreement will automatically release and terminate with respect to such assets and the Agent shall promptly make all filings necessary to reflect such release and termination.

     SECTION 26. Severability. It is the parties' intention that this Agreement
                 ------------
be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this

Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

     SECTION 27.  GOVERNING LAW. THE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF
                  -------------
ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE GRANTOR AND THE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     SECTION 28. CONSENT TO JURISDICTION: SERVICES OF PROCESS: JURY TRIAL
                 --------------------------------------------------------

     (A)  EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED AS PROVIDED IN SUBSECTION
          ----------------------                                     ----------
(B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES BETWEEN THEM ARISING
---
OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS.

     (B)  OTHER JURISDICTIONS.  GRANTOR AGREES THAT THE AGENTS, ANY LENDER OR
          -------------------
ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOUR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON.

     (C)  SERVICE OF PROCESS.  GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS
          -------------------
UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS THE CORPORATION TRUST COMPANY, THE GRANTOR'S REGISTERED AGENT, WHOSE ADDRESS IS CORPORATION TRUST CENTER 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801, AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                                ---------
CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
----------
ACTION OR PROCEEDING WITH

RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE AND EACH OF THE OTHER PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (D)  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES
          --------------------
ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E)  WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE
          --------------
REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY COLLATERAL) OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGEMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY LOAN OTHER LOAN DOCUMENT.

     (F)  ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY
          -----------------
HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 28, WITH ITS COUNSEL.
     ----------
     IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                           [GRANTOR]

                                           By:______________________________
                                           Name:
                                           Title:

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as AGENT

                                             By:________________________________
                                             Name:
                                             Title:



                Signature Page to Subsidiary Security Agreement
                            dated February 27, 1997

                                  EXHIBIT A-1
                                      To
                              Security Agreement


                           Form of Landlord Agreement
                           --------------------------

The First National Bank
  of Chicago, as Agent
One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attention: Nathan L. Bloch

Ladies and Gentlemen:

     [Restricted Subsidiary], a _____________ corporation ("Lessee"), is the
      ---------------------
lessee under that certain lease dated ________ between the Lessee, and the undersigned, covering certain premises owned by the undersigned and located at ____________ (the "Premises") more fully described in the lease attached hereto as Exhibit A (the "Lease"). Lessee has certain of its assets located on the
   ---------
Premises.

     GFSI, Inc., a Delaware corporation, (the "Borrower") has entered into certain financing arrangements with a group of lenders ("Lenders") including The First National Bank of Chicago, as contractual representative for the Lenders (the "Agent") and the Agent and the Lenders require, among other things, that Lessee grant liens in favor of the Agent for the benefit of itself and the Lenders on all of Lessee's property located on the Premises ("Collateral") [and that the Lessee grant a mortgage ("Leasehold Mortgage") in favor of the Agent covering the Lessee's leasehold estate created under the Lease].

     [To induce the Agent and the Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, [and for other good and valuable consideration,] the undersigned hereby agrees] [By its signature below, the undersigned agrees] that:

          (i) the Lease is in full force and effect in the form attached hereto as Exhibit A and represents the full and complete agreement between Lessee and the undersigned concerning the Premises [and the Lease shall not be amended or modified in any material respect without Agent's prior written consent, which consent shall not be unreasonably withheld];

          (ii) it will not assert against any of Lessee's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives [and hereby subordinates to the lien of the Leasehold Mortgage];

          (iii) none of the Collateral located on the Premises shall be deemed to be fixtures;

          (iv) it will allow Agent thirty (30) days from the Agent's receipt of notice in which to cure or cause Lessee to cure any defaults on Lessee's lease obligations to the undersigned; provided if such default cannot
                                           --------
     reasonably be cured within the thirty (30) day period, and provided the Agent is diligently pursuing a cure, then Agent shall have a reasonable period to cure such default;

          [(v) if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Lessee's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify Agent five (5) days before taking such action;]

          (vi) if Lessee defaults on its obligations to the Agent or any Lender and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, will permit Agent to remain on the Premises for ninety (90) days after the Agent gives the undersigned notice of default, provided Agent pays the rental payments due under the Lease for the period of time Agent uses the Premises, or, at Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent gives the undersigned notice of default, provided Agent pays the rental payments due under the Lease for the period of time Agent uses the Premises, and will not hinder Agent's actions in enforcing its liens on the Collateral;

          (vii) the undersigned shall accept performance by the Agent of the Lessee's obligations under the Lease as though the same had been performed by the holder of the Lessee's interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default;

          [(viii)   if Lessee defaults on its obligations to the Lenders and the
     Agent undertakes to enforce its security interest in the Collateral [and/or to foreclose on Lessee's leasehold estate pursuant to the Leasehold Mortgage], the Agent may, at its option and by written notice to the undersigned, (1) lease the Premises from the undersigned on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of the Collateral which purchaser is reasonably acceptable to the undersigned, and the undersigned shall cooperate with any such enforcement action or foreclosure and consent to the assumption of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate]; and

          [(ix)     in the event that Lessee shall become a debtor under the
     Federal Bankruptcy Code (or any similar state law proceeding) and, in connection therewith, Borrower shall reject the Lease as an executory contact, then within thirty (30) days following such rejection, upon the written request by the Agent, the undersigned shall enter into a new lease of the Premises with the Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Lender or such designee, as the case may
                    --------
     be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Lessee under the Lease.]

     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Borrower have been terminated.

     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

     [The undersigned consents to the granting of the Leasehold Mortgage to the Agent and to the liens, security interest and encumbrances created by and resulting from the Leasehold Mortgage or other documents collateral thereto in the form attached hereto as Exhibit B.]
                            ---------

          The undersigned agrees that nothing contained in this waiver shall be construed as an assumption by the Agent or any of the other lenders of any obligations of Lessee contained in the Lease.

     Executed and delivered this __ day of ____, 199_, at __________________.

          THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT LESSEE'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY LESSEE OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.


                                                  [Name of Lessor]

                                        By:________________________
                                        Title:_____________________

                                        Address:

                                             ______________________
                                             ______________________
                                             ______________________

AGREED & ACKNOWLEDGED:

[Lessee]

By:______________________
Title:___________________


Address: ______________________
      _________________________

                          [ACKNOWLEDGMENT (CORPORATE)


STATE OF _______________ )
                         ) SS.
COUNTY OF ______________ )


          Before me, a Notary Public in and for said County, personally appeared ______________, a _____________ corporation, by the _________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this __ day of __________, 199_ at ___________, ______________.



                                             __________________________________

                                             Notary Public
                                             My Commission Expires:]


(Notarial Seal)

                          [ACKNOWLEDGMENT (CORPORATE)


STATE OF _______________ )
                         ) SS.
COUNTY OF ______________ )


          Before me, a Notary Public in and for said County, personally appeared [Restricted Subsidiary], a _____________ corporation, by the ___________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this __ day of __________, 199_ at _________, ________________.



                                             __________________________________

                                             Notary Public
                                             My Commission Expires:]


(Notarial Seal)

                                   EXHIBIT A
                                      to
                              Landlord Agreement


                                     Lease
                                     -----


                               (attached hereto)

                                  [EXHIBIT B
                                      to
                              Landlord Agreement


                              Leasehold Mortgage
                              ------------------


                              (attached hereto)]

                                  EXHIBIT A-2
                                      To
                              Security Agreement


                          Form of Mortgagee Agreement
                          ---------------------------


The First National Bank
   of Chicago, as Agent
One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attention: Nathan L. Bloch


Ladies and Gentlemen:


     [Restricted Subsidiary], a _______ corporation ("Lessee"), is the lessee under that certain lease dated ______ between the Lessee and ___________________ (the "Landlord[s]"), covering certain premises located at ________________ (the "Premises") as more fully described on Exhibit A /1/ attached hereto (the
                                       ---------
"Lease"). The undersigned is the mortgagee under a mortgage between the Landlord[s] and the undersigned covering the Premises (the "Mortgage"). The undersigned is the sole mortgagee of the Premises. Lessee has certain of its assets located on the Premises.

     GFSI, Inc., a Delaware corporation has entered into certain financing arrangements with a group of lenders ("Lenders") including The First National Bank of Chicago, as contractual representative for the Lenders (the "Agent") and the Agent and the Lenders require, among other things, that Lessee grant liens in favor of the Agent for the benefit of itself and the Lenders on all of Lessee's property located on the Premises ("Collateral") [and that the Lessee grant a mortgage ("Leasehold Mortgage") in favor of the Agent covering the Lessee's leasehold estate created under the Lease].

     [To induce the Agent and the Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees] [By its signature below, the undersigned agrees] that:

          [(i) it consents to the merger referred to in the first paragraph hereof and agrees that such merger shall not in any way be deemed to be a default under the Mortgage;]

          (ii) it will not assert against any of the Collateral any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

          (iii) none of the Collateral located on the Premises shall be deemed to be fixtures;

          (iv) it will allow Agent thirty (30) days from the Agent's receipt of notice in which to cure or cause Lessee to cure any such defaults on its mortgage obligations; provided if such default cannot reasonably be cured within the thirty (30) day period, and provided the

_______________________

/1/ Please attach legal description of premises for recordation purposes.

     Agent is diligently pursuing a cure, then Agent shall have a reasonable period to cure such default;

         [(v) if, for any reason whatsoever, the undersigned either deems itself entitled to take possession of the Premises during the term of the Mortgage or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify Agent five (5) days before taking such actions;]

          (vi) if Lessee defaults on its obligations to the Agent or any Lender and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, will permit Agent to remain on the Premises for ninety (90) days after Agent gives the undersigned notice of default, provided Agent pays the Lease payments to the Landlord[s] due under the Lease for the period of time Agent uses the Premises, or, at Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after Agent gives the undersigned notice of default, provided Agent pays the rental payments to the Landlord[s] due under the Lease for the period of time Agent uses the Premises, and will not hinder Agent's actions in enforcing its liens on the Collateral; and

     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and and all financing arrangements among the Agent, the Lenders and Borrower have been terminated.

     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

     [The undersigned consents to the granting of the Leasehold Mortgage to the Agent and to the liens, security interests and encumbrances created by and resulting from the Leasehold Mortgage or other documents collateral thereto in the form attached hereto as Exhibit B.]
                            ---------
          The undersigned agrees that nothing contained in this waiver shall be construed as an assumption by the agent or any of the other lenders of any obligations of the landlord contained in the mortgage.

     Executed and delivered this ___ day of _________, 199_, at _____________.

          THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT LESSEE'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY LESSEE OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE.

                                        [Name of Mortgagee]


                                        By:_______________________________
                                        Title:__________________________

                                        Address:

                                                __________________________
                                                __________________________
                                                __________________________


AGREED & ACKNOWLEDGED:

[RESTRICTED SUBSIDIARY]

By:_______________________
Title:____________________

Address:______________________
        _____________________

[STATE OF __________)
        ) SS
COUNTY OF __________)

        The foregoing letter agreement was acknowledged before me this ____ day of ___________, 199_, by _______________, a ____________ of _____________, a
__________________, on behalf of such ____________________.


                                             ______________________________
                                             Nortary Public
                                             __________ County, ___________
                                             My commission expires:_______]

                                   EXHIBIT A
                                      to
                              Mortgagee Agreement


                                     Lease
                                     -----


                               (attached hereto)

                                  [EXHIBIT B
                                      to
                              Mortgagee Agreement


                              Leasehold Mortgage
                              ------------------


                              (attached hereto)]

                                   EXHIBIT B
                                      TO
                              SECURITY AGREEMENT


                             Form of Bailee Letter
                             ---------------------


The First National Bank
   of Chicago, as Agent
One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attention: Nathan L. Bloch


Ladies and Gentlemen:


     [Restricted Subsidiary], a _______ corporation (the "Bailee"), now does or hereafter may store certain of its merchandise, inventory, or other of its personal property at premises located at _____________ (the "Premises") owned or leased by the undersigned.

     GFSI, Inc., a Delaware corporation (the "Borrower") has entered into certain financing arrangements with a group of lenders (the "Lenders") including The First National Bank of Chicago, as contractual representative for the Lenders (the "Agent") and the Agent and the Lenders require, among other things, that Bailee grant liens in favor of the Agent for the benefit of itself and the Lenders on all of Bailee's property located on the Premises ("Collateral").

     [To induce the Agent and the Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, [and for other good and valuable consideration,] the undersigned hereby agrees] [By its signature below, the undersigned agrees] that:

          (i) it will not assert against any of Bailee's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

          (ii) the Collateral shall be identifiable as being owned by Bailee's and kept reasonably separate and distinct from other property in our possession;

          (iii) if Bailee defaults on its obligations to the Lenders or the Agent and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises and will permit the Agent to either remain on the Premises for ninety (90) days after the Agent gives the undersigned notice of default or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent gives the undersigned notice of default, provided that the Agent leaves the Premises in the same condition as existed immediately prior to such ninety (90) day period, and shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and this will not hinder the Agent's actions in enforcing its liens on the Collateral.

     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Agent and Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Borrower have been terminated.

     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

     Executed and delivered this ____ day of _________, 199__, at _____________.


                          [Name and Address of Warehouseman/Bailee/Consignee]


                          (By)_______________________

                                   EXHIBIT C
                                      To
                              Security Agreement


                     Form of Restricted Account Agreement
                     ------------------------------------

TO:  The First National Bank of Chicago
     as contractual representative (the "Agent")
                                         -----
     under that certain Credit Agreement, dated as of
     February 27, 1997 (the "Credit Agreement"),
                             ----------------
     among GFSI, Inc., a Delaware corporation
     (the "Borrower"), the Agent and those financial
           --------
     institutions from time to time parties thereto
     (the "Holders of Secured Obligations").
           ------------------------------

Ladies and Gentlemen:

     You have advised us that the Borrower has entered or will enter into the Credit Agreement and that in connection therewith the Borrower and [Restricted Subsidiary] a ____________ corporation (the "Subsidiary") has granted to the Agent, for its benefit and the benefit of the Holders of Secured Obligations, a lien on and security interest in substantially all of the assets of the Borrower, including all of the accounts receivable and inventory of the Subsidiary.

     This will confirm that the Subsidiary and the undersigned collection bank (the "Bank") have agreed as follows with respect to (i) the account[s]
      ----
identified on Schedule 1 attached hereto (the "Account[s]") [and (ii) the lock
              ----------                       ----------
box[es] identified on Schedule 2 attached hereto, to which the Subsidiary's
                      ----------
customers and other persons and entities obligated to the Subsidiary deliver checks and other items of payment (said [lock box is][lock boxes are]hereinafter referred to [collectively] as the "Lock Box[es]")]:
                                   ------------

     1. The Subsidiary and the Bank acknowledge and confirm that although the Account[s][and Lock Box[es]] shall remain in the name of the Subsidiary, all funds now or at any time hereafter deposited to the Account[s] [and Lock Box[es]] and all of the Subsidiary's right regarding such Account[s][and Lock Box[es]] constitute part of the collateral in which the Subsidiary has granted a security interest to the Agent, to secure the Subsidiary's obligations under the Credit Agreement and the other instruments, documents and agreements executed in connection therewith, and that during a "Notification Period" (as defined
                                         -------------------
below), the Bank shall not be permitted to follow the Subsidiary's directions as to disbursements and deposits with respect thereto. [The Bank's authorized representatives will have access to the Lock Box[es], under the authority given by the Subsidiary to the appropriate Post Office, and will make regular pick-ups from the Lock Box[es] timed to gain the maximum benefit of early presentation and availability of funds. Upon the Bank's receipt thereof, checks and other items of payment so received will be processed and, where possible, started on their way through the regular channels for payment upon receipt by the Bank. Subject to final collection, credit for such items will be given in total on the Bank's books relating to the [appropriate] Account. The Bank will supply the Subsidiary's endorsement on checks received by it by endorsing them "Credited to the account of the within payee" and will present them for payment through the customary collection procedures and subject to the terms of the Bank's by-laws covering the handling of items deposited with it]/2/

     2. The Bank will not exercise, and hereby releases, any banker's lien upon and any right of set off against checks or other items of payment [remitted to the Lock Box[es]] and/or deposited in the Account[s] except (i) with respect to the Bank's normal fees and charges for operating the Account[s] and (ii) for amounts previously credited to Subsidiary's Account[s] which the Bank subsequently determines are uncollectible items. Checks returned unpaid because of uncollected or insufficient funds shall be redeposited without advice.

     3. From and after the date on which the Agent notifies the Bank, in writing, that it is exercising its rights under this Collection Account Agreement (the "Notice") until the date on which the Agent notifies the Bank
                ------
that it is withdrawing such Notice (such period being referred to herein as a "Notification Period"), the Bank, the Subsidiary and the Agent agree that,
 -------------------
unless the Agent otherwise instructs the Bank in writing;

               A. The Bank will not honor drafts, demands, withdrawal requests or remittance instructions by the Subsidiary.

               B. The Bank will hold solely for account of the Agent all funds which may be on deposit in the Account[s] and the Agent shall have the exclusive right to direct the Bank as to the disposition of all checks, other items of payment and amounts deposited in the Account[s] and remitted to the Lock Box[es]].

               C. The Bank will remit all such funds directly to the Agent, as soon as the funds are collected, by electronic transfer of immediately available funds in accordance with the Agent's written wire-transfer instructions given from time to time to the Bank.

               D. The Bank shall be entitled to rely upon any notice or other writing received from the Agent and the Subsidiary waives any claim of, and releases the Bank from any liability for, complying with the terms of this Collection Account Agreement.

     4. [The Subsidiary will receive a receipted copy of the activity relating to the Lock Box[es] for its records.] The Bank will not close the Account[s] without giving the Agent at least thirty (30) days' prior written notice at the address set forth below or such other address as the Agent may from time to time indicate by written notice to the Bank, the Bank will send to the Agent at such address a copy of each periodic statement for the Account, as and when the statement is sent to the Borrower.

     5. Any notice (including, without limitation, any Notice) required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three(3) business days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation if sent by telecopy, (iii) one(1) business day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand delivered by messenger.

________________________

/2/The last three sentences of this Section and the last sentence of the following Section may be substituted with a cross reference to the applicable cash-management or lock-box services agreement, if one exists.

     6. This Collection Account Agreement shall be binding upon the Bank and the Subsidiary and their respective successors and assigns and shall inure to the benefit of the Agent, each of the Holders of Secured Obligations and their respective successors and assigns. This Collection Account Agreement may not be modified without the Agent's prior written consent, but may be terminated by the Agent or the Bank upon thirty (30) days' prior written notice to the other parties hereto.


This Collection Account Agreement shall be deemed effective as of [____________, 1997] upon execution hereof by the Bank.


                          [Insert full name of Bank]:


                          By:________________
                          Name:
                          Title:

                          Address:
                          _________________
                          _________________
                          Attn:______________
                          Telecopy No:_________
                          Confirmation No:_______

Acknowledged and agreed to as of this
___ day of _______, ___:


[Restricted Subsidiary]


By:______________
Name:
Title:

Address:

[___________
____________]

Attn: [_________]
Telecopy No.: [_________]
Confirmation No.: [_________]

Acknowledged and agreed to as of this
___ day of _____, ___

THE FIRST NATIONAL BANK
OF CHICAGO, as Agent


By:__________________________
 Name:
 Title:

Address:

One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attn: Nathan L. Bloch
Telecopy No.: 312-732-5161
Confirmation No.: 312-732-1117

                                  SCHEDULE 1
                                      TO
                              SECURITY AGREEMENT

                                 Pledged Debt:
                                 ------------

                                  SCHEDULE 2
                                      TO
                              SECURITY AGREEMENT

                           Locations of Collateral:
                           -----------------------

                                 SCHEDULE 2-A
                                      TO
                              SECURITY AGREEMENT


                            Third Party Locations:
                            ---------------------

Corporate Name of                       Description                   Maximum
Third Party              Address        of Relationship         Amount
-----------              -------        ---------------         ------

                                 SCHEDULE 2-B
                                      TO
                              SECURITY AGREEMENT


                     Financing Statement Filing Locations:
                     ------------------------------------

                                  SCHEDULE 3
                                      TO
                              SECURITY AGREEMENT


                                 Trade Names:
                                 -----------

                                  SCHEDULE 4
                                      TO
                              SECURITY AGREEMENT


                               Deposit Accounts:
                               ----------------

                                   Exhibit S
                                      to
                               CREDIT AGREEMENT
                           Form of Pledge Agreement
                           ------------------------

                               PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of ________, 19 ___, is executed by and between [GFSI, INC., a Delaware corporation] [_______, a _________ corporation] (the "Pledgor"), and The First National Bank of Chicago, as contractual representative (the "Agent") for itself and for the "Holders of Secured Obligations" under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the "Credit Agreement" (as defined below).

                                  WITNESSETH:

          WHEREAS, [the Pledgor] [GFSI, Inc., a Delaware corporation (the "Borrower")], the Agent and certain financial institutions from time to time parties thereto (the "Lenders") have entered into a certain Credit Agreement, dated as of February 27, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time;

[         WHEREAS, the Pledgor owns all of the issued and outstanding capital stock of [Restricted Subsidiary, a ________ corporation]; and]

          [WHEREAS, the Borrower owns [__%] of the issued and outstanding capital stock of the Pledgor, and the Pledgor owns [___%] of the issued and outstanding capital stock of [Restricted Subsidiary, a ________ corporation] and the Pledgor derives direct and indirect economic benefits from the Loans and other financial accommodations made to the Borrower under the Credit Agreement;]

          WHEREAS, the Agent and the Lenders have required, as a condition to their continuing to make the Loans and certain other extensions of credit provided for in the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement in favor of the Agent for the benefit of the Holders of Secured Obligations;

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of [the Pledgor] [the Borrower] pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

          1.   Pledge.  The Pledgor hereby pledges and assigns to the Agent, for
               ------
the benefit of the Holders of Secured Obligations, and grants to the Agent for the benefit of the Holders of Secured Obligations, a security interest in, the following (collectively, the "Pledged Collateral"):

          (a) The shares of the capital stock of the [Restricted Subsidiary], now or at any time or times hereafter owned by the Pledgor, and the certificates representing the shares of such capital stock (such now-owned shares being identified on Exhibit A attached hereto and made a part
                                ---------
     hereof), all options and warrants for the purchase of shares of the stock of the [Restricted Subsidiary] now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the
                           ---------
     "Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

          (b) All additional shares of stock of the [Restricted Subsidiary] from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such
                                     ---------
     additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (c)  The property and interests in property described in Section 3 and
                                                                   ---------
     Section 7 below; and
     ---------

          (d)  All proceeds of the foregoing.

          2.   Security for [Obligations] [Liabilities]. The Pledged Collateral
               ---------------------------------------
secures the prompt payment, performance and observance of [(i)] the Borrower's Obligations under the Credit Agreement and the Loan Documents [and (ii) the Pledgor's obligations and liabilities under this Pledge Agreement and each agreement, document or instrument executed pursuant to or in connection with this Pledge Agreement (all such obligations and liabilities of the Pledgor and the Borrower's Obligations now or hereafter existing being hereinafter referred to as the "Liabilities"].

          3.   Pledged Collateral Adjustments. If, during the term of this
               ------------------------------
Pledge Agreement:

          (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the [Restricted Subsidiary], or any option included within the Pledged Collateral is exercised, or both, or

          (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing
                                               --------- -------
contained in this Section 3 shall be deemed to permit any stock dividend,
                  ---------
issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of the Borrower which is not expressly permitted in the Credit Agreement.

          4.   Subsequent Changes Affecting Pledged Collateral.  The Pledgor
               -----------------------------------------------
represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence of a Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

          5.   Representations and Warranties.  The Pledgor represents and
               ------------------------------
warrants as follows:

          (a) The Pledgor is the sole legal and beneficial owner of [___%] of the issued and outstanding common stock of [Restricted Subsidiary], free and clear of any Lien except for Customary Permitted Liens and the security interest created by this Pledge Agreement;

          (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

          (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

          (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens (other than Customary Permitted Liens);

          (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

          (f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Holders of Secured Obligations, securing the payment and performance of the [Obligations][Liabilities]; and

          (g) The Powers are duly executed and give the Agent the authority they purport to confer.

          6.  Voting Rights. During the term of this Pledge Agreement, and
              -------------
except as provided in this Section 6 below, the Pledgor shall have the right to
                           ---------
vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence and during the continuance of a Designated Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee.

          7.  Dividends and Other Distributions. (a) So long as [Restricted
              ---------------------------------
Subsidiary] is permitted to make distributions or other payments to the Pledgor pursuant to the terms of the Credit Agreement (the failure to which shall constitute a "Blocking Default"):

          (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided,
                                                                       --------
     however, that any and all dividends and interest paid or payable other than
     -------
     in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.
                                    ----------

     (b) After the occurrence and during the continuance of a Blocking Default:

          (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall
                 ---------------
                                      -4-
     be governed by Section 6.3(F) of the Credit Agreement, and following a
                    --------------
     Default under Section 7.1(a) of the Credit Agreement all such rights shall
                   --------------
     thereupon become vested in the Agent, for the benefit of the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall
                                           ----------         ------------
     be received in trust for the Agent, for the benefit of the Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          8.   Transfers and Other Liens. The Pledgor agrees that it will not
               -------------------------
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Customary Permitted Liens and the security interest under this Pledge Agreement.

          9.   Remedies. (a) The Agent shall have, in addition to any other
               --------
rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Illinois. After the occurrence and during the continuance of a Designated Default and following written notice to the Pledgor, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof, the Pledgor hereby irrevocably constitutes and appoints the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, such proxy becoming effective upon the occurrence and during the continuance of a Designated Default and following written notice thereof; provided, however, that
                                                         --------  -------
the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence and during the continuance of a Designated Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of a Designated Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent reasonably deems best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged

Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

          (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions dispositing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 25 below at least ten
                                                 ----------
(10) Business Days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Designated Default, the Pledgor agrees that after the occurrence and during the continuance of a Designated Default, the Agent may from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. The Pledgor further agrees that the Agent's compliance with such restrictions shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner.

          10.  Security Interest Absolute. All rights of the Agent and the
               --------------------------
Holders of Secured Obligations and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (i) Any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the [Obligations] [Liabilities], or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

          (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the [Obligations] [Liabilities]; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the [Obligations] [Liabilities] or of this Pledge Agreement.

          11.   Agent Appointed Attorney-in-Fact. Upon the occurrence and
                --------------------------------
during the continuance of a Designated Default, the Pledgor hereby appoints the Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuance of a Default, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent reasonably deems necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor when such Default shall be a Blocking Default representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Borrower to the name of the Agent or the Agent's nominee.

          12.  Waivers. (i) The Pledgor waives presentment and demand for
               -------
payment of any of the [Obligations] [Liabilities], protest and notice of dishonor or Default with respect to any of the [Obligations] [Liabilities] and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

          (ii) The Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any real property securing all or any part of the Secured Obligations by trustee sale or any other reason impairing the right of the Pledgor, the Agent or any of the Holders of Secured Obligations to proceed against the Borrower, any other guarantor or the Borrower's or such guarantor's property. The Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Pledgor's rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Holder of Secured Obligations. By way of example and without limiting the foregoing, if the Agent shall release or foreclose by private power of sale any real property that secures the Secured Obligations, then notwithstanding that the Borrower may be entitled thereby to assert a defense against such Secured Obligation (and thus also against its obligations to the Pledgor to the extent that the Pledgor may be subrogated to the rights of the Holders of Secured Obligations) based upon the applicability of California Code of Civil Procedure Section 580d or other antideficiency laws, the Pledgor nonetheless shall remain fully obligated hereunder. The Pledgor waives all defenses, protections and benefits of Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure, and all judicial decisions construing or pertaining to the same, and all rules and principals of like kind or similar effect (including, without limitation, the so-called one-action rule, the one-form-of-action rule and the security-first rule), in each case as applicable to or in favor of the Pledgor, the Borrower or otherwise. In addition, the Pledgor hereby waives, to the fullest extent permitted by law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Section 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 (or any similar law in any other jurisdiction).

          (iii) The Pledgor hereby expressly waives the benefits of Section 2815 of the California Civil Code (or any similar law in any other jurisdiction) purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

          13.  Term. This Pledge Agreement shall remain in full force and effect
               ----
until the [Obligations] [Liabilities] (other than [Obligations] [Liabilities] consisting of contingent indemnity obligations) have been fully and indefeasibly pain in cash and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

          14.  Definitions. The singular shall include the plural and vice versa
               -----------
and any gender shall include any other gender as the context may require.

          15.  Successors and Assigns. This Pledge Agreement shall be binding
               ----------------------
upon and inure to the benefit of the Pledgor, the Agent, for the benefit of the Holders of Secured Obligations, and their respective successors and assigns permitted under the Credit Agreement. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          16.  GOVERNING LAW. THIS PLEDGE AGREEMENT HAS BEEN EXECUTED AND
               -------------
DELIVERED BY THE PARTIES HERETO IN CHICAGO, ILLINOIS. ANY DISPUTE BETWEEN THE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE PLEDGOR IS A PARTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS, OF THE STATE OF ILLINOIS.

          17.  Consent to Jurisdictions; Counterclaims: Forum Non Conveniens.
               -------------------------------------------------------------
(a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section
    -----------------------                       --------------         -------
17, the Agent, on behalf of itself and the Holders of Secured Obligations, and
--
the Pledgor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Pledge Agreement or any other Loan Document to which the Pledgor is a Party, whether arising in contract tort, equity or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

          (b)  Other Jurisdictions. The Agent shall have the right to proceed
               -------------------
against the Pledgor or its real or personal property in a court in any location to enable the Agent to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the [Obligations] [Liabilities] or to enforce a judgement or other court order entered in favour of the Agent. The Pledgor shall not assert in permissive counterclaims in any proceeding brought by the Agent arising out of or relating to this Pledge Agreement.
          (c)  Venue; Forum Non Conveniens. Each of the Pledgor and the Agent
               ---------------------------
waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the
                                             ----- --- ----------
location of the court in which any proceeding is commenced in accordance with this Section 17.
     ----------

          18.  Service of Process.  The Pledgor waives personal service of any
               ------------------
process upon it and, consents to service by United States Mail as security for the [Obligations] [Liabilities], irrevocably appoints The Corporation Trust Company, Corporation Trust Center 1209 Orange Street, Wilmington, DE 19801 as its registered agent for the purpose of accepting service of process issued by any court in connection with any dispute between the Pledgor and the Agent arising out of or related to the relationship established between them in connection with this Pledge Agreement or any other Loan Document to which the Pledgor is a party.

          19.  WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE AGENT WAIVES
               --------------------
ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT, ANY LOAN DOCUMENT TO WHICH THE PLEDGOR IS A PARTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH. EITHER THE PLEDGOR OR THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          20.  Waiver of Bond.  The Pledgor waives the posting of any bond
               --------------
otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the [Obligations] [Liabilities].

          21.  Advice of Counsel.  The Pledgor represents and warrants to the
               -----------------
Agent and the Holders of Secured Obligations that it has consulted with its legal counsel regarding all waivers under this Pledge Agreement, including without limitation those under Section 12 and Sections 16 through 20 hereof,
                               ----------     -----------         --
that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent and the Holders of Secured Obligations to extend the indebtedness secured hereby.

          22.  Severability.  Whenever possible, each provision of this Pledge
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          23.  Further Assurances. The Pledgor agrees that it will cooperate
               ------------------
with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

          24.  The Agent's Duty of Care.  The Agent shall not be liable for any
               ------------------------
acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or
(ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the [Obligations] [Liabilities] secured hereby.

          25. Notices.  All notices and other communications required or desired
              -------
to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

     if to the Pledgor, at

          [GFSI, Inc.] [Restricted Subsidiary]
          9700 Commerce Bankway
          Lenexa, KS 66219
          Attention: Robert Shaw
          Telecopy: 913/752-3346

     with a copy to:

          The Jordan Company
          9 West 57th Street, 40th Floor
          New York, New York 10019
          Attention:______________________
          Telecopy: 212/755-5263

     if to the Agent, at

          The First National Bank of Chicago
          One First National Plaza
          Suite 0088
          Chicago, Illinois 60670-0088
          Attention: Nathan Bloch
          Telecopy:  312/732-5161

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon transmission thereof with confirmation of successful transmission from the sending telecommunications device, if sent by telecommunications device.

          26. Amendments, Waivers and Consents. No amendment or waiver of any
              --------------------------------
provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          27. Section Headings. The section headings herein are for convenience
              ----------------
of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          28. Execution in Counterparts. This Pledge Agreement may be executed
              -------------------------
in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          29. Merger. This Pledge Agreement represents the final agreement of
              ------
the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Agent or any Holder of Secured Obligations.

          30.  No Strict Construction. The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

          IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.

                                         [GFSI, INC.] [RESTRICTED SUBSIDIARY]


                                         By:___________________________
                                          Name:
                                          Title:


                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Agent


                                         By:___________________________
                                          Name:
                                          Title:

                                ACKNOWLEDGMENT


     The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee. The undersigned waives all rights it may have under Section 8-402 of the Uniform Commercial Code or other applicable law as to the genuineness and efgfectyiveness of each instruction or indorsement with respect to the Pledged Collateral, including, without limitation, for any guarantee of the signature on the stock power(s) or other documents executed in connection with the foregoing Pledge Agreement. The undersigned agrees that all additional Stock and other Pledged Collateral issued by the undersigned to the Pledgor shall be delivered directly to the Agent in accordance with the foregoing Pledge Agreement.


                              [RESTRICTED SUBSIDIARY]

                              By:________________________
                               Name:
                               Title:

                                   EXHIBIT A
                                      to
                               PLEDGE AGREEMENT
                               dated as of ____


                           Pledged Stock Certificates
                           --------------------------


                        Percentage of                    Shares of Common
                        Issued and Outstanding           Stock owned by
                        Common Stock owned               the Pledgor Subject
Name                    by the Pledgor                   to Pledge
----                    ------------------               -------------------

[Restricted Subsidiary]                 [_%]                             [_]

                                   EXHIBIT B
                                      to
                               PLEDGE AGREEMENT
                               dated as of ____


                              Form of Stock Power
                              -------------------



                                  STOCK POWER
                                  -----------

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ Shares of Common Stock of ______________, a
__________________ corporation, represented by Certificate No._ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint _______________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.


Dated:____________



                                        [GFSI,INC.] [RESTRICTED SUBSIDIARY]

                                        By:___________________________
                                         Name:
                                         Title:

                                   EXHIBIT T
                                      TO
                               CREDIT AGREEMENT

                          Holdings Turnover Agreement
                          ---------------------------

                                  (Attached)

                          HOLDINGS TURNOVER AGREEMENT
                          ---------------------------

          This Holdings Turnover Agreement (as the same may from time to time be amended, modified or restated, the "AGREEMENT") is executed by "HOLDINGS" (as defined below) for the benefit of The First National Bank of Chicago, as contractual representative (the "AGENT") for itself and the other "LENDERS" (as defined below), the Lenders, Fleet National Bank, as trustee (the "TRUSTEE") for itself and the "Senior Noteholders" (as defined below) and the Senior Noteholders.

                                  WITNESSETH:

          WHEREAS, the "Borrower" (as defined below), Holdings' wholly-owned subsidiary, entered into that certain Credit Agreement dated as of February 27, 1997 (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "CREDIT AGREEMENT") with the Agent on behalf of itself and the other financial institutions from time to time party thereto;

          WHEREAS, Borrower is presently indebted to the lenders under the Credit Agreement (the "LENDERS") as a result of the advance of monies and other extensions of credit by the Lenders to Borrower pursuant to the Credit Agreement;

          WHEREAS, the Borrower entered into that certain Indenture dated as of February 27, 1997 (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "INDENTURE") with the Trustee on behalf of itself and the holders of the Senior Subordinated Notes issued thereunder (the "SENIOR NOTEHOLDERS");

          WHEREAS, Borrower is presently indebted to the Senior Noteholders as a result of the advance of monies and other extensions of credit by the Senior Noteholders to Borrower pursuant to the Indenture;

          WHEREAS, Holdings acknowledges that the loan or advance of monies or other extensions of any financial accommodation or credit to Borrower by the Lenders and the Senior Noteholders is of value to Holdings;

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Holdings, and in order to induce the Lenders and the Senior Noteholders, at their option, now or from time to time hereafter, to make loans or extend credit or any other financial accommodations to or for the benefit of Borrower; or to grant such renewals, increases or extensions thereof as the Lenders or Senior Noteholders may deem advisable; and to better secure the Lenders and the Senior Noteholders in respect of the foregoing. Holdings hereby agrees with the Agent, the Lenders, the Trustee and the Senior Noteholders as hereinafter set forth.

          1.   CERTAIN DEFINED TERMS.  In addition to the terms defined above
               ---------------------
and elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          As used in this Agreement:

          "BORROWER" shall mean GFSI, Inc., a Delaware corporation, or any
           --------
successor or assign of GFSI, Inc., including, without limitation, a receiver, trustee or debtor-in-possession.

          "HOLDINGS" shall mean GFSI Holdings, Inc., a Delaware corporation, and
           --------
its successors and assigns, including without limitation, a receiver, trustee or debtor-in-possession on behalf of Holdings.

          "SENIOR LENDERS" shall mean (i) each of the Lenders from time to time
           --------------
party to the Credit Agreement (or any refinancing or refunding Credit Agreement), (ii) each of the Senior Noteholders from time to time holding "Senior Indenture Debt" (as defined below) and (iii) each other holder of the Senior Debt.

          "SENIOR DEBT" shall mean (i) all "Secured Obligations" (as defined in
           -----------
the Credit Agreement) whether such indebtedness arises or accrued before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest thereon accruing pre-petition or post-petition at the rate or rates specified in the Credit Agreement and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, costs, expenses or fees are allowed or allowable in any such case or proceeding) as provided in the Credit Agreement and shall include indebtedness, obligations and liabilities under and pursuant to any agreement providing for the refunding or refinancing of the Obligations under the Credit Agreement (in which event the term "Lenders" and "Agent" shall refer to the lenders and the agent under such refunding/refinancing facilities) if such refunding and refinancing is permitted by the terms of the Surbordinated Note Agreement as in effect on the date hereof (the "SENIOR CREDIT DEBT") and
(ii) all "Obligations" (as defined in the Indenture) with respect to the Indebtedness evidenced thereby whether such indebtedness arises or accrued before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest thereon accruing pre-petition or post-petition at the rate or rates specified in the Indenture and costs, expenses and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, cost, expenses or fees are allowed or allowable in any such case or proceeding) as provided in the Indenture and shall include indebtedness, obligations and liabilities under and pursuant to any agreement providing for the refunding or refinancing of the [Obligations] under the Indenture (in which event the term "Senior Noteholders" and "Trustee" shall refer to the lenders and the agent under such refunding/refinancing facilities) if such refunding and refinancing is permitted by the terms of the Subordinated Note Agreement as in effect on the date hereof (the "SENIOR INDENTURE DEBT"). Senior Debt shall be considered outstanding whenever any Lender has an outstanding commitment therefor.

          Capitalized terms used but otherwise not defined herein shall have the same meaning as in the Credit Agreement.

          2. TURNOVER. In the event that, notwithstanding the limitations in
             --------
Section 6.3(F) of the Credit Agreement or Section 4.05 of the Indenture,
--------------                            ------------
Holdings shall have received any payment or distribution or consideration from the Borrower in violation of Section 6.3(F) of the Credit Agreement or Section
                             --------------                            -------
4.05 of the Indenture, such payment or distribution or consideration shall be
----
paid over or delivered to the (i) to the Agent for application to or as collateral for the payment or prepayment of all Senior Credit Debt or (ii) if all Senior Credit Debt has been paid in full in cash and the Credit Agreement has been terminated, to the Trustee for application to or as collateral for the payment or prepayment of the Senior Indenture Debt; provided, however,
                                                    --------  -------
notwithstanding anything herein to the contrary, any such payments, distributions or other consideration received by Holdings during any fiscal year of the Borrower (the "Payment Year") shall not be required to be so paid over or delivered to the Agent or Trustee, as applicable, unless the Agent or Trustee shall have made written request therefor within a period of one year following the date of receipt by the Agent or the Trustee of the audited financial statements of the Borrower required under the Credit Agreement or Indenture, as applicable, for the applicable Payment Year.

          3. ASSIGNMENT OF CLAIMS. Holdings agrees that until the Senior Debt
             --------------------
has been paid in full in cash and satisfied and all financing arrangements among Borrower, the Agent and the Senior Lenders have been terminated, Holdings will not assign or transfer to others any claim Holdings has or may have against the Borrower, unless such assignment or transfer is made expressly subject to this Agreement.

          4. NOTICES. Except as otherwise expressly provided below, any notice
             -------
required or desired to be served, given or delivered hereunder (and any rescission thereof) shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States Mail, with proper postage prepaid or provided for: (ii) when sent after receipt of confirmation or answerback if sent by telecopy or other similar facsimile transmission, (iii) one (1) business day after deposited with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          (i) If to the Agent or any Lender at:

          The First National Bank of Chicago
          One First National Plaza
          Chicago, Illinois 60670-0173
          Attention: Nathan L. Bloch
          Telephone No.: 312/732-2243
          Facsimile No.: 312/732-5161

          (ii) If to the Trustee at:

          Fleet National Bank
          777 Main Street
          Hartford, CT 06115
          Attn: Corporate Trust Department
          Telecopy: 860/986-7220
          Confirmation: 860/986-4236

          (iii) If to Holdings at:

          The Jordan Company
          9 West 57th street
          New York, NY 10019
          Attn: A. Richard Caputo, Jr.
          Telecopy: 212/755-5263
          Confirmation: 212/572-0820

          with a copy to:

          Mayer Brown & Platt
          1675 Broadway
          New York, NY 10019-6018
          Attn: James B. Carlson
          Telecopy: 212/262-1910
          Confirmation: 212/506-2500

          (iv) If to any Noteholders:

          c/o Jordan/Zalaznick Advisors, Inc.
          9 West 57th Street
          New York, NY 10019
          Attn: Mr. James E. Jordan
          Telecopy: 212-755-5263
          Confirmation: 212-572-0820

          with a copy to:

          Mayer Brown & Platt
          1675 Broadway
          New York, NY 10019-6018
          Attn: Jay Parry Monge
          Telecopy: 212/262-1910
          Confirmation: 212/506-2500
or to such other address as any party designates to the other parties in the manner herein prescribed.

          7. Governing Law. This Agreement has been delivered and accepted at
             -------------
and shall be deemed to have been made at Chicago, Illinois, and shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of Illinois, shall be immediately binding upon the Noteholders and their successors and assigns, and shall inure to the benefit of the successors and assigns of the Agent and the Senior Lenders.

     IN WITNESS WHEREOF, this Agreement has been signed this 27th day of February, 1997.

                                                  GFSI Holdings, Inc.


                                                  By:    [SIGNATURE ILLEGIBLE]
                                                         ----------------------
                                                  Name:  ______________________
                                                  Title: ______________________


Acknowledged and accepted in
Chicago, Illinois as of this
27th day of February 1997.

THE FIRST NATIONAL BANK OF CHICAGO,
as Agent

By: /s/ Nathan ? Bloch
   --------------------------------
Name:______________________________
Title:_____________________________


                 Signature Page to Holdings Turnover Agreement
                         dated as of February 27, 1997

Acknowledged and accepted
as of this
27th day of February 1997.

FLEET NATIONAL BANK

By: /s/ Michael M. Hopkins
   -----------------------
Name:   MICHAEL M. HOPKINS
     ---------------------
Title:  VICE PRESIDENT
      --------------------





                  Signature Page Holdings Turnover Agreement
                         dated as of February 27,1997

          Schedule 1.1.1 - Permitted Existing Contingent Obligations
          ----------------------------------------------------------

1. Target, through an assignment, was a tenant of certain real property pursuant to a Lease, dated as of September 1, 1978, by and between the City of Lenexa, Kansas and William Volker & Company (the "Lease"). Section 14.1 of the
                                                           ------------
Lease provides that the Borrower, as successor to Target, shall indemnify and hold harmless the City from all claims, demands, liabilities and costs incurred by the City that occurred on or about such real property during the term of the Lease.

2.   Pursuant to Section 3.11 of the Mortgage and Security Agreement (the
                 ------------
"Mortgage"), dated as of January 17, 1991, by and between Target and The Prudential Insurance Company of America ("Prudential"), the Borrower, as the successor to Target, is required to indemnify and hold harmless Prudential from and against any claim, loss, liability, judgement, cost, damage and expense that Prudential may incur as a result of the Borrower's failure to comply with the terms of such Section 3.11.
              ------------

3.   Pursuant to Section 3.12 of the Mortgage, the Borrower, as successor to
                 ------------
Target, is required to indemnify and hold harmless Prudential from and against any claim, loss, liability, judgement, cost, damage and expense that Prudential may incur as a result of or in connection with the assertion against Prudential of any claim relating to:

               (a)(i) the presence or removal of any hazardous waste or substance referred to in such Section 3.12(a) on or from the property
                                   ---------------
     subject to the Mortgage or (ii) compliance with any federal, state or local laws, rules, regulations, or orders relating thereto; and

               (b)(i) the presence or removal of any asbestos substance referred to in such Section 3.12(b) on or from the property subject to the Mortgage
                ---------------
     or (ii) compliance with any federal, state or local laws, rules, regulations, or orders relating thereto.

4. The Deferred Limited Interest Guaranty, dated as of the date hereof, by and between the Borrower and MCIT PLC.

5. International Swap Dealers Association Master Agreement, dated November 16, 1993, by and between Borrower, as successor to Target, and The First National Bank of Chicago ("FNBC").

6. Credit Agreement, dated as of the date hereof, by and among, the Borrower, the lending institutions that from time to time become a party thereto (the "Lenders") and FNBC, as agent for the

Lenders, and any Notes and all Loan Documents that are executed in connection therewith.

7. Indemnity Agreement, dated as of the date hereof, by and between Borrower and Chicago Title Insurance Company regarding the pending suit filed by Deborah Louise Ervin against the Borrower (see item no.5 of Schedule 5.7).
                                                    ------------

8. Indemnity Agreement, dated as of the date hereof, by and between Borrower and Chicago Title Insurance Company regarding the pending suit filed by Deborah Louise Ervin against the Borrower (see item no. 5 of Schedule 5.7).
                                                     ------------

9.   See Schedule 5.7.
         ------------

10. Breeder's Cup Limited Merchandise Agreement, dated as of June 7, 1996, by and between Breeders Cup Limited and Borrower, as successor to Target.

11. Renewal Revocable Nonexclusive License to Use Certain Licensed Indicia of Member Universities, dated as of March 1, 1993, by and between Borrower, as successor to Target, and Collegiate Concepts, Incorporated, a Delaware corporation, as amended to date.

12. The Collegiate Licensing Company Bowl License Agreement, dated as of October 29, 1996, by and between The Collegiate Licensing Company and Borrower, as successor to Target.

13. East Coast Hockey League ("ECHL") Retail License Agreement, dated as of January 23, 1996, by and between NHL Enterprises, Inc, as agent for ECHL, and Borrower, a successor to Target.

14. IMSP License Agreement, dated as of January 7, 1996, by and between IMS Properties, Inc. and Borrower, as successor to Target.

15. License Agreement, dated as of July 31, 1996, by and between Brian P. Hakan & Associates, Inc., as exclusive licensing agent for the International Hockey League, and Borrower, as successor to Target.

16. Licensing Resource Group Standard License Agreement, dated as of February 17, 1995, by and between Licensing Resource Group, Inc. and Borrower, as successor to Target.

17. Major League Baseball Properties, Inc. Professional Baseball Minor League License Agreement, dated as of August 12, 1995, by and between Major League Baseball Properties, Inc., as agent for The National Association of Professional Baseball Leagues, Inc. and its member Clubs and Borrower, as successor to Target, thereafter renewed or November 20, 1996.

18. Major League Baseball Properties, Inc. License Agreement, dated as of August 6, 1996, by and between Major League Baseball Properties, Inc. and Borrower, as successor to Target.

19. Major League Baseball Properties, Inc. License Agreement, dated on or about August 1, 1996, by and between Major League Baseball Properties, Inc. and Borrower, as successor to Target.

20. License Agreement, dated as of May 10, 1996, by and between National Association for Stock Car Auto Racing, Inc. and Borrower, as successor to Target.

21. Retail Product License Agreement, dated as of February 16, 1996 by and between NBA Properties, Inc. ("NBAP") and Borrower, as successor to Target, as amended by that certain Letter Agreement, dated as of July 24, 1996.

22. NBC Retail Licensing Agreement, dated as of August 5, 1996, by and between NBAP, as agent for National Broadcasting Company, Inc. ("NBC"), and Borrower, as successor to Target, and consented to by NBC, as amended.

23. Licensing Resource Group NCAA Standard License Agreement, dated as of August 18, 1996, by and between Licensing Resource Group, Inc., and Borrower, as successor to Target.

24. Retail License Agreement, dated as of April 18, 1996, by and between NHL Enterprises, Inc. and Borrower, as successor to Target.

25. Retail License Agreement, dated as of May 1, 1996, by and between NHL Enterprises, Inc. and Borrower, as successor to Target (this contract for the production of infant and toddler apparel).

26. University of Notre Dame Du Lac License Agreement, dated as of January 1, 1994, by and between The University of Notre Dame Du Lac and Borrower, as successor to Target.

27. 1997 Ryder Cup License Agreement, dated as of September 30, 1996, by and between PGA Tournament Corporation, Inc., and Borrower, as successor to Target.

28. 1996 Manufacturer's Agreement, dated as of October 15, 1993, by and between the United States Golf Association and Borrower, as successor to Target.

29. 1997 Manufacturer's Agreement, dated as of May 31, 1995, by and between the United States Golf Association and Borrower, as successor to Target.

30. 1998 Manufacturer's Agreement, dated as of October 16, 1995, by and between the United States Golf Association and Borrower, as successor to Target.

31. 1999 Manufacturer's Agreement, dated as of April 25, 1996, by and between the United States Golf Association and Borrower, as successor to Target.

               Schedule 1.1.2 - Permitted Existing Indebtedness
               ------------------------------------------------

1.    See Schedule 1.1.1 hereof.
          --------------

2. Lease Agreement, dated as of October __, 1993, by and between KPERS Realty Holding #1, Inc. d/b/a Kansas Commerce Center and Borrower, as successor to Target.

3. General Business Lease Agreement, dated as of September 3, 1996, by and between IBM Credit Corporation and Borrower, as successor to Target.

4. Loan Agreement, dated as of December 15, 1996, by and between Borrower, as successor to Target, and Concurrent Computer Corporation, as amended as of the Closing Date.

5. Term Lease Master Agreement, dated as of October 17, 1994, by and between IBM Credit Corporation and Borrower, as successor to Target, as amended as of the Closing Date.

6. IBM Customer Agreement, dated as of February 11, 1993, by and between IBM Credit Corporation and Borrower, as successor to Target.

7. Oracle Network Service Option Order Form, dated as of May 24, 1996, by and between Borrower, as successor to Target, and Oracle.

8. Software License and Services Agreement, dated as of May 27, 1996, by and between Oracle and Borrower, as successor to Borrower, as successor to Target.

9. Time and Materials Engagement Contract, dated as of May 27, 1996 and effective as of May 31, 1996, by and between Oracle Corporation and Borrower, as successor to Target.

                Schedule 1.1.3 - Permitted Existing Investments
                -----------------------------------------------

1. Revolving Promissory Note, dated as of August 12, 1996, in the principal amount of $150,000 issued to Borrower, as successor to Target, by Kansas Custom Embroidery.

2. Revolving Promissory Note, dated as of August 12, 1996, in the principal amount of $700,000 issued to Borrower, as successor to Target, by Impact Design, Inc.

                   Schedule 1.1.4 - Permitted Existing Liens
                   -----------------------------------------

Johnson County Register of Deeds
--------------------------------

1.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - Rainen Rents
     -------------
     UCC Number - 92-5274
     ----------
     Date Filed - 10/16/92
     ----------

2.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - Momentum Graphics, Inc.
     -------------
     UCC Number - 93-534
     ----------
     Date Filed - 1/29/93
     ----------

     (subsequently assigned to PrimeSource Corporation on 10/12/94)

3.   Pending Suits
     -------------

     (1) Deborah Louise Ervin v. Target
         ------------------------------
         Filed - 3/1/96
         File No. - 96C02637

     (2) Water District No. 1 of Johnson County, Kansas v. Target
         --------------------------------------------------------
         Filed - 3/19/96
         File No. - 96C03282

Kansas Secretary of State
-------------------------

1.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - Momentum Graphics, Inc.
     -------------
     UCC Number - 1874694
     ----------
     Date Filed - 1/28/93
     ----------

     (subsequently assigned to PrimeSource Corporation on 4/20/95)

2.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - Fuji Photo Film USA Inc.
     -------------
     UCC Number - 2048042
     ----------
     Date Filed - 8/1/94
     ----------

3.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - IBM Credit Corp.
     -------------
     UCC Number - 2086262
     ----------
     Date Filed - 12/7/94
     ----------

4.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - Rainen Rents
     -------------

     UCC Number - 1841380
     ----------
     Date Filed - 10/9/92
     ----------

5.   Debtor - Borrower, as successor to Target
     ------
     Secured Party - IBM Credit Corp.
     -------------
     UCC Number - 2286624
     ----------
     Date Filed - 10/2/96
     ----------
Real Estate - 16002 West 110th Street, Lenexa, Kansas (the "110th Street
------------------------------------------------------------------------
Property")
----------

1. General taxes and special assessments for the first half of the year 1996, and prior years, have been paid.

     Total taxes assessed for 1996 are $62,970.01, which amount includes $620.00 as special assessment for WASTEWATER CAP, which is non-expiring.

2. A Railroad Track Easement granted to St. Louis-San Francisco Railway Company by the document filed July 28, 1969 in Book of Misc. 198 Page 192, affecting a portion of the North 25 feet of the 110th Street Property.

3. Utility easement granted to the City of Lenexa, Kansas by document filed January 8, 1970 in Book of Misc. 203 Page 169, and assigned to Kansas City Power and Light Company by the document filed June 22, 1979 in Volume 1475 Page 587, affecting the East 15 feet of the 110th Street Property.

4. A Railroad Lead Track Extension Easement granted to St. Louis-San Francisco Railway Company by the document filed July 2, 1970 in Book of Misc. 208 Page 612, affecting a portion of the North 25 feet of the 110th Street Property.

5. The 110th Street Property is subject to: Supplemental Declaration of Protective Covenants and Restrictions July 12, 1972 in Volume 847 Page 335; Second Supplemental Declaration of Protective Covenants and Restrictions file April 27, 1973 in Volume 902 Page 460; Third Supplemental Declaration of Protective Covenants and Restrictions filed May 25, 1977 in Volume 1215 Page 698, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin.

6. Trackage Easement granted to St. Louis-San Francisco Railway Company by the document filed June 19, 1978 in Volume 1349 Page 911, affecting a portion of the North 25 feet of the 110th Street Property.

7. Utility easement granted to City of Lenexa, Kansas by the document filed June 19, 1978 in Volume 1349 Page 983, affecting the South 15 feet of the 110th Street Property.

8. Terms and conditions of the Shared Parking Agreement filed March 15, 1993 in Volume 3868 Page 909, executed by and between Performance Contracting, Inc. and Borrower.

Real Estate - 9700 Commerce Parkway, Lenexa, Kansas (the "Commerce Parkway
--------------------------------------------------------------------------
Property")
----------

1.   General Taxes for the year 1997, due November 1, 1997.

2. General Taxes of the year 1996, in the amount of $309,961.88, first half paid, last half due and unpaid, which include the following installments for special assessments:
        - Lenexa City 95th Street - $5,898.10, expires 1997
        - Lenexa City Loiret Blvd. - $1,779.16, expires 1997
        - Wastewater Capital Charge - assessment for 1996, in the amount of $62.00, included in 1996 general taxes.

3. Terms and Provisions of the Subordination Agreement filed January 17, 1991, as File No. 1997580, in Volume 3292, at Page 825.

4. Building lines, utility, drainage, storm sewer, sanitary sewer, and waterline easements as shown on the recorded plat in Plat Book 65, at Page 7, and as amended by the instrument filed in Volume 3040, at Page 416.

5. Right of way granted to Lateral Sewer District No. 12 of Mill Creek Sewer Sub-District No. 1 by the instrument filed in Volume 2366, at Page 983.

6. Easement granted to Kansas City Power & Light Company by the instrument filed in Volume 2573, at Page 2, Volume 3157, at Page 870, and Volume 3385, at Page 286.

7. Easement granted to Southwestern Bell Telephone Company by the instrument filed in Volume 3792, at Page 925.

8. Storm Water Drainage Easement by and between KPERS Realty Holding #1, Inc. and Target, filed in Volume 3299, at Page 671.

9. Jogging/Fitness Course Easement Agreement by and between the Target and Kansas Commerce Partners filed in Volume 3079, at Page 47, Kansas Commerce Partners having assigned their interest to KPERS Realty Holding #1, in Volume 3128, at page 689.

10. Supplementary Agreement providing for but not limited to restrictions, assessments, right to repurchase and right of first offer filed in Volume 3079, at Page 36.

By instrument filed January 17, 1991, as File No. 1997680, in Volume 3292, at Page 825, the Right of First Offer and Right of Repurchase contained in said Supplementary Agreement were subordinated to the lien of the mortgage at No. 9 hereof.

The lien of assessments levied under the aforesaid instrument, which may be due and unpaid at the date hereof.

11. Kansas Commerce Center Protective Covenants and Building Standards providing for but limited to restrictions, easements, building lines, and assessments filed as File No. 16777924, in Volume 2515, at Page 186, and as amended as File No. 1905451, in Volume 3074, at Page 703, and as File No. 2555824, in Volume 4762, at Page 209, and as assigned as File No. 1928445, in Volume 3128, at Page 694.

The lien of assessments levied under the aforesaid instrument, which may be due and unpaid at the date hereof.

12. Encroachment of underground electric line and transformer outside of the easement and onto Lot 15, filed in Volume 3157, at Page 870, as depicted on the survey dated December 18, 1990, by George Butler and Associates, Inc., No. 90-6177.

                   Schedule 1.1.5 - Refinanced Indebtedness
                   ----------------------------------------

1. Unsecured Revolving Promissory Note, dated November 1, 1996, in the principal amount of $40,000,000 issued to Boatmen's National Bank by the Target.

2. Unsecured Revolving Promissory Note, dated November 1, 1996, in the principal amount of $10,000,000 issued to Boatmen's National Bank by the Target.

3. Term Note, dated June 5, 1990, in the principal amount of $10,000,000 issued to Boatman's First National Bank of Kansas City by the Target.

4. International Swap Dealers Association Master Agreement, dated January 31, 1996, by and between Boatman's National Bank of St. Louis and the Target.

5. Promissory Note, dated as of January 17, 1991, in the principal amount of $9,900,000 issued to Prudential Insurance Company of America by the Target (the
"Note").   The Note is secured by a Mortgage and Security Agreement, dated as of
January 17, 1991, and there will be a prepayment premium of $2,510,546.35 incurred by the Target in connection with the prepayment of the Note.

6. The Target leases real property from the City of Lenexa, Kansas (the "City") pursuant to an assignment of that certain Lease, dated as of September 1, 1978, by and between the City and William Volker & Company. Such real property secures an Industrial Revenue Bond, dated as of September 1, 1978, issued by the City and the purchase price for such real property is $309,069.70.

7. Credit Agreement, dated as of January 28, 1994, by and among the Target, FNBC, as agent, and the Lenders that are party thereto and any promissory notes that are executed in connection therewith.

                Schedule 5.3 - Conflicts; Governmental Consents
                -----------------------------------------------

1. Breeder's Cup Limited Merchandise Agreement, dated as of June 7, 1996, by and between Breeders Cup Limited and the Borrower, as successor to Target.

2. Renewal Revocable Nonexclusive License to Use Certain Licensed Indicia of Member Universities, dated as of March 1, 1993, by and between Borrower, as successor to Target, and Collegiate Concepts, Incorporated, a Delaware corporation, as amended to date.

3. The Collegiate Licensing Company Bowl License Agreement, dated as of October 29, 1996, by and between The Collegiate Licensing Company and Borrower, as successor to Target.

4. East Coast Hockey League ("ECHL") Retail License Agreement, dated as of January 23, 1996, by and between NHL Enterprises, Inc, as agent for ECHL, and Borrower, as successor to Target.

5. IMSP License Agreement, dated as of January 7, 1996, by and between IMS Properties, Inc. and Borrower, as successor to Target.

6. License Agreement, dated as of July 31, 1996, by and between Brian P. Hakan & Associates, Inc., as exclusive licensing agent for the International Hockey League, and Borrower, as successor to Target.

7. Licensing Resource Group Standard License Agreement, dated as of February 17, 1995, by and between Licensing Resource Group, Inc. and Borrower, as successor to Target.

8. Major League Baseball Properties, Inc. Professional Baseball Minor League License Agreement, dated as of August 12, 1995, by and between Major League Baseball Properties, Inc., as agent for The National Association of Professional Baseball Leagues, Inc. and its member Clubs, and Borrower, as successor to Target, thereafter renewed on November 20, 1996.

9. Major League Baseball Properties, Inc. License Agreement, dated as of August 6, 1996, by and between Major League Baseball Properties, Inc. and Borrower, as successor to Target.

10. Major League Baseball Properties, Inc. License Agreement, dated on or about August 1, 1996, by and between Major League Baseball Properties, Inc. and Borrower, as successor to Target (this contract for the production of infant and toddler apparel).

11. License Agreement, dated as of May 10, 1996, by and between National Association for Stock Car Auto Racing, Inc. and Borrower, as successor to Target.

12. Retail Product License Agreement, dated as of February 16, 1996, by and between NBA Properties, Inc. ("NBAP") and Borrower, as successor to Target, as amended by that certain Letter Agreement, dated as of July 24, 1996.

13. NBC Retail Licensing Agreement, dated as of August 5, 1996, by and between NBAP, as agent for National Broadcasting Company, Inc. ("NBC"), and Borrower, as successor to Target, and consented to by NBC, as amended.

14. Licensing Resource Group NCAA Standard License Agreement, dated as of August 18, 1996, by and between Licensing Resource Group, Inc. and Borrower, as successor to Target.

15. Retail License Agreement, dated as of April 18, 1996, by and between NHL Enterprises, Inc. and Borrower, as successor to Target.

16. Retail License Agreement, dated as of May 1, 1996, by and between NHL Enterprises, Inc. and Borrower, as successor to Target.

17. University of Notre Dame Du Lac License Agreement, dated as of January 1, 1994, by and between The University of Notre Dame Du Lac and Borrower, as successor to Target.

18. 1997 Ryder Cup License Agreement, dated as of September 30, 1996, by and between PGA Tournament Corporation, Inc., and Borrower, as successor to Target.

19. 1996 Manufacturer's Agreement, dated as of October 15, 1993, by and between the United States Golf Association and Borrower, as successor to Target.

20. 1997 Manufacturer's Agreement, dated as of May 31, 1995, by and between the United States Golf Association and Borrower, as successor to Target.

21. 1998 Manufacturer's Agreement, dated as of October 16, 1995, by and between the United States Golf Association and Borrower, as successor to Target.

22. 1999 Manufacturer's Agreement, dated as of April 25, 1996, by and between the United States Golf Association and Borrower, as successor to Target.

23. Lease Agreement, dated as of October, 1993, by and between KPERS Realty Holding #1, Inc. d/b/a Kansas Commerce Center and Borrower, as successor to Target.

                 Schedule 5.7 - Litigation; Loss Contingencies
                 ---------------------------------------------

1.    Vanessa Clark v. Borrower, as successor to Target - involves a charge of
      -------------------------------------------------
discrimination filed with the Equal Employment Opportunity Commission ("EEOC") on December 7, 1995 alleging discrimination based on sex, race and retaliation. Target has filed response detailing its position and denying liability. The EEOC is investigating.

2.    Lucinda Petty v. Borrower, as successor to Target - EEOC charge no.
      -------------------------------------------------
281941127. Ms. Petty, a 49 year-old African American employee has filed a charge with the EEOC alleging race and age discrimination by Target. She alleges that she was not promoted to a position she was qualified for as a digitizer because of her race and age. Target filed a formal response to such allegations of February 7, 1996. At this time, the EEOC has not ruled on this claim.

3.    Doug Cahalan v. Borrower, as successor to Target - EEOC charge no.
      ------------------------------------------------
281940627. Mr. Cahalan has alleged that Target has not accommodated his disability in violation of the Americans with Disabilities Act. Mr. Cahalan had sought, but was denied permission to wear a prosthesis for several weeks after surgery and lost pay during that period. Target made certain accommodations and Mr. Cahalan subsequently resigned. Target submitted a position statement in October 1996 denying liability to the EEOC, but to date, the EEOC has not ruled on this case.

4.    Vincent O. Lam v. Borrower, as successor to Target - EEOC Charge No.
      --------------------------------------------------
281950775. On February 13, 1995, Mr. Lam filed an EEOC charge alleging he was denied a lateral transfer to the position of scheduling specialist, and that this denial of a transfer was due to his race, Vietnamese, in violation of Title VII of the Civil Rights Act of 1964. On May 3, 1995, old Winning Ways filed its position statement with the EEOC denying any discrimination. The EEOC has taken no action in response to Target's position statement.

5.    Deborah Louise Ervin v. Borrower, as successor to Target - Case No.
      --------------------------------------------------------
96C2637 in the District Court of Johnson County was filed on March 29, 1996. This claim alleges plaintiff's discharge was in breach of an implied employment contract, in breach of public policy and that Target negligently or intentionally inflicted emotional distress on the plaintiff. Plaintiff seeks compensatory damages in excess of $50,000 and punitive damages. Only preliminary discovery has been conducted in this case.

6.    Janine Chadwell v. Borrower, as successor to Target - This case is a
      ---------------------------------------------------
charge of discrimination with the Kansas Commission on

Civil Rights and the EEOC alleging discrimination based on sex. This charge was filed on November 5, 1996.

7.   Demand Letter of Lee Ann Stevens - On February 25, 1997, Borrower and
     --------------------------------
Target received notice of a potential claim from Lee Ann Stevens (see attached).

8.   Water District No. 1 of Johnson County v. Borrower, as successor to the
     -----------------------------------------------------------------------
Target - Case No. 96C03282.  The Water District files suit against Target on
------
March 19, 1996 (see attached).

                [LETTERHEAD OF HUDEK & ASSOCIATES APPEARS HERE]


                                       February 25, 1997



John L. Menghini, President
Winning Ways, Inc.
9700 Commerce Parkway
Lenexa, KS  66219

     Re:  Lee Ann Stevens

Dear Mr. Menghini:

     This law firm represents Lee Ann Stevens. Based upon our preliminary review, we believe Ms. Stevens may have very serious legal claims against Winning Ways. Those claims include, but are not necessarily limited to, claims of sex discrimination with regard to promotional opportunities and stock option purchase opportunities. Additional claims may very well become apparent as our investigation continues.

     The purpose of this letter is to satisfy any notice obligations Ms. Stevens may have in connection with the impending stock purchase agreement between Winning Ways and ASFI Holdings, Inc. Please contact me immediately to discuss whether these claims can be resolved without affecting the stock purchase, and without resort to litigation.

     As you know, Ms. Stevens has discussed her concerns of unequal treatment with you and Mr. Wolf on a number of occasions, to no avail. Consequently, please take any necessary steps to ensure that Ms. Stevens is not contacted directly regarding these matters, and that all discussions are conducted through legal counsel.

                                         Yours truly,


                                         /s/ Gail M. Hudek
                                         Gail M. Hudek

GMH/bf




                               208 Nichols Road
                          Kansas City, Missouri 64112
                           Telephone (816) 561-2288
                              Fax (816) 561-2292

                IN THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS
                            CIVIL COURT DEPARTMENT


WATER DISTRICT NO. 1
OF JOHNSON COUNTY (KANSAS),
                   Petitioner,                          Case No. 96 C3282
                                                        Court No. 11
      v.                                                Proceedings Pursuant to
                                                        K.S.A. 26-501, et seq.
KPERS REALTY HOLDING #1, INC.,
COMMERCIAL NATIONAL BANK, KC,
KACIKA CORPORATION,
ONE HOLDINGS, INC.,
CHEMICAL BANK,
LENEXA INDUSTRIAL PARK, INC.,
KANSAS CITY POWER & LIGHT COMPANY,
CITY OF LENEXA,
LATERAL SEWER DISTRICT NO. 12 OF
MILL CREEK SEWER SUB DISTRICT NO. 1,
WINNING WAYS, INC.,
SOUTHWESTERN BELL TELEPHONE COMPANY,
JOHNSON COUNTY WASTEWATER DISTRICT,
UNITED CITIES GAS COMPANY,
formerly known as Union Gas System, Inc.,
JOHNSON COUNTY, KANSAS,
                   Respondents.



                                   PETITION
                                   --------

TO THE ASSIGNED JUDGE OF THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS:


     COMES NOW Water District No. 1 of Johnson County (Kansas) and for its

Petition in the exercise of the power of eminent domain states:

     1.   Petitioner is a quasi-municipal corporation of the State of Kansas created and operating under Article 35 of Chapter 19 of the laws of the State of

Kansas (K.S.A. 19-3501, et seq.) with its administrative office located at 5930 Beverly Street, Mission, Kansas.

       2. Petitioner is empowered by legislative grant of authority consistent with K.S.A. 19-3511 to acquire suitable ground by purchase or by appropriate proceedings in condemnation for the construction, extension, expansion, operation or maintenance of any mains, water works or plants as herein contemplated.

       3. The Water District Board has approved a project as prepared and submitted by the Petitioner's consulting engineers, which project includes the construction of a forty-two inch (42") transmission main extending from 87th and Loiret to 111th and Kansas City Road in Lenexa, Johnson County, Kansas. This Petition refers to that portion of the project which begins at 87th and Loiret Boulevard in Lenexa, Johnson County, Kansas and terminates at 111th and Kansas City Road in Lenexa, Johnson County, Kansas.

       4. On August 10, 1993, the Water District Board specifically determined by resolution the necessity for acquiring easements or rights of way for said treated water transmission main and authorized the acquisition thereof by eminent domain. Petitioner has otherwise performed all of the acts required of it by the applicable laws of the State of Kansas pertaining to the acquisition of property by eminent domain. The pipeline transmission main and appurtenant facilities and activities must be located in part upon the tracts and parcels herein described in paragraph 6 of this Petition.

          5.   In order to carry out the objectives and functions of the

Petitioner as set out above, the Petitioner must acquire with respect to each tract and parcel of land hereinafter described permanent and temporary easements or rights of way.

          (A)  With respect to permanent easements, the rights that the

               DISTRICT, as the Petitioner herein, may exercise, and the

               rights reserved to the owners, tenants, lienholders and

               easement holders are as follow, to wit:

                    The DISTRICT, its successors and assigns, shall have the right to perpetually survey and test soil conditions; to excavate, fill, regrade, reduce embankment slopes, and otherwise restore eroded areas; to construct, install, operate, maintain, flush and drain into improved or natural drainage courses, repair, inspect, patrol, rebuild, relocate and remove within said easement one forty-two inch (42") water transmission main and all related equipment and connection mains as designated in Subparagraph (C) herein. The DISTRICT, its successors and assigns shall have the right of ingress and egress to and from the easement from intersecting property lines for its employees, contractors, vehicles and equipment, and shall have the right to relocate any parallel fence to a position outside and adjacent to the easement if feasible, to remove, trim and clear away any fence not capable of relocation and any trees, rocks, shrubs, roots, limbs, or surfacing materials which now or at any future time are located on, overhang, or extend onto the easement and which interfere with or jeopardize the activities or structures authorized to be conducted or installed by the terms of this taking. Such logs, limbs, roots, rock, brush and unreusable surfacing materials removed or cut shall be reasonably disposed of by the DISTRICT. Within a reasonable time following the completion of any activity by the DISTRICT, all excavation shall be completely filled and sufficiently tamped to an appropriate elevation to prevent settling, with grass areas reseeded or cultivated established lawns resodded without the obligation of maintenance, and paving restored to its former elevation and condition without the obligation of maintenance, and all surplus soil, rock and debris completely removed from the premises.

          The owners, their tenants, lienholders and other easement holders, their heirs, successors and assigns, may cultivate and fully use and enjoy the land within the easement, provided that such use shall not interfere with or jeopardize the construction, installation, maintenance, repair, operation or other activities of the DISTRICT granted or authorized by the terms of this taking which shall be subject to their right of reasonable access for pedestrians and vehicles over and across such areas of activity, and further provided that no permanent above ground or subterranean structures or buildings (except roads, drives, parking lots paved or otherwise surfaced, curbs, walks, overhead utility wires, non-conflicting underground utility conduit and sewers, and fence crossing at approximately right angles with gates to be installed by the DISTRICT where needed for purposes of DISTRICT access) shall be erected or constructed on the easement. After completion of the initial construction, the DISTRICT in exercising any right whatsoever herein acquired, may temporarily excavate or cut through any road, drive, surface, fence, curb or walk permitted herein, but shall as soon as reasonably possible replace and repair such fence or improved surface to its former condition without the obligation of maintenance, reseed grass areas, or resod cultivated, established lawns without the obligation of maintenance, and shall pay to the owners or tenants compensation for any damage caused to growing crops. The DISTRICT may also require any other future structure or conduit, whether existing above or below the ground surface within the easement, to be adjusted, moved, supported or protected to permit the DISTRICT to exercise its rights herein acquired, but free of expense to the DISTRICT.

(B) With respect to temporary easements, the rights that the DISTRICT, as the Petitioner herein, may exercise, and the rights reserved to the owners, tenants, lienholders and easement holders are as follows, to wit:

          The DISTRICT, its successors and assigns, shall have the temporary right to survey, occupy, excavate, fill, regrade and otherwise restore or correct the grading in areas previously eroded or subject to future erosion; and to construct, store, patrol and generally use for construction activities for the period of time from the commencement to completion of all construction activities relating to the installation of one treated water transmission pipeline on the series of connecting permanent easements for Project 111th extending from 87th and Loiret in Lenexa, Johnson County, Kansas to 111th and Kansas City Road in Lenexa, Johnson County, Kansas as set out in paragraph 3 of this Petition, as a part of the DISTRICT's supply and distribution system. Such rights to be temporarily exercised by the DISTRICT shall include that of ingress and egress; removal, trimming and clearing away of any trees, fence, rocks, shrubs, roots, limbs or surfacing material located on or overhanging or extending onto the temporary easement and which interfere with or jeopardize the construction activity; and the storage of materials and equipment.

          Within a reasonable time after the completion of the pipeline installation upon the adjoining permanent easement, the DISTRICT shall cause any logs, limbs, roots, rock, brush, unreusable surfacing materials, and all construction and maintenance materials to be removed and disposed of, and shall also cause all excavation to be completely filled and sufficiently tamped to an appropriate elevation to prevent settling, with grass areas reseeded, and cultivated, established lawns resodded without obligation of maintenance, and paving restored to its former elevation and condition without the obligation of maintenance, and all surplus soil, rock and debris completely removed from the premises. Any re-entry upon the temporary easement for corrective construction prior to the completion of all construction activities for the entire transmission main as described in paragraph 3 of this Petition shall be subject to the same requirements for clearing and restoration.

          During the existence of the temporary construction easement, the owners, their tenants, heirs, successors and assigns may cultivate and fully use and enjoy the land within the temporary construction easement and shall have reasonable pedestrian and vehicular access over and across the temporary construction easement during periods of actual construction activity or occupancy at points designated by the DISTRICT, provided that no improvements shall be placed thereon and such uses and activities shall not interfere with or jeopardize the construction activities of the DISTRICT granted or authorized herein. The DISTRICT shall not be responsible for damage to any crops or other plantings in the event of its re-entry for further construction activity.

                    The DISTRICT, its successors and assigns, in removing any fence on temporary easements, shall have the obligation to restore or replace any such permanent fence upon completion of construction and to erect temporary substituted fencing to confine livestock until restoration or replacement of the permanent fence.

          (C) The DISTRICT, its successors and assigns, in removing or dismantling any permanent boundary wall or entry marker on either the temporary or permanent easements, shall have the obligation to rebuild or construct a comparable wall or marker in the same position on a temporary easement, and where removed or dismantled on a permanent easement shall be rebuilt or constructed within such easement as close to the original location as will avoid or minimize interference with future maintenance or repair activities of the DISTRICT.

          (D) All temporary easements shall terminate at the date all construction activities for the entire transmission main project as described in paragraph 3 of this Petition are completed. Notwithstanding that any aspect of the construction is not completed by December 31, 1997, all temporary easements herein taken shall absolutely terminate and expire on said date of December 31, 1997.

          (E) The extent of the main to be constructed and operated by the DISTRICT shall be limited to one (1) transmission main with such connection mains at approximately right angles as are required for area service and development, together with all related couplings, connectors, reinforcements, supports, protective devices, fittings, valve boxes, fire hydrants, meter pits, air release manholes, vent piping, drainage outlet structures, stream crossings, erosion protective devices and materials, manhole entrances, pipeline marker posts and other equipment appurtenant to such water main.

          (F) The rights acquired herein by Petitioner shall be subordinate and subject to the existing facilities, streets and roads of Johnson County, Kansas, and also subordinate and subject to the easements or rights-of-way of other utilities as are included and identified in the Parcel Descriptions as listed in paragraph 6 and collectively designated as follows:

                         Kansas City Power & Light Company,
                         Lateral Sewer District No. 12 of
                          Mill Creek Sewer Sub District No. 1,
                         Southwestern Bell Telephone Company,
                         Johnson County Wastewater District,
                         United Cities Gas Company,
                          formerly known as Union Gas System, Inc.,
                         Johnson County, Kansas,
                         City of Lenexa

               Such other utilities, the City of Lenexa and Johnson County, Kansas, may continue to exercise their respective rights under their existing easements or rights-of-way and add facilities provided that in the event of any resulting conflict or interference with the facilities previously installed by the Petitioner that advance notice be given to the Petitioner to allow a reasonable time for Petitioner's accommodation by installation of protective devices or facilities or relocation to permit Petitioner's continuing use of the easement rights hereby acquired.

          (G) The rights and obligations of the DISTRICT, owners, tenants, lienholders and easement holders as set out in paragraphs 5(A) through 5(F) above are defined more fully in the Contract Specifications and Contract Drawings which are herein incorporated by reference and made a part of this Petition. Said Contract Specifications and Contract Drawings are available for inspection at the office of the undersigned attorney.

          6. The name of the owners, the identity of any lienholders of record, and the name of any other parties claiming an interest in the parcels affected, and a description of the permanent and temporary easements to be taken are as follows:

                                   PARCEL 55
                                   ---------


OWNER:          KPERS REALTY HOLDING #1, INC.
-----           c/o Kessinger/Hunter Co., Inc.
                2600 Grand Avenue
                Kansas City, Missouri  64108

MORTGAGE:       None
--------

LEGAL
DESCRIPTION:    Lot 2, KANSAS COMMERCE CENTER, a subdivision in the City of
-----------     Lenexa, Johnson County, Kansas, according to the recorded plat thereof.

                EXCEPT the following described tract:

                All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of 95.00 feet from the notherlymost corner thereof; thence South 66(degrees)05'00" East along the last said northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34(degrees)00'00" East along the northeasterly line of said Lot 15, a distance of
                100.00 feet to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY:  Easement granted to Kansas City Power & Light Company in Book 34
-------------   Misc., at Page 264, Partial Disclaimer in Volume 1280 at Page
                517; Volume 2428 at Page 522; Volume 2573 at Page 2; eminent domain granted in Volume 1100 at Page 811.

                     Kansas City Power & Light Company
                     Attn; Patrick K. O'Malley
                     P.O. Box 418679
                     Kansas City, Missouri 64141-9679

                Street right of way granted to City of Lenexa in Volume 1832 at Page 146.

                     City of Lenexa
                     P.O. Box 14888
                     Lenexa, Kansas 66285-488

                Right of way granted to Lateral Sewer District No. 12 of Mill Creek Sewer Sub District No. 1 in Volume 2366 at Page 983.

                     Johnson County Wastewater District
                     10881 Lowell, Suite 100
                     Overland Park, Kansas 66210

EASEMENT
DESCRIPTIONS:   See attached Exhibits A and B for permanent and temporary
------------    easement descriptions.

PROJECT 177

                                   EXHIBIT A

     August 24, 1994

     Parcel No. 55

     Owner: KPERS Holding #1, Inc.

     Permanent Easement

     All that part of Lot 2, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

     COMMENCING at the Southwest corner of said Lot 2; thence South 88(degrees) 11'54" East, along the South line of said Lot 2, a distance of 20.00 feet to the POINT OF BEGINNING; thence North 1(degree)41'38" East, parallel with, and 20.00 feet East of the West line of said Lot 2, a distance of
     545.14 feet; thence North 33(degrees)23'11" West, a distance of 16.53 feet to a point on the West line of said Lot 2; thence North 1(degree)41' 38" East, along said West line of Lot 2, said line also being the East right of way of Loiret Blvd., as it presently exits, a distance of 27.29 feet to a point of curvature; thence continuing along said right of way, being on a curve to the right, having a radius of 34.00 feet, and being tangent to the last described course, an arc distance of 53.47 feet to a point of tangency; thence South 88(degrees)11'54" East, along the North line of said Lot 2, said line also being the South right of way of 95th Street, as it presently exists, a distance of 35.44 feet; thence South 1 (degree)41'38" East, a distance of 50.00 feet; thence North 88(degrees) 11'54" West, a distance of 30.00 feet; thence South 1(degree)41'38" West, a distance of 570.00 feet to the POINT OF BEGINNING, containing 20,498 square feet, more or less.


     By: /s/ Martin K. Hough
        ------------------------------
             Martin K. Hough                         August 29, 1994
        [LAND SURVEYOR SEAL OF MARTIN K. HOUGH APPEARS HERE]

PROJECT 177

                                   EXHIBIT B





August 24, 1994

Parcel No. 55

Owner: KPERS Holding #1, Inc.

Temporary Easement


All that part of Lot 2, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, more particularly described as follows:

BEGINNING at the Southwest corner of said Lot 2; thence North 1(degrees)41'38" East, along the West line of said Lot 2, said line also being the East right of way line of Loiret Blvd., as it presently exists, a distance of 471.06 feet; thence North 12(degrees)30'08" East, continuing along said West lot line, a distance of 55.99 feet; thence North 1(degrees)41'38" East, continuing along said West lot line, a distance of 32.57 feet; thence South 33(degrees) 23'11" East, a distance of 16.53 feet; thence South 1(degree)41'38" West, parallel with, and 20.00 feet East of the West line of said Lot 2, a distance of 545.14 feet to a point on the South line of said Lot 2; thence North 88(degrees)11'54" West, along the South line of said Lot 2, a distance of 20.00 feet to the POINT OF BEGINNING, containing 10,478 square feet, more or less.

AND ALSO COMMENCING at the Southwest corner of said Lot 2; thence South 88(degrees)11'54" East, along the South line of said Lot 2, a distance of 50.00 feet to the POINT OF BEGINNING; thence North 1(degrees)41'38" East, parallel with, and 50.00 feet East of the West line of said Lot 2, a distance of 570.00 feet; thence South 88(degrees)11'54" East, parallel with, and 50.00 feet South of the North line of said Lot 2, a distance of 30.00 feet; thence North 1(degrees)41'38" East, a distance of 50.00 feet to a point on the South right of way of 95th Street, as it presently exists; thence South 88(degrees)11'54" East, along said right of way, a distance of 20.00 feet, thence South 1(degrees)41'38" West, a distance of 620.00 feet to a point on the South line of said Lot 2; thence North 88(degrees)11'54" West, along the South line of said Lot 2; a distance of 50.00 feet to the POINT OF BEGINNING, containing 29,550 square feet more or less.


By:  /s/ Martin K. Hough
   ----------------------------------
   Martin K. Hough            LS 8-95                           August 29, 1994

[SEAL OF MARTIN K. HOUGH LAND SURVEYOR APPEARS HERE]

                                   PARCEL 56
                                   ---------




OWNER:           KPERS REALTY HOLDING #1, INC.
-----            c/o Kessinger/Hunter Co., Inc.
                 2600 Grand Avenue
                 Kansas City, Missouri 64108


MORTGAGE:        None
--------


LEGAL
DESCRIPTION:     Lot 8, KANSAS COMMERCE CENTER, a subdivision in the City of
-----------      Lenexa, Johnson County, Kansas, according to the recorded plat thereof.

                 EXCEPT the following described tract:

                 All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                  80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of
                  60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of 95.00 feet from the northerlymost corner thereof; thence South 66(degrees)05'00" East along the last said northeasterly line, a distance of
                  155.00 feet to an angle point therein; thence South 34(degrees)00'00" East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of the beginning.

EASEMENTS AND
RIGHTS-OF-WAY:    Eminent domain granted to Kansas City Power & Light Company in
-------------     Volume 1100 at Page 811; easement granted in Volume 2573 at
                  Page 2.

                       Kansas City Power & Light Company
                       Attn: Patrick K. O'Malley
                       P.O. Box 418679
                       Kansas City, Missouri 64141-9679


EASEMENT
DESCRIPTIONS:     See attached Exhibits A and B for permanent and temporary
------------      easement descriptions.

PROJECT 177

                                   EXHIBIT A



August 24, 1994

Parcel No. 56

Owner: KPERS Holding #1, Inc.

Permanent Easement


The East 25.00 feet of the West 50.00 feet of Lot 8, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 14,749 square feet, more or less.


By: /s/ Martin K. Hough
   ------------------------
   Martin K. Hough   LS-895                               August 29, 1994
   [SEAL OF MARTIN K. HOUGH
         APPEARS HERE]

PROJECT 177

                                   EXHIBIT B



August 24, 1994

Parcel No. 56

Owner: KPERS Holding #1, Inc.

Temporary Easement


The West 25.00 feet of Lot 8, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 14,439 square feet, more or less.

AND ALSO the East 50.00 feet of the West 100.00 feet of said Lot 8, containing 29,828 square feet, more or less.

By: /s/ Martin K. Hough
   ------------------------
   Martin K. Hough   LS-895                               August 29, 1994
   [SEAL OF MARTIN K. HOUGH
         APPEARS HERE]

                                   PARCEL 57
                                   ---------


OWNER:          KPERS REALTY HOLDING #1, INC.
------          c/o Kessinger/Hunter Co., Inc.
                2600 Grand Avenue
                Kansas City, Missouri 64108


MORTGAGE:       None
---------


LEGAL
DESCRIPTION:    Lot 12, KANSAS COMMERCE CENTER, a subdivision in the City of
------------    Lenexa, Johnson County, Kansas, according to the recorded plat thereof.

                EXCEPT the following described tract:

                All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of 95.00 feet from the northerlymost corner thereof; thence South 66(degrees)05'00" East along the last said northeasterly line, a distance of
                155.00 feet to an angle point therein; thence South 34(degree)00'00" East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY   Easement granted to Kansas City Power & Light Company Volume
-------------   2573 at Page 2 and in Volume 2824 at Page 950.

                        Kansas City Power & Light Company
                        Attn: Patrick K. O'Malley
                        P.O. Box 418679
                        Kansas City, Missouri  64141-9679

                Drainage easement granted to Winning Ways, Inc. in Volume 3299 at Page 671.

                        Winning Ways, Inc.
                        9700 Commerce Parkway
                        Lenexa, Kansas  66219

                Easement granted to Southwestern Bell Telephone Company in Volume 3792 at Page 934 and in Volume 3792 at Page 937.

                        Southwestern Bell Telephone Company
                        Manager - Engineering Right of Way
                        Wayne White
                        500 E. 8th, Room 598
                        Kansas City, Missouri  64106

EASEMENT
DESCRIPTIONS:    See attached Exhibits A and B for permanent and temporary
------------     easement descriptions.

                                   EXHIBIT A



August 24, 1994

Parcel No. 57

Owner: KPERS Holding #1, Inc.

Permanent Easement


The East 25.00 feet of the West 50.00 feet of Lot 12, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 10,663 square feet, more or less.


By:/s/ Martin K. Hough
   ------------------------
   Martin K. Hough   LS-895                               August 29, 1994
   [SEAL OF MARTIN K. HOUGH
         APPEARS HERE]

PROJECT 177
                                   EXHIBIT B



August 24, 1994

Parcel No. 57

Owner: KPERS Holding #1, Inc.

Temporary Easement

The East 20.00 feet of the West 70.00 feet of Lot 12, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 8,482 square feet, more or less.




By: /s/ Martin K. Hough
    -----------------------------
    Martin K. Hough   KS  LS-895      August 29, 1994

        [SEAL APPEARS HERE]

                                   PARCEL 58
                                   ---------




OWNER:            KPERS REALTY HOLDING #1, INC.
-----             c/o Kessinger/Hunter Co., Inc.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108


MORTGAGE:         None
--------


LEGAL
DESCRIPTION:      Lot 14, KANSAS COMMERCE CENTER, a subdivision in the City of
-----------       Lenexa, Johnson County, Kansas, according to the recorded plat thereof.

                  EXCEPT the following described tract:

                  All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                    80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of
                    60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees) 05'00" East, a distance of 95.00 feet from the northerlymost corner thereof; thence South 66(degrees)05'00" East along the last said northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34(degrees)00'00' East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY:      Easement granted to Kansas City Power & Light Company in
-------------       Volume 2573 at Page 2.

                          Kansas City Power & Light Company
                          Attn:  Patrick K. O'Malley
                          P.O. Box 418679
                          Kansas City, Missouri 64141-9679


EASEMENT
DESCRIPTIONS:       See attached Exhibits A and B for permanent and temporary
------------        easement descriptions.

PROJECT 177

                                   EXHIBIT A


  August 24, 1994

  Parcel No. 58

  Owner: KPERS Holding #1, Inc.

  Permanent Easement


  The East 25.00 feet of the West 50.00 feet of Lot 14, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 5,500 square feet, more or less.


  By: /s/ Martin K. Hough
     ------------------------------
     Martin K. Hough  KS.  LS-895                 August 29, 1994

          [SEAL APPEARS HERE]

PROJECT 177

                                   EXHIBIT B



  August 24, 1994

  Parcel No. 58

  Owner: KPERS Holding #1, Inc.

  Temporary Easement

  The East 20.00 feet of the West 70.00 feet of Lot 14, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 4,400 square feet, more or less.



  By: /s/ Martin K. Hough
     ------------------------------
     Martin K. Hough  KS.  LS-895                August 29, 1994

           [SEAL APPEARS HERE]

                                   PARCEL 59
                                   ---------



OWNER:          KPERS REALTY HOLDING#1, INC.
-----           c/o Kessinger/Hunter Co., Inc.
                2600 Grand Avenue
                Kansas City, Missouri 64108

MORTGAGE:       None
--------

LEGAL
DESCRIPTION:    Lot 18, KANSAS COMMERCE CENTER, a subdivision in the City of
-----------     Lenexa, Johnson County, Kansas, according to the recorded plat thereof.

                EXCEPT the following described tract:

                All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2 (degrees) 15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet: thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                   80(degrees)06'00", an arc distance of 447.36 feet: thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of
                   60.79 feet; thence in a southerly and southwesterly direction along the westerly line of lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of
                   360.09 feet; thence South 2(degrees)18'11" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of 95.00 feet from the northerlymost corner thereof; thence South 66(degrees) 05'00" East along the last said northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34(degrees)00'00" East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY;     Easement granted to Kansas City Power & Light Company in
-------------      Volume 2573 at Page 2.

                         Kansas City Power & Light Company
                         Attn: Patrick K. O'Malley
                         P.O. Box 418679
                         Kansas City, Missouri 64141-9679



EASEMENT
DESCRIPTIONS:       See attached Exhibits A and B for permanent and temporary
------------        easement descriptions.

PROJECT 177

                                   EXHIBIT A



August 24, 1994

Parcel No. 59

Owner:  KPERS Holding #1, Inc.

Permanent Easement


The East 25.00 feet of the West 50.00 feet of Lot 18, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 8,000 square feet, more or less.


BY: /s/ Martin K. Hough
    -----------------------
    Martin K. Hough                       August 29, 1994
         [NOTARY SEAL APPEARS HERE]

PROJECT 177

                                   EXHIBIT B

August 24, 1994

Parcel No. 59

Owner: KPERS Holding #1, Inc.

Temporary Easement


The West 25.00 feet of Lot 18, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, containing 8,000 square feet, more or less.

AND ALSO the East 50.00 feet of the West 100.00 feet of said Lot 18, containing 16,000 square feet, more or less.


By: /s/ Martin K. Hough
    ------------------------------
    Martin K. Hough                       August 29, 1994

         [NOTARY SEAL APPEARS HERE]

                                   PARCEL 60
                                   ---------


OWNER:                       KPERS REALTY HOLDING #1, INC.
-----                        c/o Kessinger/Hunter Co., Inc.
                             2600 Grand Avenue
                             Kansas City, Missouri 64108


MORTGAGE:                    None
--------

LEGAL
DESCRIPTION:                 Lot 20, KANSAS COMMERCE CENTER, a subdivision in
-----------                  the City of Lenexa, Johnson County, Kansas,
                             according to the recorded plat thereof.

                             EXCEPT the following described tract:

                             All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; thence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                             80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17", East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of
                             95.00 feet from the northerlymost corner thereof; thence South 65(degrees)05'00" East along the last said northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34(degrees)00'00" East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

EASEMENT AND
RIGHTS-OF-WAY:               Easement granted to Kansas City Power & Light
-------------                Company in Volume 2573 at Page 2.

                                   Kansas City Power & Light Company
                                   Attn: Patrick K. O'Malley
                                   P. O. Box 418679
                                   Kansas City, Missouri 64141-9679

EASEMENT
DESCRIPTIONS:                See attached Exhibits A and B for permanent and
------------                 temporary easement descriptions.

PROJECT 177

                                   EXHIBIT A



August 29, 1994

Parcel No. 60

Owner: KPERS Holding #1, Inc.

Permanent Easement


A part of Lot 20, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Northwest corner of said Lot 20; thence South 87(degrees)49'19" East, along the North line of said Lot 20, a distance of 20.00 feet to the POINT OF BEGINNING; thence continuing South 87(degrees)49'19" East, a distance of 30.00 feet; thence South 1(degrees)41'38" West, parallel with, and
50.00 feet East of the West line of said Lot 20, a distance of 286.67 feet; thence South 43(degrees)03'51" East, a distance of 11.85 feet; thence South 87(degrees)49'19" East, parallel with, and 30.00 feet North of the South line of said Lot 20, a distance of 227.36 feet to a point on the East line of said Lot 20; thence South 2(degrees)10'41" West, along the East line of said Lot 20, a distance of 30.00 feet to the Southeast corner of said Lot 20; thence North 87(degrees)49'19" West, along the South line of said Lot 20, a distance of
247.77 feet to a point of curvature; thence along a curve to the right, having a radius of 38.00 feet, and being tangent to the last described course, an arc distance of 18.43 feet; thence North 1(degrees)41'38" East, parallel with, and
20.00 feet East of the West line of said Lot 20, a distance of 320.63 feet to the POINT OF BEGINNING, containing 16,828 square feet, more or less.


By: /s/ Martin K. Hough
   ---------------------------
   Martin K. Hough, KS. LS-895           August 29, 1994

[SEAL OF MARTIN K. HOUGH
 LAND SURVEYOR APPEARS HERE]

PROJECT 177

                                   EXHIBIT B


August 24, 1994

Parcel No. 60

Owner: KPERS Holding #1, Inc.

Temporary Easement


A part of Lot 20, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, more particularly described as follows:

BEGINNING at the Northwest corner of said Lot 20; thence South 87(degrees)49'19" East, along the North line of said Lot 20, a distance of 20.00 feet; thence South 1(degrees)41'38" West, parallel with, and 20.00 feet East of the West line of said Lot 20, a distance of 320.63 feet to a point on the Southwesterly right of way of Loiret Blvd., as it presently exists; thence Northwesterly along said right of way, being on a curve to the right, having a radius of 38.00 feet, and whose initial tangent bearing is North 60(degrees)01'57" West, an arc distance of 40.94 feet to a point of tangency; thence North 1(degrees)41'38" East, along said right of way, a distance of 287.33 feet to the POINT OF BEGINNING, containing 6,222 square feet, more or less.

AND ALSO COMMENCING at the Northwest corner of said Lot 20; thence South 87(degrees)49'19" East, along the North line of said Lot 20, a distance of 50.00 feet to the POINT OF BEGINNING; thence continuing South 87(degrees)49'19" East, a distance of 50.00 feet; thence South 1(degrees)41'38" West, parallel with, and
100.00 feet East of the West line of said Lot 20, a distance of 225.01 feet; thence South 43(degrees)03'51" East, a distance of 28.40 feet; thence South 87(degrees)49'19" East, parallel with, and 80.00 feet North of the South line of said Lot 20, a distance of 166.12 feet to a point on the East line of said Lot 20; thence South 2(degrees)10'41" West, along the East line of said Lot 20, a distance of 50.00 feet; thence North 87(degrees)49'19" West, parallel with, and
30.00 feet North of the South line of said Lot 20, a distance of 227.36 feet; thence North 43(degrees)03'51" West, a distance of 11.85 feet; thence North 1(degrees)41'38" East, parallel with, and 50.00 feet East of the West line of said Lot 20, a distance of 286.67 feet to the POINT OF BEGINNING, containing 24,212 square feet, more or less.


By: /s/ Martin K. Hough
    --------------------------------
    Martin K. Hough                         August 29, 1994

    [NOTARY SEAL APPEARS HERE]

                                   PARCEL 61
                                   ---------


OWNER:                 KPERS REALTY HOLDING #1, INC.
-----                  c/o Kessinger/Hunter Co., Inc.
                       2600 Grand Avenue
                       Kansas City, Missouri 64108


MORTGAGE:              None:
--------


LEGAL
DESCRIPTION:           Lot 21, KANSAS COMMERCE CENTER, a subdivision in a
-----------            City of Lenexa, Johnson County, Kansas, according
                       to the recorded plat thereof.

                       EXCEPT the following described tract:

                       All of Lot 9 and part of Lots 13 and 15, KANSAS COMMERCE CENTER, a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows:
                       Beginning at the southerlymost corner of said Lot 9; thence North 56(degrees)00'00" East along the southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a northeasterly and northerly direction, continuing along said southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58(degrees)15'44", an arc distance of 427.08 feet; thence North 2(degrees)15'44" West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a northerly, northwesterly and westerly direction along the northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89(degrees)56'05", an arc distance of 502.29 feet; hence South 87(degrees)48'11" West, along the northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a westerly, southwesterly and southerly direction along the northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of

                             80(degrees)06'00", an arc distance of 447.36 feet; thence South 7(degrees)42'11" West along the westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a southerly and southwesterly direction along the westerly line of said Lot 9 and along the northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, having a radius of 380.00 feet and a central angle of 54(degrees)17'38", an arc distance of 360.09 feet; thence South 2(degrees)18'17" East, a distance of 149.44 feet; thence North 87(degrees)48'11" East, a distance of 375.21 feet to a point on the northeasterly line of said Lot 15 that is South 66(degrees)05'00" East, a distance of
                             95.00 feet from the northerlymost corner thereof; thence South 66(degrees)05'00" East along the last said northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34(degrees)00'00" East along the northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY:               Easement granted to Kansas City Power & Light
-------------                Company in Volume 2741 at Page 201.

                                   Kansas City Power & Light Company
                                   Attn: Patrick K. O'Malley
                                   P.O. Box 418679
                                   Kansas City, Missouri 64141-9679

                             Easement granted to Southwestern Bell Telephone Company in Volume 3143 at Page 145 and in Volume 3792 at Page 948.

                                   Southwestern Bell Telephone Company
                                   Manager - Engineering Right of Way
                                   Wayne White
                                   500 E. 8th, Room 598
                                   Kansas City, Missouri 64106

EASEMENT
DESCRIPTIONS:                See attached Exhibits A and B for permanent and
------------                 temporary easement descriptions.

                                   EXHIBIT A

February 8, 1996

Parcel No. 61

Owner: KPERS Holding #1, Inc.

Permanent Basement


A part of Lot 21, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, more particularly described as follows:

BEGINNING at the Southwest corner of said Lot 21; thence North 2(degrees)10'41" East, along the West line of said Lot 21, a distance of 30.00 feet; thence South 87(degrees)49'19" East, parallel with, and 30.00 feet North of the South line of said Lot 21, a distance of 85.00 feet; thence South 2(degrees)10'41" West, a distance of 30.00 feet, to the South line of said Lot 21; thence North 87(degrees)49'19" West, along said South line, a distance of 85.00 feet to the POINT OF BEGINNING, containing 2,550 square feet, more or less.


By: /s/ Martin K. Hough
    -------------------------
    Martin K. Hough                       February 8, 1996
           [NOTARY SEAL APPEARS HERE]

                                   EXHIBIT B


February 8, 1996

Parcel No. 61

Owner: KPERS Holding #1, Inc.

Temporary Easement


  A part of Lot 21, Kansas Commerce Center, a subdivision of land in the Northeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Southwest corner of said Lot 21; thence North 2(degrees)10'41" East, along the West line of said Lot 21, a distance of 30.00 feet to the POINT OF BEGINNING; thence continuing North 2(degrees)10'41" East, along said West line, a distance of 50.00 feet; thence South 87(degrees)49'19" East, parallel with, and 80.00 feet North of the South line of said Lot 21, a distance of 85.00 feet; thence South 2(degrees)10'41" West, a distance of 50.00 feet; thence North 87(degrees)49'19' West, parallel with, and 30.00 feet North of the South line of said Lot 21, a distance of 85.00 feet to the POINT OF BEGINNING, containing 4,250 square feet, more or less.


By: /s/ Martin K. Hough
   ------------------------------
   Martin K. Hough    KS.  LS-895              February 8, 1996
       [SEAL APPEARS HERE]

                                   PARCEL 63
                                   ---------




OWNER:                   COMMERCIAL NATIONAL BANK, KC
-----                    c/o Stanley Hardware Division
                         480 Myrtle Street
                         New Britain, Connecticut 06053


MORTGAGE:                None
--------

LEGAL
DESCRIPTION:             All of Lots 24 and 25 and part of Lot 23, BEDFORD
-----------              BUSINESS PARK EAST, a subdivision of land in the City
                         of Lenexa, Johnson County, Kansas, and all that part of the Southeast Quarter of Section 5, Township 13 South,
                         Range 24 East, in said city, county and state, all being more particularly described as follows:

                         Beginning at the Northeast corner of said Lot 25; thence South 2(degrees)17'04" East, along the East line of said BEDFORD BUSINESS PARK EAST, a distance of 5.00 feet; thence North 88(degrees)12'15" East, along the South right-of-way line 99th Street, as now established, a distance of 304.50 feet; thence South 1(degreess)47'45" East, a distance of 504.98 feet; thence South 88(degrees)12'15" West, a distance of
                         300.19 feet, to the East line of said BEDFORD BUSINESS PARK EAST; thence South 2(degrees)17'04" East, along said East line, a distance of 50.00 feet; thence South 88(degrees)12'15" West, a distance of 305.03 feet, to the East right-of-way line of Lakeview Avenue, as now established; thence North 1(degrees)47'45" West, along said East right-of-way line, a distance of 521.98 feet to a point of curvature; thence Northerly, Northeasterly and Easterly, along the Southeasterly right-of-way line of the intersection of said Lakeview Avenue and 99th Street, as now established, along a curve to the right having a radius of 38.00 feet and a central angle of 90(degrees)00'00", a distance of 59.69 feet, to a point of tangency; thence North 88(degrees)12'15" East, along the South right-of-way line of 99th Street, a distance of 262.26 feet to the point of beginning, subject to any part thereof in streets, roads or public rights of way.


EASEMENTS AND
RIGHTS-OF-WAY:  Right of way for street and storm sewers granted to City of
-------------   Lenexa in Volume 1299 at Page 128; drainage easement granted in
                Volume 3289 at Page 734.

                      City of Lenexa
                      P.O. Box 14888
                      Lenexa, Kansas 66285-4888

                Easement for sewer, water, gas, power and railroad granted to Lee H. Greif in Volume 1653 at Page 116, assigned to Johnson County Unified Wastewater District in Volume 1665 at Page 449; right of way granted in Volume 1665 at Page 445.

                      Johnson County Wastewater District
                      10881 Lowell, Suite 100
                      Overland Park, Kansas 66210

EASEMENT
DESCRIPTIONS:   See attached Exhibits A and B for permanent and temporary
-------------   easement descriptions.

                                   EXHIBIT A


February 8, 1996

Parcel No. 63

Owner: Commercial National Bank, K.C.

Permanent Easement


All that part of Lots 24 and 25, BEDFORD BUSINESS PARK EAST, a subdivision now located in part of the West One-Half of the Northwest Quarter of the Southeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Southeast corner of Lot 24, said BEDFORD BUSINESS PARK EAST; thence North 1(degrees)41'22" East, along the East line of said Lot 24, a distance of 15.00 feet to the POINT OF BEGINNING; thence North 87(degrees)49'19" West, a distance of 304.90 feet, to the West line of Lots 24 and 25, said BEDFORD BUSINESS PARK EAST; thence North 2(degrees)10'41" East, along said West line of Lots 24 and 25, a distance of 506.98 feet, to a point of curvature; thence Northerly and Easterly, continuing along said West line and along a curve to the right having a radius of 38.00 feet and a central angle of 77(degrees)50'48", an arc distance of 51.63 feet; thence South 2(degrees)10'41" West, parallel with and 30.00 feet East of the West line of said Lots 24 and 25, a distance of 541.13 feet; thence South 87(degrees)49'19" East, a distance of
274.65 feet to the East line of said Lot 24; thence South 1(degrees)41'22" West, along said East line, a distance of 30.00 feet, to the POINT OF BEGINNING, containing 24,285 square feet, more or less.




By: /s/ Martin K. Hough
   -------------------------------
   Martin K. Hough     KS.  LS-895                 February 8, 1996
        [SEAL APPEARS HERE]

                                   EXHIBIT B

February 8, 1996

Parcel No. 63

Owner: Commercial National Bank, K.C.

Temporary Easement

All that part of Lots 24 and 25, BEDFORD BUSINESS PARK EAST, a subdivision now located in part of the West One-Half of the Northwest Quarter of the Southeast Quarter of Section 5, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follow:

COMMENCING at the Southeast corner of Lot 24, said BEDFORD BUSINESS PARK EAST, thence North 1(degrees)41'22'' East, along the East line of said Lot 24, a distance of 45.00 feet to the POINT OF BEGINNING; thence North 87(degrees)49'19'' West a distance of 274.65 feet; thence North 2(degrees)10'41'' East, a distance of 514.13 feet to the North line of Lot 25, said BEDFORD BUSINESS PARK EAST; thence Easterly, along said North line of Lot 25 and along a curve to the right having a radius of 38.00 feet, a central angle of 12(degrees)09'12'', and whose initial tangent bearing is North 80(degrees)01'29'' East, an arc distance of 8.06 feet, to a point of tangency; thence South 87(degrees)49'19'' East, continuing along said North line of Lot 25, a distance of 42.00 feet; thence South 2(degrees)10'41'' West, a distance of
479.99 feet; thence South 87(degrees)49'19'' East, a distance of 224.35 feet to the East line of said Lot 24; thence South 1(degrees)41'22'' West, along said East line, a distance of 35.00 feet to the POINT OF BEGINNING, containing 33,601 square feet, more or less.

AND ALSO BEGINNING at the Southeast corner of Lot 24, said BEDFORD BUSINESS PARK EAST; thence North 87(degrees)49'49'' West, a distance of 305.03 feet, to the West line of lot 24, said BEDFORD BUSINESS PARK EAST; thence North 2(degrees)10'41'' East, along said West line of Lot 24, a distance of 15.05 feet; thence South 87(degrees)49'19'' East, a distance of 304.90 feet to the East line of said Lot 24; thence South 1(degrees)41'22'' West, along said East line, a distance of 15.00 feet to the POINT OF BEGINNING, containing 4,581 square feet, more or less.


By:--------------------------                        February 8, 1996
   Martin K. Hough KS. LS-895
   [SEAL APPEARS HERE]

                                   PARCEL 67
                                   ---------

OWNER:          KACIKA CORPORATION
-----           P. O. Box 88259
                Atlanta, Georgia 30356

MORTGAGE:       None
--------

LEGAL
DESCRIPTION:    All that part of the SW 1/4 of Section 9, Township 13 South,
-----------     Range 24 East, in the City of Lenexa, Johnson County, Kansas
                more particularly described as follows: Commencing at the Southwest corner of said SW 1/4 thence North 0(degrees)29'15"
                East, along the West line of said SW 1/4, a distance of 1327.01 feet; thence South 89(degrees)30'45" East, a distance of 30 feet, to a point on the Easterly right-of-way line of Lackman
                Road, as now established, and to the point of beginning; thence
                North 0(degrees)29'15" East, along said Easterly right-of-way line, a distance of 1298.03 feet, to a point on the Southerly right-of-way line of 107th Street, as now established; thence
                North 45(degrees)14'38" East, a distance of 28.40 feet; thence
                North 90(degrees) East, along said Southerly line, a distance of 2243.55 feet; thence South 46(degrees)59'32" East, along said
                Southerly line, a distance of 32.59 feet, to a point on the Westerly right-of-way line of Santa Fe Drive; thence
                Southwesterly, along said Westerly right-of-way line and along a curve to the right having a radius of 1789.39 feet, a central angle of 5(degrees)02'25" and whose initial tangent bearing is South 29(degrees)07'55" West, a distance of 157.41 feet, to a point of tangency; thence South 34(degrees)10'08" West, along said Westerly right-of-way line, a distance of 1406.69 feet, to a point of the North line of the South one-half of said SW 1/4;
                thence South 89(degrees)55'13" West, along said North line, a distance of 1426.03 feet, to the point of beginning.

EASEMENTS AND
RIGHTS-OF-WAY:  Right of way granted to United Cities Gas Company, Formerly
-------------   known as Union Gas System, Inc., in Book 149 Misc., at Page 491.

                        United Cities Gas Company
                        Attn: Matt Frihart
                        9401 Indian Creek Parkway, Suit 450
                        Overland Park, Kansas  66210

                Public utilities easement granted to City of Lenexa in Book 163 Misc., at Page 672; temporary construction easement granted in Book 186 Misc., at Page 246; utility easement granted in Volume 1739 at Page 34; and street right of way granted in Volume 1739 at Page 38 and in Book 163 Misc., at Page 671.

                        City of Lenexa
                        P.O. Box 14888
                        Lenexa, Kansas  66285-4888

                Easement granted to Kansas City Power & Light Company in Volume 2100 at Page 36 and in Volume 2179 at Page 528.

                        Kansas City Power & Light Company
                        Attn: Patrick K. O'Malley
                        P.O. Box 418679
                        Kansas City, Missouri  64141-9679

EASEMENT
DESCRIPTIONS:  See attached Exhibits A and B for permanent and temporary
------------   easement descriptions.

                                   EXHIBIT A

February 8, 1886

Parcel No. 67

Owner: Kacika Corporation

Permanent Easement

A tract of land in the Southwest Quarter of Section 9, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Northwest corner of the Southwest Quarter of said Section 9; thence South 88(degrees)36'10' East, along the North line of said Southwest Quarter Section, a distance of 49.91 feet; thence South 1(degrees)23'50'' West, perpendicular to the last described course, a distance of 10.20 feet to a point on the South right of way line of 107th Street, as it presently exists, said point being the POINT OF BEGINNING; thence South 88(degrees)36'10'' East, along said South right of way, a distance of 50.01 feet; thence South 1(degrees)53'05'' West, parallel with, and 100.00 feet East of the West line of said Southwest Quarter Section, a distance of 1223.74 feet; thence South 20(degrees)50'46'' West, a distance of 99.93 feet; thence North 88(degrees)40'57'' West, a distance of 31.83 feet; thence North 20(degrees)50'46'' East, a distance of 105.56 feet; thence North 1(degrees)53'05'' East, parallel with, and 70.00 feet East of the West line of said Southwest Quarter Section, a distance of 1178.48 feet; thence North 88(degrees)36'10'' West, a distance of 40.00 feet to a point on the East right of way of Lackman Road, as it presently exists; thence North 1(degrees)53'05'' East, continuing along said East right of way, a distance of 20.00 feet; thence North 46(degrees)38'28'' East along said right of way, a distance of 28.40 feet, to the POINT OF BEGINNING, containing 41,134 square feet, more or less.


By: /s/ Martin K. Hough
   --------------------------
   Martin K. Hough KS. LS-895           February 8, 1996

     [SEAL OF MARTIN K. HOUGH
    LAND SURVEYOR APPEARS HERE]

                                   EXHIBIT B

February 8, 1996

Parcel No. 67

Owner: Kacika Corporation

Temporary Easement


A tract of land in the Southwest Quarter of Section 9, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Northwest corner of the Southwest Quarter of said Section 9; thence South 88(degrees)36'10" East, along the North line of said Southwest Quarter Section, a distance of 99.01 feet; thence South 1(degrees)23'50" West, perpendicular to the last described course, a distance of 10.20 feet to a point on the West right of way line of 107th Street, as it presently exists, said point being the POINT OF BEGINNING; thence South 88(degrees)36'10" East, parallel with, and 10.20 feet South of the North line of said Southwest Quarter Section, a distance of 40.00 feet; thence South 1(degrees)53'05" West, parallel with, and 140.00 feet East of the West line of said Southwest Quarter Section, a distance of 1317.87 feet; thence North 88(degrees)40'57 West, a distance of
72.47 feet; thence North 20(degrees)50'46" East, a distance of 99.93 feet; thence North 1(degrees)53'05 East, parallel with, and 100.00 feet East of the West line of said Southwest Quarter Section, a distance of 1223.74 feet to the POINT OF BEGINNING, containing 54,245 square feet, more or less.

AND ALSO COMMENCING at the Northwest corner of said Southwest Quarter Section; thence South 1(degrees)53'05" West, along the West line of said Southwest Quarter Section, a distance of 49.95 feet; thence South 88(degrees)06'55" East, perpendicular to the last described course, a distance of 30.00 feet to a point on the East right of way line of Lackman Road, as it presently exists, said point being the POINT OF BEGINNING; thence South 88(degrees)36'10" East, a distance of 40.00 feet; thence South 1(degrees)53'05" West, parallel with, and
70.00 feet East of the West line of said Southwest Quarter Section, a distance of 1178.48 feet; thence South 20(degrees)50'46" West, a distance of 105.56 feet; thence North 88(degrees)40'57" West, a distance of 5.70 feet to a point on said East right of way of Lackman Road; thence North 1(degrees)53'05" East, along said right of way, a distance of 1278.03 feet to the POINT OF BEGINNING, containing 49,414 square feet, more or less.


By: /s/ Martin K. Hough
    -----------------------------------------
    Martin K. Hough          LS-895                             February 8,1996
           [NOTARY SEAL APPEARS HERE]

                                   PARCEL 68
                                   ---------



OWNER:          ONE HOLDINGS, INC.
-----           813 Carew Tower
                Cincinnati, Ohio 45202


MORTGAGE:       Secured Finance, Inc., in Volume 3102 at Page 469, assigned to
--------        Chemical Bank in Volume 3102 at Page 548.

                        Chemical Bank
                        55 Water Street
                        New York, New York 10805


LEGAL
DESCRIPTION:    All that part of the Southwest Quarter of Section 9, Township
-----------     13, Range 24, Lenexa, Johnson County, Kansas, more particularly described as follows:

                Commencing at the Southwest corner of said Southwest Quarter; thence North 02(degrees)13'25" West on the West line of Section 9, a distance of 329.00 feet; thence North 87(degrees)46'35" East, a distance of 30.00 feet to a point on the existing Easterly right-of-way of Lackman Road, said point also being the point of beginning; thence North 02(degrees)13'25" West along the existing Easterly right-of-way of Lackman Road, a distance of 998.23 feet; thence North 87(degrees)22'07" East along the North line of the South half of said Southwest Quarter, a distance of 933.60 feet to a point; thence South 31(degrees)34'17" West, a distance of 943.12 feet to a point of curvature; thence on a curve to the right having a radius of
                458.59 feet, a distance of 306.15 feet to a point of tangency; thence South 69(degrees)49'17" West, a distance of 7.20 feet to a point of curvature; thence on a curve to the right having a radius of 1910.08 feet, a distance of 75.68 feet to a point of compound curvature; thence on a curve to the right having a radius of 458.59 feet, a distance of 91.50 feet to the point of beginning.


                                       1

EASEMENTS AND
RIGHTS-OF-WAY:      Easement granted to Kansas City Power & Light Company in
-------------       Volume 1529 at Page 959; in Volume 2868 at Page 18; and in
                    Volume 2868 at Page 19.

                         Kansas City Power & Light Company
                         Attn: Patrick K. O'Malley
                         P.O. Box 418679
                         Kansas City, Missouri 64141-9679

                    Easement granted to United Cities Gas Company, formerly known as Union Gas System, Inc., in Volume 2868 at Page 20, refiled in Volume 2884 at Page 178.

                         United Cities Gas Company
                         Attn: Matt Frihart
                         9401 Indian Creek Parkway, Suite 450
                         Overland Park, Kansas 66210

                    Temporary construction easement granted to Johnson County, Kansas, in Volume 4524 at Page 982.

                         Johnson County, Kansas
                         Attn: Robert A. Ford
                         111 S. Cherry, Suite 3200
                         Olathe, Kansas 66061-3441

EASEMENT
DESCRIPTIONS:       See attached Exhibits A and B for permanent and temporary
------------        easement descriptions.

                                   EXHIBIT A

February 21, 1996

Parcel No. 68

Owner: One Holdings, Inc.

Permanent Easement


A tract of land in the Southwest Quarter of Section 9, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Southwest corner of the Southwest Quarter of said Section 9; thence North 1(degrees)53'05" East, along the West line of said Southwest Quarter Section, a distance of 840.87 feet; thence South 88(degrees)06'55" East, perpendicular to the last described course, a distance of 30.00 feet to a point on the East right of way line of Lackman Road, as it presently exists, said point being the POINT OF BEGINNING; thence North 1(degrees)53'05" East, along the East right of way line of said Lackman Road, a distance of 486.14 feet; thence South 88(degrees)40'57" East, a distance of 45.00 feet; thence South 1(degrees)53'05" West, parallel with, and 75.00 feet East of the West line of said Southwest Quarter Section, a distance of 429.24 feet; thence South 25(degrees)26'34" West, a distance of 62.55 feet; thence North 88(degrees)06'55" West, a distance of 20.00 feet to the POINT OF BEGINNING, containing 21,170 square feet, more or less.

By: /s/ Martin K. Hough
   ---------------------------------------
   Martin K. Hough, KS  LS-895                 February 21, 1996

           [SEAL APPEARS HERE]

                                   EXHIBIT B

February 21, 1996

Parcel No. 68

Owner: One Holdings, Inc.

Temporary Easement

A tract of land in the Southwest Quarter of Section 9, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Southwest corner of the Southwest Quarter of said Section 9; thence North 1(degrees)53'05" East, along the West line of said Southwest Quarter Section, a distance of 840.87 feet; thence South 88(degrees)06'55" East, perpendicular to the last described course, a distance of 30.00 feet to a point on the East right of way line of Lackman Road, as it presently exists; thence continuing South 88(degrees)06'55" East, a distance of 20.00 feet, to the POINT OF BEGINNING; thence North 25(degrees)26'34" East, a distance of 62.55 feet; thence North 1(degrees)53'05" East, parallel with, and 75.00 feet East of the West line of said Southwest Quarter Section, a distance of 429.24 feet; thence South 88(degrees)40'57" East, a distance of 40.00 feet; thence South 1(degrees)53'05" West, parallel with, and 115.00 feet East of the West line of said Southwest Quarter Section, a distance of 486.98 feet; thence North 88(degrees)06'55" West, a distance of 65.00 feet to the POINT OF BEGINNING, containing 20,198 square feet, more or less.



BY: /s/ Martin K. Hough
    -------------------
    Martin K. Hough          LS-895                           February 21, 1996
           [NOTARY SEAL APPEARS HERE]

                                   PARCEL 71
                                   ---------



OWNER:              LENEXA INDUSTRIAL PARK, INC.
-----               P.O. Box 411299
                    Kansas City, Missouri 64141-1299


MORTGAGE:           None
--------


LEGAL
DESCRIPTION:        All that part of the Northeast 1/4 of Section 16, Township
-----------         13, Range 24, in the City of Lenexa, Johnson County, Kansas,
                    lying Northwesterly of the right of way line of the St.
                    Louis and San Francisco Railroad and the Missouri and Kansas
                    Interurban Railway Company, except any part thereof in streets, roads or public rights of way.


EASEMENTS AND
RIGHTS-OF-WAY:      Street right of way granted to City of Lenexa in Volume 2770
-------------       at Page 11; permanent grading easement granted in Volume
                    2770 at Page 13.

                         City of Lenexa
                         P.O. Box 14888
                         Lenexa, Kansas 66285-4888

                    Right of way granted to United Cities Gas Company, formerly known as Union Gas System, Inc., in Volume 2770 at Page 18.

                         United Cities Gas Company
                         Attn: Matt Frihart
                         9401 Indian Creek Parkway, Suite 450
                         Overland Park, Kansas 66210

EASEMENT
DESCRIPTIONS:       See attached Exhibits A and B for permanent and temporary
------------        easement descriptions.

                                   EXHIBIT A

February 8, 1996

Parcel No. 71

Owner: Lenexa Industrial Park, Inc.

Permanent Easement

A tract of land in the Northwest Quarter of Section 16, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Northwest corner of the Northwest Quarter of said Section 16, thence South 2(degrees)40'50" West, along the West line of said Southwest Quarter Section, a distance of 75.01 feet; thence South 88(degrees)23'55" East, a distance of 45.00 feet to a point of intersection to the East Right of way of Lackman Road and the South right of way to College Blvd., as they presently exists, said point being the POINT OF BEGINNING; thence continuing South 88(degrees)23'55" East, along said South right of way of College Blvd., a distance of 29.24 feet, thence South 1(degrees)53'05" West , a distance of 62,24 feet; thence South 43(degrees)15'19" East, a distance of 18.00 feet; thence South 88(degrees)23'55" East, parallel with, and 75.00 feet South of said South right of way of College Blvd., a distance of 342.85 feet; thence South 35(degrees)41'05" West, a distance of 36.22 feet; thence North 88(degrees)23'55" West, parallel with, and 105.00 feet South of said South right of way of College Blvd., a distance of 335.02 feet; thence North 43(degrees)15'19" West, a distance of 43.33 feet to a point on the East right of way of said Lackman Road; thence North 2(degrees)40'50" East, along said right of way, a distance of 74.30 feet to the POINT OF BEGINNING, containing 13,117 square feet, more or less.




BY: /s/ Martin K. Hough
    -------------------
    Martin K. Hough          LS-895                             February 8,1996
           [NOTARY SEAL APPEARS HERE]

                                   EXHIBIT B

February 8, 1996

Parcel No. 71

Owner: Lenexa Industrial Park, Inc.

Temporary Easement

A tract of land in the Northwest Quarter of Section 16, Township 13, Range 24, in the City of Lenexa, Johnson County, Kansas, more particularly described as follows:

COMMENCING at the Northwest corner of the Northwest Quarter of said Section 16; thence South 2(degrees)40'50" West, along the West line of said Northwest Quarter Section, a distance of 75.01 feet; thence South 88(degrees)23'55" East, a distance of 45.00 feet to a point of intersection of the East right of way of Lackman Road and the South right of way of College Blvd., as they presently exists, said point also hereinafter referred to as Point "A"; thence continuing South 88(degrees)23'55" East, along said right of way of College Blvd., a distance of 29.24 feet to the POINT OF BEGINNING; thence continuing South 88(degrees)23'55" East, along said right of way, a distance of 15.00 feet; thence South 1(degrees)53'05" West, a distance of 56.08 feet; thence South 43(degrees)15'19" East, a distance of 5.23 feet; thence South 88(degrees)23'55" East, parallel with, and 60.00 feet South of said South right of way of College Blvd., a distance of 339.59 feet to a point on the Westerly right of way line of said College Blvd.; thence South 10(degrees)07'34" East, along said right of way, a distance of 8.29 feet; thence South 35(degrees)41'03" West, a distance of
8.31 feet; thence North 88(degrees)23'55" West, parallel with, and 75.00 feet South of said South right of way of College Blvd., a distance of 342.85 feet; thence North 43(degrees)15'19" West, a distance of 18.00 feet; thence North 1(degrees)53'05" East, a distance of 62.24 feet to the POINT OF BEGINNING, containing 6,207 square feet, more or less.

AND ALSO COMMENCING at Point "A"; thence South 2(degrees)40'50" West, along the East right of way of Lackman Road, a distance of 74.30 feet to the POINT OF BEGINNING; thence South 40(degrees)15'19" East, a distance of 43.33 feet; thence South 88(degrees)23'55" East, a distance of 335.02 feet; thence South 35(degrees)41'03" West, a distance of 60.37 feet; thence North 88(degrees)23'55" West, a distance of 333.27 feet to a point on the East right of way of said Lackman Road; thence North 2(degrees)40'50" East, along said right of way, a distance of 80.73 feet to the POINT OF BEGINNING, containing 17,964 square feet, more or less.



By: /s/ Martin K. Hough
   ------------------------------
   Martin K. Hough, KS  LS-895         February 8, 1996
    [SEAL OF MARTIN K. HOUGH
   LAND SURVEYOR APPEARS HERE]

                                 VERIFICATION
                                 ------------

STATE OF KANSAS   )
                  ) SS.
COUNTY OF JOHNSON )



     BYRON N. JOHNSON, of lawful age, being first duly sworn, upon his oath states that he is the General Manager of Water District No. 1 of Johnson County, the Petitioner herein, and is authorized to make this verification in its behalf; that he has read the above Petition, knows the contents thereof, and declares that all of the statements therein contained are true according to his knowledge and belief.

                                       /s/ Byron N. Johnson
                                       -----------------------------------------
                                       Byron N. Johnson


        Subscribed and sworn to before me this 1st day of March, 1996.

[NOTARIAL SEAL APPEARS HERE]           [SIGNATURE APPEARS HERE]
                                       ----------------------------------------
                                       Notary Public

My Commission Expires:


----------------------

        WHEREFORE, Petitioner prays:

        (A)  That the court set a time for consideration of this Petition; and

        (B) That the court upon consideration of the Petition find that the Petitioner has the power of eminent domain and that the easements to be taken are necessary for the Petitioner to carry out its lawful functions and responsibilities; and

        (C) That the court thereafter appoint three disinterested householders of Johnson County, Kansas to view and appraise the value of such easements to be taken and assess the damages done by such appropriation to the owners, lienholders and easement holders of the tracts to be affected by such taking as provided by law and in such cases, and to make return thereof to be filed with the Clerk of the court on such date as the court may set.


                                        SPEER, AUSTIN, HOLLIDAY & ZIMMERMAN


                                        By:  [ILLEGIBLE SIGNATURE]
                                           ---------------------------------
                                            Wilson E. Speer. #04915
                                            Marty T. Jackson. #14188
                                        201 N. Cherry, P.O. Box 1000
                                        Olathe, Kansas 66051-1000
                                        Phone: (913) 782-1000
                                        FAX    (913) 782-0852
                                        ATTORNEYS FOR PETITIONER

                          Schedule 5.8 - Subsidiaries
                          ---------------------------


(i)        HOLDINGS
           --------

           BORROWER
           --------

(ii) (A)   Name - GFSI, Inc.
           ----
           Jurisdiction of Incorporation - Delaware
           -----------------------------
           Foreign Qualifications - Kansas
           ----------------------

(ii) (B)   HOLDINGS
           --------

           Preferred Stock
           ---------------

           - Series A Preferred Stock, par value $0.01 per share
           - 13,500 shares authorized, all of which are issued and outstanding

           - Series B Preferred Stock, par value $0.01 per share
           - 11,000 shares authorized, all of which are issued and outstanding

           - Series C Preferred Stock, par value $0.01 per share
           - 2,500 shares authorized, all of which are issued and outstanding

           Common Stock
           ------------

           - Series A Common Stock, par value $0.01 per share - 1,105 shares authorized, 1000 of which are issued and outstanding on the Closing Date. The remaining 105 shares have been reserved for issuance to members of management pursuant to stock options.

           - Series B Common Stock, par value $0.01 per share - 1,000 shares authorized, 1,000 of which are issued and outstanding

           Ownership
           ---------

           See attached.

           BORROWER
           --------

           Common Stock
           ------------

           - Common Stock, par value $0.01 per share - 10,000 shares authorized, one of which is issued and outstanding

                Ownership
                ---------

                Holdings owns the one issued and outstanding share of common stock of the Borrower.

(ii) (C)        OWNERSHIP INTERESTS IN NONCORPORATE ENTITIES
                --------------------------------------------

                                     None

WINNING WAYS, INC.
Shareholders Summary
--------------------------------------------------------------------------------

                           --------------------------------------------------------------------------------------------
                                                                 Investment Amounts
                           --------------------------------------------------------------------------------------------

                                              Preferred Stock                                    Common Stock
Shareholder                    Series A            Series B             Series C           Series A          Series B
----------------           --------------------------------------------------------------------------------------------
Management
----------
Bob Wolff                     $810,000.00                  $0.00              $0.00        $6,000.00              $0.00
Barry Golden                   405,000.00                   0.00               0.00         3,000.00               0.00
John Menghini                2,659,500.00                   0.00               0.00        19,700.00               0.00
Lisa Menghini                  270,000.00                   0.00               0.00         2,000.00               0.00
John Menghini, Jr.             270,000.00                   0.00               0.00         2,000.00               0.00
Michael Menghini               270,000.00                   0.00               0.00         2,000.00               0.00
Bob Shaw                     2,362,500.00                   0.00               0.00        17,500.00               0.00
Andrew Shaw                    270,000.00                   0.00               0.00         2,000.00               0.00
Laura Shaw                     270,000.00                   0.00               0.00         2,000.00               0.00
Stacey Shaw                    270,000.00                   0.00               0.00         2,000.00               0.00
Larry Graveel                1,485,000.00                   0.00               0.00        11,000.00               0.00
Mike Gary                    1,485,000.00                   0.00               0.00         9,000.00               0.00
Michael Gary, Jr.                    0.00                   0.00               0.00         1,000.00               0.00
Matthew Gary                         0.00                   0.00               0.00         1,000.00               0.00
Terry Glenn                    405,000.00                   0.00               0.00         3,000.00               0.00
Kirk Kowelewski                337,500.00                   0.00               0.00         2,500.00               0.00
Mark Schimpf                   337,500.00                   0.00               0.00         2,500.00               0.00
Tony Gagliano                  202,500.00                   0.00               0.00         1,500.00               0.00
Dave Churchman                 202,500.00                   0.00               0.00         1,500.00               0.00
Dave Geenens                   175,500.00                   0.00               0.00         1,300.00               0.00
Steve Arnold                    67,500.00                   0.00               0.00           500.00               0.00
Frank Pikus                    135,000.00                   0.00               0.00         1,000.00               0.00
Jason Krakow                   135,000.00                   0.00               0.00         1,000.00               0.00
Carl Allard                    202,500.00                   0.00               0.00         1,500.00               0.00
Howie Ellis                    168,750.00                   0.00               0.00         1,250.00               0.00
Scott Durham                    67,500.00                   0.00               0.00           500.00               0.00
Tom Martin                      67,500.00                   0.00               0.00           500.00               0.00
John White                      67,500.00                   0.00               0.00           500.00               0.00
Sue Agnitch                     33,750.00                   0.00               0.00           250.00               0.00
Dave Hosier                     33,750.00                   0.00               0.00           250.00               0.00
Jim Keaton                      33,750.00                   0.00               0.00           250.00               0.00
Lee Ann Stevens                      0.00                   0.00               0.00             0.00               0.00
William DiRocco                      0.00                   0.00               0.00             0.00               0.00
Mary Cimpl                           0.00                   0.00               0.00             0.00               0.00
                           --------------------------------------------------------------------------------------------
Total Management           $13,500,000.00                  $0.00              $0.00      $100,000.00             $0.00

JZCC                                $0.00                  $0.00      $1,875,000.00            $0.00         $37,500.00

Leucadia Investors, Inc.            $0.00                  $0.00        $625,000.00            $0.00         $12,500.00

MCIT                                $0.00         $11,000,000.00              $0.00            $0.00         $50,000.00

                           --------------------------------------------------------------------------------------------
Total                      $13,500,000.00         $11,000,000.00      $2,500,000.00      $100,000.00        $100,000.00
                           --------------------------------------------------------------------------------------------


                           -------------------------------------------
                                        Investment Amounts
                           -------------------------------------------

                                 Loans                 Outstanding
Shareholder                     Received                 Loans
----------------           -------------------------------------------
Management
----------
Bob Wolff                           $0.00                  $0.00
Barry Golden                         0.00                   0.00
John Menghini                        0.00                   0.00
Lisa Menghini                        0.00                   0.00
John Menghini, Jr.                   0.00                   0.00
Michael Menghini                     0.00                   0.00
Bob Shaw                             0.00                   0.00
Andrew Shaw                          0.00                   0.00
Laura Shaw                           0.00                   0.00
Stacey Shaw                          0.00                   0.00
Larry Graveel                        0.00                   0.00
Mike Gary                            0.00             988,749.52
Michael Gary, Jr.                    0.00                   0.00
Matthew Gary                         0.00                   0.00
Terry Glenn                          0.00             284,351.73
Kirk Kowelewski                      0.00             222,436.58
Mark Schimpf                         0.00             274,310.51
Tony Gagliano                        0.00              65,734.59
Dave Churchman                       0.00             118,753.01
Dave Geenens                         0.00             126,126.87
Steve Arnold                         0.00             133,943.03
Frank Pikus                    115,600.00                   0.00
Jason Krakow                   100,000.00              35,395.55
Carl Allard                    173,400.00                   0.00
Howie Ellis                    144,500.00                   0.00
Scott Durham                    57,800.00                   0.00
Tom Martin                      57,800.00                   0.00
John White                      57,800.00                   0.00
Sue Agnitch                     28,900.00                   0.00
Dave Hosier                     23,800.00                   0.00
Jim Keaton                      28,900.00                   0.00
Lee Ann Stevens                      0.00             184,403.40
William DiRocco                      0.00             218,373.34
Mary Cimpl                           0.00              33,301.06
                           -------------------------------------------
Total Management              $788,500.00          $2,685,879.19

JZCC                                $0.00                  $0.00

Leucadio Investors, Inc.            $0.00                  $0.00

MCIT                                $0.00                  $0.00

                           -------------------------------------------
Total                         $788,500.00          $2,685,879.19
                           -------------------------------------------

                           Schedule 5.17 - Insurance
                           -------------------------

BORROWER
--------
     None

TARGET (prior to the merger)
----------------------------

     See attached

                                  GSFI, INC.
                         SUMMARY OF INSURANCE POLICIES
                                 FEBRUARY 1997

-------------------------------------------------------------------------------------------------------------
COVERAGE                                COMPANY             NUMBER            EXP DATE                PREMIUM
-------------------------------------------------------------------------------------------------------------

PACKAGE POLICY                        CHUBB GROUP         3530-82-47           7/1/97                 $63,578
 PROPERTY                           GREAT NORTHERN
 BUSINESS INCOME
 CRIME
 INLAND MARINE
 BOILER & MACHINERY
 GENERAL LIABILITY
 EMPLOYEE BENEFIT LIABILITY

EXCESS CRIME POLICY                   CHUBB GROUP         81256209-B           7/1/97                  $2,680
                                        FEDERAL

AUTO POLICY                           CHUBB GROUP         7320-06-62           7/1/97                 $14,573
                                        FEDERAL

EXCESS WORK COMP                 EMPLOYERS REINSURANCE      0564880            7/1/97                 $27,472
                                      CORPORATION

MISC WORK COMP                        CHUBB GROUP         7162-41-41          10/27/97                 $4,126
                                        FEDERAL

INTERNATIONAL COVERAGE                CHUBB GROUP         7322-41-35           7/1/97                  $2,500
                                    GREAT NORTHERN

UMBRELLA                              CHUBB GROUP         7973-90-31           7/1/97                 $17,630
                                        FEDERAL

OCEAN CARGO                             ST PAUL           312JM1013            9/1/97          95/96 $20,453*
                                                                                        *Determined by actual
                                                                                                    shipments


02/27/97

                              WINNING WAYS, INC.
                        WORKERS COMPENSATION INSURANCE

                  NAME OF INSURED-        WINNING WAYS, INC.
                  MONTHLY PREMIUM -       $27,472
                  POLICY # -              0564880
                  INSURER -               EMPLOYERS REINSURANCE CORP.
                  STOP LOSS -             $200,000

                               INSURANCE SUMMARY

                                      FOR

                              WINNING WAYS, INC.

                                Gear for Sports
                                Sports Apparel
                     All a division of Winning Ways, Inc.




                                       Prepared by:

                                       Fred E. Hand
                                       Area Vice President

                                       Carolyn Bradley
                                       Account Manager

                                       Gallagher Woodsmall, Inc.
                                       2345 Grand Boulevard, Suite 800
                                       Kansas City, Missouri 64108

                                       (816) 395-8548

                                       July 1, 1996


                              [LOGO APPEARS HERE]

                             SCHEDULE OF EXHIBITS


                                   PROPERTY

                                BUSINESS INCOME

                                     CRIME

                                 INLAND MARINE

                              BOILER & MACHINERY

                      GENERAL LIABILITY - OCCURRENCE FORM

                          EMPLOYEE BENEFITS LIABILITY

                             AUTOMOBILE LIABILITY

                          AUTOMOBILE PHYSICAL DAMAGE

                             WORKERS' COMPENSATION

                  WORKERS' COMPENSATION (GA, IL, IN, CA, MA)

                            INTERNATIONAL COVERAGE

                              UMBRELLA LIABILITY

                                PREMIUM SUMMARY

                               PAYMENT SCHEDULE

                               ITEMS TO CONSIDER







The insurance coverages outlined in this summary are for illustration purposes only. While every effort has been made to ensure the accuracy of the information presented, all coverages are subject to the actual policy terms, conditions, limitations, and exclusions.

                                BUSINESS INCOME
                                      AND
                                 EXTRA EXPENSE

Coverage:
--------

Business Income provides coverage for actual loss of business income you sustain as a result of necessary suspension of your business caused by direct physical loss to your property by an insured peril. Business income means your net (NET PROFIT OR LOSS) before income taxes to the extent that it would have been earned had there been no loss plus all continuing normal operating expenses, including ordinary payroll, incurred.

The coverage will also pay any extra expenses necessary during "the period of restoration" that would not have been incurred if there had been no interruption of your business to the extent that such extra expense minimizes or avoids the suspension of your business.

LOCATIONS COVERED:   See schedule attached
-----------------

LIMITS:              $18,275,000 - Combined Including EDP BI/EE
------               $250,000 - Contingent Business Income/Worldwide
                     $250,000 - Off Premises Power

COINSURANCE:         Agreed Amount
-----------

CAUSES OF LOSS:      Special Form
--------------

DEDUCTIBLE:          24 hours for Loss caused by:
----------
                     Electrical Arcing
                     Mechanical Breakdown
                     Stream Boiler

                                   PROPERTY


COVERAGE:
--------

Building means the actual building or structure described in the declarations and also includes completed additions; Permanently Installed Fixtures, Machinery and Equipment; Outdoor Fixtures; and Personal Property owned by you that is used to maintain or service the building or structure (including Fire Extinguishing Equipment, Floor Coverings and Appliances).

Personal Property includes Furniture and Fixtures; Machinery and Equipment; "Stock"; Other Personal Property owned by you and used in the business; and your use Interest as Tenant in Improvements and Betterments, which are located in or on the building described in the declarations or in the open within 1,000 feet of the premises.

CAUSES OF LOSS:
--------------

Building and Personal Property Coverage is written on the Chubb Customary form insuring against virtually all Risk of Direct Physical Loss, unless excluded or limited. Coverage includes flood and earthquake.

Personal Property is on a monthly reporting form basis and is adjusted at the end of the Policy term. Incorrect or late reporting can cause problems in adjusting claims. Reports are due the 15th of the month following the reporting period.

LOCATIONS COVERED:
-----------------

LIMIT:  See attached schedule

A.  Building, Contents,                         Blanket Limit  $20,733,500
    Furniture and Fixtures,
    Signs, Personal Property of Others

B.  Stock                                       Blanket Limit  $28,000,000

C.  Flood                                                       $5,000,000

D.  Earthquake                                                  $5,000,000

E.  Unnamed Locations                                             $250,000


COINSURANCE:            Buildings - AA
-----------             Personal Property - 100%

DEDUCTIBLE:             Buildings and Personal Property - $1,000
----------              Flood and Earthquake - $50,000 each occurrence

LOSS ADJUSTMENT:        Replacement Cost on Personal Property
---------------         Agreed Amount on Buildings
                        Manufacturing Selling Price on Finished Goods

                                     CRIME


COVERAGE:
--------

A.   EMPLOYEE DISHONESTY - Covers loss of Money, Securities and other property
     -------------------
     resulting directly from dishonest acts committed by an Employee.(*)


                   Limit               $500,000

                   Deductible          $  1,000


(*)  Includes pension and profit sharing plans

B.   FORGERY OR ALTERATION - Covers loss you sustain through forgery or
     ---------------------
     alteration of checks, drafts and promissory notes.


                   Limit               $250,000

                   Deductible          $  1,000


C.   THEFT, DISAPPEARANCE AND DESTRUCTION
     ------------------------------------

     Section 1 - Premises Coverage - Covers loss of Money and Securities occurring within your premises or within any Banking premises. Includes damage to the premises.


                   Limit               $20,000

                   Deductible          $ 1,000


     Section 2 - Messenger Coverage - Covers loss of Money and Securities occurring outside the Premises while being conveyed by a messenger or any armored motor vehicle company.


                   Limit               $10,000

                   Deductible          $ 1,000


================================================================================
          Notice must be given to Increase limits to $500,000 during month of November to accommodate warehouse sale.
================================================================================

ADDITIONAL INSURED:
------------------

      Winning Ways, Inc. Group Life Health and Disability Insurance Plan,
             Profit-Sharing Retirement Plan of Winning Ways, Inc.,
               Winning Ways, Inc. Profit Sharing and 401(k) Plan

-------------------------------------------------------------------------------------------------------
                                       STATEMENT OF VALUES
-------------------------------------------------------------------------------------------------------
                             16002 West 110th   9700 Commerce Parkway    9950 Lackman
Location                      Lenexa, Kansas        Lenexa, Kansas      Lenexa, Kansas      Total
-------------------------------------------------------------------------------------------------------
Building                        $2,500,000           $10,200,000                            $12,700,000
-------------------------------------------------------------------------------------------------------
Contents                        $2,035,000            $5,900,000            $65,000         $ 8,000,000
-------------------------------------------------------------------------------------------------------
Signs                            Included              Included            Included         $    13,500
-------------------------------------------------------------------------------------------------------
Personal Property of Others      Included              Included            Included         $    20,000
-------------------------------------------------------------------------------------------------------
Inventory                       $4,700,000           $23,250,000            $50,000         $28,000,000
-------------------------------------------------------------------------------------------------------
Business Income                 $3,000,000           $15,025,000           $250,000         $18,275,000
-------------------------------------------------------------------------------------------------------
EDP                          Property  300,000  Property--  $930,000    Property  20,000    $ 1,250,000
                             EE--     Included  EE--        Included    EE--    Included       Included
                             BI--     Included  BI--        Included    BI--    Included       Included
-------------------------------------------------------------------------------------------------------
Accounts Receivable              Included               $300,000                            $   300,000
-------------------------------------------------------------------------------------------------------
Valuable Papers                  Included               $300,000                            $   300,000
-------------------------------------------------------------------------------------------------------

                                 INLAND MARINE

COVERAGE: Ocean Marine (Cargo) Policy

   PERILS INSURED:            All Risk subject to policy exclusions.
   --------------

   LIMITS:                    $2,000,000
   ------

   DEDUCTIBLE:                $50,000 Annual Aggregate
   ----------
                              * Renewal date 9/1/96

   -----------------------------------------------------------------------------
COVERAGE: Transportation

   PERILS INSURED:            All Risk subject to policy exclusion
   --------------

   LIMITS:                    $50,000
   ------                     $5,000 per salesman's vehicle

   DEDUCTIBLE:                $1,000
   ----------

   -----------------------------------------------------------------------------
COVERAGE: Sign

   LOCATIONS COVERED:         9700 Commerce Parkway
   -----------------          16002 West 110th Street

   PERILS INSURED:            Special form
   --------------

   LIMITS:                    Included in Blanket, Bldg., CTS, F&F
   ------

   DEDUCTIBLE:                $1,000
   ----------

                                 INLAND MARINE

COVERAGE:  Electronic Data Processing

        LOCATIONS COVERED:  9700 Commerce Parkway, Lenexa, Kansas
        -----------------
                            16002 West 110th Street, Lenexa, Kansas
                            9950 Lackman, Lenexa, Kansas

        PERILS INSURED:     Special form including mechanical breakdown -
        --------------
                            subject to policy exclusions.

        LIMITS:             Property - $1,250,000
        ------
                            Business Interruption - Included in Business Income
                            Extra Expense - Included in Business Income

        DEDUCTIBLE:         $1,000
        ----------

        ------------------------------------------------------------------------
COVERAGE:  Valuable Papers

        LOCATIONS COVERED:  9700 Commerce Parkway
        -----------------
                            16002 West 110th Street

        PERILS INSURED:     Special form
        --------------

        LIMITS:             $300,000
        ------

        DEDUCTIBLE:         $1,000
        ----------

        ------------------------------------------------------------------------
COVERAGE:  Accounts Receivable

        LOCATIONS COVERED:  9700 Commerce Parkway
        -----------------
                            16002 West 110th Street

        PERILS INSURED:     Special form
        --------------

        LIMITS:             $300,000
        ------

        DEDUCTIBLE:         $500
        ----------

        ------------------------------------------------------------------------

                             BOILER AND MACHINERY


Machinery Insurance provides coverage that is normally excluded in your Property Program, which pertains to your electrical, mechanical, and pressure machinery.

     1.  Loss by explosion of steam boilers and pipes.
     2.  Loss due to mechanical breakdown.
     3.  Loss due to centrifugal force.
     4.  Loss due to electrical arcing.


--------------------------------------------------------------------------------
                              YOUR PROGRAM COVERS
--------------------------------------------------------------------------------
Comprehensive Excluding Ordinary Payroll        Including Production Machines
                                                Description of Objects Covered
--------------------------------------------------------------------------------
Property Damage
  Limit per accident                              Subject to Property Limit
  Deductible                                                1,000
  Expediting Expense                          Included in Business Income Limit
  Additional Expense                          Included in Business Income Limit
  Hazardous Substance Limitation                Included in Pollution Clean-Up
  Ammonia Contamination                         Included in Pollution Clean-Up
  Water Damage                                   Included in Property Limit
--------------------------------------------------------------------------------
Business Interruption and Extra Expense
  Limit of Loss                                      Actual Loss Sustained
  Deductible                                               24 Hours
--------------------------------------------------------------------------------

LOCATIONS COVERED:      9700 Commerce Parkway
-----------------       16002 West 110th Street
                        9950 Lackman Road

                               GENERAL LIABILITY
                               (OCCURRENCE FORM)

COVERAGE:
--------

Liability which the insured becomes legally obligated to pay resulting from Personal Injury, Advertising Liability, Bodily Injury or Property Damage arising out of premises, operations, completed operations or products occurrences. This coverage responds to claims which occur during the policy period.

LIMIT:
-----

         General Aggregate                            $2,000,000
         Products Liability Aggregate                 $2,000,000
         Personal Injury-Advertising Liability        $1,000,000
         Each Occurrence                              $1,000,000
         Premises Medical Payments                       $10,000

INCLUDES THE FOLLOWING COVERAGES:
--------------------------------

        Fire Legal Liability included in the per occurrence
        Blanket Contractual Liability
        Broad Form Property Damage Liability
        Employees as Additional Insureds
        Limited World-Wide Coverage
        Host Liquor Liability
        Vendors Liability (Broad Form)
        Incidental Medical Malpractice Liability
        Non-Owned Water Liability Under 55' in Length
        Automatic Coverage for Newly Acquired Organizations - 90 days Lessor's of Leased Equipment As Insured
        Stop Gap Liability - $500,000

SALES:   $185,000,000
-----

EXCLUSIONS INCLUDE:
------------------

        Breach of Contract
        Personnel Practices
        Nuclear Energy
        Aircraft
        Owned Watercraft
        Product Recall


The coverage is subject to standard policy exclusions, including pollution and asbestos liability.

          The policy premium may be adjusted at the end of the year, based upon an audit of your payroll and/or receipts.

                             AUTOMOBILE LIABILITY


LIMITS:   $1,000,000     Per Accident
          $1,000,000     Uninsured/Underinsured Motorist
          $1,000         Medical Payments on Scheduled Units
          Maximum Personal Injury PROTECTION Limits on Required Units

                            =======================
                                COMPOSITE RATED
                            =======================

COVERAGES:
---------

Owned Auto Liability
This covers your legal liability for Bodily Injury or Property Damage caused by an occurrence and arising from the ownership, maintenance or use of owned automobiles anywhere in the United States, its territories, possessions or Canada. This also insures vehicles operated under a long term lease, where you, the lessee, must provide the primary insurance and the lessor is named as an additional insured.

Hired Auto Liability
This covers you, the named insured and not the lessor, for Bodily Injury or Property Damage caused by an occurrence arising from the use of a hired vehicle. All short term lease agreements automatically come under this coverage.

Non-owned Auto Liability
This covers you, the named insured, for the business use of automobiles directly owned by others, resulting in Bodily Injury or Property Damage caused by an occurrence. This protects you, the employer, if owner doesn't have insurance or his limits are not adequate.

Deletion of Fellow Employee Exclusion for Executive Officers
This covers executive officers for suits brought against them by fellow employees for accidents for which they may be liable. Normally these suits are excluded so that Worker' Compensation is the injured employee's sole remedy. This coverage extension protects and defends your executive officers against law suits from your other employees.

Drive Other Car Coverage
This extends liability coverage to those individuals named in the endorsement for suits arising from claims where they are driving a vehicle lent to them by others where these individuals have no personal automobile insurance coverage. This coverage can be appropriate for those individuals furnished company-owned cars, i.e., executive officers and salesmen.

          Mr. & Mrs. Robert Wolff                 Andrew Wolff

            The coverage is subject to standard policy exclusions.

         The policy premium may be adjustable at the end of the year, based upon an audit of owned vehicles.

                          EMPLOYEE BENEFIT LIABILITY


Employee Benefit Liability protects you against claims made by your employees, families or estates that are the result of errors or omissions of your staff in the administration of your employee benefit programs. The policy applies to claims made during the policy period which occurred on or after the retroactive date.



LIMIT:       $1,000,000                 Each Claim
-----        $1,000,000                 Aggregate




DEDUCTIBLE:           $1,000
----------


RETRO DATE:           July 1, 1994
----------

                             WORKERS' COMPENSATION
             GEORGIA, ILLINOIS, INDIANA, CALIFORNIA, MASSACHUSETTS


COVERAGE:
--------

This policy provides benefits in accordance with State law for employees (including executive officers) injured or killed in accidents arising out of and in course of their employment. Benefits include medical payments, disability and death.

POLICY INCLUDES:
---------------

Other States Coverages:

Except coverage is not available in Ohio, Washington, Nevada, West Virginia, Wyoming, and North Dakota. In these states, coverage must be purchased directly from the State Fund.

Employers' Liability:


          $500,000 Each Person
          $500,000 Disease Each Accident
          $500,000 Disease Each Person

Experience Modification of 1.26

--------------------------------------------------------------------------------
                                   EXPOSURES
--------------------------------------------------------------------------------
      STATE               CLASSIFICATION             CODE          PAYROLL
--------------------------------------------------------------------------------
     Georgia                Salespersons             8742          89,000
                   -------------------------------------------------------------
                              Clerical               8810          10,674
--------------------------------------------------------------------------------
     Illinois               Salespersons             8742          84,000
--------------------------------------------------------------------------------
     Indiana                Salespersons             8742          89,000
                   -------------------------------------------------------------
                              Clerical               8810           1,598
--------------------------------------------------------------------------------
     California             Salespersons             8742          80,000
--------------------------------------------------------------------------------
    Massachusetts           Salespersons             8742          80,000
--------------------------------------------------------------------------------

INSURER:     Chubb
-------

TERM:        October 27, 1995 to 1996
----

            Higher liability limits may be available upon request.

This policy premium is adjustable at the end of the year, based upon a payroll audit.

                          AUTOMOBILE PHYSICAL DAMAGE

COVERAGE:
--------

Comprehensive:

This provides coverage for all owned or long term leased units for damage to the vehicle other than that caused by collision with a $250 deductible.

Collision:

This provides coverage for all owned or long term leased units for Collision or Upset with a $500 deductible.

Hired Car Physical Damage:

       Limit                                    $25,000
       Comprehensive Deductible                    $250
       Collision Deductible                        $500


VEHICLE SCHEDULE:
----------------

    1.   1995 BMW 740i
    2.   1994 Mercedes E320A
    3.   1994 Jeep Grand Cherokee
    4.   1991 Mercedes 300SL
    5.   1994 Toyota 4-Runner
    6.   1995 BMW 740il
    7.   1994 Lexus GS300
    8.   1997 BMW 740i
    9.   1997 BMW 940Cl Coupe
   10.   1991 Saab
   11.   1989 Chevrolet Truck
   12.   1991 International S4700 Truck
   13.   1992 Ford E250 Van

                              -------------------
                                COMPOSITE RATED
                              -------------------



           All Coverages are subject to standard policy exclusions.

         The policy premium may be adjustable at the end of the year, based upon an audit of owned vehicles.

                              UMBRELLA LIABILITY


COVERAGE:  (Umbrella Form)
--------

This policy provides additional liability coverage, over and above the limits provided in the primary liability policies. This provides additional protection against the large, "catastrophic" lawsuit which might exceed primary policy limits. This policy may also provide a measure of protection against certain types of liability exposures not covered in the basic policies, subject to a retention of -0-.


LIMIT OF LIABILITY:  $20,000,000


EXCLUSIONS: (Other than standard policy exclusions)
----------

                  ERISA
                  Pollution and Asbestos
                  Employee Related Practices
                  Care, Custody and Control for Real and Personal Property

                            INTERNATIONAL COVERAGE


INTERNATIONAL GENERAL LIABILITY:
-------------------------------

Coverage protects you for any covered occurrence overseas for premises of products liability regardless of where suit is brought or the number of suits.


LIMIT OF LIABILITY --                                           $1,000,000

AMENDMENTS    Fire Legal                                           $50,000
              Medical Payments            $1,000/Person -- $2,500/Accident


INTERNATIONAL AUTOMOBILE LIABILITY:
----------------------------------

Provides difference in conditions (DIC) and excess coverage for damages and injuries sustained while using, owning, hiring or maintaining vehicles.

Coverage is always excess over any compulsory or voluntary admitted coverage and serves to broaden protection for U.S. and Canadian employees and principals to provide them customary limits and coverage.

Coverage also protects you in the event a lawsuit is brought against your firm in the United States or Canada as a result of an overseas incident.


LIMIT OF LIABILITY --                                           $1,000,000

AMENDMENTS    Medical Payments            $1,000/Person -- $2,500/Accident


FOREIGN VOLUNTARY WORKERS COMPENSATION:
--------------------------------------

Provides primary 24-hour work and travel coverage for U.S. and Canadian employees as well as international employees ("foreign nationals") traveling to or temporarily stationed in countries other than the country to which they are assigned.

There are no exclusions for terrorism, civil war, endemic and epidemic disease and war.

Repatriation expenses are also included automatically (whether or not the sickness, accident or injury is employment-related) to cover the costs of transporting employees elsewhere for medical treatment or funeral services.

Employer's liability coverage protects you against both suit and in the United States and Canada.


LIMIT OF LIABILITY --                                             $100,000

AMENDMENTS    Repatriation                                         $25,000


Employees receive the same state/country of hire benefits while overseas as when they return to U.S. or Canadian soil.

------------------------------------------------------------------------------------------------------------------------------------
                                                         PAYMENT SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                       JUL      AUG      SEP      OCT      NOV      DEC      JAN      FEB     MAR      APR     TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Excess Workers Compensation        $ 27,472                                                                                 $ 27,472
------------------------------------------------------------------------------------------------------------------------------------
Administration Fee                   10,750                                                                                   10,750
------------------------------------------------------------------------------------------------------------------------------------
Assigned Risk Workers Compensation                               3,301*                                                        3,301
------------------------------------------------------------------------------------------------------------------------------------
Package                              16,783    5,200    5,200    5,200    5,200    5,200    5,200    5,200   5,200    5,200   63,583
------------------------------------------------------------------------------------------------------------------------------------
Auto                                  3,773    1,200    1,200    1,200    1,200    1,200    1,200    1,200   1,200    1,200   14,573
------------------------------------------------------------------------------------------------------------------------------------
Excess Crime                          2,680                                                                                    2,680
------------------------------------------------------------------------------------------------------------------------------------
International                         2,500                                                                                    2,500
------------------------------------------------------------------------------------------------------------------------------------
Umbrella                              4,490    1,460    1,460    1,460    1,460    1,460    1,460    1,460   1,460    1,460   17,630
------------------------------------------------------------------------------------------------------------------------------------
Total                               $68,448   $7,860   $7,860  $11,161   $7,860   $7,860   $7,860   $7,860  $7,860   $7,860 $142,489
------------------------------------------------------------------------------------------------------------------------------------

* October 27, 1995/1996

--------------------------------------------------------------------------------
                                PREMIUM SUMMARY
--------------------------------------------------------------------------------
                                                        95/96          96/97
--------------------------------------------------------------------------------
PROPERTY                                              $49,150         $47,950
--------------------------------------------------------------------------------
BUSINESS INCOME                                       Included        Included
--------------------------------------------------------------------------------
EXCESS CRIME                                            2,680           2,680
--------------------------------------------------------------------------------
INLAND MARINE                                         Included        Included
--------------------------------------------------------------------------------
BOILER AND MACHINERY                                  Included        Included
--------------------------------------------------------------------------------
GENERAL LIABILITY                                      13,939          15,633
--------------------------------------------------------------------------------
EMPLOYEE BENEFIT LIABILITY                            Included        Included
--------------------------------------------------------------------------------
AUTOMOBILE COVERAGES                                   15,078          14,573
--------------------------------------------------------------------------------
UMBRELLA LIABILITY                                     17,500          17,630
--------------------------------------------------------------------------------
                                      SUBTOTAL         98,347          98,466
--------------------------------------------------------------------------------
INTERNATIONAL COVERAGE                                  N/A             2,500
--------------------------------------------------------------------------------
GEORGIA, ILLINOIS, INDIANA WORKERS' COMPENSATION*       3,301           3,301
--------------------------------------------------------------------------------
EXCESS WORKERS' COMPENSATION                           27,472          27,472
--------------------------------------------------------------------------------
ADMINISTRATION FEES                                     9,000          10,750
--------------------------------------------------------------------------------
                                         TOTAL       $138,120        $142,489
--------------------------------------------------------------------------------

*October 27, 1995/1996

The Chubb premium for 1996-97 is virtually unchanged from the 1995-96 premium. However, the 1996-97 premium includes $3,600,000 more in inventory and $20,000,000 more in revenue which should have made the premium $3,058 higher representing slightly more than a 3% savings.
--------------------------------------------------------------------------------

                       INSURANCE COMPANY RATING SUMMARY

                         Insured:  Winning Ways, Inc.

Woodsmall Risk Services recommends coverage be placed with insurance companies carrying a "Best Rating" of A- VI or higher. We suggest this because the future financial ability or inability of insurance companies to either pay their claims, or refund any return premium in the event the policy is canceled cannot be guaranteed.

A rating of A- VI or higher represents companies rated "excellent" with a minimum Policyholder Surplus of $25,000,000. "Best Ratings" are published by A.M. Best Company, Inc. of Oldwick, New Jersey, an insurance industry rating organization which evaluates companies as to their performance and financial strength.

The insurance companies quoting and/or writing your coverages are listed below with their current "Best Ruling."


              --------------------------------------------------
                       COMPANY            BEST RATING
              --------------------------------------------------
                        Chubb             A + + XIV
              --------------------------------------------------
                       St. Paul            A + XIV
              --------------------------------------------------

                               ITEMS TO CONSIDER


1.  Higher Limits on Valuable Papers                            Declined


2.  Fine Arts                                                   Declined


3.  Fiduciary Liability                                         Declined


4.  Directors and Officers Liability                            Declined


5.  Employee Practice Liability                                 Declined


6.  Higher Limits -- Excess Crime Coverage

      Employee Theft
      Depositors Forgery                                      $1,000,000

      Money and Securities
      Premises and Transit                                      $250,000

      Deducible                                                  $10,000

      Additional Premium                                          $2,270

                    Schedule 5.18 - Contingent Obligations
                    --------------------------------------

                               See Schedule 5.7
                                   ------------

                     Schedule 5.21 - Environmental Matters
                     -------------------------------------

1.   Section 5.21 (a) (ii) - Borrower does not have any permits issued by either
     ---------------------
the State of Kansas of the United States under the Clean Air Act.

2.   Section 5.21 (a) (iv) - There is a registered underground storage tank used
     ---------------------
by Borrower on the Commerce Parkway Property.

3.   Section 5.21 (v) - See item no. 2 and item no. 3 on Schedule 1.1.1.
     ----------------                                    --------------

     Schedule 5.19 - Labor Matters; Compensation Agreements
     ------------------------------------------------------

1.  Profit Sharing & 401(k) Plan

2.  Group Medical Plan

3.  Employee Assistance Program

4.  Dental Care Plan

5.  Group Term Life Insurance

6.  Group Long Term Disability Income Insurance Plan

7.  Cafeteria Plan

8.  Tuition Reimbursement Plan

                      Schedule 6.3(H) - Transactions with
                      -----------------------------------
                          Shareholders and Affiliates
                          ---------------------------

1. Tax Sharing Agreement, dated the date hereof, by and between Holdings and Borrower.

2. Management Consulting Agreement, dated the date hereof, by and between, Holdings and TJC Management Corporation.

3. Noncompetition Agreement, dated as of the date hereof, by and between Robert Wolff and the Borrower.

4. Revolving Promissory Note, dated as of August 12, 1996, in the principal amount of $150,000 issued to Borrower by Kansas Custom Embroidery.

5. Revolving Promissory Note, dated as of August 12, 1996, in the principal amount of $700,000 issued to Borrower by Impact Design, Inc.

6. Employment Agreement, dated the date hereof, by and between Robert Wolff and Borrower.

7. Embroidery Design Sourcing Partner Agreement, dated on or about July, 1996, by and between Borrower, as successor to Target, and Kansas Custom Embroidery.

8. Embroidery Design Sourcing Partner Agreement, dated on or about July, 1996, by and between Borrower, as successor to Target, and Impact Design.

9.  See item no. 4 of Schedule 1.1.1.
                      --------------

10. Intercompany Consulting Agreement by and between Borrower and its Restricted Subsidiaries.

11. MCIT PLC Purchase Agreement, dated as of the date hereof, by and between MCIT PLC and Holdings.